                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-104283


The information in this prospectus is not complete and may be changed. These securities described may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This prospectus supplement and prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED JULY 9, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 9, 2004)


                           $846,688,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2004-TOP15
                                    AS ISSUER

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            AS MORTGAGE LOAN SELLERS

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-TOP15
                                ----------------

     The depositor is offering selected classes of its Series 2004-TOP15 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 119 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2004-TOP15 Certificates are not obligations of the depositor, the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

                                ----------------

     Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-31 of this prospectus supplement and page 9 of the prospectus.

                                ----------------
           Characteristics of the certificates offered to you include:

                                          INITIAL       PASS-THROUGH
               APPROXIMATE INITIAL     PASS-THROUGH         RATE           RATINGS
   CLASS       CERTIFICATE BALANCE         RATE         DESCRIPTION     (MOODY'S/S&P)
-----------   ---------------------   --------------   -------------   --------------
Class A-1          $103,000,000             %              Fixed           Aaa/AAA
Class A-2          $120,000,000             %              Fixed           Aaa/AAA
Class A-3          $122,000,000             %              Fixed           Aaa/AAA
Class A-4          $450,441,000             %               WAC            Aaa/AAA
Class B            $ 22,282,000             %               WAC            Aa2/AA
Class C            $ 23,395,000             %               WAC             A2/A
Class D            $  5,570,000             %               WAC             A3/A-

                               ----------------

        The certificate balances are approximate and on the closing date may vary by up to 5%.

                               ----------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to
deliver the certificates to purchasers on or about July   , 2004. The depositor
expects to receive from this offering approximately $    , plus accrued interest
from the cut-off date, before deducting expenses payable by the depositor.

                               ----------------

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

                                 July   , 2004

                         MORGAN STANLEY CAPITAL I INC.
        Commercial Mortgage Pass-Through Certificates, Series 2004-TOP15
                      Geographic Overview of Mortgage Pool

ALASKA
1 property
$1,895,936
0.2% of total

OREGON
3 properties
$13,593,989
1.5% of total

NEVADA
2 properties
$8,905,799
1.0% of total

NORTHERN CALIFORNIA
21 properties
$118,890,386
13.3% of total

SOUTHERN CALIFORNIA
23 properties
$129,288,587
14.5% of total

ARIZONA
1 property
$2,588,117
0.3% of total

COLORADO
1 property
$897,152
0.1% of total

NEW MEXICO
2 properties
$21,995,869
2.5% of total

TEXAS
5 properties
$19,157,690
2.1% of total

LOUISIANA
2 properties
$19,919,623
2.2% of total

TENNESSEE
1 property
$1,900,000
0.2% of total

FLORIDA
9 properties
$37,835,476
4.2% of total

WASHINGTON
4 properties
$17,613,100
2.0% of total

MONTANA
1 property
$1,761,521
0.2% of total

MINNESOTA
3 properties
$10,920,025
1.2% of total

WISCONSIN
3 properties
$16,007,254
1.8% of total

ILLINOIS
6 properties
$68,072,143
7.6% of total

INDIANA
1 property
$3,290,000
0.4% of total

MICHIGAN
1 property
$995,801
0.1% of total

PENNSYLVANIA
8 properties
$54,351,808
6.1% of total

OHIO
3 properties
$15,351,131
1.7% of total

NEW YORK
9 properties
$150,731,248
16.9% of total

MASSACHUSETTS
1 property
$5,784,191
0.6% of total

MAINE
1 property
$15,683,421
1.8% of total

CONNECTICUT
1 property
$4,401,429
0.5% of total

NEW JERSEY
7 properties
$33,655,579
3.8% of total

DISTRICT OF COLUMBIA
3 properties
$22,998,503
2.6% of total

MARYLAND
5 properties
$34,334,640
3.9% of total

VIRGINIA
4 properties
$22,731,065
2.6% of total

NORTH CAROLINA
2 properties
$9,675,000
1.1% of total

SOUTH CAROLINA
3 properties
$13,541,136
1.5% of total

GEORGIA
1 property
$4,994,037
0.6% of total

VIRGIN ISLANDS
1 property
$7,489,719
0.8% of total


[ ] (less than) 1.0% of Cut-Off Date Balance

[ ] 1.0% - 5.0% of Cut-Off Date Balance

[ ] 5.1% - 10.0% of Cut-Off Date Balance

[ ] (greater than) 10.0% of Cut-Off Date Balance

[GRACE BUILDING         [AT&T CORPORATE CENTER         [CITYSPIRE CENTER
PICTURE OMITTED]           PICTURE OMITTED]             PICTURE OMITTED]

GRACE BUILDING,         GIC OFFICE PORTFOLIO -        GIC OFFICE PORTFOLIO -
 New York, NY           AT&T CORPORATE CENTER,          CITYSPIRE CENTER,
                             Chicago, IL                   New York, NY




                                                  [BAYTOWNE SHOPPES & SQUARE
                                                        PICTURE OMITTED]

                                                  INLAND MIDWEST PORTFOLIO -
                                                  BAYTOWNE SHOPPES & SQUARE,
                                                  Champaign, IL




[VILLAGE AT NEWTOWN                                   [RIVERPLACE CENTER
 PICTURE OMITTED]                                      PICTURE OMITTED]

VILLAGE AT NEWTOWN,                               INLAND MIDWEST PORTFOLIO -
Newtown Township, PA                                  RIVERPLACE CENTER,
                                                       Noblesville, IN




    [EASTLAKE TERRACES,                                [EASTLAKE TERRACES,
      PICTURE OMITTED]                                  PICTURE OMITTED]

EASTLAKE TERRACES PORTFOLIO -                     EASTLAKE TERRACES PORTFOLIO -
EASTLAKE TERRACES,                                EASTLAKE TERRACES,
Chula Vista, CA                                   Chula Vista, CA

                                                       [PAVILIONS APARTMENTS
                                                          PICTURE OMITTED]

                                                        PAVILIONS APARTMENTS,
                                                           Albuquerque, NM




       [THE WALKER BUILDING
         PICTURE OMITTED]

1707 H STREET & THE WALKER BUILDING -
THE WALKER BUILDING,
Washington, DC





[THIRD STREET PROMENADE                              [PORT SACRAMENTO INDUSTRIAL
    PICTURE OMITTED]                                       PICTURE OMITTED]

THIRD & MAIN PORTFOLIO -                             PORT SACRAMENTO INDUSTRIAL,
THIRD STREET PROMENADE,                                  West Sacramento, CA
   Santa Monica, CA



                      [FREEPORT CROSSINGS PICTURE OMITTED]

                        FREEPORT CROSSINGS, Freeport, ME

The pass-through rates on the Class A-1 and Class A-2 Certificates will be fixed at the respective per annum rates set forth on the cover. The Class A-3, Class A-4, Class B, Class C and Class D Certificates will accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The initial pass-through rates set forth on the cover for the Class A-3, Class A-4, Class B, Class C and Class D Certificates are approximate. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2004-TOP15 Certificates are not obligations of the depositor or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.

                         ------------------------------

     We will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                         ------------------------------

     Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
     SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS..............................S-3
NOTICE TO RESIDENTS OF THE UNITED KINGDOM....................................S-3
Executive Summary............................................................S-6
Summary of Prospectus Supplement.............................................S-7
     What You Will Own.......................................................S-7
     Relevant Parties and Dates..............................................S-7
     Offered Certificates....................................................S-9
     Information About the Mortgage Pool....................................S-18
     Additional Aspects of Certificates.....................................S-27
Risk Factors................................................................S-31
Description of the Offered Certificates.....................................S-67
     General................................................................S-67
     Certificate Balances...................................................S-68
     Pass-Through Rates.....................................................S-70
     Distributions..........................................................S-72
     Optional Termination...................................................S-78
     Advances...............................................................S-79
     Reports to Certificateholders; Available Information...................S-82
     Example of Distributions...............................................S-85
     The Trustee and the Fiscal Agent.......................................S-86
     The Paying Agent, Certificate Registrar and Authenticating Agent.......S-86
     Expected Final Distribution Date; Rated Final Distribution Date........S-87
     Amendments to the Pooling and Servicing Agreement......................S-87
Yield, Prepayment and Maturity Considerations...............................S-88
     General................................................................S-88
     Pass-Through Rates.....................................................S-89
     Rate and Timing of Principal Payments..................................S-89
     Unpaid Distributable Certificate Interest..............................S-90
     Losses and Shortfalls..................................................S-90
     Relevant Factors.......................................................S-91
     Weighted Average Life..................................................S-91
Description of the Mortgage Pool............................................S-95
     General................................................................S-95
     Material Terms and Characteristics of the Mortgage Loans...............S-95
     The Grace Building Pari Passu Loan....................................S-100
     The GIC Office Portfolio Pari Passu Loan..............................S-102
     Assessments of Property Value and Condition...........................S-106
     Environmental Insurance...............................................S-107
     Additional Mortgage Loan Information..................................S-108
     Standard Hazard Insurance.............................................S-110
     The Sellers...........................................................S-111
     Sale of the Mortgage Loans............................................S-112
     Representations and Warranties........................................S-112
     Repurchases and Other Remedies........................................S-114
     Changes In Mortgage Pool Characteristics..............................S-115
     Mortgage Electronic Registration Systems..............................S-115
Servicing of the Mortgage Loans............................................S-115
     General...............................................................S-115
     Servicing of the Grace Building Loan Group and
          the GIC Office Portfolio Loan Group..............................S-118
     The Master Servicer and Special Servicer..............................S-125
     The Master Servicer...................................................S-126
     Events of Default.....................................................S-126
     The Special Servicer..................................................S-127
     The Operating Adviser.................................................S-129
     Mortgage Loan Modifications...........................................S-130
     Sale of Defaulted Mortgage Loans......................................S-131
     Foreclosures..........................................................S-131
Material Federal Income Tax Consequences...................................S-132
     General...............................................................S-133
     Original Issue Discount and Premium...................................S-134
     Prepayment Premiums and Yield Maintenance Charges.....................S-135
     Additional Considerations.............................................S-135
Legal Aspects of Mortgage Loans............................................S-135
     California............................................................S-135
ERISA Considerations.......................................................S-136
     Plan Assets...........................................................S-136
     Special Exemption Applicable to the Offered Certificates..............S-137
     Insurance Company General Accounts....................................S-138
     General Investment Considerations.....................................S-139
Legal Investment...........................................................S-139
Use of Proceeds............................................................S-139
Plan of Distribution.......................................................S-140
Legal Matters..............................................................S-141
Ratings....................................................................S-142
Glossary of Terms..........................................................S-143
APPENDIX I - Mortgage Pool
     Information (Tables)....................................................I-1
APPENDIX II - Certain Characteristics
     of the Mortgage Loans..................................................II-1
APPENDIX III - Significant
     Loan Summaries........................................................III-1
APPENDIX IV - Term Sheet.....................................................T-1
APPENDIX V - Form of Statement to
     Certificateholders......................................................V-1
SCHEDULE A - Rates Used in Determination
     of Class X Pass-Through Rates...........................................A-1

                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

----------------------------------------------------------------------------------------------------------------------
                                APPROXIMATE    APPROXIMATE                      APPROXIMATE
                                  INITIAL         INITIAL                        PERCENT OF     WEIGHTED     PRINCIPAL
 APPROXIMATE                    CERTIFICATE    PASS-THROUGH       RATINGS          TOTAL         AVERAGE      WINDOW
CREDIT SUPPORT     CLASS          BALANCE          RATE        (MOODY'S/S&P)    CERTIFICATES   LIFE (YRS.)   (MONTHS)
----------------------------------------------------------------------------------------------------------------------
   10.750%      CLASS A-1      $103,000,000           %           Aaa/AAA          11.56%         3.50         1-58
----------------------------------------------------------------------------------------------------------------------
   10.750%      CLASS A-2      $120,000,000           %           Aaa/AAA          13.46%         5.70        58-83
----------------------------------------------------------------------------------------------------------------------
   10.750%      CLASS A-3      $122,000,000           %           Aaa/AAA          13.69%         7.76        83-111
----------------------------------------------------------------------------------------------------------------------
   10.750%      CLASS A-4      $450,441,000           %           Aaa/AAA          50.54%         9.77       111-120
----------------------------------------------------------------------------------------------------------------------
   8.250%       CLASS B        $ 22,282,000           %           Aa2/AA           2.50%          9.96       120-120
----------------------------------------------------------------------------------------------------------------------
   5.625%       CLASS C        $ 23,395,000           %            A2/A            2.62%         10.39       120-131
----------------------------------------------------------------------------------------------------------------------
   5.000%       CLASS D        $  5,570,000           %            A3/A-           0.62%         11.32       131-142
----------------------------------------------------------------------------------------------------------------------
   4.000%       CLASS E        $  8,913,000           %          Baa1/BBB+          1.00%        12.00       142-151
----------------------------------------------------------------------------------------------------------------------
   3.250%       CLASS F        $ 6,684,000            %          Baa2/BBB           0.75%        13.10       151-164
----------------------------------------------------------------------------------------------------------------------
   2.250%       CLASS G        $ 8,913,000            %          Baa3/BBB-          1.00%        14.27       164-179
----------------------------------------------------------------------------------------------------------------------
__________      CLASSES H-O    ___________        _______        _________        ________      ________     ________
----------------------------------------------------------------------------------------------------------------------
__________      CLASS X-1      ___________        _______         Aaa/AAA         ________      ________     ________
----------------------------------------------------------------------------------------------------------------------
__________      CLASS X-2      ___________        _______         Aaa/AAA         ________      ________     ________
----------------------------------------------------------------------------------------------------------------------


o The notional amount of the Class X-1 Certificates initially will be $891,251,375 and the notional amount of the Class X-2 Certificates initially will be $851,803,000.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1 and Class A-2 Certificates presented in the table are fixed at their respective per annum rates set forth above. The Class A-3, Class A-4, Class B, Class C and Class D Certificates will accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans; (iii) payment in full on the stated maturity date of each mortgage loan and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o Each Class X Certificate is an investment unit consisting of multiple REMIC regular interests.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

      [ ]  Offered certificates.

      [ ]  Certificates not offered pursuant to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN


GENERAL.........................  Your certificates (along with the privately offered certificates) will represent
                                  beneficial interests in a trust created by us on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 119 mortgage loans secured by first mortgage liens on 139 commercial, manufactured housing community and multifamily properties.

TITLE OF CERTIFICATES...........  Commercial Mortgage Pass-Through Certificates,
                                  Series 2004-TOP15.

MORTGAGE POOL...................  The mortgage pool consists of 119 mortgage loans with an aggregate principal balance of all mortgage loans as of July 1, 2004, of approximately $891,251,375, which may vary on the closing date by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                  As of July 1, 2004, the balances of the
                                  mortgage loans in the mortgage pool ranged from approximately $897,152 to approximately $117,000,000 and the mortgage loans had an approximate average balance of $7,489,507.


                           RELEVANT PARTIES AND DATES

ISSUER..........................  Morgan Stanley Capital I Trust 2004-TOP15.

DEPOSITOR.......................  Morgan Stanley Capital I Inc.

MASTER SERVICER.................  Wells Fargo Bank, National Association.


SPECIAL SERVICER................  ARCap Servicing, Inc.

PRIMARY SERVICER................  Principal Global Investors, LLC with respect to those mortgage loans sold to the trust by Principal Commercial Funding, LLC. In addition, Wells Fargo Bank, National Association will act as primary servicer with respect to those mortgage loans sold to the trust by Morgan Stanley Mortgage Capital Inc., Bear Stearns Commercial Mortgage, Inc., and Wells Fargo Bank, National Association.

TRUSTEE.........................  LaSalle Bank National Association, a national banking association.

FISCAL AGENT....................  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.

PAYING AGENT....................  Wells Fargo Bank, National Association, which will also act as the certificate registrar.
                                  See "Description of the Offered
                                  Certificates--The

                                  Paying Agent, Certificate Registrar and
                                  Authenticating Agent" in this prospectus supplement.

OPERATING ADVISER...............  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement. The initial operating adviser will be ARCap CMBS Fund II REIT, Inc.

SELLERS.........................  Bear Stearns Commercial Mortgage, Inc., as to
                                  27 mortgage loans, representing 27.7% of the initial outstanding pool balance.

                                  Morgan Stanley Mortgage Capital Inc., as to 22 mortgage loans, representing 26.3% of the initial outstanding pool balance.*

                                  Wells Fargo Bank, National Association, as to 42 mortgage loans, representing 16.9% of the initial outstanding pool balance.

                                  Principal Commercial Funding, LLC, as to 27 mortgage loans, representing 16.0% of the initial outstanding pool balance.

                                  *The Grace Building Pari Passu Loan,
                                  representing 13.1% of the initial outstanding pool balance, is comprised of two notes (Note A-3 and Note A-4, respectively). Morgan Stanley Mortgage Capital Inc. originated the loan and sold Note A-4 to Wells Fargo Bank, National Association. Both Note A-3 and Note A-4 will be included in the Trust. See "Description of the Mortgage Pool--The Grace Building Pari Passu Loan."

UNDERWRITERS....................  Morgan Stanley & Co. Incorporated, Bear,
                                  Stearns & Co. Inc., Goldman, Sachs & Co. and
                                  Wells Fargo Brokerage Services, LLC.

CUT-OFF DATE....................  July 1, 2004. For purposes of the information contained in this prospectus supplement
                                  (including the appendices to this prospectus supplement), scheduled payments due in July 2004 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on July 1, 2004, not the actual day on which such scheduled payments were due.

CLOSING DATE....................  On or about July __, 2004.

DISTRIBUTION DATE...............  The 13th day of each month, or, if such 13th day is not a business day, the business day immediately following such 13th day, commencing in August 2004.

RECORD DATE.....................  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

EXPECTED FINAL DISTRIBUTION       ----------------------------------------------
   DATES........................    Class A-1        May 13, 2009
                                  ----------------------------------------------
                                    Class A-2        June 13, 2011
                                  ----------------------------------------------
                                    Class A-3        October 13, 2013
                                  ----------------------------------------------
                                    Class A-4        July 13, 2014
                                  ----------------------------------------------
                                     Class B         July 13, 2014
                                  ----------------------------------------------
                                     Class C         June 13, 2015
                                  ----------------------------------------------
                                     Class D         May 13, 2016
                                  ----------------------------------------------

                                  The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates.


RATED FINAL DISTRIBUTION DATE...  As to each class of certificates, the distribution date in June, 2041.


                              OFFERED CERTIFICATES

GENERAL.........................  We are offering the following seven (7)
                                  classes of our Series 2004-TOP15 Commercial
                                  Mortgage Pass-Through Certificates:

                                  o  Class A-l

                                  o  Class A-2

                                  o  Class A-3

                                  o  Class A-4

                                  o  Class B

                                  o  Class C

                                  o  Class D

                                  The entire series will consist of a total of twenty-two (22) classes, the following fifteen
                                  (15) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE.............  Your certificates will have the approximate aggregate initial certificate balance
                                  presented in the chart below and this balance below may vary by up to 5% on the closing date:

                                  ----------------------------------------------
                                  Class A-1     $103,000,000 Certificate Balance
                                  ----------------------------------------------
                                  Class A-2     $120,000,000 Certificate Balance
                                  ----------------------------------------------
                                  Class A-3     $122,000,000 Certificate Balance
                                  ----------------------------------------------
                                  Class A-4     $450,441,000 Certificate Balance
                                  ----------------------------------------------
                                  Class B       $ 22,282,000 Certificate Balance
                                  ----------------------------------------------
                                  Class C       $ 23,395,000 Certificate Balance
                                  ----------------------------------------------
                                  Class D       $  5,570,000 Certificate Balance
                                  ----------------------------------------------

                                  The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to the certificate balance of that class.

                                  The Class X-1 Certificates and the Class X-2
                                  Certificates, which are private certificates, will not have certificate balances; each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time.

                                  The notional amount of the Class X-2
                                  Certificates will equal:

                                  o  during the period from the closing date
                                     through and including the distribution date occurring in January 2006, the sum of (a) the lesser of $74,693,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2006 through and including the distribution date occurring in January 2007, the sum of (a) the lesser of $31,561,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time,
                                     (b) the aggregate of the certificate
                                     balances of the Class A-2, Class A-3, Class
                                     A-4, Class B, Class C, Class D, Class E and
                                     Class F Certificates outstanding from time to time and (c) the lesser of $2,972,000 and the certificate balance of the Class G Certificates outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2007 through and including the distribution date occurring in January 2008, the sum of (a) the lesser of $110,074,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-3, Class A-4, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $1,784,000 and the certificate balance of the Class E Certificates outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2008 through and including the distribution date occurring in January 2009, the sum of (a) the lesser of $70,284,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time,
                                     (b) the aggregate of the certificate
                                     balances of the Class A-3, Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $15,176,000 and the certificate balance of the Class C Certificates outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2009 through and including the distribution date occurring in January 2010, the sum of (a) the lesser of $81,253,000 and the certificate balance of the Class A-3 Certificates outstanding from time to time,
                                     (b) the aggregate of the certificate
                                     balances of the Class A-4 and Class B
                                     Certificates outstanding from time to time and (c) the lesser of $1,784,000 and the certificate balance of the Class C Certificates outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2010 through and including the distribution date occurring in January 2011, the sum of (a) the lesser of $28,617,000 and the certificate balance of the Class A-3 Certificates outstanding from time to time,
                                     (b) the certificate balance of the Class
                                     A-4 Certificates outstanding from time to time and (c) the lesser of $12,261,000 and the certificate balance of the Class B Certificates outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2011 through and including the distribution date occurring in January 2012, the sum of (a) the lesser of $409,729,000 and the certificate balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $2,144,000 and the certificate balance of the Class B Certificates outstanding from time to time;

                                  o  during the period following the
                                     distribution date occurring in January 2012 through and including the distribution date occurring in July 2012, the lesser of $382,582,000 and the certificate balance of the Class A-4 Certificates outstanding from time to time; and

                                  o following the distribution date occurring in July 2012, $0.

                                  Accordingly, the notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to the certificate balance of, any class of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to the certificate balance of any component and any class of Certificates included in the calculation of the notional amount for the Class X-2 Certificates on such distribution date, as described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in July 2012.

PASS-THROUGH RATES..............  Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the initial pass-through rates for each class of offered certificates:

                                  ----------------------------------------------
                                    Class A-1                   ___% (Fixed)
                                  ----------------------------------------------
                                    Class A-2                   ___% (Fixed)
                                  ----------------------------------------------
                                    Class A-3                   ___% (Fixed)
                                  ----------------------------------------------
                                    Class A-4                   ___% (WAC)
                                  ----------------------------------------------
                                    Class B                     ___% (WAC)
                                  ----------------------------------------------
                                    Class C                     ___% (WAC)
                                  ----------------------------------------------
                                    Class D                     ___% (WAC)
                                  ----------------------------------------------

                                  Interest on your certificates will be
                                  calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                  The pass-through rates for the Class A-1 and Class A-2 Certificates presented in the table are fixed at their respective per annum rates set forth above. The Class A-3, Class A-4, Class B, Class C and Class D Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The initial pass-through rates shown above for the Class A-3, Class A-4, Class B, Class C and Class D Certificates are approximate.

                                  The weighted average net mortgage rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate, and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month.

                                  The pass-through rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately ___% per annum.

                                  The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance Certificates. In general, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before July 2012, on any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related distribution date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                  o if such particular component consists of the entire certificate balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire certificate balance (or that designated portion) also constitutes a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the greater of
                                     (i) the rate per annum corresponding to
                                     such distribution date as set forth on
                                     Schedule A attached to this prospectus
                                     supplement and (ii) the pass-through rate for such distribution date for such class of Principal Balance Certificates; and

                                  o if such particular component consists of the entire certificate balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire certificate balance (or that designated portion) does not also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of

                                     (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates.

                                  For any distribution date occurring after July 2012, the certificate balance of each class of Principal Balance Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

                                  The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately ___% per annum. The pass-through rate applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in July 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Principal Balance Certificates. If all or a designated portion of the certificate balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion of it) will represent one or more separate components of the total notional amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring in or before July 2012, on any particular component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                  o  the lesser of (a) the rate per annum
                                     corresponding to such distribution date as set forth on Schedule A attached to this prospectus supplement and (b) the weighted average net mortgage rate for such distribution date, over

                                  o the pass-through rate for such distribution date for the class of Principal Balance Certificates whose certificate balance, or a designated portion of it, comprises such component.

                                  Under no circumstances will any Class X-2
                                  Strip Rate be less than zero.

                                  The Pass-Through Rate applicable to the Class E, Class F and Class G Certificates will, at all times, be equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The pass-through rate applicable to the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, be a per annum rate equal to the lesser of ___% and the weighted average net mortgage rate.

DISTRIBUTIONS

  A. AMOUNT AND ORDER
       OF DISTRIBUTIONS.........  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                      Step l/Class A and Class X: To interest on
                                  Classes A-1, A-2, A-3, A-4, X-1 and X-2, pro rata, in accordance with their interest entitlements.

                                      Step 2/Class A: To the extent of amounts
                                  then required to be distributed as principal,
                                  (i) first, to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero, (ii) second, to the Class A-2 Certificates, until the Class A-2 Certificates are reduced to zero, (iii) third, to the Class A-3 Certificates, until the Class A-3 Certificates are reduced to zero and (iv) fourth, to the Class A-4 Certificates, until the Class A-4 Certificates are reduced to zero. If the principal amount of each class of certificates other than Classes A-1, A-2, A-3 and A-4 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes A-1, A-2, A-3 and A-4, pro rata.

                                      Step 3/Class A and Class X: To reimburse
                                  Classes A-1, A-2, A-3 and A-4 and, in respect of interest only, Classes X-1 and X-2, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                      Step 4/Class B: To Class B as follows: (a)
                                  to interest on Class B in the amount of its interest entitlement; (b) to the extent of amounts required to be distributed as principal, to principal on Class B in the amount of its principal entitlement until its principal balance is reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans that were previously borne by that class, together with interest at the applicable pass-through rate.

                                      Step 5/Class C: To Class C in a manner
                                  analogous to the Class B allocations of
                                  Step 4.

                                      Step 6/Class D: To Class D in a manner
                                  analogous to the Class B allocations of Step
                                  4.

                                      Step 7/Subordinate Private Certificates:
                                  To these certificates in the amounts and order of priority described in this prospectus supplement.

                                  Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered
                                  Certificates-Distributions" in this prospectus supplement.

  B. INTEREST AND
       PRINCIPAL ENTITLEMENTS...  A description of the interest entitlement payable to each Class can be found in
                                  "Description of the Offered
                                  Certificates--Distributions" in this
                                  prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of the master servicer, the special servicer, the trustee and the fiscal agent to reimbursement for payment of nonrecoverable advances will be prior to your right to receive distributions of principal or interest.

                                  The Class X Certificates will not be entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                                  o  the principal portion of all scheduled
                                     payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the Pooling and Servicing Agreement) during the related collection period;

                                  o all principal prepayments and the principal portion of balloon payments received during the related collection period;

                                  o the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned"; and

                                  o  the principal portion of proceeds of
                                     mortgage loan repurchases received during the related collection period,

                                  subject, however, to the adjustments described herein. See the definition of "Principal Distribution Amount" in the "Glossary of Terms."

  C. PREPAYMENT
       PREMIUMS/YIELD
       MAINTENANCE CHARGES......  The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

  A. GENERAL....................  The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order.

                                         ------------------------------
                                             Class A-l, Class A-2,
                                             Class A-3, Class A-4,
                                                Class X-1* and
                                                  Class X-2*
                                         ------------------------------

                                         ------------------------------
                                                    Class B
                                         ------------------------------

                                         ------------------------------
                                                    Class C
                                         ------------------------------

                                         ------------------------------
                                                    Class D
                                         ------------------------------

                                         ------------------------------
                                                  Classes E-O
                                         ------------------------------

                                  NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                  AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                  CERTIFICATES.

                                  *Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-1 or Class X-2 Certificates. However, any loan losses will reduce the notional amount of the Class X-1 Certificates and loan losses allocated to any component and any class of Certificates included in the calculation of the notional amount for the Class X-2 Certificates will reduce the notional amount of the Class X-2 Certificates.

  B. SHORTFALLS IN
       AVAILABLE FUNDS..........  Shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

                                  o  shortfalls resulting from compensation
                                     which the special servicer is entitled to receive;

                                  o  shortfalls resulting from interest on
                                     advances made by the master servicer, the trustee or the fiscal agent, to the extent not covered by default interest and late payment charges paid by the borrower; and

                                  o shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated, extraordinary or default-related expenses of the trust.

                                  Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements as described herein.


                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

  A. GENERAL....................  All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of July 1, 2004. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in July 2004 have been deemed received on July 1, 2004.

  B. PRINCIPAL BALANCES.........  The trust's primary assets will be 119 mortgage loans with an aggregate principal balance as of July 1, 2004 of approximately $891,251,375. It is possible that the aggregate mortgage loan balance will vary by up to 5% on the closing date. As of July 1, 2004, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $897,152 to approximately $117,000,000 and the mortgage loans had an approximate average balance of $7,489,507.

  C. FEE SIMPLE/LEASEHOLD.......  One hundred thirty-six (136) mortgaged properties, securing mortgage loans
                                  representing 97.6% of the initial outstanding pool balance, are subject to a first mortgage lien on a fee simple estate in such mortgaged properties.

                                  Two (2) mortgaged properties, securing
                                  mortgage loans representing 1.5% of the
                                  initial outstanding pool balance, are subject to a first mortgage lien on a leasehold interest in such mortgaged property.

                                  One (1) mortgaged property, securing a
                                  mortgage loan representing 0.8% of the initial outstanding pool balance, is subject to a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remaining portion of such mortgaged property.

  D. PROPERTY TYPES.............  The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                  ----------------------------------------------
                                                  Percentage of
                                                     Initial          Number of
                                                   Outstanding        Mortgaged
                                  Property Type    Pool Balance      Properties
                                  ----------------------------------------------
                                  Retail              44.0%              66
                                  ----------------------------------------------
                                  Office              32.3%              32
                                  ----------------------------------------------
                                  Industrial           9.9%              16
                                  ----------------------------------------------
                                  Multifamily          5.9%               9
                                  ----------------------------------------------
                                  Mixed Use            2.3%               5
                                  ----------------------------------------------
                                  Other                2.1%               3
                                  ----------------------------------------------
                                  Hospitality          2.0%               3
                                  ----------------------------------------------
                                  Self Storage         1.5%               4
                                  ----------------------------------------------

                                  ----------------------------------------------
                                                  Percentage of
                                                     Initial          Number of
                                                   Outstanding        Mortgaged
                                  Property Type    Pool Balance      Properties
                                  ----------------------------------------------
                                  Manufactured         0.2%               1
                                  Housing
                                  Community
                                  ----------------------------------------------

  E. PROPERTY LOCATION..........  The number of mortgaged properties, and the approximate percentage of the aggregate
                                  principal balance of the mortgage loans
                                  secured by mortgaged properties located in the geographic areas with the highest concentrations of mortgaged properties, are as described in the table below:

                                  ----------------------------------------------
                                                     Percentage of
                                                        Initial      Number of
                                                      Outstanding    Mortgaged
                                  Geographic Areas   Pool Balance    Properties
                                  ----------------------------------------------
                                  California             27.8%           44
                                  ----------------------------------------------
                                     Southern            14.5%           23
                                  ----------------------------------------------
                                     Northern            13.3%           21
                                  ----------------------------------------------
                                  New York               16.9%            9
                                  ----------------------------------------------
                                  Illinois                7.6%            6
                                  ----------------------------------------------
                                  Pennsylvania            6.1%            8
                                  ----------------------------------------------

                                  The remaining mortgaged properties are located throughout 26 states, the District of Columbia and the United States Virgin Islands. None of these states has a concentration of mortgaged properties that represents security for more than 4.2% of the aggregate principal balance of the mortgage loans, as of July 1, 2004.

  F. OTHER MORTGAGE
       LOAN FEATURES............  As of July 1, 2004, the mortgage loans had the following characteristics:

                                  o  No scheduled payment of principal and
                                     interest on any mortgage loan was thirty days or more past due, and no mortgage loan had been thirty days or more delinquent in the past year.

                                  o Five (5) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The three (3) largest groups represent 10.3%, 4.4% and 1.9%, respectively, of the initial outstanding pool balance. See Appendix II attached to this prospectus supplement.

                                  o  Eighteen (18) mortgaged properties,
                                     securing mortgage loans representing 10.9% of the initial outstanding pool balance, are each 100% leased to a single tenant.

                                  o All of the mortgage loans bear interest at fixed rates.

                                  o  Fixed periodic payments on the mortgage
                                     loans are generally determined assuming
                                     interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.

                                  o  No mortgage loan permits negative
                                     amortization or the deferral of accrued
                                     interest.

  G. BALLOON LOANS..............  As of July 1, 2004, the mortgage loans had the following additional characteristics:

                                  o  Ninety-five (95) mortgage loans,
                                     representing 89.2% of the initial
                                     outstanding pool balance, are "balloon
                                     loans." For purposes of this prospectus
                                     supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity date.

                                  o  The remaining twenty-four (24) mortgage
                                     loans, representing 10.8% of the initial outstanding pool balance, are fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated maturity dates.

  H. INTEREST ONLY LOANS........  As of July 1, 2004, the mortgage loans had the following additional characteristics:

                                  o  Sixteen (16) mortgage loans, representing
                                     15.1% of the initial outstanding pool
                                     balance, provide for monthly payments of interest only for their entire respective terms.

                                  o  Eight (8) mortgage loans, representing
                                     29.5% of the initial outstanding pool
                                     balance, provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms.

  I. PREPAYMENT/DEFEASANCE
       PROVISIONS...............  As of July 1, 2004, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                  o  Eighty (80) mortgage loans, representing
                                     76.1% of the initial outstanding pool
                                     balance, prohibit voluntary principal
                                     prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                  o  Twenty-one (21) mortgage loans,
                                     representing 17.8% of the initial
                                     outstanding pool balance, prohibit
                                     voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

                                  o Seventeen (17) mortgage loans, representing 5.6% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1%
                                     of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                  o One (1) mortgage loan, representing 0.4% of the initial outstanding pool balance, prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 3% of the amount prepaid.

                                  With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                                  o Three (3) mortgage loans, representing 8.9% of the initial outstanding pool balance, permit the release of a mortgaged property from the lien of the mortgage, if there is a defeasance of a portion of the mortgage loan in connection with such release.

                                  o Two (2) mortgage loans, representing 2.0% of the initial outstanding pool balance, are each secured by multiple mortgaged properties, permit the release of any of the mortgaged properties from the lien of the related mortgage upon prepayment of an amount equal to at least 115% of the amount of the mortgage loan being released or payment of a yield maintenance charge on the full amount of the prepayment. Any amount prepaid in excess of the amount required to prepay the mortgage loan being released in full, including any yield maintenance charges, will be applied to partially prepay the remaining mortgage loan.

                                  o One (1) mortgage loan, representing 0.3% of the initial outstanding pool balance, which is secured by multiple mortgaged properties, permits the release of any of the mortgaged properties from the lien of the related mortgage, (i) if there is a defeasance of a portion of the mortgage loan in connection with such release or
                                     (ii) if there is payment of a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid on a portion of the mortgage loan in connection with such release.

                                  o  Notwithstanding the above, the mortgage
                                     loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing one (1) to thirteen
                                     (13) payment dates prior to and including the maturity date.

                                  See Appendix II attached to this prospectus supplement for specific yield maintenance provisions with respect to the prepayment and defeasance provisions set forth above

  J. MORTGAGE LOAN RANGES
       AND WEIGHTED AVERAGES....  As of July 1, 2004, the mortgage loans had the following additional characteristics:

       i. MORTGAGE INTEREST
          RATES Mortgage interest rates ranging from 4.111% per annum to 6.770% per annum, and a weighted average mortgage interest rate of 5.389% per annum;

       ii. REMAINING TERMS        Remaining terms to scheduled maturity ranging
                                  from 55 months to 240 months, and a weighted average remaining term to scheduled maturity of 117 months;

       iii. REMAINING
            AMORTIZATION TERMS    Remaining amortization terms (excluding loans
                                  which provide for interest only payments for the entire loan term) ranging from 119 months to 360 months, and a weighted average remaining amortization term of 325 months;

       iv. LOAN-TO-VALUE RATIOS   Loan-to-value ratios ranging from 14.9% to
                                  76.7% and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 59.9%; and

       v. DEBT SERVICE
          COVERAGE RATIOS         Debt service coverage ratios, determined
                                  according to the methodology presented in this prospectus supplement, ranging from 1.10x to 6.50x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 2.03x.

ADVANCES

  A. PRINCIPAL AND
       INTEREST ADVANCES........  Subject to a recoverability determination described in this prospectus supplement, the master servicer is required to advance delinquent monthly mortgage loan payments for the mortgage loans that are part of the trust. The master servicer will not be required to advance any additional interest accrued as a result of the imposition of any default rate. The master servicer also is not required to advance prepayment or yield maintenance premiums or balloon payments. With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a P&I Advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.

                                  For an REO Property, the advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.

  B. SERVICING ADVANCES.........  Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special servicer, the trustee and the fiscal agent may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents, and subject to a substantially similar recoverability determination set forth in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, each of such parties under that agreement will be required to make servicing advances of such type with respect to any Non-Serviced Mortgage Loans.

  C. INTEREST ON ADVANCES.......  All advances made by the master servicer, the special servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.

  D. BACK-UP ADVANCES...........  Pursuant to the requirements of the Pooling and Servicing Agreement, if the master
                                  servicer fails to make a required advance, the trustee will be required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.

  E. RECOVERABILITY.............  None of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make any advance if it or the special servicer (or another master servicer, special servicer, trustee or fiscal agent with respect to a Non-Serviced Companion Mortgage
                                  Loan) reasonably determines that such advance would not be recoverable in accordance with the servicing standard and the trustee and the fiscal agent may rely on any such determination made by the master servicer or the special servicer.

  F. ADVANCES DURING AN
       APPRAISAL REDUCTION
       EVENT....................  The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount of interest required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

                                  See "Description of the Offered
                                  Certificates--Advances" in this prospectus supplement.

  G. JPM 2004-CIBC9 MASTER
       SERVICER, JPM 2004-CIBC9
       SPECIAL SERVICER, LB-UBS
       2004-C1 MASTER SERVICER,
       LB-UBS 2004-C1 SPECIAL
       SERVICER, AND OTHER
       NOTEHOLDERS..............  The Grace Building Pari Passu Loan, which, as of the cut-off date, had an unpaid principal balance of $117,000,000 and represents 13.1% of the initial outstanding pool balance, is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, the Grace Building Companion Loans, which are not included in the trust and which have unpaid principal balances, as of the cut-off date, in the aggregate of $234,000,000. The Grace Building Companion Loans have the same interest rate, maturity date and amortization terms as the Grace Building Pari Passu Loan.

                                  In addition, with respect to the Grace
                                  Building Pari Passu Loan, the mortgage on the related mortgaged property also secures four subordinated B Notes (collectively, the "Grace Building B Note"), which had an aggregate original principal balance as of the cut-off date of $30,000,000. The Grace Building B Note is not an asset of the trust.

                                  One of the Grace Building Companion Loans was included in the J.P. Morgan Chase Commercial Mortgage Securities Corp. Series 2004-CIBC9 ("JPM 2004-CIBC9") securitization. In connection therewith, the Grace Building Loan Group is serviced and administered pursuant to the JPM 2004-CIBC9 Pooling and Servicing Agreement. The JPM 2004-CIBC9 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans--Servicing of the GIC Office Portfolio Loan Group and the Grace Building Loan Group--The Grace Building Loan Group" in this prospectus supplement.

                                  The terms of the JPM 2004-CIBC9 Pooling and Servicing Agreement provide that:

                                  o LaSalle Bank National Association, which is the trustee under the JPM 2004-CIBC9 Pooling and Servicing Agreement, will, in that capacity, be the mortgagee of record with respect to the mortgaged property securing the Grace Building Pari Passu Loan;

                                  o GMAC Commercial Mortgage Corporation, which is the master servicer under the JPM 2004-CIBC9 Pooling and Servicing Agreement, will, in that capacity, be the master servicer for the Grace Building Pari Passu Loan, subject to replacement pursuant to the terms of the JPM 2004-CIBC9 Pooling and Servicing Agreement;

                                  o ARCap Servicing, Inc., which is the special servicer under the JPM 2004-CIBC9 Pooling and Servicing Agreement, will, in that capacity, be the special servicer for the Grace Building Pari Passu Loan, subject to replacement pursuant to the terms of the JPM 2004-CIBC9 Pooling and Servicing Agreement; and

                                  o  for as long as the Grace Building Pari
                                     Passu Loan is serviced under the JPM
                                     2004-CIBC9 Pooling and Servicing Agreement and the aggregate principal amount of the Grace Building B Note, net of any appraisal reductions and any realized losses, is equal to or greater than 25% of the original principal balance of the Grace Building B Note, the holder of the Grace Building B Note has the right to advise the JPM 2004-CIBC9 Master Servicer and the JPM 2004-CIBC9 Special Servicer with respect to, and consent to the JPM 2004-CIBC9 Master Servicer's or the JPM 2004-CIBC9 Special Servicer's taking, certain actions affecting all of the mortgage loans in the Grace Building Loan Group, including the Grace Building Pari Passu Loan, and if the majority holder of the Grace Building B Note loses that right, then the operating adviser or controlling party under the JPM 2004-CIBC9 securitization will acquire that right.

                                  The GIC Office Portfolio Pari Passu Loan, which, as of the cut-off date, had an unpaid principal balance of $65,000,000 and represents 7.3% of the initial outstanding pool balance, is secured by the related mortgaged properties on a pari passu basis with, and pursuant to the same mortgage as, the GIC Office Portfolio Companion Loans, which are not included in the trust and which have unpaid principal balances, as of the cut-off date, in the aggregate of $635,000,000. The GIC Office Portfolio Companion Loans have the same interest rate, maturity date and amortization terms as the GIC Office Portfolio Pari Passu Loan.

                                  In addition, with respect to the GIC Office
                                  Portfolio Pari Passu Loan, the mortgage on the related mortgaged properties also secures a subordinated B Note (the "GIC Office Portfolio B Note"), which had an original principal balance of $125,000,000. The GIC Office Portfolio B Note is not an asset of the trust. The GIC Office Portfolio B Note is currently owned by a third party unaffiliated with the mortgage loan seller.

                                  The GIC Office Portfolio Loan Group is
                                  currently being serviced and administered pursuant to the LB-UBS 2004-C1 Pooling and Servicing Agreement. The LB-UBS 2004-C1 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the Pooling and Servicing Agreement. See "Servicing of the Mortgage Loans-- Servicing of the GIC Office Portfolio Loan Group and the Grace Building Loan Group--The GIC Office Portfolio Loan Group" in this prospectus supplement.

                                  The terms of the LB-UBS 2004-C1 Pooling and Servicing Agreement provide that:

                                  o LaSalle Bank National Association, which is the trustee under the LB-UBS 2004-C1 Pooling and Servicing Agreement, will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the GIC Office Portfolio Pari Passu Loan;

                                  o Wachovia Bank, National Association, which is the master servicer under the LB-UBS 2004-C1 Pooling and Servicing Agreement, will, in that capacity, be the master servicer for the GIC Office Portfolio Pari Passu Loan, subject to replacement pursuant to the terms of the LB-UBS 2004-C1 Pooling and Servicing Agreement;

                                  o Lennar Partners, Inc., which is the special servicer under the LB-UBS 2004-C1 Pooling and Servicing Agreement, will, in that capacity, be the special servicer for the GIC Office Portfolio Pari

                                     Passu Loan, subject to replacement pursuant to the terms of the LB-UBS 2004-C1 Pooling and Servicing Agreement; and

                                  o  for as long as the GIC Office Portfolio
                                     Pari Passu Loan is serviced under the
                                     LB-UBS 2004-C1 Pooling and Servicing
                                     Agreement and the aggregate principal
                                     amount of the GIC Office Portfolio B Note, net of any appraisal reductions and any realized losses, is equal to or greater than 27.5% of the original principal balance of the GIC Office Portfolio B Note, less any principal payments allocated to the GIC Office Portfolio B Note, the holder of the GIC Office Portfolio B Note has the right to advise the LB-UBS 2004-C1 Master Servicer and the LB-UBS 2004-C1 Special Servicer with respect to, and consent to the LB-UBS 2004-C1 Master Servicer's or the LB-UBS 2004-C1 Special Servicer's taking, certain actions affecting all of the mortgage loans in the GIC Office Portfolio Loan Group, including the GIC Office Portfolio Pari Passu Loan, and if the holder of the GIC Office Portfolio B Note loses that right, then the operating adviser or controlling party under the LB-UBS 2004-C1 securitization will acquire that right.

                                  See "Servicing of the Mortgage Loans--
                                  Servicing of the GIC Office Portfolio Loan
                                  Group and the Grace Building Loan Group--The
                                  Grace Building Loan Group" and "--The GIC
                                  Office Portfolio Loan Group" in this
                                  prospectus supplement.

                                  References in this prospectus supplement, however, to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the Pooling and Servicing Agreement unless the context clearly indicates otherwise.

                       ADDITIONAL ASPECTS OF CERTIFICATES


RATINGS.........................  The certificates offered to you will not be issued unless each of the classes of
                                  certificates being offered by this prospectus supplement receives the following ratings from Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

                                  ----------------------------------------------
                                                                      Ratings
                                             Class                   Moody's/S&P
                                  ----------------------------------------------
                                  Classes A-1, A-2, A-3 and A-4       Aaa/AAA
                                  ----------------------------------------------
                                  Class B                              Aa2/AA
                                  ----------------------------------------------
                                  Class C                               A2/A
                                  ----------------------------------------------
                                  Class D                               A3/A-
                                  ----------------------------------------------

                                  A rating agency may lower or withdraw a
                                  security rating at any time.

                                  See "Ratings" in this prospectus supplement and "Ratings" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION............  On any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the initial outstanding pool balance, the holders of a majority of the controlling class, the master servicer, the special servicer and any holder of a majority interest in the Class R-I Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

DENOMINATIONS...................  The Class A-1, Class A-2, Class A-3 and Class
                                  A-4 Certificates will be offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
  AND SETTLEMENT................  Your certificates will be registered in the name of Cede & Co., as nominee of The
                                  Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company, Clearstream Bank or Euroclear Bank, as operator of the Euroclear system, or through participants in The Depository Trust Company, Clearstream Bank or Euroclear Bank.

                                  You may hold your certificates through:

                                  o The Depository Trust Company in the United States; or

                                  o  Clearstream Bank or Euroclear Bank in
                                     Europe.

                                  Transfers within The Depository Trust Company, Clearstream Bank or Euroclear Bank will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust Company, Clearstream Bank or Euroclear Bank will be effected in The Depository Trust Company through the relevant depositories of Clearstream Bank or Euroclear Bank.

                                  We may not terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the certificates offered to you without obtaining the required certificateholders' consent to initiate termination.

                                  We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Bank or Euroclear Bank on or about the closing date.

TAX STATUS......................  Elections will be made to treat designated portions of the trust as three separate "real estate mortgage investment conduits"--REMIC I, REMIC II and REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence "regular interests" in REMIC III.

                                  Pertinent federal income tax consequences of an investment in the offered certificates include:

                                  o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                  o Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                  o We anticipate that the offered certificates will be issued at a premium.

                                  See "Material Federal Income Tax Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO
  TITLE I OF THE EMPLOYEE
  RETIREMENT INCOME SECURITY
  ACT OF 1974...................  Subject to the satisfaction of important conditions described under "ERISA
                                  Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENT................  The offered certificates will not constitute
                                  "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                  For purposes of any applicable legal
                                  investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own advisors regarding these matters. See "Legal Investment" herein and in the accompanying Prospectus.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS Payments under the mortgage loans are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                  You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                  In limited circumstances, a mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to the Depositor if the applicable seller's representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES      The mortgage loans are secured by various
                                  types of income-producing commercial,
                                  multifamily and manufactured housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                  One hundred eighteen (118) mortgage loans, representing 97.8% of the initial outstanding pool balance, were originated within twelve
                                  (12) months prior to the cut-off date.
                                  Consequently, these mortgage loans do not have a long-standing payment history.

                                  The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                  The net operating income, cash flow and
                                  property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

                                  o the age, design and construction quality of the property;

                                  o the lack of any operating history in the case of a newly built or renovated mortgaged property;

                                  o  perceptions regarding the safety,
                                     convenience and attractiveness of the
                                     property;

                                  o  the proximity and attractiveness of
                                     competing properties;

                                  o the inadequacy of the property's management and maintenance;

                                  o increases in operating expenses (including common area maintenance charges) at the property and in relation to competing properties;

                                  o  an increase in the capital expenditures
                                     needed to maintain the property or make
                                     improvements;

                                  o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                  o a decline in the financial condition of a major tenant;

                                  o  an increase in vacancy rates; and

                                  o  a decline in rental rates as leases are
                                     renewed or entered into with new tenants.

                                  Other factors are more general in nature, such as:

                                  o  national, regional or local economic
                                     conditions (including plant closings,
                                     military base closings, industry slowdowns and unemployment rates);

                                  o local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

                                  o  demographic factors;

                                  o decreases in consumer confidence (caused by events such as threatened or continuing military action, recent disclosures of wrongdoing or financial misstatements by major corporations and financial institutions and other factors);

                                  o changes in consumer tastes and preferences; and

                                  o  retroactive changes in building codes.

                                  The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                  o  the length of tenant leases;

                                  o  the creditworthiness of tenants;

                                  o  the level of tenant defaults;

                                  o  the ability to convert an unsuccessful
                                     property to an alternative use;

                                  o new construction in the same market as the mortgaged property;

                                  o  rent control laws;

                                  o  the number and diversity of tenants;

                                  o  the rate at which new rentals occur;

                                  o the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

                                  o  in the case of residential cooperative
                                     properties, the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the property.

                                  A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                      Some of the mortgaged properties may not be
                                  readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                  o  converting commercial properties to
                                     alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

                                  o  zoning or other restrictions also may
                                     prevent alternative uses.

                                  The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                  o changes in governmental regulations, fiscal policy, zoning or tax laws;

                                  o  potential environmental legislation or
                                     liabilities or other legal liabilities;

                                  o proximity and attractiveness of competing properties;

                                  o new construction of competing properties in the same market;

                                  o  convertibility of a property to an
                                     alternative use;

                                  o  the availability of refinancing; and

                                  o  changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES     A deterioration in the financial condition of
                                  a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Eighteen (18) of the mortgaged properties, securing mortgage loans representing 10.9% of the initial outstanding pool balance, are 100% leased to single tenants, and in some cases the tenant is related to the borrower. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                  o  the financial effect of the absence of
                                     rental income may be severe;

                                  o more time may be required to re-lease the space; and

                                  o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                  Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                  For further information with respect to tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                      If a mortgaged property has multiple tenants,
                                  re-leasing costs and costs of enforcing
                                  remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RE-LEASING RISKS                  Repayment of mortgage loans secured by retail,
                                  office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations.

                                  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Thirty-seven (37) of the mortgaged properties, securing mortgage loans representing approximately 31.0% of the initial outstanding pool balance (excluding multifamily, manufactured housing community, self storage properties, hospitality and certain other property types), as of the cut-off date, have reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                      The effect of mortgage pool loan losses will
                                  be more severe:

                                  o if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

                                  o if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                  Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                  Five (5) groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3) largest groups represent 10.3%, 4.4% and 1.9%, respectively of the initial outstanding pool balance.

                                  The largest mortgage loan represents 13.1% of the initial outstanding pool balance. The ten largest mortgage loans in the aggregate represent 39.4% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 1.7% of the initial outstanding pool balance.

                                  In some cases, the sole or a significant tenant is related to the subject borrower. In the case of mortgage loan nos. 81, 86, 105, 108, 121 and 131, the tenant at all of those mortgaged properties is the parent of the related borrower. For further information with respect to tenant concentrations, see Appendix II.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                      A concentration of mortgaged property types
                                  also can pose increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                  o  retail properties represent 44.0%;

                                  o  office properties represent 32.3%;

                                  o  industrial properties represent 9.9%;

                                  o  multifamily properties represent 5.9%;

                                  o  mixed use properties represent 2.3%;

                                  o  other property types represent 2.1%

                                  o  hospitality properties represent 2.0%;

                                  o  self storage properties represent 1.5%; and

                                  o manufactured housing community properties represent 0.2%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      Concentrations of mortgaged properties in
                                  geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the properties.
                                  In the past, several regions of the United
                                  States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                  The mortgaged properties are located in 30 different states, the District of Columbia and the United States Virgin Islands. In particular, investors should note that approximately 27.8% of the mortgaged properties, based on the initial outstanding pool balance, are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                  In addition, 16.9%, 7.6%, and 6.1% of the mortgaged properties, based on the initial outstanding pool balance, are located in, New York, Illinois and Pennsylvania, respectively, and concentrations of mortgaged properties, in each case, representing less than 4.2% of the initial outstanding pool balance, also exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF RETAIL
PROPERTIES                        Sixty-six (66) of the mortgaged properties,
                                  securing mortgage loans representing 44.0% of the initial outstanding pool balance, are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline.

                                  An "anchor tenant" is proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is part of the mortgaged property. Forty-eight
                                  (48) of the mortgaged properties, securing
                                  35.9% of the initial outstanding pool balance, are properties considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                  The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                                  o  an anchor store's failure to renew its
                                     lease;

                                  o  termination of an anchor store's lease;

                                  o the bankruptcy or economic decline of an anchor store or self-owned anchor or its parent company; or

                                  o the cessation of the business of an anchor store at the shopping center, even if, as a tenant, it continues to pay rent.

                                  There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

                                  Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF OFFICE
PROPERTIES                        Thirty-two (32) of the mortgaged properties,
                                  securing mortgage loans representing 32.3% of the initial outstanding pool balance, are office properties.

                                  A large number of factors affect the value of these office properties, including:

                                  o  the quality of an office building's
                                     tenants;

                                  o  the diversity of an office building's
                                     tenants (or reliance on a single or
                                     dominant tenant);

                                  o the physical attributes of the building in relation to competing buildings, e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

                                  o the desirability of the area as a business location;

                                  o  the strength and nature of the local
                                     economy (including labor costs and quality, tax environment and quality of life for employees); and

                                  o  the concentration of tenants in a
                                     particular business or industry. For
                                     instance, certain office properties may
                                     have tenants that are technology and
                                     internet start-up companies. Technology and internet start-up companies have experienced a variety of circumstances that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to relet the properties. The relative instability of these tenants may have an adverse impact on certain of the properties. Six (6) mortgage loans representing 3.3% of the initial outstanding pool balance, are secured by mortgaged properties that have tenants with a concentration of medical offices. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.
                                     The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

                                  Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES          Sixteen (16) of the mortgaged properties,
                                  securing mortgage loans representing 9.9% of the initial outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                  o reduced demand for industrial space because of a decline in a particular industry segment;

                                  o increased supply of competing industrial space because of relative ease in constructing buildings of this type;

                                  o  a property becoming functionally obsolete;

                                  o  insufficient supply of labor to meet
                                     demand;

                                  o changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional highways;

                                  o  location of the property in relation to
                                     access to transportation;

                                  o  suitability for a particular tenant;

                                  o  building design and adaptability;

                                  o  a change in the proximity of supply
                                     sources; and environmental hazards.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES         Nine (9) of the mortgaged properties, securing
                                  mortgage loans representing 5.9% of the
                                  initial outstanding pool balance, are
                                  multifamily properties.

                                  A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                  o the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                  o  the location of the property;

                                  o  the ability of management to provide
                                     adequate maintenance and insurance;

                                  o  the types of services and amenities
                                     provided at the property;

                                  o  the property's reputation;

                                  o the level of mortgage interest rates and favorable income and economic conditions (which may encourage tenants to purchase rather than rent housing);

                                  o  the presence of competing properties;

                                  o  adverse local or national economic
                                     conditions which may limit the rent that may be charged and which may result in increased vacancies;

                                  o  the tenant mix (such as tenants being
                                     predominantly students or military
                                     personnel or employees of a particular
                                     business or industry);

                                  o  state and local regulations (which may
                                     limit the ability to increase rents); and

                                  o government assistance/rent subsidy programs (which may influence tenant mobility).

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF HOSPITALITY PROPERTIES         Hospitality properties secure three (3)
                                  mortgage loans, representing 2.0% of the initial outstanding pool balance. Various factors may adversely affect the economic performance of a hospitality property, including:

                                  o  adverse economic and social conditions,
                                     either local, regional, national or
                                     international which may limit the amount that can be charged for a room and reduce occupancy levels;

                                  o  the construction of competing hotels or
                                     resorts;

                                  o continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                  o a deterioration in the financial strength or managerial capabilities of the owner and/or operator of a hotel; and

                                  o changes in travel patterns, increases in energy prices, strikes, relocation of highways or the construction of additional highways.

                                  Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

                                  Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                  The laws and regulations relating to liquor licenses generally prohibit the transfer of such license to any other person. In the event of a foreclosure of a hotel property with a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

                                  A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence and financial strength of the franchisor or hotel management company and, with respect to a franchise company only,

                                  o the public perception of the franchise or hotel chain service mark; and

                                  o  the duration of the franchise licensing
                                     agreement.

                                  o  Any provision in a franchise agreement
                                     providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 One or more of the mortgaged properties
                                  securing the mortgage loans in the pool may be primarily secured by the related borrower's fee simple ownership in one or more condominium units.

                                  The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

                                  Due to the nature of condominiums and a
                                  borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES     Certain of the tenants at some of the
                                  mortgaged properties may have been, may
                                  currently be, or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim.
                                  The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS
THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES     Various environmental laws may make a current
                                  or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.
                                  For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                  The owner's liability for any required
                                  remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                  In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES              Except for mortgaged properties securing
                                  mortgage loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed. The applicable mortgage loan seller has either (a) represented that with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                  Twenty-four (24) of the mortgaged properties, securing mortgage loans representing 6.0% of the initial outstanding pool balance, are the subject of a group secured creditor impaired property policy providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. Seven (7) of the mortgaged properties, securing mortgage loans representing 8.6% of the initial outstanding pool balance, have the benefit of stand-alone secured creditor impaired property policies that provide coverage for selected environmental matters with respect to the related property. We describe these policies under "Description of the Mortgage Pool--Environmental Insurance" in this prospectus supplement. Generally, environmental site assessments were not performed with respect to those mortgaged properties covered by the group secured creditor impaired property policy.

                                  We cannot assure you, however, that the
                                  environmental assessments revealed all
                                  existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

                                  o future laws, ordinances or regulations will not impose any material environmental liability; or

                                  o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                                  Portions of some of the mortgaged properties securing the mortgage loans may include tenants which operate as on-site dry-cleaners and gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                                  In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there are no generally accepted standards for the assessment of any existing mold. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

                                  Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS         Ninety-five (95) mortgage loans, representing
                                  89.2% of the initial outstanding pool balance, are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date, especially under a scenario where interest rates have increased from the historically low interest rates in effect at the time that most of the mortgage loans were originated. Balloon loans involve greater risk than fully amortizing loans because a borrower's ability to repay the loan on its stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                  o the availability of, and competition for, credit for commercial real estate projects;

                                  o  prevailing interest rates;

                                  o  the fair market value of the related
                                     mortgaged property;

                                  o  the borrower's equity in the related
                                     mortgaged property;

                                  o  the borrower's financial condition;

                                  o the operating history and occupancy level of the mortgaged property;

                                  o  tax laws; and

                                  o prevailing general and regional economic conditions.

                                  The availability of funds in the credit
                                  markets fluctuates over time.

                                  No mortgage loan seller or any of its
                                  respective affiliates is under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY WHICH
MAY ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                 Two (2) of the mortgage loans, representing
                                  20.4% of the initial outstanding pool balance, currently have additional financing in place which is secured by the mortgaged property or properties related to such mortgage loan.
                                  Mortgage Loan No. 1 (the "Grace Building Pari
                                  Passu Loan") is secured by the related
                                  mortgaged property on a pari passu basis with other notes that had an aggregate original principal balance of $234,000,000. In addition, four other notes that had an aggregate original principal balance of
                                  $30,000,000 are subordinate in right of
                                  payment to the Grace Building Pari Passu Loan and the related Grace Building Companion
                                  Loans. See "Description of the Mortgage
                                  Pool--The Grace Building Pari Passu Loan."
                                  Mortgage Loan Nos. 2-13 (the "GIC Office
                                  Portfolio Pari Passu Loan") are secured by the related mortgaged properties on a pari passu basis with other notes that had an aggregate original principal balance of $635,000,000. In addition, another note that had an original principal balance of $125,000,000 is subordinate in right of payment to the GIC
                                  Office Portfolio Pari Passu Loan and the related GIC Office Portfolio Companion Loans.
                                  See "Description of the Mortgage Pool--The
                                  Grace Building Pari Passu Loan" and
                                  "Description of the Mortgage Pool--The GIC
                                  Office Portfolio Pari Passu Loan."

                                  Three (3) of the mortgage loans, representing 10.2% of the initial outstanding pool balance, are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to the GIC Office Portfolio Pari Passu Loan, there is a related mezzanine financing in the amount of $75,000,000. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

                                  Seven (7) of the mortgage loans, representing 3.6% of the initial outstanding pool balance, permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property. See "Description of the Mortgage Pool--Material Terms and Characteristics of the Mortgage Loans--Subordinate and Other Financing."


                                  We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                  Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                  When a mortgage loan borrower, or its
                                  constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to the following additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                  Additionally, if the borrower, or its
                                  constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                  Further, if another loan secured by the
                                  mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                                  For further information with respect to
                                  subordinate and other financing, see Appendix II.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY  IMPACT REPAYMENT OF
THE RELATED MORTGAGE LOAN         Under the federal bankruptcy code, the filing
                                  of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                  o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                  o  reduce monthly payments due under a
                                     mortgage loan;

                                  o  change the rate of interest due on a
                                     mortgage loan; or

                                  o  otherwise alter the mortgage loan's
                                     repayment schedule.

                                  Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                  The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                  As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                  A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      While many of the borrowers have agreed to
                                  certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities, and these borrowers and their owners generally do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances. Borrowers that are not special purpose entities may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions with the effects set forth above.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT             The successful operation of a real estate
                                  project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                  o  responding to changes in the local market;

                                  o  planning and implementing the rental
                                     structure;

                                  o  operating the property and providing
                                     building services;

                                  o  managing operating expenses; and

                                  o  assuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                  Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                  A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                  We make no representation or warranty as to the skills of any present or future managers of the mortgaged properties. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                    Provisions requiring yield maintenance charges
                                  or lock-out periods may not be enforceable in some states and under federal bankruptcy law.
                                  Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.
                                  Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

                                  Additionally, although collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      Most of the mortgage loans in the trust do not
                                  require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee.
                                  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION
PROVISIONS MAY BE CHALLENGED AND
THE BENEFITS OF THESE PROVISIONS
MAY OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 Seven (7) groups of either
                                  cross-collateralized or multi-property
                                  mortgage loans, representing 19.2% of the initial outstanding pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower (i.e., in the case of cross-collateralized mortgage loans) could be challenged as a fraudulent conveyance if:

                                  o  one of the borrowers were to become a
                                     debtor in a bankruptcy case, or were to
                                     become subject to an action brought by one or more of its creditors outside a bankruptcy case;

                                  o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

                                  o  at the time the lien was granted, the
                                     borrower was (i) insolvent, (ii)
                                     inadequately capitalized or (iii) unable to pay its debts.

                                  Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                  Moreover, four (4) groups of either
                                  cross-collateralized or multi-property
                                  mortgage loans, representing 12.0% of the initial outstanding pool balance, are secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES     Although many of the mortgage loans require
                                  that funds be put aside for specific reserves, certain mortgage loans do not require any reserves. Furthermore, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 Title insurance for a mortgaged property
                                  generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.
                                  We cannot assure you that:

                                  o a title insurer will have the ability to pay title insurance claims made upon it;

                                  o the title insurer will maintain its present financial strength; or

                                  o  a title insurer will not contest claims
                                     made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE NOT
IN COMPLIANCE WITH ZONING AND
BUILDING CODE REQUIREMENTS AND
USE RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      Noncompliance with zoning and building codes
                                  may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

                                  Some violations of zoning, land use and
                                  building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event were to occur. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                  Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 From time to time, there may be condemnations
                                  pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan.
                                  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

IMPACT OF RECENT TERRORIST
ATTACKS AND MILITARY OPERATIONS
ON THE FINANCIAL MARKETS AND
YOUR INVESTMENT                   On September 11, 2001, the United States was
                                  subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York
                                  City, the Washington, D.C. area and
                                  Pennsylvania. In its aftermath, there was considerable uncertainty in the world financial markets. The full impact of these events on financial markets is not yet known but could include, among other things, increased volatility in the price of securities, including the certificates. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States. According to publicly available reports, the financial markets have in the past responded to the uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as to the disruptions in air travel, substantial losses reported by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that can cause a general slowdown in economic growth.

                                  In addition, on March 19, 2003 the government of the United States implemented full scale military operations against Iraq. The military operations against Iraq and the continued presence of United States military personnel in Iraq may prompt further terrorist attacks against the United States.

                                  It is uncertain what effects the aftermath of the recent military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) United States and world financial markets, (b) local, regional and national economies, (c) real estate markets across the United States,
                                  (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES     The mortgaged properties may suffer casualty
                                  losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                  Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase their cost.

                                  As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                  In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2005 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

                                  The Treasury Department will establish
                                  procedures for the program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                  Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. On June 18, 2004, the Secretary of the Treasury announced its decision to extend this mandatory participation through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

                                  The Terrorism Insurance Program required that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds then had 30 days to accept the continued coverage and pay the premium. If an insured did not pay the premium, insurance for acts of terrorism may have been excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of

                                  2002 does not require insureds to purchase the coverage and does not stipulate the pricing of the coverage.

                                  There can be no assurance that upon its
                                  expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

                                  To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                  Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism. If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES     Some of the mortgaged properties are covered
                                  by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY    Licensed engineers or consultants generally
                                  inspected the mortgaged properties and
                                  prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES              A FIRREA appraisal was conducted in respect of
                                  each mortgaged property in connection with the origination or securitization of the related mortgage loan. The resulting estimates of value are the basis of the July 1, 2004 loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II to this prospectus supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of July 1, 2004, although we generally have not obtained updates to the appraisals. There is no assurance that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE INCREASED
POOL CONCENTRATION, WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 As principal payments or prepayments are made
                                  on mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order, with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                      As described in this prospectus supplement,
                                  the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class
                                  N, Class M, Class L, Class K, Class J, Class
                                  H, Class G, Class F, Class E, Class D, Class C and

                                  Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and the Class A-4 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY AFFECT
THE TAX STATUS OF THE TRUST AND
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES              If the trust acquires a mortgaged property as
                                  a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property", or any rental income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax.
                                  In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New
                                  York, be required to pay state or local
                                  transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                 Some states, including California, have laws
                                  prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply
                                  (and where non-judicial foreclosure is
                                  permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.
                                  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 Five (5) groups of mortgage loans, the three
                                  (3) largest of which represent 10.3%, 4.4% and 1.9%, respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                  The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      In certain jurisdictions, if tenant leases are
                                  subordinate to the liens created by the
                                  mortgage and do not contain attornment
                                  provisions which require the tenant to
                                  recognize a successor owner, following
                                  foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                  Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.

                                  Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived or subordinated, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                   Certain of the mortgage loans have borrowers
                                  that own the related mortgaged real properties as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these types of mortgage loans will be special purpose entities.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 There may be pending or threatened legal
                                  actions, suits or proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      Under the Americans with Disabilities Act of
                                  1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                      Conflicts between various certificateholders.
                                  The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the Pooling and Servicing Agreement.
                                  At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if its certificate principal balance is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates than to the non-offered certificates.

                                  The master servicer, the primary servicer, the special servicer or an affiliate of any of them may acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, the primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the Pooling and Servicing Agreement and the primary servicing agreement each provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicer or the special servicer, as applicable. The initial special servicer under the Pooling and Servicing Agreement will be ARCap Servicing, Inc.; the initial operating adviser under the Pooling and Servicing Agreement will be ARCap CMBS Fund II REIT, Inc.

                                  Conflicts between certificateholders and the
                                  Non-Serviced Mortgage Loan Master Servicer and/or the Non-Serviced Mortgage Loan Special Servicer. Any Non-Serviced Mortgage Loan will be serviced and administered pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, which provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. Consequently,
                                  Non-Serviced Mortgage Loans will not be
                                  serviced and administered pursuant to the terms of the Pooling and Servicing Agreement. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the mortgaged property securing Non-Serviced Mortgage Loans, directly or through representatives, have certain rights under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the related intercreditor agreement that affect such mortgage loans, including with respect to the servicing of such mortgage loans and the appointment of a special servicer with respect to such mortgage loans. Those legal and/or beneficial owners may have interests that conflict with your interests.

                                  Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                  Conflicts between the trust and sellers. The activities of the sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class the seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                                  The sellers or their affiliates may acquire a portion of the certificates. Under such circumstances, they may become the controlling class, and as such have interests that may conflict with their interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES    The yield to maturity on your certificates
                                  will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

                                  The investment performance of your
                                  certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                  Voluntary prepayments under some of the
                                  mortgage loans require payment of a prepayment premium or a yield maintenance charge unless the prepayment occurs within generally one (1) to thirteen (13) payments prior to and including the stated maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or that the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                  o  the terms of the mortgage loans;

                                  o  the length of any prepayment lock-out
                                     period;

                                  o  the level of prevailing interest rates;

                                  o  the availability of mortgage credit;

                                  o the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer, primary servicer or special servicer to enforce the related provisions;

                                  o  the failure to meet requirements for
                                     release of escrows/reserves that result in a prepayment;

                                  o  the occurrence of casualties or natural
                                     disasters; and

                                  o  economic, demographic, tax or legal
                                     factors.

                                  Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or such mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a B Note or mezzanine loan), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Such a repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

                                  Although all of the mortgage loans have
                                  prepayment protection in the form of lock-out periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium or that involuntary prepayments or repurchases will not occur.

                                  Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached to this prospectus supplement for a description of the various prepayment provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                  The yield on any certificate will depend on
                                  (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate.
                                  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                  o  the interest rate for such certificate;

                                  o  the rate and timing of principal payments
                                     (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

                                  o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                  o the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

                                  o  the timing and severity of any interest
                                     shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this prospectus supplement;

                                  o the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                                  o  the method of calculation of prepayment
                                     premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

                                  In addition, any change in the weighted
                                  average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                 The rate and timing of delinquencies or
                                  defaults on the mortgage loans could affect the following aspects of the offered certificates:

                                  o the aggregate amount of distributions on them;

                                  o  their yields to maturity;

                                  o  their rates of principal payments; and

                                  o  their weighted average lives.

                                  The rights of holders of each class of
                                  subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and the Class A-4 Certificates, pro rata and, with respect to losses of interest only, the Class X Certificates based on their respective entitlements.

                                  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                  If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

                                  Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                  Furthermore, if P&I Advances and/or Servicing Advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY ADVERSELY
AFFECT THE PAYMENTS ON YOUR
CERTIFICATES                      To the extent described in this prospectus
                                  supplement, the master servicer, the special servicer, the trustee or the fiscal agent (and the related master servicer, the special servicer, the trustee or the fiscal agent in respect of any Non-Serviced Mortgage Loans) will be entitled to receive interest at the "Prime Rate" on unreimbursed advances they have made with respect to defaulted monthly payments or that are made with respect to the preservation and protection of the related mortgaged property. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. This interest may be offset in part by default interest and late payment charges paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by a special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                 Two (2) mortgaged properties, securing
                                  mortgage loans representing 1.5% of the
                                  initial outstanding pool balance, are subject to a first mortgage lien on a leasehold interest under a ground lease.

                                  One (1) mortgaged property, securing a
                                  mortgage loan representing 0.8% of the initial outstanding pool balance, is subject to a first mortgage lien on both a fee interest and a leasehold interest in income-producing real property.

                                  Leasehold mortgage loans are subject to
                                  certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                  Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                  Most of the ground leases securing the
                                  mortgaged properties provide that the ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO BANKRUPTCY
OR INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                In the event of the insolvency of any seller,
                                  it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                  Based upon opinions of counsel that the
                                  conveyance of the mortgage loans would
                                  generally be respected in the event of
                                  insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES     Your certificates will not be listed on any
                                  securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While the Underwriters currently intend to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                      The interest rates on one or more classes of
                                  certificates may be based on a weighted
                                  average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. Alternatively, the interest rate on one or more classes of the certificates may be capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted
                                  Average Net Mortgage Rate." Any class of certificates that is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                  In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached to this prospectus supplement.

                                     GENERAL

     The Series 2004-TOP15 Commercial Mortgage Pass-Through Certificates will be issued on or about July __, 2004 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

     o certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

     The certificates will be issued on the Closing Date and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

     The certificates will consist of various classes, to be designated as:

     o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates;

     o    the Class X-1 Certificates and the Class X-2 Certificates;

     o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates; and

     o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Bank or Euroclear Bank, as operator of the Euroclear system, in Europe. Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and Euroclear Bank, respectively.

     Because of time-zone differences, credits of securities received in Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or Euroclear Bank cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%:

                                              APPROXIMATE
                    INITIAL AGGREGATE      PERCENT OF INITIAL          RATINGS            APPROXIMATE
   CLASS           CERTIFICATE BALANCE        POOL BALANCE          (MOODY'S/S&P)        CREDIT SUPPORT
   -----           -------------------        ------------          -------------        --------------
Class A-1              $103,000,000             11.56%                    Aaa/AAA           10.750%
Class A-2              $120,000,000             13.46%                    Aaa/AAA           10.750%
Class A-3              $122,000,000             13.69%                    Aaa/AAA           10.750%
Class A-4              $450,441,000             50.54%                    Aaa/AAA           10.750%
Class B                 $22,282,000              2.50%                     Aa2/AA            8.250%
Class C                 $23,395,000              2.62%                       A2/A            5.625%
Class D                 $ 5,570,000              0.62%                      A3/A-            5.000%

     The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

     o during the period from the Closing Date through and including the Distribution Date occurring in January 2006, the sum of (a) the lesser of $74,693,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in January 2006 through and including the Distribution Date occurring in January 2007, the sum of (a) the lesser of $31,561,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time and (c) the lesser of $2,972,000 and the Certificate Balance of the Class G Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in January 2007 through and including the Distribution Date occurring in January 2008, the sum of (a) the lesser of $110,074,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $1,784,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in January 2008 through and including the Distribution Date occurring in January 2009, the sum of (a) the lesser of $70,284,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $15,176,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in January 2009 through and including the Distribution Date occurring in January 2010, the sum of (a) the lesser of $81,253,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $1,784,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in January 2010 through and including the Distribution Date occurring in January 2011, the sum of (a) the lesser of $28,617,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time,
          (b) the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (c) the lesser of $12,261,000 and the Certificate Balance of the Class B Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in January 2011 through and including the Distribution Date occurring in January 2012, the sum of (a) the lesser of $409,729,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $2,144,000 and the Certificate Balance of the Class B Certificates outstanding from time to time;

     o during the period following the distribution date occurring in January 2012 through and including the distribution date occurring in July 2012, the lesser of $382,582,000 and the certificate balance of the Class A-4 Certificates outstanding from time to time; and

     o    following the Distribution Date occurring in July 2012, $0.

     Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the Certificate Balance of any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in July 2012. Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $891,251,375 and $851,803,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1 and Class A-2 Certificates for each Distribution Date will be equal to ___% and ___% per annum, respectively. The Class A-3, Class A-4, Class B, Class C and Class D Certificates will, at all times, accrue interest at a per annum rate equal to
(i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which percentage may be zero.

     The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before July 2012, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o if such particular component consists of the entire Certificate Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached to this prospectus supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

     o if such particular component consists of the entire Certificate Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
          (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after July 2012, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in July 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before July 2012, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

     Under no circumstances will any Class X-2 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class E, Class F and Class G Certificates will, at all times, accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which percentage may be zero. The Pass-Through Rate applicable to the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, equal the lesser of ___% per annum and the Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan. Notwithstanding the foregoing, in the case of the GIC Office Portfolio Pari Passu Loan, the Pari Passu Loan Servicing Fee Rate applicable in any month will be determined on a 30/360 basis. All calculations relating to the GIC Office Portfolio Pari Passu Loan will be adjusted accordingly.

DISTRIBUTIONS

General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in August 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution Date occurring in March of each year (commencing in 2005), the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

     (i) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata, in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

     (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

     (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1 Certificates;

     (iv) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1 and Class A-2 Certificates;

     (v) upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates;

     (vi) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

     (vii) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (viii) upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Certificates;

     (ix) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

     (x) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (xi) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A and Class B Certificates;

     (xii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

     (xiii) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (xiv) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A, Class B and Class C Certificates;

     (xv) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

     (xvi) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero, or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

     (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

     (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

     (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before the Distribution Date in ______, ___% of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and ___% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in _____, any of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

     Not later than the earliest Appraisal Event with respect to any mortgage loan or Loan Pair serviced under the Pooling and Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

     As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan or Loan Pair is brought current under the then current terms of the mortgage loan or Loan Pair for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan or Loan Pair that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain --at the Operating Adviser's expense-- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

     Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances (including any advances to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

     Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the "Glossary of Terms" to this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that collection period.

     Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

     Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion Mortgage Loans. Any additional trust expenses under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

     Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

     If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

     In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or the primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

     The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the Initial Pool Balance.

     The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

     On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

     In addition, the master servicer will not in any event be required to (i) advance prepayment or yield maintenance premiums or default interest, if any, or
(ii) make any P&I Advances on any B Note, any Non-Serviced Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

     With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate Account and Distribution Account as described under "--Reimbursement of Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

     Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

     Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on such Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

     Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

     The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced Companion Mortgage Loan, any B Note or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or Distribution Account as described under "--Reimbursement of

Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

     In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing Agreement. Those advances will be made by the applicable Non-Serviced Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable advance (together with interest thereon)). To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Distributions--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the master servicer, the special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the Serviced Companion Mortgage Loan if the Servicing Advance relates to a Loan
Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

     (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

          (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance of such class;

          (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

          (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

          (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                 (A)  delinquent 30 to 59 days,

                 (B)  delinquent 60 to 89 days,

                 (C)  delinquent 90 days or more,

                 (D) as to which foreclosure proceedings have been commenced, or

                 (E)  as to which bankruptcy proceedings have been commenced;

          (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

          (vi)   as of the related Determination Date:

                 (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                 (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

          (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

          (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

          (ix) the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

          (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicer and the special servicer and the holders of the rights to Excess Servicing Fees;

          (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses on an aggregate basis;

          (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the special servicer, the trustee and the fiscal agent and the aggregate amount of Servicing Advances and P&I Advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the Non-Serviced Mortgage Loans;

          (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

          (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

     (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

     The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the pooling and servicing agreement (which form may be submitted electronically via the paying agent's website). For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, the Depositor and anyone the Depositor or any Underwriter reasonably designates, the special servicer, and the Rating Agencies.

     The paying agent shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer, the Depositor and the holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

     The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicer, the special servicer, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in July 2004:

     The close of business on

     July 1                  (A)  Cut-off Date.

     July 30                 (B)  Record Date for all Classes of Certificates.

     July 2 - August 6       (C)  The Collection Period. The master servicer
                                  receives Scheduled Payments due after the Cut-off Date and any Principal Prepayments made after the Cut-off Date and on or prior to August 6.

     August 6                (D)  Determination Date.

     August 12               (E)  Master Servicer Remittance Date.

     August 13               (F)  Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

     (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

     (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

     (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to August 6, 2004 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

     (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

     (F) The paying agent will make distributions to Certificateholders on the 13th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

     LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and
(iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "A+" by S&P and "Aa3" by Moody's, provided that, if the fiscal agent is rated at least "AA-" by S&P (or "A+" by S&P if such institution's short-term debt obligations are rated at least "A-1" by S&P) and "Aa3" by Moody's, then the trustee must be rated not less than "A-" by S&P and "A3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP15. As of March 31, 2004, the trustee had assets of approximately $65 billion. See "Description of the Pooling and Servicing Agreements--Duties of the Trustee", "Description of the Pooling and Servicing Agreements--Regarding the Fees, Indemnities and Powers of the Trustee" and "Description of the Pooling and Servicing Agreements--Resignation and Removal of the Trustee" in the prospectus.

The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a nonrecoverable advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of March 31, 2004, the fiscal agent had consolidated assets of approximately $787 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "Aa3" by Moody's and "AA-" by S&P. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent under the Pooling and Servicing Agreement.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank, National Association ("Wells Fargo") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells Fargo will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo maintains an office at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 for certificate transfers and exchanges and an office at 9062 Old Annapolis Road, Columbia,

Maryland 21045 for securities administration purposes. Wells Fargo is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

     The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each class of certificates is the Distribution Date in June 2041.

     The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC for the purposes of federal income tax law (or comparable provisions of state income tax law);

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

o to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o to modify the provisions relating to the timing of reimbursements of Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of 100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o no such amendment may eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the Code; or

o adversely affect the status of any REMIC for federal income tax purposes, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 13th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class X-1 and Class X-2 Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class O Certificates, and then to the other respective Classes of Principal Balance Certificates, in ascending -- from N to A -- alphabetical order of Class designation. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates);
(ii) second, Unpaid Interest owing to such class and (iii) third, Distributable Certificate Interest Amounts owing to such class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and, as to their interest entitlements only, the Class X-1 Certificates and Class X-2 Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.



           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                          ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
July 2005                                   91%          91%          91%           91%          91%
July 2006                                   81%          81%          81%           81%          81%
July 2007                                   69%          69%          69%           69%          69%
July 2008                                   56%          56%          56%           56%          56%
July 2009                                   0%           0%            0%           0%           0%
Weighted average life (years)              3.50         3.50          3.50         3.49         3.46


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                          ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
July 2005                                  100%         100%          100%         100%         100%
July 2006                                  100%         100%          100%         100%         100%
July 2007                                  100%         100%          100%         100%         100%
July 2008                                  100%         100%          100%         100%         100%
July 2009                                   57%          57%          57%           57%          57%
July 2010                                   44%          44%          43%           43%          40%
July 2011                                   0%           0%            0%           0%           0%
Weighted average life (years)              5.70         5.69          5.68         5.67         5.57

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                          ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
July 2005                                  100%         100%          100%         100%         100%
July 2006                                  100%         100%          100%         100%         100%
July 2007                                  100%         100%          100%         100%         100%
July 2008                                  100%         100%          100%         100%         100%
July 2009                                  100%         100%          100%         100%         100%
July 2010                                  100%         100%          100%         100%         100%
July 2011                                   60%          60%          60%           60%          60%
July 2012                                   32%          32%          32%           32%          32%
July 2013                                   13%          11%           9%           6%           0%
July 2014                                   0%           0%            0%           0%           0%
Weighted average life (years)              7.76         7.74          7.73         7.72         7.63


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                          ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
July 2005                                  100%         100%          100%         100%         100%
July 2006                                  100%         100%          100%         100%         100%
July 2007                                  100%         100%          100%         100%         100%
July 2008                                  100%         100%          100%         100%         100%
July 2009                                  100%         100%          100%         100%         100%
July 2010                                  100%         100%          100%         100%         100%
July 2011                                  100%         100%          100%         100%         100%
July 2012                                  100%         100%          100%         100%         100%
July 2013                                  100%         100%          100%         100%          87%
July 2014                                   0%           0%            0%           0%           0%
Weighted average life (years)              9.77         9.76          9.74         9.72         9.53


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                          ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
July 2005                                  100%         100%          100%         100%         100%
July 2006                                  100%         100%          100%         100%         100%
July 2007                                  100%         100%          100%         100%         100%
July 2008                                  100%         100%          100%         100%         100%
July 2009                                  100%         100%          100%         100%         100%
July 2010                                  100%         100%          100%         100%         100%
July 2011                                  100%         100%          100%         100%         100%
July 2012                                  100%         100%          100%         100%         100%
July 2013                                  100%         100%          100%         100%         100%
July 2014                                   0%           0%            0%           0%           0%
Weighted average life (years)              9.96         9.96          9.96         9.96         9.90

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                          ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
July 2005                                  100%         100%          100%         100%         100%
July 2006                                  100%         100%          100%         100%         100%
July 2007                                  100%         100%          100%         100%         100%
July 2008                                  100%         100%          100%         100%         100%
July 2009                                  100%         100%          100%         100%         100%
July 2010                                  100%         100%          100%         100%         100%
July 2011                                  100%         100%          100%         100%         100%
July 2012                                  100%         100%          100%         100%         100%
July 2013                                  100%         100%          100%         100%         100%
July 2014                                   66%          66%          66%           66%          66%
July 2015                                   0%           0%            0%           0%           0%
Weighted average life (years)              10.39        10.38        10.38         10.37        10.28


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------                          ----         ----          ----         ----         ----
Closing Date                               100%         100%          100%         100%         100%
July 2005                                  100%         100%          100%         100%         100%
July 2006                                  100%         100%          100%         100%         100%
July 2007                                  100%         100%          100%         100%         100%
July 2008                                  100%         100%          100%         100%         100%
July 2009                                  100%         100%          100%         100%         100%
July 2010                                  100%         100%          100%         100%         100%
July 2011                                  100%         100%          100%         100%         100%
July 2012                                  100%         100%          100%         100%         100%
July 2013                                  100%         100%          100%         100%         100%
July 2014                                  100%         100%          100%         100%         100%
July 2015                                   85%          85%          85%           85%          85%
July 2016                                   0%           0%            0%           0%           0%
Weighted average life (years)              11.32        11.31        11.31         11.30        11.29

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of one hundred nineteen (119) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $891,251,375, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $897,152 to $117,000,000, and the mortgage loans have an average Cut-off Date Balance of $7,489,507. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between June 28, 2002 and June 23, 2004. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

     One hundred thirty-six (136) mortgaged properties, securing mortgage loans representing 97.6% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Two (2) mortgaged properties, securing mortgage loans representing 1.5% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged property. One (1) mortgaged property, securing a mortgage loan representing 0.8% of the Initial Pool Balance, is subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remaining portion of that same property.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. No mortgage loan permits negative amortization or the deferral of accrued interest. Ninety-five (95) mortgage loans, representing 81.6% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Twenty-four (24) mortgage loans, representing 18.4% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

     The mortgage loans consist of the following property types:

     o Retail - Sixty-six (66) of the mortgaged properties, which secure 44.0% of the Initial Pool Balance, are retail properties;

     o Office - Thirty-two (32) of the mortgaged properties, which secure 32.3% of the Initial Pool Balance, are office properties;

     o Industrial - Sixteen (16) of the mortgaged properties, which secure 9.9% of the Initial Pool Balance, are industrial properties;

     o Multifamily - Nine (9) of the mortgaged properties, which secure 5.9% of the Initial Pool Balance, are multifamily properties;

     o Mixed Use - Five (5) of the mortgaged properties, which secure 2.3% of the Initial Pool Balance, are mixed use properties;

     o Other - Three (3) of the mortgaged properties, which secure 2.1% of the Initial Pool Balance, are types of properties other than those set forth in this paragraph;

     o Hospitality - Three (3) of the mortgaged properties, which secure 2.0% of the Initial Pool Balance, are hospitality properties;

     o Self Storage - Four (4) of the mortgaged properties, which secure 1.5% of the Initial Pool Balance, are self storage properties; and

     o Manufactured Housing Community - One (1) of the mortgaged properties, which secures 0.2% of the Initial Pool Balance is a manufactured housing community property.

Property Location

     The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, New York, Illinois and Pennsylvania.

     o Forty-four (44) mortgaged properties, representing security for 27.8% of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, Twenty-three (23) of such mortgaged properties, representing security for 14.5% of the Initial Pool Balance, are located in Southern California, and twenty-one (21) mortgaged properties, representing security for 13.3% of the Initial Pool Balance, are located in Northern California;

     o Nine (9) mortgaged properties, representing security for 16.9% of the Initial Pool Balance are located in New York;

     o Six (6) mortgaged properties, representing security for 7.6% of the Initial Pool Balance are located in Illinois; and

     o Eight (8) mortgaged properties, representing security for 6.1% of the Initial Pool Balance are located in Pennsylvania.

Due Dates

     One hundred thirteen (113) of the mortgage loans, representing 76.6% of the Initial Pool Balance, have Due Dates on the 1st day of each calendar month. Three (3) of the mortgage loans, representing 1.3% of the Initial Pool Balance, have Due Dates on the 3rd day of each calendar month. One (1) of the mortgage loans, representing 1.7% of the Initial Pool Balance, has a Due Date on the 4th day of each calendar month. One (1) of the mortgage loans representing 7.3% of the Initial Pool Balance has a Due Date on the 8th day of each calendar month. One (1) of the mortgage loans representing 13.1% of the Initial Pool Balance has a Due Date on the 10th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges including one hundred nineteen (119) mortgage loans, representing 100.0% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of either 0 to 5 calendar days or 5 business days.

Amortization

     The mortgage loans have the following amortization features:

     o Ninety-five (95) of the mortgage loans, representing 89.2% of the Initial Pool Balance, are Balloon Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o The twenty-four (24) remaining mortgage loans, representing 10.8% of the Initial Pool Balance are fully amortizing and each is expected to have less than 5% of the original principal balance outstanding as of its respective stated maturity date.

Prepayment Restrictions

     As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

     o Eighty (80) of the mortgage loans, representing 76.1% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

     o Twenty-one (21) of the mortgage loans, representing 17.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

     o Seventeen (17) mortgage loans, representing 5.6% of the Initial Pool Balance, prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

     o One (1) of the mortgage loans, representing 0.4% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period and thereafter provides for a Prepayment Premium or a Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 3% of the amount prepaid.

     With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

     o Three (3) of the mortgage loans, representing 8.9% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

     o Two (2) mortgage loans, representing 2.0% of the Initial Pool Balance, are each secured by multiple mortgaged properties, permit the release of any of the mortgaged properties from the lien of the related mortgage upon prepayment of an amount equal to at least 115% of the amount of the mortgage loan being released subject to payment of a Yield Maintenance Charge on the full amount of the prepayment. Any amount prepaid in excess of the amount required to prepay the mortgage loan being released in full, including any Yield Maintenance Charges, will be applied to partially prepay the remaining mortgage loan.

     o One (1) mortgage loan, representing 0.3% of the Initial Pool Balance, which is secured by multiple mortgaged properties, permits the release of any of the mortgaged properties from the lien of the related mortgage, (i) if there is a defeasance of a portion of the mortgage loan in connection with such release or (ii) if there is payment of a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid on a portion of the mortgage loan in connection with such release.

     o Notwithstanding the foregoing, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without premium or defeasance requirements commencing one (1) to thirteen (13) payment dates prior to and including the maturity date.

     The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans, any Serviced Companion Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion Mortgage Loan or B Note documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

     Two (2) of the mortgage loans, representing 20.4% of the Initial Pool Balance, currently have additional financing in place which is secured by the mortgaged property or properties related to such mortgage loan. The

Grace Building Pari Passu Loan is secured by the related mortgaged property on a pari passu basis with other notes that had an aggregate original principal balance of $234,000,000. In addition, four notes that have an aggregate original principal balance of $30,000,000 are subordinate in right of payment to the Grace Building Pari Passu Loan and the related Grace Building Companion Loans. The GIC Office Portfolio Pari Passu Loan is secured by the related mortgaged properties on a pari passu basis with other notes that had an aggregate original principal balance of $635,000,000. In addition, another note that had an original principal balance of $125,000,000 is subordinate in right of payment to the GIC Office Portfolio Pari Passu Loan and the related GIC Office Portfolio Companion Loans. See "--The Grace Building Pari Passu Loan" and "--The GIC Office Portfolio Pari Passu Loan" in this prospectus supplement.

     Three (3) of the mortgage loans, representing 10.2% of the Initial Pool Balance, are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, there is a related mezzanine financing in the amount of $75,000,000. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

     Seven (7) of the mortgage loans, representing 3.6% of the Initial Pool Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property. With respect to Mortgage Loan No. 73 (the "Hampton Inn--Jacksonville Loan") the borrower may obtain mezzanine financing from a third party mezzanine lender acceptable to lender during the first two years of the term of the Hampton Inn--Jacksonville Loan. Such mezzanine loan may not exceed $800,000 and must be subordinate in all respects to lender's mortgage. In no event may the Hampton Inn--Jacksonville Loan and mezzanine loan, combined exceed seventy-five percent (75%) loan to value as determined by lender, nor may DSCR, as determined by the lender, on total loan amount, including mezzanine loan, be less than the DSCR, as determined by the lender, at loan closing. With respect to Mortgage Loan No. 80 (the "Woodwind Commerce Park Loan") the borrower is permitted to incur unsecured subordinate debt, provided that (i) borrower provides at least 15 days prior written notice of such debt, (ii) such debt is at all times unsecured and evidenced by a subordinate note, and (iii) the proceeds of such debt are used exclusively for the benefit of the subject property. The permitted subordinate debt means unsecured indebtedness from the borrower owing to one or more members of the borrower as per the organizational chart delivered by borrower in the aggregate maximum principal amount of $737,500. With respect to Mortgage Loan No. 69 (the "Braeswood Shopping Center Loan") the borrower is permitted to incur unsecured subordinate debt from an affiliated party in an amount up to $250,000, provided such debt is expressly subordinate pursuant to an enforceable subordination and standstill agreement satisfactory to lender in its sole discretion. With respect to Mortgage Loan Nos. 75, 84, 93 and 112 (the "FHK Loan Group") the related borrowers are permitted to incur unsecured subordinate debt from various principals, provided the junior noteholders agree to subordination/standstill provisions.

     We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

     Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral; Property Substitution

     Six (6) of the mortgage loans, representing 4.0% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

     Two (2) of the mortgage loans, representing 6.1% of the Initial Pool Balance, permit the substitution of one of the related mortgaged properties in accordance with the conditions set forth in the related mortgage loan documents.

THE GRACE BUILDING PARI PASSU LOAN

     Mortgage Loan No. 1 (the "Grace Building Pari Passu Loan") is evidenced by a note (described below) that is secured by the mortgaged property on a pari passu basis with the other notes described below, (the "Grace Building Companion Loans") that are not included in the trust. The Grace Building Pari Passu Loan and the Grace Building Companion Loans are collectively referred to herein as the "Grace Building A Notes".

     The Grace Building A Notes had outstanding principal balances as of the Cut-off Date as follows:

          Note                 Principal Balance
          ----                 -----------------
           A-1                    $117,000,000
           A-2                    $117,000,000
           A-3                     $59,670,000
           A-4                     $57,330,000

Note A-1 is included in a securitization known as the J.P. Morgan Chase Commercial Mortgage Securities Corp. 2004-CIBC9 securitization. Note A-2 is currently held by Lehman Brothers Bank, FSB and it or a portion of it may be included in a future securitization. Notes A-3 and A-4 comprise the Grace Building Pari Passu Loan and were originated by Morgan Stanley Mortgage Capital Inc. Note A-4 was sold by Morgan Stanley Mortgage Capital Inc. to Wells Fargo Bank, National Association. Both Note A-3 and Note A-4 will be included in the Trust. The payment and other terms of the Grace Building A Notes are substantially the same.

     In addition, with respect to the Grace Building Pari Passu Loan, the mortgage on the related mortgaged property also secures subordinated B Notes (collectively, the "Grace Building B Note"). The Grace Building B Notes had outstanding principal balances as of the Cut-off Date as follows:

          Note                 Principal Balance
          ----                 -----------------
           B-1                     $10,000,000
           B-2                     $10,000,000
           B-3                      $5,100,000
           B-4                      $4,900,000


The Grace Building B Notes are currently held by JPMorgan Chase Bank, Lehman Brothers Bank, FSB and Morgan Stanley Mortgage Capital Inc., respectively. Each Grace Building B Note or a portion of such note may be included in a future securitization. The Grace Building A Notes and the Grace Building B Note are collectively referred to herein as the "Grace Building Loan Group." The Grace Building Loan Group is serviced pursuant to the JPM 2004-CIBC9 Pooling and Servicing Agreement. The JPM 2004-CIBC9 Master Servicer is responsible for making Servicing Advances in respect of the mortgaged property, maintaining required escrows and remitting collections on the Grace Building Pari Passu Loan to, or on behalf of, the trust, the owners of the Grace Building Companion Loans and the Grace Building B Note, as required by the JPM 2004-CIBC9 Pooling and Servicing Agreement and the co-lender agreement described below. The Grace Building Loan Group lenders have entered into an intercreditor agreement (the "Grace Building Intercreditor Agreement"), which provides that, losses and shortfalls relating to the Grace Building Loan Group will be allocated first, to the holder of the Grace Building B Note and thereafter, on a pro rata and pari passu basis, to the Grace Building A Notes.

     The Grace Building B Note has the same maturity date as the Grace Building Pari Passu Loan and has a fixed interest rate. Principal payments on the Grace Building Pari Passu Loan and the Grace Building B Note are made on the basis of a 360-month amortization schedule. On the tenth day of each month (or the preceding business day if such tenth day is not a business day) ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the Grace Building Pari Passu Loan and the Grace Building B Note. Such payments will be applied in accordance with the co-lender agreement described below.

          With respect to the Grace Building Loan Group, the holders of the Grace Building A Notes and the Grace Building B Note will be parties to a co-lender agreement. That co-lender agreement provides, among other things, for the following:

     o the Grace Building A Notes and the Grace Building B Note will be serviced under the JPM 2004-CIBC9 Pooling and Servicing Agreement by the JPM 2004-CIBC9 Master Servicer and the JPM 2004-CIBC9 Special Servicer, in general, as if each loan in the Grace Building Loan Group were a mortgage loan in the JPM 2004-CIBC9 trust;

     o the Grace Building Pari Passu Loan and the Grace Building Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o all payments, proceeds and other recoveries on or in respect of the Grace Building Pari Passu Loan and/or the Grace Building Companion Loans (in each case, subject to the rights of the JPM 2004-CIBC9 Master Servicer, the JPM 2004-CIBC9 Special Servicer, the JPM 2004-CIBC9 Depositor, the JPM 2004-CIBC9 Trustee or the JPM 2004-CIBC9 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the JPM 2004-CIBC9 Pooling and Servicing Agreement) will be applied to the Grace Building Pari Passu Loan and the Grace Building Companion Loans on a pari passu basis;


     o the right of the holder of the Grace Building B Note to receive payments of principal and interest is generally subordinate to the right of the holders of the Grace Building A Notes to receive payments of principal and interest;

     o prior to an event of default under, or an acceleration on account of any other event of default of, the Grace Building Loan Group or if the holder of the Grace Building B Note is exercising the cure rights described below, the holder of the Grace Building B Note will generally be entitled to receive its payments of interest and payments of principal after the holders of the Grace Building A Notes receive their payments of interest (other than default interest) and payments of principal;

     o upon the occurrence and continuance of an event of default or an acceleration of the Grace Building Loan Group on account of any other event of default, provided that the holder of the Grace Building B
          Note is not exercising the cure rights described below, the holder of the Grace Building B Note will not be entitled to receive payments of principal or interest until the holders of the Grace Building A Notes receive all their accrued interest (other than default interest) and outstanding principal in full (and servicer advances are fully repaid);

     o the holder of the Grace Building B Note has the right, following the transfer to special servicing of all of the mortgage loans in the Grace Building Loan Group (provided that either (i) there has been a failure to make a monthly payment that is at least 60 days past due or
          (ii) such transfer is immediately prior to the majority holder of the Grace Building B Note losing its designation as the Directing Lender (as defined in the Grace Building Intercreditor Agreement) (provided that either a mortgage loan event of default has occurred and is continuing or is reasonably foreseeable)), to purchase the Grace Building A Notes, at a price generally equal to the unpaid principal balance of each of the Grace Building A Notes, plus accrued unpaid interest on each such Grace Building A Note at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect to the Grace Building Loan Group pursuant to the JPM 2004-CIBC9 Pooling and Servicing Agreement;

     o the holder of the Grace Building Pari Passu Loan will have the right directly or through a representative (which includes the master servicer), to consult the JPM 2004-CIBC9 Special Servicer with respect to various servicing matters affecting the Grace Building Loan Group;

     o the holder of the Grace Building B Note has the right to cure events of default with respect to the Grace Building Pari Passu Loan and the Grace Building Companion Loans that may be cured by the payment of money, within 10 business days of the later of (a) receipt by the holder of the Grace Building B Note of notice of the subject event of default and (b) the expiration of any applicable grace period for the subject event of default. The holder of the Grace Building B Note may not cure a mortgage event of default more than (a) seven times over the life of such loans, (b) three consecutive times or (c) four times in any twelve-month period;

     o the Directing Lender is entitled to advise the JPM 2004-CIBC9 Master Servicer and the JPM 2004-CIBC9 Special Servicer with respect to, and consent to the JPM 2004-CIBC9 Master Servicer's or the JPM 2004-CIBC9 Special Servicer's taking (as the case may be), subject to the servicing standard under the JPM 2004-CIBC9 Pooling and Servicing Agreement (which servicing standard is substantially similar to the servicing standard applicable to the certificates), certain actions with respect to the Grace Building Loan Group, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or extension of the maturity date of the Grace Building Loan Group, any proposed sale of a defaulted mortgage loan or REO Property for less than the applicable purchase price, any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property, any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan; any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the mortgage loans, any management company changes with respect to a mortgage loan for which the servicer is required to consent or approve, releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than required pursuant to the specific terms of the mortgage loan; any acceptance of an assumption agreement releasing the borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan, any determination of an acceptable insurance default; and any replacement of the property manager. However, the foregoing consent rights of the majority holder of the Grace Building B Note will terminate at the time that the majority holder of the Grace Building B Note ceases to be the "Directing Lender," which is defined as the majority holder of the Grace Building B Note, initially, for so long as the principal amount of the Grace Building B Note (net of any appraisal reduction) is equal to or greater than 25% of an amount equal to the original principal amount of the Grace Building B Note less any principal payments allocated to, and received on, the Grace Building B Note made by the borrower;

     o for so long as the Grace Building Pari Passu Loan is serviced under the JPM 2004-CIBC9 Pooling and Servicing Agreement, and so long as the majority holder of the Grace Building B Note is the Directing Lender of the Grace Building Loan Group, the majority holder of the Grace Building B Note will generally be entitled to exercise (with respect to the Grace Building Loan Group only) the rights and powers granted to the controlling class representative under the JPM 2004-CIBC9 Pooling and Servicing Agreement, other than the right to terminate and replace the JPM 2004-CIBC9 Special Servicer, as to which the Grace Building B Note have only consultation rights; and

     o the transfer of the ownership of the Grace Building Companion Loans to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

THE GIC OFFICE PORTFOLIO PARI PASSU LOAN

     Mortgage Loan Nos. 2-13 (the "GIC Office Portfolio Pari Passu Loan") is evidenced by a note (described below) that is secured by the mortgaged properties on a pari passu basis with the other notes described below, (the "GIC Office Portfolio Companion Loans") that are not included in the trust. The GIC Office Portfolio Pari Passu

Loan and the GIC Office Portfolio Companion Loans are collectively referred to herein as the "GIC Office Portfolio A Notes".

     The GIC Office Portfolio A Notes had outstanding principal balances as of the Cut-off Date as follows:

          Note                 Principal Balance
          ----                 -----------------
          A-1A                    $200,000,000
          A-1B                    $150,000,000
          A-2A                     $90,000,000
          A-2B                    $110,000,000
          A-2C                     $85,000,000
          A-2D                     $65,000,000

Note A-1A is included in a REMIC trust known as the LB-UBS Commercial Mortgage Trust 2004-C1. Note A-1B is included in a REMIC trust known as the LB-UBS Commercial Mortgage Trust 2004-C2. Note A-2A is included in a REMIC trust known as the Morgan Stanley Capital I Trust 2004-TOP13. Note A-2B is included in a REMIC trust known as the Morgan Stanley Capital I Trust 2004-HQ3. Note A-2C is included in a REMIC trust known as the Bear Stearns Commercial Mortgage Securities Inc. 2004-PWR4. Note A-2D comprises the GIC Office Portfolio Pari Passu Loan and will be included in the trust. Except for the principal balances, the payment and other terms of the GIC Office Portfolio A Notes are substantially the same.

     In addition, with respect to the GIC Office Portfolio Pari Passu Loan, the mortgage on the related mortgaged properties also secures a subordinated B Note (the "GIC Office Portfolio B Note"), which had an original principal balance of $125,000,000. The GIC Office Portfolio B Note is owned by an unrelated third party and is not an asset of the trust. The GIC Office Portfolio A Notes and the GIC Office Portfolio B Note are collectively referred to herein as the "GIC Office Portfolio Loan Group." The GIC Office Portfolio Loan Group is serviced pursuant to the LB-UBS 2004-C1 Pooling and Servicing Agreement. The LB-UBS 2004-C1 Master Servicer is responsible for making Servicing Advances in respect of the mortgaged properties, maintaining required escrows and remitting collections on the GIC Office Portfolio Pari Passu Loan to, or on behalf of, the trust, the owners of the GIC Office Portfolio Companion Loans and the GIC Office Portfolio B Note, as required by the LB-UBS 2004-C1 Pooling and Servicing Agreement and the co-lender agreement described below.

     The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF set forth herein are based on the aggregate indebtedness evidenced by the GIC Office Portfolio A Notes.

     The GIC Office Portfolio B Note has the same maturity date as the GIC Office Portfolio Pari Passu Loan and has a fixed interest rate. Principal payments on the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio B Note are made on the basis of a 360-month amortization schedule. On the eighth day of each month (or the succeeding business day if such eighth day is not a business day) ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio B Note. Such payments will be applied in accordance with the co-lender agreement described below.

     With respect to the GIC Office Portfolio Loan Group, the holders of the GIC Office Portfolio A Notes and the GIC Office Portfolio B Note are parties to a co-lender agreement. That co-lender agreement provides, among other things, for the following:

     o the GIC Office Portfolio A Notes and the GIC Office Portfolio B Note will be serviced under the LB-UBS 2004-C1 Pooling and Servicing Agreement by the LB-UBS 2004-C1 Master Servicer and the LB-UBS 2004-C1 Special Servicer, in general, as if each loan in the GIC Office Portfolio Loan Group were a mortgage loan in the LB-UBS 2004-C1 trust;

     o the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o all payments, proceeds and other recoveries on or in respect of the GIC Office Portfolio Pari Passu Loan and/or the GIC Office Portfolio Companion Loans (in each case, subject to the rights of the LB-UBS 2004-C1 Master Servicer, the LB-UBS 2004-C1 Special Servicer, the LB-UBS 2004-C1 Depositor, the LB-UBS 2004-C1 Trustee or the LB-UBS 2004-C1 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the LB-UBS 2004-C1 Pooling and Servicing Agreement) will be applied to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans on a pari passu basis;

     o the right of the holder of the GIC Office Portfolio B Note to receive payments of principal and interest is generally subordinate to the right of the holders of the GIC Office Portfolio A Notes to receive payments of principal and interest;

     o prior to an event of default under, or an acceleration on account of any other event of default of, the GIC Office Portfolio Loan Group or if the holder of the GIC Office Portfolio B Note is exercising the cure rights described below, the holder of the GIC Office Portfolio B Note will generally be entitled to receive its payments of interest and payments of principal after the holders of the GIC Office Portfolio A Notes receive their payments of interest (other than default interest) and payments of principal;

     o upon the occurrence and continuance of an event of default or an acceleration of the GIC Office Portfolio Loan Group on account of any other event of default, provided that the holder of the GIC Office Portfolio B Note is not exercising the cure rights described below, the holder of the GIC Office Portfolio B Note will not be entitled to receive payments of principal or interest until the holders of the GIC Office Portfolio A Notes receive all their accrued interest (other than default interest) and outstanding principal in full (and servicer advances are fully repaid);

     o the holder of the GIC Office Portfolio B Note has the right, following the transfer to special servicing of all of the mortgage loans in the GIC Office Portfolio Loan Group (provided that either (i) there has been a failure to make a monthly payment that is at least 60 days past due or (ii) such transfer is immediately prior to the holder of the GIC Office Portfolio B Note losing its designation as the Lead Lender (provided that either a mortgage event of default has occurred and is continuing or is reasonably foreseeable)), to purchase the GIC Office Portfolio A Notes, at a price generally equal to the unpaid principal balance of each of the GIC Office Portfolio A Notes, plus accrued unpaid interest on each such GIC Office Portfolio A Note at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect to the GIC Office Portfolio Loan Group pursuant to the LB-UBS 2004-C1 Pooling and Servicing Agreement;

     o the holder of the GIC Office Portfolio Pari Passu Loan will have the right directly or through a representative (which includes the master servicer), to consult the LB-UBS 2004-C1 Special Servicer with respect to various servicing matters affecting the GIC Office Portfolio Loan Group;

     o the holder of the GIC Office Portfolio B Note has the right to cure events of default with respect to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans that may be cured by the payment of money, within 10 business days of the later of (a) receipt by the holder of the GIC Office Portfolio B Note of notice of the subject event of default and (b) the expiration of any applicable grace period for the subject event of default. The holder of the GIC Office Portfolio B Note may not cure a mortgage event of default more than (a) nine times over the life of such loans, (b) four consecutive times or (c) five times in any twelve-month period;

     o the Lead Lender is entitled to advise the LB-UBS 2004-C1 Master Servicer and the LB-UBS 2004-C1 Special Servicer with respect to, and consent to the LB-UBS 2004-C1 Master Servicer's or the LB-UBS 2004-C1 Special Servicer's taking (as the case may be), subject to the servicing standard under the LB-UBS 2004-C1 Pooling and Servicing Agreement (which servicing standard is substantially similar to the servicing standard applicable to the certificates), certain actions with respect to the GIC Office Portfolio Loan Group, including, without limitation, foreclosure upon the related mortgaged properties, modification of any monetary term or material non-monetary term of the GIC Office Portfolio Loan Group, the renewal, replacement or waiver of certain insurance requirements, the sale of the related mortgaged properties, approval or adoption of a plan in bankruptcy of the borrower, release of any collateral, acceptance of a discounted payoff, and waiver of a "due-on-sale" or "due-on-encumbrance" clause. However, the foregoing consent rights of the holder of the GIC Office Portfolio B Note will terminate at the time that the holder of the GIC Office Portfolio B Note ceases to be the "Lead Lender," which is defined as the holder of the GIC Office Portfolio B Note, initially, for so long as the principal amount of the GIC Office Portfolio B Note (net of any appraisal reduction) is equal to or greater than 27.5% of an amount equal to the original principal amount of the GIC Office Portfolio B Note less any principal payments allocated to, and received on, the GIC Office Portfolio B Note made by the borrower;

     o for so long as the GIC Office Portfolio Pari Passu Loan is serviced under the LB-UBS 2004-C1 Pooling and Servicing Agreement, and so long as the holder of the GIC Office Portfolio B Note is the Lead Lender of the GIC Office Portfolio Loan Group, the holder of the GIC Office Portfolio B Note will generally be entitled to exercise (with respect to the GIC Office Portfolio Loan Group only) the rights and powers granted to the controlling class representative under the LB-UBS 2004-C1 Pooling and Servicing Agreement, other than the right to terminate and replace the LB-UBS 2004-C1 Special Servicer, as to which the GIC Office Portfolio B Note has only consultation rights; and

     o the transfer of the ownership of the GIC Office Portfolio Companion Loans to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

Mezzanine Financing. Prime Mezz, Inc. (the "GIC Office Portfolio Mezzanine Borrower") has incurred mezzanine financing (the "GIC Office Portfolio Mezzanine Loan") in the initial principal amount of $75,000,000, which accrues interest at a fixed rate. The GIC Office Portfolio Mezzanine Loan is secured by a pledge of the ownership interests of the GIC Office Portfolio Mezzanine Borrower in each borrower under the GIC Office Portfolio Loan Group (together, the "GIC Office Portfolio Mezzanine Collateral"). The GIC Office Portfolio Mezzanine Loan matures on January 8, 2014.

     The GIC Office Portfolio Loan Group lender and the lender on the GIC Office Portfolio Mezzanine Loan (the "GIC Office Portfolio Mezzanine Lender") have entered into an intercreditor agreement (the "GIC Office Portfolio Intercreditor Agreement") that sets forth the relative priorities between the GIC Office Portfolio Loan Group and the GIC Office Portfolio Mezzanine Loan. The GIC Office Portfolio Intercreditor Agreement provides that, among other things:

     o if securities backed by and payable from the proceeds of the GIC Office Portfolio Loan Group are outstanding, the GIC Office Portfolio Mezzanine Lender shall not take certain actions without receiving ratings confirmations from the rating agencies rating those securities that such action will not in itself result in the downgrade, withdrawal or qualification of the then current ratings assigned to those securities, including exercising its rights to obtain title to or foreclose upon any of the GIC Office Portfolio Mezzanine Collateral unless certain conditions are satisfied, including that the transferee of the title to the GIC Office Portfolio Mezzanine Collateral is a qualifying institutional investor and that the properties will be managed by a qualified manager (as defined);

     o subject to certain conditions, upon an "event of default" under the GIC Office Portfolio Mezzanine Loan, the GIC Office Portfolio Mezzanine Lender will have the right to select a replacement manager (including any asset manager) or leasing agent for the related mortgaged properties, which replacement manager, asset manager and/or leasing agent must either meet certain specified criteria or be approved by the lender under the GIC Office Portfolio Loan Group or be subject to a ratings confirmation;

     o the GIC Office Portfolio Mezzanine Lender has the right pursuant to the GIC Office Portfolio Intercreditor Agreement to receive notice of any event of default under any loan in the GIC Office Portfolio Loan Group and the right to cure any monetary default within a period ending five (5) business days after receipt of such notice; provided, however, that the GIC Office Portfolio Mezzanine Lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six (6) consecutive months unless the GIC Office Portfolio Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the GIC Office Portfolio Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the GIC Office Portfolio

          Mezzanine Lender will have the same period of time as the GIC Office Portfolio Borrower under the GIC Office Portfolio Loan Group loan documents to cure such non-monetary default; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the GIC Office Portfolio Mezzanine Lender will be given, subject to certain conditions, an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default;

     o if the GIC Office Portfolio Loan Group has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgages or other security for the GIC Office Portfolio Loan Group has been commenced, the GIC Office Portfolio Mezzanine Lender has the right to purchase the GIC Office Portfolio Loan Group in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances or cure payments made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of principal and/or interest on the GIC Office Portfolio Loan Group and/or on any protective advances or cure payments, and all costs and expenses (including legal fees and expenses) actually incurred by the GIC Office Portfolio Loan Group lender in enforcing the terms of the GIC Office Portfolio Loan Group documents and certain special servicer fees in connection therewith. This purchase option will generally expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the related mortgaged properties; and

     o the GIC Office Portfolio Mezzanine Loan loan documents may be modified without the GIC Office Portfolio Loan Group lender's consent, subject to certain restrictions that generally protect the interests of the holder of the GIC Office Portfolio Loan Group lender.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

     In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

     An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     In the case of twenty-four (24) mortgaged properties, securing mortgage loans representing approximately 6.0% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of $4,000,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

     In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

     o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

     o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

     o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed $5,000,000 and the total claims under the group policy is subject to a maximum of $18,810,000. There is no deductible under the policy.

     The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

     The secured creditor impaired property policy will be issued by Steadfast Insurance Company, an affiliate of Zurich North America.

     In the case of seven (7) mortgaged properties, securing mortgage loans representing 8.6% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

     (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects
          (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.

          In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

     (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

     The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the mortgagor maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

     If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

     If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

     In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard; provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 7 business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

Morgan Stanley Mortgage Capital Inc.

     MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

Bear Stearns Commercial Mortgage, Inc.

     BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSCMI or an affiliate of BSCMI originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's telephone number is (212) 272-2000.

Wells Fargo Bank, National Association

     A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans--The Master Servicer and Special
Servicer--Master Servicer" in this prospectus supplement.

Principal Commercial Funding, LLC

     PCF is a wholly owned subsidiary of Principal Global Investors, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515) 248-3944.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

     The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

     (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

     (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

     (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

     (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

     (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

     (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

     (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

     (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

     (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

     (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

     (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

     (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

     o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

     o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

     With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Seller will be required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will be required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.


                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The servicing standard for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

     Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

     Any such interest of the master servicer, the special servicer or the Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

     On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

     o a successor master servicer or special servicer is available, has assets of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the depositor and the trustee;

     o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

     o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

     The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

     The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced Mortgage Loans.

     Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

     The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

     The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE GRACE BUILDING LOAN GROUP AND THE GIC OFFICE PORTFOLIO
LOAN GROUP

The Grace Building Loan Group

     The Grace Building Loan Group and any related REO Property is serviced under the JPM 2004-CIBC9 Pooling and Servicing Agreement. That agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the Series 2004-TOP15 securitization. The servicing arrangements under the JPM 2004-CIBC9 Pooling and Servicing Agreement are generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

     Distributions. Under the terms of the Grace Building Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Grace Building Loan Group (and, after such a default has occurred, so long as the holder of the Grace Building B Note has cured such a default), after payment of amounts payable or reimbursable to parties under the JPM 2004-CIBC9 Pooling and Servicing Agreement, payments and proceeds received with respect to the Grace Building Loan Group will generally be paid in the following manner, in each case to the extent of available funds:

     First, each holder of the Grace Building Pari Passu Loan and the Grace Building Companion Loans will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Grace Building Pari Passu Loan and the Grace Building Companion Loans, pro rata;

     Second, each holder of the Grace Building Pari Passu Loan and the Grace Building Companion Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Third, scheduled and unscheduled principal payments in respect of the Grace Building Pari Passu Loan and the Grace Building Companion Loans will be paid to each holder of the Grace Building Pari Passu Loan and the Grace Building Companion Loans, pro rata;

     Fourth, the holder of the Grace Building B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fifth, scheduled and unscheduled principal payments in respect of the Grace Building B Note will be paid to the holder of the Grace Building B Note;

     Sixth, any prepayment premium will be paid to the holder of the Grace Building Pari Passu Loan and the Grace Building Companion Loans, pro rata, in the amount actually received in respect of the Grace Building Pari Passu Loan and the Grace Building Companion Loans, respectively;

     Seventh, any prepayment premium will be paid to each holder of the Grace Building B Note, in the amount actually received in respect of the Grace Building B Note;

     Eighth, any late payment charges and default interest (in excess of the interest paid in accordance with clause second above) with respect to the Grace Building Pari Passu Loan and the Grace Building Companion Loans will be paid to each of the holders of the Grace Building Pari Passu Loan and the Grace Building Companion Loans, on a pro rata basis until all such amounts are paid;

     Ninth, any late payment charges and default interest (in excess of the interest paid in accordance with clause fourth above) with respect to the Grace Building B Note will be paid to the holder of the Grace Building B Note until all such amounts are paid;

     Tenth, the holder of the Grace Building B Note will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Grace Building B Note; and

     Eleventh, any remaining amount allocated among the holders of the Grace Building A Notes and the Grace Building B Note, pro rata, in accordance with the initial principal balance of the Grace Building A Notes and the initial principal balance of the Grace Building B Note, respectively.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Grace Building Loan Group (unless the holder of the Grace Building B Note has cured such a default), after payment of all amounts then payable or reimbursable to parties under the JPM 2004-CIBC9 Pooling and Servicing Agreement, Liquidation Proceeds and other collections with respect to the Grace Building Loan Group will generally be applied in the following manner, in each case to the extent of available funds:

     First, each holder of the Grace Building Pari Passu Loan and the Grace Building Companion Loans will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Grace Building Pari Passu Loan and the Grace Building Companion Loans, pro rata;

     Second, each holder of the Grace Building Pari Passu Loan and the Grace Building Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

     Third, each holder of the Grace Building Pari Passu Loan and the Grace Building Companion Loans will receive, pro rata, based on the principal balance of each such loan an amount up to its principal balance, until the principal balance has been paid in full;

     Fourth, the holder of the Grace Building B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fifth, the holder of the Grace Building B Note will receive an amount up to its principal balance, until such principal has been paid in full;

     Sixth, any prepayment premium that is allocable to the Grace Building Pari Passu Loan and the Grace Building Companion Loans, to the extent actually paid by the borrower, will be paid to the holder of the Grace Building Pari Passu Loan and each holder of the Grace Building Companion Loans, pro rata;

     Seventh, any prepayment premium that is allocable to the Grace Building B Note, to the extent actually paid by the borrower, will be paid to the holder of the Grace Building B Note;

     Eighth, any late payment charges and default interest in excess of the interest paid in accordance with clause second above with respect to the Grace Building Pari Passu Loan and the Grace Building Companion Loans, will be paid to each holder of the Grace Building Pari Passu Loan and the Grace Building Companion Loans, pro rata;

     Ninth, any late payment charges and default interest in excess of the interest paid in accordance with clause fourth above with respect to the Grace Building B Note will be paid to the holder of the Grace Building B Note;

     Tenth, the holder of the Grace Building Pari Passu Loan and the Grace Building Companion Loans will receive any other amount paid by the borrower and due to such holders, pro rata;

     Eleventh, the holder of the Grace Building B Note will receive any other amount paid by the borrower and due to such holder;

     Twelfth, the holder of the Grace Building B Note will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Grace Building B Note; and

     Thirteenth, any remaining amount allocated among the holders of the Grace Building A Notes and the Grace Building B Note, pro rata, in accordance with the initial principal balance of the Grace Building A Notes and the initial principal balance of the Grace Building B Note, respectively.

Rights of the Holder of the Grace Building B Note

     The holder of the Grace Building B Note has certain rights under the related co-lender agreement, including, among others, the following:

     Option to Cure Defaults Under Grace Building Loan Group. The holder of the Grace Building B Note has the right to cure events of default with respect to the Grace Building Pari Passu Loan and the Grace Building Companion Loans that may be cured by the payment of money, within 10 business days of the later of
(a) receipt by such holder of the Grace Building B Note of notice of the subject event of default and (b) the expiration of any applicable grace period for the subject event of default. The holder of the Grace Building B Note may not cure a monetary mortgage event of default more than (a) seven times over the life of such loans, (b) three consecutive times or (c) four times in any twelve-month period.

     Option to Purchase Grace Building A Notes. The holder of the Grace Building B Note has the ability, following the transfer to special servicing of all of the mortgage loans in the Grace Building Loan Group (provided that either (i) there has been a failure to make a monthly payment that is at least 60 days past due or (ii) such transfer is immediately prior to the holder of the Grace Building B Note losing its designation as the Directing Lender (provided that either a mortgage event of default has occurred and is continuing or is reasonably foreseeable)), to purchase the Grace Building A Notes, at a price generally equal to the unpaid principal balance of each such Grace Building A Note, plus accrued unpaid interest on each such Grace Building A Note at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect to the Grace Building Loan Group pursuant to the JPM 2004-CIBC9 Pooling and Servicing Agreement.

     Additional Rights of the Holder of the Grace Building B Note. Pursuant to the related co-lender agreement, for so long as the holder of the Grace Building B Note is the Directing Lender under the related co-lender agreement (as described above), the holder of the Grace Building B Note may advise the applicable master servicer and special servicer with respect to the Grace Building Loan Group with respect to the following actions of such master servicer or special servicer, as applicable, and no such servicer will be permitted to take any of the following actions with respect to the Grace Building Loan Group, unless and until that servicer has notified each holder of a loan in the Grace Building Loan Group in writing and the Directing Lender has not objected in writing within ten (10) business days of having been so notified and having been provided with all reasonably requested information (and if such written objection has not been received by the applicable master servicer or special servicer within such ten (10) business day period, then the Lead Lender's approval will be deemed to have been given):

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the mortgaged property securing the mortgage loans as come into and continue in default;

     o any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

     o any proposed sale of a defaulted mortgage loan or REO Property for less than the applicable purchase price;

     o any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

     o any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan;

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the mortgage loans;

     o any management company changes with respect to a mortgage loan for which the Servicer is required to consent or approve;

     o releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than required pursuant to the specific terms of the mortgage loan;

     o any acceptance of an assumption agreement releasing the Borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;

     o    any determination of an Acceptable Insurance Default; and

     o    any replacement of the property manager.

     Notwithstanding the foregoing, if the applicable servicer determines that immediate action is necessary to protect the interest of the holders of any loan in the Grace Building Loan Group (as a collective whole), then such applicable servicer may take any such action without waiting for the response of the Directing Lender.

     In addition, for so long as the holder of the Grace Building B Note is the Directing Lender with respect to the Grace Building Loan Group, the holder of the Grace Building B Note may direct the applicable servicer to take, or to refrain from taking, such actions as the holder of the Grace Building B Note may deem consistent with the related co-lender agreement or as to which provision is otherwise made in the related co-lender agreement. Upon reasonable request, the applicable servicer will, with respect to the Grace Building Loan Group, provide the holder of the Grace Building B Note with any information in the possession of such servicer with respect to such matters, including its reasons for determining to take a proposed action.

However, no advice, direction or objection from or by the Directing Lender, as contemplated by the related co-lender agreement, may (and the applicable servicer is obligated to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the applicable servicer to violate any provision of the related co-lender agreement, the applicable servicing agreement (including the applicable servicer's obligation to act in accordance with the servicing standard described therein) or the terms of the Grace Building Loan Group loan documents or applicable law or result in an adverse REMIC event. The applicable servicer will not be obligated to seek approval from the Directing Lender, as contemplated above, for any actions to be taken by such servicer if (i) such servicer has, as described above, notified the Directing Lender in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the Directing Lender's loan and (ii) for 30 days following the first such notice, the Directing Lender has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable servicer considers to be consistent with the servicing standard described in the applicable servicing agreement.

The GIC Office Portfolio Loan Group

     The GIC Office Portfolio Loan Group and any related REO Property are being serviced under the LB-UBS 2004-C1 Pooling and Servicing Agreement. That agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the Series 2004-TOP15 securitization. The servicing arrangements under the LB-UBS 2004-C1 Pooling and Servicing Agreement are generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

     Distributions. Under the terms the related co-lender agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the GIC Office Portfolio Loan Group (and, after such a default has occurred, so long as the holder of the GIC Office Portfolio B Note has cured such a default), after payment of amounts payable or reimbursable to parties under the LB-UBS 2004-C1 Pooling and Servicing Agreement, payments and proceeds received with respect to the GIC Office Portfolio Loan Group will generally be paid in the following manner, in each case to the extent of available funds:

     First, each holder of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, pro rata;

     Second, each holder of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, and each holder of the GIC Office Portfolio B Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Third, scheduled and unscheduled principal payments in respect of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans will be paid to each holder of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, scheduled and unscheduled principal payments in respect of the GIC Office Portfolio B Note will be paid to each holder of the GIC Office Portfolio B Note, pro rata;

     Fourth, any prepayment premium will be paid to the holder of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, pro rata, in the amount actually received in respect of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, respectively, and to each holder of the GIC Office Portfolio B Note, any prepayment premium attributable to the GIC Office Portfolio B Note;

     Fifth, pro rata to the to the holder of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans and each holder of the GIC Office Portfolio B Note, any late payment charges and default interest in respect of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans and the GIC Office Portfolio B Note, respectively;

     Sixth, the holder of the GIC Office Portfolio B Note will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the GIC Office Portfolio B Note; and

     Seventh, any remaining amount allocated among the holders of the GIC Office Portfolio A Notes and the GIC Office Portfolio B Note, pro rata, in accordance with the initial principal balance of the GIC Office Portfolio A Notes and the initial principal balance of the GIC Office Portfolio B Note, respectively.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the GIC Office Portfolio Loan Group (unless the holder of the GIC Office Portfolio B Note has cured such a default), after payment of all amounts then payable or reimbursable to parties under the LB-UBS 2004-C1 Pooling and Servicing Agreement, Liquidation Proceeds and other collections with respect to the GIC Office Portfolio Loan Group will generally be applied in the following manner, in each case to the extent of available funds:

     First, each holder of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, pro rata;

     Second, each holder of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

     Third, each holder of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans will receive, pro rata, based on the principal balance of each such loan an amount up to its principal balance, until the principal balance has been paid in full;

     Fourth, the holder of the GIC Office Portfolio B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fifth, the holder of the GIC Office Portfolio B Note will receive an amount up to its principal balance, until such principal has been paid in full;

     Sixth, any default interest that is allocable to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, to the extent actually paid by the borrower, will be paid to the holder of the GIC Office Portfolio Pari Passu Loan and each holder of the GIC Office Portfolio Companion Loans, pro rata;

     Seventh, any default interest that is allocable to the GIC Office Portfolio B Note, to the extent actually paid by the borrower, will be paid to the holder of the GIC Office Portfolio B Note;

     Eighth, any late payment charges and default interest in excess of the interest paid in accordance with clause second above with respect to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, will be paid to each holder of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, pro rata;

     Ninth, any late payment charges and default interest in excess of the interest paid in accordance with clause fourth above with respect to the GIC Office Portfolio B Note will be paid to the holder of the GIC Office Portfolio B Note;

     Tenth, any prepayment premium with respect to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, will be paid to each holder of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, pro rata;

     Eleventh, any prepayment premium that is allocable to the GIC Office Portfolio B Note, to the extent actually paid by the borrower, will be paid to the holder of the GIC Office Portfolio B Note

     Twelfth, the holder of the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans will receive any other amount paid by the borrower and due to such holders, pro rata;

     Thirteenth, the holder of the GIC Office Portfolio B Note will receive any other amount paid by the borrower and due to such holder;

     Fourteenth, if any excess amount is paid and not otherwise applied in accordance with clauses first through thirteenth above, (A) first, to the holder of the GIC Office Portfolio B Note, up to any unreimbursed costs and expenses paid by such holder and (B) second, to the holders of the GIC Office Portfolio A Notes and the holder of the GIC Office Portfolio B Note, pro rata, in accordance with their initial principal balances.

Rights of the Holder of the GIC Office Portfolio B Note

     The holder of the GIC Office Portfolio B Note has certain rights under the related co-lender agreement, including, among others, the following:

     Option to Cure Defaults Under GIC Office Portfolio Loan Group. The holder of the GIC Office Portfolio B Note has the right to cure events of default with respect to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans that may be cured by the payment of money, within 10 business days of the later of (a) receipt by such holder of the GIC Office Portfolio B Note of notice of the subject event of default and (b) the expiration of any applicable grace period for the subject event of default. The holder of the GIC Office Portfolio B Note may not cure a monetary mortgage event of default more than (a) nine times over the life of such loans, (b) four consecutive times or
(c) five times in any twelve-month period.

     Option to Purchase GIC Office Portfolio A Notes. The holder of the GIC Office Portfolio B Note has the ability, following the transfer to special servicing of all of the mortgage loans in the GIC Office Portfolio Loan Group (provided that either (i) there has been a failure to make a monthly payment that is at least 60 days past due or (ii) such transfer is immediately prior to the holder of the GIC Office Portfolio B Note losing its designation as the Lead Lender (provided that either a mortgage event of default has occurred and is continuing or is reasonably foreseeable)), to purchase the GIC Office Portfolio A Notes, at a price generally equal to the unpaid principal balance of each such GIC Office Portfolio A Note, plus accrued unpaid interest on each such GIC Office Portfolio A Note at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect to the GIC Office Portfolio Loan Group pursuant to the LB-UBS 2004-C1 Pooling and Servicing Agreement.

     Additional Rights of the Holder of the GIC Office Portfolio B Note. Pursuant to the related co-lender agreement, for so long as the holder of the GIC Office Portfolio B Note is the Lead Lender under the related co-lender agreement (as described above), the holder of the GIC Office Portfolio B Note may advise the applicable master servicer and special servicer with respect to the GIC Office Portfolio Loan Group with respect to the following actions of such master servicer or special servicer, as applicable, and no such servicer will be permitted to take any of the following actions with respect to the GIC Office Portfolio Loan Group, unless and until that servicer has notified each holder of a loan in the GIC Office Portfolio Loan Group in writing and the Lead Lender has not objected in writing within ten (10) business days of having been so notified and having been provided with all reasonably requested information (and if such written objection has not been received by the applicable master servicer or special servicer within such ten (10) business day period, then the Lead Lender's approval will be deemed to have been given):

     o any foreclosure upon or comparable conversion (which may include the acquisition of REO Property) of the ownership of the mortgaged properties relating to the GIC Office Portfolio Pari Passu Loan and the other collateral securing the GIC Office Portfolio Loan Group;

     o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term (including any material term relating to insurance) of any loan in the GIC Office Portfolio Loan Group;

     o any proposed sale of any mortgaged properties relating to the GIC Office Portfolio Loan Group after it becomes an REO Property for less than the aggregate unpaid principal balance of the loans in the GIC Office Portfolio Loan Group (plus interest and unreimbursed servicing advances);

     o    any acceptance of a discounted payoff;

     o any determination to bring the mortgaged properties relating to the GIC Office Portfolio Loan Group into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged properties relating to the GIC Office Portfolio Loan Group;

     o any release of collateral for the GIC Office Portfolio Loan Group (other than in accordance with the terms of, or upon satisfaction of, the loans in the GIC Office Portfolio Loan Group) including, but not limited to, the termination or release of any reserves or escrows;

     o any acceptance of substitute or additional collateral for the GIC Office Portfolio Loan Group (other than in accordance with its terms);

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause for the GIC Office Portfolio Loan Group;

     o any acceptance of an assumption agreement releasing the related borrower from liability under the GIC Office Portfolio Loan Group;

     o any renewal or replacement of the then existing insurance policies (to the extent that such renewal or replacement policy does not comply with the terms of the related GIC Office Portfolio Loan Group loan documents) or any waiver, modification or amendment of any insurance requirements under the GIC Office Portfolio Loan Group loan documents;

     o any approval of a material capital expenditure, if approval is required under the GIC Office Portfolio Loan Group loan documents;

     o any replacement of the related property manager, if approval is required under the GIC Office Portfolio Loan Group loan documents;

     o any approval of additional indebtedness secured by a mortgaged properties relating to the GIC Office Portfolio Loan Group, if approval is required under the GIC Office Portfolio Loan Group loan documents; and

     o any adoption or approval of a plan in bankruptcy of the related borrower.

     Notwithstanding the foregoing, if the applicable servicer determines that immediate action is necessary to protect the interest of the holders of any loan in the GIC Office Portfolio Loan Group (as a collective whole), then such applicable servicer may take any such action without waiting for the response of the Lead Lender.

     In addition, for so long as the holder of the GIC Office Portfolio B Note is the Lead Lender with respect to the GIC Office Portfolio Loan Group, the holder of the GIC Office Portfolio B Note may direct the applicable servicer to take, or to refrain from taking, such actions as the holder of the GIC Office Portfolio B Note may deem consistent with the related co-lender agreement or as to which provision is otherwise made in the related co-lender agreement. Upon reasonable request, the applicable servicer will, with respect to the GIC Office Portfolio Loan Group, provide the holder of the GIC Office Portfolio B Note with any information in the possession of such servicer with respect to such matters, including its reasons for determining to take a proposed action.

However, no advice, direction or objection from or by the Lead Lender, as contemplated by the related co-lender agreement, may (and the applicable servicer is obligated to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the applicable servicer to violate any provision of the related co-lender agreement, the applicable servicing agreement (including the applicable servicer's obligation to act in accordance with the servicing standard described therein) or the terms of the GIC Office Portfolio Loan Group loan documents or applicable law or result in an adverse REMIC event. The applicable servicer will not be obligated to seek approval from the Lead Lender, as contemplated above, for any actions to be taken by such servicer if (i) such servicer has, as described above, notified the Lead Lender in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the Lead Lender's loan and
(ii) for 60 days following the first such notice, the Lead Lender has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable servicer considers to be consistent with the servicing standard described in the applicable servicing agreement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

     Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is also the paying agent and certificate registrar and is an affiliate of Wells Fargo Brokerage Services, LLC, one of the underwriters.

     Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

     As of June 30, 2004, Wells Fargo was responsible for servicing approximately 6,749 commercial and multifamily mortgage loans, totaling approximately $45.15 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

     ARCap Servicing, Inc., a Delaware corporation, will be responsible for servicing the Specially Serviced Mortgage Loans. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund II REIT, Inc., the entity which is anticipated to be the initial

Operating Adviser. The special servicer's principal place of business is 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of May 30, 2004, ARCap Servicing, Inc. was named the special servicer on 37 CMBS transactions encompassing 5,892 loans with a legal balance of $38.5 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     The information presented herein concerning ARCap Servicing, Inc. has been provided by ARCap Servicing, Inc. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

     The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the Pooling and Servicing Agreement.

     The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

     The events of default under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above. If (i) any Event of Default on the part of the master servicer occurs that affects a Serviced Companion Mortgage Loan or
(ii) any Serviced Companion Mortgage Loan is included in a securitization that is rated by Fitch and the trustee receives notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion Mortgage Loan or the master servicer has been downgraded below a specified rating level by Fitch, and in either case, the master servicer is not otherwise terminated, then, at the request of the holder of such affected Serviced Companion Mortgage Loan, the trustee shall require the master servicer to appoint a sub-servicer with respect to the related mortgage loan. There are no Serviced Pari Passu Mortgage Loans in the trust and therefore there are no Serviced Companion Mortgage Loans related to the trust.

     Upon termination of the master servicer under the Pooling and Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

     However, if the master servicer is terminated solely due to an Event of Default described in the eighth or ninth bullet of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

     The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

     The special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

     As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

     If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

     The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the eighth or ninth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement.

     The special servicer events of default under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special Servicer Events of Default and termination provisions set forth above. If (i) any Event of Default on the part of the Special Servicer occurs that affects a Serviced Companion Mortgage Loan or (ii) any Serviced

Companion Mortgage Loan is included in a securitization that is rated by Fitch and the Trustee receives notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion Mortgage Loan, and in either case, the Special Servicer is not otherwise terminated, then, subject to the applicable consultation rights of any particular related Serviced Companion Mortgage Loan under its related intercreditor agreement, the Operating Adviser shall appoint (or, in the event of the failure of the Operating Adviser to appoint, the trustee will appoint) a replacement special servicer with respect to the related Loan Pair. There are no Serviced Pari Passu Mortgage Loans in the trust and therefore there are no Serviced Companion Mortgage Loans related to the trust.

     In addition to the termination of the special servicer upon a Special Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii) within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

     o any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or an extension of the original maturity date;

     o any foreclosure or comparable conversion of the ownership of a mortgaged property;

     o any proposed sale of a defaulted mortgage loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
          Certificates--Optional Termination";

     o any determination to bring an REO Property into compliance with applicable environmental laws;

     o any release of or acceptance of substitute or additional collateral for a mortgage loan;

     o    any acceptance of a discounted payoff;

     o any waiver or consent to a waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

     o any franchise changes or management company changes to which the special servicer is required to consent;

     o certain releases of any escrow accounts, reserve accounts or letters of credit; and

     o any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

     In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser shall be responsible for its own expenses.

     Except as may be described in the Pooling and Servicing Agreement, the Operating Adviser will not have any rights under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

     o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

     o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders (or if the related mortgage loan relates to a Serviced Companion Mortgage Loan or B Note, increase the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

     o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

     The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally similar to the comparable provisions of the Pooling and Servicing Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

     The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

FORECLOSURES

     The special servicer may at any time, with notification to and consent of the Operating Adviser (or the B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

     If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust. Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     o    the making of proper elections;

     o the accuracy of all representations made with respect to the mortgage loans;

     o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments to them;

     o ongoing compliance with the Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

     o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III and (3) the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III.

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     We anticipate that the Class A, Class B, Class C and Class D Certificates will be issued with amortizable bond premium for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" and "--Sale or Exchange" in the prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

     Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Under certain circumstances, as described under the headings "Material Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made--Reporting Requirements and Backup Withholding" and "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Taxation of Foreign Investors" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" and "State and Other Tax Considerations" in the prospectus.


                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 27.8% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

     Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"-- within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

     o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

     o the trustee cannot be an affiliate of any member of the Restricted Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

     o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

     We have entered into an Underwriting Agreement with the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance of each class of offered certificates presented below.

     UNDERWRITERS        CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4       CLASS B        CLASS C        CLASS D
     ------------        ---------      ---------      ---------      ---------       -------        -------        -------
Morgan Stanley & Co.
   Incorporated          $________      $________      $________      $________      $________      $________      $________

Bear, Stearns & Co.
   Inc.                  $________      $________      $________      $________      $________      $________      $________

Goldman, Sachs & Co.     $________      $________      $________      $________      $________      $________      $________

Wells Fargo Brokerage
   Services, LLC         $________      $________      $________      $________      $________      $________      $________

     Total...........  $103,000,000   $120,000,000   $122,000,000   $450,441,000    $22,282,000    $23,395,000    $5,570,000

     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $_______, plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about July __, 2004, which is the _____ business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

     The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

     The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an Underwriter, and Morgan Stanley Mortgage Capital Inc., a seller.


                                  LEGAL MATTERS

     The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins LLP, New York, New York, New York, New York, for Wells Fargo Bank, National Association by Sidley Austin Brown & Wood LLP, New York, New York and for Principal Commercial Funding, LLC by Dechert LLP, New York, New York.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Moody's and S&P.

CLASS                                               MOODY'S            S&P
-------------------------------------------         -------            ---
Class A-1..................................           Aaa              AAA
Class A-2..................................           Aaa              AAA
Class A-3..................................           Aaa              AAA
Class A-4..................................           Aaa              AAA
Class B....................................           Aa2               AA
Class C....................................           A2                A
Class D....................................           A3                A-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

     "A/B Mortgage Loan" means, any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note and a subordinated mortgage note, which senior mortgage note is included in the trust. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. There are no A/B Mortgage Loans in the trust.

     "Accrued Certificate Interest" means, in respect of each class of Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement (and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix II.

     "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

     "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount that is equal to the excess, if any, of:

     the sum of:

o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o all related unreimbursed Advances and interest on such Advances at the Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan on or before the date such mortgage loan became a Rehabilitated Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan according to their respective principal balances.

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Available Distribution Amount" means in general, for any Distribution
Date:

     (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

          o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

          o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

          o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicer, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing
               Fees);

          o    amounts deposited in the Certificate Account in error;

          o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

          o in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

          o any portion of such amounts payable to the holders of any Serviced Companion Mortgage Loan or B Note;

     (2) to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year (commencing in 2005), the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date, unless previously prepaid.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement. There are no A/B Mortgage Loans in the trust and therefore there are no B Notes related to the trust.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

     "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

     "Certificate Owner" means an entity acquiring an interest in an offered certificate.

     "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

     "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

     "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

     "Clearstream Bank" means Clearstream Bank, societe anonyme.

     "Closing Date" means July __, 2004.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially

Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii) the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means July 1, 2004. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in July 2004 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on July 1, 2004, not the actual day which such scheduled payments were due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 8th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 5th business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

     o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

     o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; plus

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate; plus

o if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 13th day of each month, or if any such 13th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced Companion Mortgage Loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

     "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o the master servicer is removed from S&P's approved servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

     "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

     "Excess Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

     "Expense Losses" means, among other things:

o any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances on the mortgage loans;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

     "FASIT" means a financial asset securitization investment trust.

     "Financial Market Publishers" means TREPP, LLC, Intex Solutions, Inc. and Standard and Poor's Conquest.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

     "GIC Office Portfolio B Note" means, with respect to the GIC Office Portfolio Pari Passu Loan, the GIC Office Portfolio B Note, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing Agreement.

     "GIC Office Portfolio Companion Loan" means the loans secured by the GIC Office Portfolio Pari Passu Mortgage on a pari passu basis with the GIC Office Portfolio Pari Passu Loan.

     "GIC Office Portfolio Loan Group" means, collectively, the GIC Office Portfolio Pari Passu Loan, the GIC Office Portfolio Companion Loans and the GIC Office Portfolio B Note.

     "GIC Office Portfolio Pari Passu Loan" means Mortgage Loan Nos. 2-13, which is secured on a pari passu basis with the GIC Office Portfolio Companion Loans pursuant to the GIC Office Portfolio Pari Passu Mortgage.

     "GIC Office Portfolio Pari Passu Mortgage" means the mortgage securing the GIC Office Portfolio Companion Loans, the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio B Note.

     "Grace Building B Note" means, with respect to the Grace Building Pari Passu Loan, the Grace Building B Note, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing Agreement.

     "Grace Building Companion Loan" means the loans secured by the Grace Building Pari Passu Mortgage on a pari passu basis with the Grace Building Pari Passu Loan.

     "Grace Building Loan Group" means, collectively, the Grace Building Pari Passu Loan, the Grace Building Companion Loans and the Grace Building B Note.

     "Grace Building Pari Passu Loan" means Mortgage Loan No. 1, which is secured on a pari passu basis with the Grace Building Companion Loans pursuant to the Grace Building Pari Passu Mortgage.

     "Grace Building Pari Passu Mortgage" means the mortgage securing the Grace Building Companion Loans, the Grace Building Pari Passu Loan and the Grace Building B Note.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of $891,251,375.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

     "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage Loan or B Note, other than amounts required to be paid to the related borrower. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the Certificateholders.

     "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "JPM 2004-CIBC9 Fiscal Agent" means the "fiscal agent" under the JPM 2004-CIBC9 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "JPM 2004-CIBC9 Master Servicer" means the "master servicer" under the JPM 2004-CIBC9 Pooling and Servicing Agreement, which as of the date hereof is GMAC Commercial Mortgage Corporation.

     "JPM 2004-CIBC9 Operating Adviser" means the operating adviser appointed under the JPM 2004-CIBC9 Pooling and Servicing Agreement.

     "JPM 2004-CIBC9 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement entered into between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, the JPM 2004-CIBC9 Master Servicer, the JPM 2004-CIBC9 Special Servicer, the JPM 2004-CIBC9 Trustee, Wells Fargo Bank, N.A., as primary servicer and the JPM 2004-CIBC9 Fiscal Agent.

     "JPM 2004-CIBC9 Special Servicer" means the "special servicer" under the JPM 2004-CIBC9 Pooling and Servicing Agreement, which as of the date hereof is ARCap Servicing, Inc.

     "JPM 2004-CIBC9 Trustee" means the "trustee" under the JPM 2004-CIBC9 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association, a national banking association.

     "LB-UBS 2004-C1 Fiscal Agent" means the "fiscal agent" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

     "LB-UBS 2004-C1 Master Servicer" means the "master servicer" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

     "LB-UBS 2004-C1 Operating Adviser" means the operating adviser appointed under the LB-UBS 2004-C1 Pooling and Servicing Agreement.

     "LB-UBS 2004-C1 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement entered into between Structured Asset Securities Corporation II, as depositor, the LB-UBS 2004-C1 Master Servicer, the LB-UBS 2004-C1 Special Servicer, the LB-UBS 2004-C1 Trustee and the LB-UBS 2004-C1 Fiscal Agent.

     "LB-UBS 2004-C1 Special Servicer" means the "special servicer" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

     "LB-UBS 2004-C1 Trustee" means the "trustee" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association, a national banking association.

     "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses).

     "Liquidation Proceeds" means proceeds from the sale or liquidation (provided that for the purposes of calculating Liquidation Fees, Liquidation Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage Loan or B Note or related REO Property, net of liquidation expenses. With respect to any Non-Serviced Mortgage Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of such Non-Serviced Mortgage Loan.

     "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, collectively. There are no Serviced Pari Passu Mortgage Loans in the trust and therefore no Loan Pairs related to the trust.

     "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

     "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B Note.

     "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

     "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, Serviced Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective seller, as the case may be.

     "Mortgage Pool" means the one hundred nineteen (119) mortgage loans with an aggregate principal balance, as of July 1, 2004, of approximately $891,251,375, which may vary on the Closing Date by up to 5%.

     "MSMC" means Morgan Stanley Mortgage Capital Inc.

     "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2005) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

     "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related Non-Serviced Mortgage Loan, and in this securitization means the GIC Office Portfolio Companion Loans and the Grace Building Companion Loans.

     "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the GIC Office Portfolio Pari Passu Loan and the Grace Building Pari Passu Loan.

     "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

     "Non-Serviced Mortgage Loan Group" means the GIC Office Portfolio Loan Group and the Grace Building Loan Group.

     "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Mortgage" means the GIC Office Portfolio Pari Passu Mortgage and the Grace Building Pari Passu Mortgage.

     "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the LB-UBS 2004-C1 Pooling and Servicing Agreement and the JPM 2004-CIBC9 Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Special Servicer" means the applicable "special servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

     "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payments or Assumed Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

     "Pari Passu Loan Servicing Fee" means the monthly amount, based on the Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

     "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

     "PCF" means Principal Commercial Funding, LLC.

     "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

     "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

     "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of July 1, 2004, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo, as master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Primary Servicing Fee, the pari passu loan servicing fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee.

     "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

     "Prepayment Premium" means, with respect to any mortgage loan, Serviced Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage Loan or B Note.

     "Primary Servicer" means Principal Global Investors, LLC.

     "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

     "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

     The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

o if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

     "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion Mortgage Loan or B Note in advance of its scheduled Due Date.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means Moody's and S&P.

     "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

     If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the Principal Balance Certificates on the distribution date for that collection period.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Companion Mortgage Loan would also constitute a Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

     "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

     "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

     "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan, Serviced Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" means, in respect of any mortgage loan, Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Certificates and the Class X Certificates.

     "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Pari Passu Mortgage Loans in the trust and therefore there are no Serviced Companion Mortgage Loans related to the trust.

     "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The are no Serviced Pari Passu Mortgage Loans in the trust.

     "Serviced Pari Passu Mortgage Loan B Note" means, with respect to any Serviced Pari Passu Mortgage Loan, any subordinated mortgage note that is designated as a B Note and which is not included in the trust. There are no Serviced Pari Passu Mortgage Loan B Notes related to the trust.

     "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon to the Certificateholders and the holder of the related B Note or the Serviced

     Companion Mortgage Loan, as applicable, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note, in the case of any A/B Mortgage Loan and its related B Note, and on the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

     i. any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

     ii. the ownership of any certificate or any interest in any Serviced Companion Mortgage Loan, any Non-Serviced Companion Mortgage Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

     iii. the master servicer's obligation to make Advances;

     iv. the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

     v. any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the trust.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to a Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, if a Servicing Transfer Event occurs with respect to a Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan (as the case may be); or

o with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month),
     (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

     "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the

     Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o the special servicer is removed from S&P's approved special servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o a servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "Structuring Assumptions" means the following assumptions:

o the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is July 29, 2004;

o distributions on the certificates are made on the 13th day of each month, commencing in August 2004;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, Prepayment Premium or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer, the trustee or the fiscal agent as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs; and

o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

     "Subordinate Certificates" means the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

     "UCF" - See "Underwritable Cash Flow."

     "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwriters" means Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

     "Underwriting Agreement" means that agreement, dated July __, 2004, entered into by the Depositor and the Underwriters.

     "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "WAC" - See "Weighted Average Net Mortgage Rate."

     "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Wells Fargo" means Wells Fargo Bank, National Association.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION



MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      PERCENT BY
                                                                                                    AGGREGATE          AGGREGATE
                                                                            NUMBER OF            CUT-OFF DATE       CUT-OFF DATE
LOAN SELLER                                                               MORTGAGE LOANS           BALANCE ($)        BALANCE (%)
------------------------------------------------------------------------------------------------------------------------------------
Bear Stearns Commercial Mortgage, Inc.                                              27              246,739,393             27.7
Morgan Stanley Mortgage Capital Inc.                                                22              234,510,983             26.3
Wells Fargo Bank, N.A.                                                              42              150,264,118             16.9
Principal Commercial Funding, LLC                                                   27              142,736,881             16.0
Morgan Stanley Mortgage Capital Inc. / Wells Fargo Bank, N.A.(1)                     1              117,000,000             13.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                             119             $891,251,375            100.0%
====================================================================================================================================


-------------------------------------------------------------------------------------------------------------------------
                                                                            WEIGHTED            WEIGHTED
                                                                             AVERAGE             AVERAGE      WEIGHTED
                                                                            MORTGAGE           REMAINING       AVERAGE
LOAN SELLER                                                                  RATE (%)         TERM (MOS.)      DSCR (X)
-------------------------------------------------------------------------------------------------------------------------
Bear Stearns Commercial Mortgage, Inc.                                         4.883                  90          2.45
Morgan Stanley Mortgage Capital Inc.                                           5.540                 111          1.95
Wells Fargo Bank, N.A.                                                         5.683                 152          1.71
Principal Commercial Funding, LLC                                              5.606                 136          1.60
Morgan Stanley Mortgage Capital Inc. / Wells Fargo Bank, N.A.(1)               5.508                 120          2.27
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                         5.389%                117          2.03X
=========================================================================================================================


-------------------------------------------------------------------------------------------------
                                                                         WEIGHTED       WEIGHTED
                                                                          AVERAGE        AVERAGE
                                                                       CUT-OFF DATE      BALLOON
LOAN SELLER                                                               LTV (%)         LTV (%)
-------------------------------------------------------------------------------------------------
Bear Stearns Commercial Mortgage, Inc.                                      59.1         53.8
Morgan Stanley Mortgage Capital Inc.                                        61.1         52.5
Wells Fargo Bank, N.A.                                                      60.2         31.1
Principal Commercial Funding, LLC                                           63.0         41.6
Morgan Stanley Mortgage Capital Inc. / Wells Fargo Bank, N.A.(1)            55.3         49.6
-------------------------------------------------------------------------------------------------
TOTAL:                                                                      59.9%        47.1%
=================================================================================================


(1) With respect to Mortgage Loan No. 1, the Grace Building, Notes A-3 and A-4 comprise the Grace Building Pari Passu Loan and were originated by Morgan Stanley Mortgage Capital Inc. Note A-4 was sold by Morgan Stanley Mortgage Capital Inc. to Wells Fargo Bank, National Association. Both Note A-3 and Note A-4 are included in the trust.


CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                PERCENT BY           WEIGHTED       WEIGHTED
                                                               AGGREGATE         AGGREGATE            AVERAGE        AVERAGE
                                      NUMBER OF             CUT-OFF DATE      CUT-OFF DATE           MORTGAGE      REMAINING
CUT-OFF DATE BALANCE ($)            MORTGAGE LOANS            BALANCE ($)       BALANCE (%)           RATE (%)    TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
         1 - 1,000,000                           4              3,889,506               0.4              5.729            118
 1,000,001 - 2,000,000                          20             33,000,639               3.7              5.652            135
 2,000,001 - 3,000,000                          13             33,801,621               3.8              5.682            135
 3,000,001 - 4,000,000                          14             51,470,868               5.8              5.383            137
 4,000,001 - 5,000,000                          12             56,281,632               6.3              5.431            129
 5,000,001 - 6,000,000                          15             82,972,721               9.3              5.575            135
 6,000,001 - 7,000,000                           7             45,942,282               5.2              5.378            108
 7,000,001 - 8,000,000                           8             59,570,307               6.7              5.542            116
 8,000,001 - 9,000,000                           4             32,665,265               3.7              5.105             86
 9,000,001 - 10,000,000                          3             29,406,170               3.3              5.510            118
10,000,001 - 15,000,000                          9            110,753,418              12.4              5.309            118
15,000,001 - 20,000,000                          3             51,287,048               5.8              6.062            111
20,000,001 - 30,000,000                          5            118,209,898              13.3              4.789             94
30,000,001 >=                                    2            182,000,000              20.4              5.415            118
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         119           $891,251,375            100.0%             5.389%            117
====================================================================================================================================


-----------------------------------------------------------------------------------------
                                                             WEIGHTED           WEIGHTED
                                     WEIGHTED                 AVERAGE            AVERAGE
                                      AVERAGE            CUT-OFF DATE            BALLOON
CUT-OFF DATE BALANCE ($)              DSCR (X)                 LTV (%)            LTV (%)
-----------------------------------------------------------------------------------------
         1 - 1,000,000                    2.98                    42.0               32.3
 1,000,001 - 2,000,000                    1.82                    55.5               32.9
 2,000,001 - 3,000,000                    1.85                    57.4               37.1
 3,000,001 - 4,000,000                    2.01                    58.0               34.3
 4,000,001 - 5,000,000                    1.59                    63.4               36.1
 5,000,001 - 6,000,000                    1.75                    62.8               39.1
 6,000,001 - 7,000,000                    1.68                    56.7               45.8
 7,000,001 - 8,000,000                    1.83                    62.7               48.6
 8,000,001 - 9,000,000                    2.33                    60.9               55.8
 9,000,001 - 10,000,000                   1.78                    63.3               49.6
10,000,001 - 15,000,000                   2.05                    61.5               49.0
15,000,001 - 20,000,000                   1.45                    66.7               57.2
20,000,001 - 30,000,000                   2.26                    64.5               59.9
30,000,001 >=                             2.50                    53.0               48.2
------------------------------------------------------------------------------------------
TOTAL:                                    2.03X                   59.9%              47.1%
==========================================================================================


Minimum: $897,152
Maximum: $117,000,000
Average: $7,489,507

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY         WEIGHTED      WEIGHTED
                                                                   AGGREGATE           AGGREGATE          AVERAGE       AVERAGE
                                       NUMBER OF                CUT-OFF DATE        CUT-OFF DATE         MORTGAGE      REMAINING
STATE                             MORTGAGED PROPERTIES            BALANCE ($)         BALANCE (%)         RATE (%)    TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
California - Southern                               23            129,288,587                14.5            5.473            122
California - Northern                               21            118,890,386                13.3            5.760            131
New York                                             9            150,731,248                16.9            5.422            120
Illinois                                             6             68,072,143                 7.6            4.827             98
Pennsylvania                                         8             54,351,808                 6.1            5.322            117
Florida                                              9             37,835,476                 4.2            5.345             84
Maryland                                             5             34,334,640                 3.9            5.663            172
New Jersey                                           7             33,655,579                 3.8            5.707            120
District of Columbia                                 3             22,998,503                 2.6            4.452             58
Virginia                                             4             22,731,065                 2.6            5.553            124
New Mexico                                           2             21,995,869                 2.5            4.967             86
Louisiana                                            2             19,919,623                 2.2            5.022            105
Texas                                                5             19,157,690                 2.1            5.400            143
Washington                                           4             17,613,100                 2.0            5.481            118
Wisconsin                                            3             16,007,254                 1.8            5.422            135
Maine                                                1             15,683,421                 1.8            5.690            119
Ohio                                                 3             15,351,131                 1.7            5.815            103
Oregon                                               3             13,593,989                 1.5            5.337            103
South Carolina                                       3             13,541,136                 1.5            4.809            111
Minnesota                                            3             10,920,025                 1.2            4.773            101
North Carolina                                       2              9,675,000                 1.1            4.314             58
Nevada                                               2              8,905,799                 1.0            5.910            236
United States Virgin Islands                         1              7,489,719                 0.8            6.332            119
Massachusetts                                        1              5,784,191                 0.6            6.000             58
Georgia                                              1              4,994,037                 0.6            5.040             83
Connecticut                                          1              4,401,429                 0.5            5.247            114
Indiana                                              1              3,290,000                 0.4            4.111             83
Arizona                                              1              2,588,117                 0.3            5.460            117
Tennessee                                            1              1,900,000                 0.2            4.472             57
Alaska                                               1              1,895,936                 0.2            6.100            239
Montana                                              1              1,761,521                 0.2            5.660            118
Michigan                                             1                995,801                 0.1            5.950            118
Colorado                                             1                897,152                 0.1            5.470            117
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             139           $891,251,375               100.0%           5.389%           117
====================================================================================================================================

------------------------------------------------------------------------------------------
                                                             WEIGHTED           WEIGHTED
                                      WEIGHTED                 AVERAGE            AVERAGE
                                       AVERAGE            CUT-OFF DATE            BALLOON
STATE                                  DSCR (X)                 LTV (%)            LTV (%)
------------------------------------------------------------------------------------------
California - Southern                      1.58                    64.1               49.0
California - Northern                      1.72                    60.9               43.0
New York                                   2.19                    55.8               46.5
Illinois                                   3.03                    49.7               48.1
Pennsylvania                               2.29                    64.2               58.1
Florida                                    2.34                    60.4               54.8
Maryland                                   1.89                    54.5               24.9
New Jersey                                 1.74                    60.7               48.7
District of Columbia                       2.53                    62.3               62.2
Virginia                                   1.68                    57.3               44.9
New Mexico                                 1.73                    73.5               67.3
Louisiana                                  2.51                    51.5               33.4
Texas                                      1.73                    61.1               31.4
Washington                                 1.99                    57.3               48.9
Wisconsin                                  1.58                    65.6               34.4
Maine                                      1.40                    75.0               63.2
Ohio                                       1.75                    67.0               55.3
Oregon                                     1.92                    61.3               52.3
South Carolina                             2.54                    61.0               38.9
Minnesota                                  2.46                    65.4               55.2
North Carolina                             3.07                    54.6               54.6
Nevada                                     1.33                    68.4                0.5
United States Virgin Islands               1.46                    66.9               52.6
Massachusetts                              1.32                    65.0               59.0
Georgia                                    2.26                    58.1               51.6
Connecticut                                2.92                    48.8               45.6
Indiana                                    3.45                    48.1               48.1
Arizona                                    1.82                    50.3               38.5
Tennessee                                  3.15                    50.9               50.9
Alaska                                     1.60                    52.7                0.4
Montana                                    1.86                    59.9               50.5
Michigan                                   1.68                    58.6               38.7
Colorado                                   1.98                    56.1               47.0
-------------------------------------------------------------------------------------------
TOTAL:                                     2.03X                   59.9%              47.1%
===========================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      PERCENT BY           WEIGHTED
                                                                               AGGREGATE               AGGREGATE            AVERAGE
                                                 NUMBER OF                  CUT-OFF DATE            CUT-OFF DATE           MORTGAGE
PROPERTY TYPE                               MORTGAGED PROPERTIES              BALANCE ($)             BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail
Anchored                                                          33         251,084,708                    28.2              5.040
  Unanchored                                                      18          71,931,909                     8.1              5.531
  Shadow Anchored                                                 14          67,785,199                     7.6              5.643
  Big Box                                                          1             995,801                     0.1              5.950
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                                     66        $391,797,617                    44.0%             5.237%
                                        --------------------------------------------------------------------------------------------
Office
  Urban                                                           14         201,596,288                    22.6              5.315
  Suburban                                                        12          56,738,513                     6.4              5.628
  Medical                                                          6          29,209,038                     3.3              5.773
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                                     32        $287,543,838                    32.3%             5.423%
                                        --------------------------------------------------------------------------------------------
Industrial
  Warehouse                                                        5          38,118,817                     4.3              6.192
  Flex Industrial                                                  6          33,635,366                     3.8              5.505
  Light Industrial                                                 5          16,349,811                     1.8              5.652
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                                     16         $88,103,993                     9.9%             5.830%
                                        --------------------------------------------------------------------------------------------
Multifamily
  Garden                                                           4          31,183,932                     3.5              5.037
  Mid-Rise                                                         2           6,292,778                     0.7              5.600
  High-Rise                                                        1           5,823,344                     0.7              5.000
  Townhouse                                                        1           5,748,257                     0.6              5.630
  Low-Rise                                                         1           3,583,254                     0.4              4.900
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                                      9         $52,631,565                     5.9%             5.156%
                                        --------------------------------------------------------------------------------------------
Mixed Use
  Retail/Office                                                    4          18,752,824                     2.1              5.649
  Office/Industrial                                                1           1,394,965                     0.2              5.470
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                                      5         $20,147,789                     2.3%             5.636%
                                        --------------------------------------------------------------------------------------------
Other
  Parking Garage                                                   2          16,550,000                     1.9              5.582
  Leased Fee                                                       1           1,781,279                     0.2              5.780
                                        --------------------------------------------------------------------------------------------
    SUBTOTAL:                                                      3         $18,331,279                     2.1%             5.601%
                                        --------------------------------------------------------------------------------------------
Hospitality
  Limited Service                                                  2          10,000,000                     1.1              6.102
  Full Service                                                     1           7,819,623                     0.9              6.029
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                                      3         $17,819,623                     2.0%             6.070%
                                        --------------------------------------------------------------------------------------------
Self Storage
  Self Storage                                                     4          13,407,158                     1.5              5.479
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                                      4         $13,407,158                     1.5%             5.479%
                                        --------------------------------------------------------------------------------------------
Manufactured Housing Community
  Manufactured Housing Community                                   1           1,468,511                     0.2              5.910
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                                      1          $1,468,511                     0.2%             5.910%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                           139        $891,251,375                   100.0%             5.389%
====================================================================================================================================


----------------------------------------------------------------------------------------------------------------------
                                               WEIGHTED                                   WEIGHTED           WEIGHTED
                                                AVERAGE           WEIGHTED                 AVERAGE            AVERAGE
                                              REMAINING            AVERAGE            CUT-OFF DATE            BALLOON
PROPERTY TYPE                                TERM (MOS.)           DSCR (X)                 LTV (%)            LTV (%)
----------------------------------------------------------------------------------------------------------------------
Retail
Anchored                                            111               2.27                    60.0               48.4
  Unanchored                                        119               1.89                    59.3               44.8
  Shadow Anchored                                   169               1.59                    65.0               33.3
  Big Box                                           118               1.68                    58.6               38.7
----------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                       123               2.08X                   60.7%              45.1%
                                 -------------------------------------------------------------------------------------
Office
  Urban                                             112               2.44                    54.3               49.4
  Suburban                                          122               1.78                    60.0               46.5
  Medical                                           105               1.55                    68.1               55.5
----------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                       113               2.22X                   56.8%              49.4%
                                 -------------------------------------------------------------------------------------
Industrial
  Warehouse                                         106               1.52                    60.8               46.5
  Flex Industrial                                   119               1.61                    66.5               49.6
  Light Industrial                                  128               1.52                    65.4               40.7
----------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                       115               1.55X                   63.8%              46.6%
                                 -------------------------------------------------------------------------------------
Multifamily
  Garden                                             92               1.78                    67.4               59.8
  Mid-Rise                                          119               2.55                    56.5               47.3
  High-Rise                                         116               2.08                    51.1               42.3
  Townhouse                                         142               1.43                    68.4               48.2
  Low-Rise                                           56               1.64                    73.6               68.2
----------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                       101               1.86X                   64.8%              55.7%
                                 -------------------------------------------------------------------------------------
Mixed Use
  Retail/Office                                     124               1.54                    61.2               45.7
  Office/Industrial                                 179               1.38                    54.7                1.1
----------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                       128               1.53X                   60.7%              42.6%
                                 -------------------------------------------------------------------------------------
Other
  Parking Garage                                    120               1.96                    54.0               47.5
  Leased Fee                                        177               1.16                    62.5                1.3
                                 -------------------------------------------------------------------------------------
    SUBTOTAL:                                       126               1.88X                   54.9%              43.0%
                                 -------------------------------------------------------------------------------------
Hospitality
  Limited Service                                    60               1.82                    61.8               56.0
  Full Service                                      177               1.80                    47.1                1.1
----------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                       111               1.81X                   55.3%              31.9%
                                 -------------------------------------------------------------------------------------
Self Storage
  Self Storage                                      100               1.64                    70.8               60.2
----------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                       100               1.64X                   70.8%              60.2%
                                 -------------------------------------------------------------------------------------
Manufactured Housing Community
  Manufactured Housing Community                    119               2.06                    42.7               36.2
----------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                                       119               2.06X                   42.7%              36.2%
----------------------------------------------------------------------------------------------------------------------
TOTAL:                                              117               2.03X                   59.9%              47.1%
======================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

-------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENT BY        WEIGHTED         WEIGHTED
                                              AGGREGATE         AGGREGATE         AVERAGE          AVERAGE      WEIGHTED
                        NUMBER OF          CUT-OFF DATE      CUT-OFF DATE        MORTGAGE        REMAINING       AVERAGE
MORTGAGE RATE (%)     MORTGAGE LOANS         BALANCE ($)       BALANCE (%)        RATE (%)      TERM (MOS.)      DSCR (X)
-------------------------------------------------------------------------------------------------------------------------------
<= 4.500                          11         103,537,806              11.6           4.308              67          2.96
4.501 - 5.000                     13          98,775,251              11.1           4.895              96          1.90
5.001 - 5.500                     27         223,312,403              25.1           5.244             113          2.24
5.501 - 6.000                     53         385,101,435              43.2           5.686             136          1.80
6.001 - 6.500                     13          55,720,853               6.3           6.185             145          1.54
6.501 - 7.000                      2          24,803,627               2.8           6.762              88          1.52
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           119        $891,251,375             100.0%          5.389%            117          2.03X
===============================================================================================================================


--------------------------------------------------------
                            WEIGHTED           WEIGHTED
                             AVERAGE            AVERAGE
                        CUT-OFF DATE            BALLOON
MORTGAGE RATE (%)             LTV (%)            LTV (%)
--------------------------------------------------------
<= 4.500                        54.0               52.8
4.501 - 5.000                   63.3               52.4
5.001 - 5.500                   59.3               51.4
5.501 - 6.000                   60.5               43.0
6.001 - 6.500                   62.0               34.6
6.501 - 7.000                   63.2               56.4
--------------------------------------------------------
TOTAL:                          59.9%              47.1%
========================================================



Minimum: 4.111%
Maximum: 6.770%
Weighted Average: 5.389%

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY       WEIGHTED          WEIGHTED
                                                                     AGGREGATE          AGGREGATE        AVERAGE           AVERAGE
                                                NUMBER OF         CUT-OFF DATE       CUT-OFF DATE       MORTGAGE         REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)       MORTGAGE LOANS        BALANCE ($)        BALANCE (%)       RATE (%)       TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                                    13         96,884,388              10.9          4.723                57
61 - 120                                                  81        685,096,286              76.9          5.403               112
121 - 180                                                 14         54,843,753               6.2          5.835               163
181 - 240                                                 11         54,426,949               6.1          5.941               238
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   119       $891,251,375            100.0%         5.389%               117
====================================================================================================================================


------------------------------------------------------------------------------------------------------
                                                                          WEIGHTED           WEIGHTED
                                                  WEIGHTED                 AVERAGE            AVERAGE
                                                   AVERAGE            CUT-OFF DATE            BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)            DSCR (X)                 LTV (%)            LTV (%)
------------------------------------------------------------------------------------------------------
1 - 60                                                2.55                    59.5               57.8
61 - 120                                              2.04                    60.3               51.7
121 - 180                                             1.44                    58.2               16.8
181 - 240                                             1.59                    57.9                0.6
------------------------------------------------------------------------------------------------------
TOTAL:                                                2.03X                   59.9%              47.1%
======================================================================================================


Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 120 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


REMAINING TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY     WEIGHTED      WEIGHTED
                                                                  AGGREGATE        AGGREGATE      AVERAGE       AVERAGE
                                               NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE     REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)     MORTGAGE LOANS      BALANCE ($)      BALANCE (%)     RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------
  1 - 60                                               13         96,884,388             10.9        4.723        57
 61 - 120                                              81        685,096,286             76.9        5.403       112
121 - 180                                              14         54,843,753              6.2        5.835       163
181 - 240                                              11         54,426,949              6.1        5.941       238
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                119       $891,251,375            100.0%       5.389%      117
=============================================================================================================================


---------------------------------------------------------------------------------------------------
                                                                       WEIGHTED           WEIGHTED
                                               WEIGHTED                 AVERAGE            AVERAGE
                                                AVERAGE            CUT-OFF DATE            BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)        DSCR (X)                 LTV (%)            LTV (%)
---------------------------------------------------------------------------------------------------
  1 - 60                                        2.55                    59.5               57.8
 61 - 120                                       2.04                    60.3               51.7
121 - 180                                       1.44                    58.2               16.8
181 - 240                                       1.59                    57.9                0.6
------------------------------------------------------------------------------------------------
TOTAL:                                          2.03X                   59.9%              47.1%
================================================================================================


Minimum: 55 mos.
Maximum: 240 mos.
Weighted Average: 117 mos.

ORIGINAL AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY      WEIGHTED       WEIGHTED
                                                                     AGGREGATE         AGGREGATE       AVERAGE        AVERAGE
                                              NUMBER OF           CUT-OFF DATE      CUT-OFF DATE      MORTGAGE      REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)           MORTGAGE LOANS          BALANCE ($)       BALANCE (%)      RATE (%)    TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
  Interest Only                                       16           134,720,000              15.1         4.506             72
  121 - 180                                            1             6,177,073               0.7         4.450             81
  181 - 240                                            7            29,149,832               3.3         5.334            119
  241 - 300                                           23            91,712,459              10.3         5.716            105
  301 - 360                                           48           533,452,129              59.9         5.487            115
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                             95          $795,211,493              89.2%        5.334%           106

FULLY AMORTIZING LOANS
  60 - 120                                             1             4,967,437               0.6         4.790            119
  121 - 180                                           12            36,645,495               4.1         5.838            178
  181 - 240                                           11            54,426,949               6.1         5.941            238
                                     ---------------------------------------------------------------------------------------------
SUBTOTAL:                                             24           $96,039,882              10.8%        5.842%           209
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                               119          $891,251,375             100.0%        5.389%           117
==================================================================================================================================


---------------------------------------------------------------------------------------------
                                                                 WEIGHTED           WEIGHTED
                                         WEIGHTED                 AVERAGE            AVERAGE
                                          AVERAGE            CUT-OFF DATE            BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)         DSCR (X)                 LTV (%)            LTV (%)
---------------------------------------------------------------------------------------------
BALLOON LOANS
  Interest Only                              2.90                    55.3               55.3
  121 - 180                                  1.68                    49.4               31.2
  181 - 240                                  1.58                    64.9               41.7
  241 - 300                                  1.67                    63.1               50.5
  301 - 360                                  2.00                    60.9               53.3
---------------------------------------------------------------------------------------------
SUBTOTAL:                                    2.10X                   60.3%              52.7%

Fully Amortizing Loans
  60 - 120                                   1.24                    54.6                0.9
  121 - 180                                  1.39                    56.5                1.1
  181 - 240                                  1.59                    57.9                0.6
                                   ----------------------------------------------------------
SUBTOTAL:                                    1.49X                   57.2%               0.8%
---------------------------------------------------------------------------------------------
TOTAL:                                       2.03X                   59.9%              47.1%
=============================================================================================


Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average:  327 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED      WEIGHTED
                                                                 AGGREGATE        AGGREGATE      AVERAGE       AVERAGE    WEIGHTED
                                              NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE     REMAINING     AVERAGE
REMAINING AMORTIZATION TERM (MOS.)          MORTGAGE LOANS      BALANCE ($)      BALANCE (%)     RATE (%)   TERM (MOS.)    DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON
  Interest Only                                     16         134,720,000             15.1        4.506            72        2.90
  121 - 180                                          1           6,177,073              0.7        4.450            81        1.68
  181 - 240                                          7          29,149,832              3.3        5.334           119        1.58
  241 - 300                                         23          91,712,459             10.3        5.716           105        1.67
  301 - 360                                         48         533,452,129             59.9        5.487           115        2.00
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           95        $795,211,493            89.2%       5.334%           106       2.10X

FULLY AMORTIZING LOANS
  60 - 120                                           1           4,967,437              0.6        4.790           119        1.24
  121 - 180                                         12          36,645,495              4.1        5.838           178        1.39
  181 - 240                                         11          54,426,949              6.1        5.941           238        1.59
                                     -----------------------------------------------------------------------------------------------
SUBTOTAL:                                           24         $96,039,882            10.8%       5.842%           209        1.49X
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             119        $891,251,375           100.0%       5.389%           117        2.03X
====================================================================================================================================


------------------------------------------------------------------------------
                                                  WEIGHTED           WEIGHTED
                                                   AVERAGE            AVERAGE
                                              CUT-OFF DATE            BALLOON
REMAINING AMORTIZATION TERM (MOS.)                  LTV (%)            LTV (%)
------------------------------------------------------------------------------
BALLOON
  Interest Only                                       55.3               55.3
  121 - 180                                           49.4               31.2
  181 - 240                                           64.9               41.7
  241 - 300                                           63.1               50.5
  301 - 360                                           60.9               53.3
------------------------------------------------------------------------------
SUBTOTAL:                                             60.3%              52.7%

FULLY AMORTIZING LOANS
  60 - 120                                            54.6                0.9
  121 - 180                                           56.5                1.1
  181 - 240                                           57.9                0.6
                                    ------------------------------------------
SUBTOTAL:                                             57.2%               0.8%
------------------------------------------------------------------------------
TOTAL:                                                59.9%              47.1%
==============================================================================


Minimum: 119 mos.
Maximum: 360 mos.
Weighted Average:  325 mos.


DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY     WEIGHTED      WEIGHTED
                                                              AGGREGATE        AGGREGATE      AVERAGE       AVERAGE    WEIGHTED
                                       NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE     REMAINING     AVERAGE
DEBT SERVICE COVERAGE RATIO (X)      MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)   TERM (MOS.)    DSCR (X)
---------------------------------------------------------------------------------------------------------------------------------
<= 1.20                                           5          19,007,615              2.1        5.842           178        1.15
1.21 - 1.30                                       2           8,958,573              1.0        5.240           172        1.26
1.31 - 1.40                                      15          90,752,163             10.2        5.766           134        1.37
1.41 - 1.50                                      12         108,039,015             12.1        5.812           122        1.47
1.51 - 1.60                                       9          59,455,078              6.7        5.686           151        1.56
1.61 - 1.70                                      17          87,922,912              9.9        5.537           107        1.64
1.71 - 1.80                                      10          56,387,999              6.3        5.337           125        1.75
1.81 >=                                          49         460,728,019             51.7        5.139           106        2.52
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                          119        $891,251,375           100.0%       5.389%           117       2.03X
=================================================================================================================================




------------------------------------------------------------------
                                      WEIGHTED           WEIGHTED
                                       AVERAGE            AVERAGE
                                  CUT-OFF DATE            BALLOON
DEBT SERVICE COVERAGE RATIO (X)         LTV (%)            LTV (%)
------------------------------------------------------------------
<= 1.20                                   64.3                1.2
1.21 - 1.30                               63.8                0.7
1.31 - 1.40                               68.6               45.8
1.41 - 1.50                               68.0               53.5
1.51 - 1.60                               63.8               38.1
1.61 - 1.70                               62.3               51.0
1.71 - 1.80                               60.0               40.9
1.81 >=                                   55.1               49.9
------------------------------------------------------------------
TOTAL:                                    59.9%              47.1%
==================================================================


Minimum: 1.10x
Maximum: 6.50x
Weighted Average: 2.03x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------
                                                                                    PERCENT BY           WEIGHTED
                                                             AGGREGATE               AGGREGATE            AVERAGE
                               NUMBER OF                  CUT-OFF DATE            CUT-OFF DATE           MORTGAGE
LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS                 BALANCE ($)             BALANCE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------
<=20.0                                   1                     998,503                     0.1              5.760
20.1 - 30.0                              1                   3,195,732                     0.4              4.430
30.1 - 40.0                              4                  11,363,264                     1.3              5.717
40.1 - 50.0                             14                 131,129,430                    14.7              5.116
50.1 - 60.0                             41                 323,571,236                    36.3              5.339
60.1 - 70.0                             39                 266,081,052                    29.9              5.531
70.1 - 80.0                             19                 154,912,157                    17.4              5.471
------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 119                $891,251,375                   100.0%             5.389%
========================================================================================================================


---------------------------------------------------------------------------------------------
                                 WEIGHTED                              WEIGHTED     WEIGHTED
                                  AVERAGE           WEIGHTED            AVERAGE      AVERAGE
                                REMAINING            AVERAGE       CUT-OFF DATE      BALLOON
LOAN-TO-VALUE RATIO (%)        TERM (MOS.)           DSCR (X)            LTV (%)      LTV (%)
---------------------------------------------------------------------------------------------
<=20.0                                119               6.50               14.9         11.5
20.1 - 30.0                            83               3.02               29.1         25.5
30.1 - 40.0                           152               1.89               38.3         23.2
40.1 - 50.0                           121               2.70               48.1         37.5
50.1 - 60.0                           117               2.19               55.4         43.7
60.1 - 70.0                           117               1.79               65.0         49.7
70.1 - 80.0                           113               1.51               73.3         60.2
---------------------------------------------------------------------------------------------
TOTAL:                                117               2.03X              59.9%        47.1%
=============================================================================================



Minimum: 14.9%
Maximum: 76.7%
Weighted Average: 59.9%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY       WEIGHTED      WEIGHTED
                                                             AGGREGATE         AGGREGATE        AVERAGE       AVERAGE     WEIGHTED
                                      NUMBER OF           CUT-OFF DATE      CUT-OFF DATE       MORTGAGE     REMAINING      AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)     MORTGAGE LOANS          BALANCE ($)       BALANCE (%)       RATE (%)   TERM (MOS.)     DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------
0.0 - 10.0                                      24           96,039,882             10.8          5.842           209         1.49
10.1 - 20.0                                      1              998,503              0.1          5.760           119         6.50
20.1 - 30.0                                      1            3,195,732              0.4          4.430            83         3.02
30.1 - 40.0                                     12           34,794,888              3.9          5.334           111         1.87
40.1 - 50.0                                     25          305,898,112             34.3          5.315           116         2.31
50.1 - 60.0                                     40          295,496,782             33.2          5.406            99         2.00
60.1 - 70.0                                     16          154,827,477             17.4          5.249           100         1.85
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         119         $891,251,375            100.0%         5.389%          117         2.03X
====================================================================================================================================


---------------------------------------------------------------------------
                                               WEIGHTED           WEIGHTED
                                                AVERAGE            AVERAGE
                                           CUT-OFF DATE            BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                  LTV (%)            LTV (%)
---------------------------------------------------------------------------
0.0 - 10.0                                         57.2                0.8
10.1 - 20.0                                        14.9               11.5
20.1 - 30.0                                        29.1               25.5
30.1 - 40.0                                        46.9               35.2
40.1 - 50.0                                        54.7               47.2
50.1 - 60.0                                        62.7               55.3
60.1 - 70.0                                        70.4               63.4
---------------------------------------------------------------------------
TOTAL:                                             59.9%              47.1%
===========================================================================


Minimum: 0.3%
Maximum: 68.8%
Weighted Average: 47.1%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-----------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions           JUL-04              JUL-05                JUL-06               JUL-07               JUL-08
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                       100.00%             100.00%                94.18%               78.08%               76.79%
Greater of YM and 3.00%            0.00%               0.00%                 0.00%                0.00%                0.42%
Greater of YM and 1.00%            0.00%               0.00%                 5.82%               21.92%               22.79%
Yield Maintenance Total            0.00%               0.00%                 5.82%               21.92%               23.21%
Open                               0.00%               0.00%                 0.00%                0.00%                0.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%             100.00%               100.00%              100.00%              100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding    $891,251,375        $881,512,854          $871,193,452         $859,693,863         $846,143,795
% Initial Pool Balance           100.00%              98.91%                97.75%               96.46%               94.94%
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions           JUL-09              JUL-10                JUL-11               JUL-12               JUL-13
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                        80.19%              79.57%                84.82%               84.54%               72.11%
Greater of YM and 3.00%            0.47%               0.47%                 0.54%                0.55%                0.56%
Greater of YM and 1.00%           19.34%              19.33%                14.64%               14.90%               13.79%
Yield Maintenance Total           19.81%              19.80%                15.18%               15.46%               14.35%
Open                               0.00%               0.63%                 0.00%                0.00%               13.54%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%             100.00%               100.00%              100.00%              100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding    $736,871,775        $720,920,607          $619,405,886         $585,412,502         $561,987,403
% Initial Pool Balance            82.68%              80.89%                69.50%               65.68%               63.06%
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions           JUL-14              JUL-15                JUL-16               JUL-17               JUL-18
-----------------------------------------------------------------------------------------------------------------------------
Locked Out                        61.64%              53.29%                57.24%               55.78%               53.48%
Greater of YM and 3.00%            0.00%               0.00%                 0.00%                0.00%                0.00%
Greater of YM and 1.00%           38.36%              46.71%                42.76%               44.22%               46.52%
Yield Maintenance Total           38.36%              46.71%                42.76%               44.22%               46.52%
Open                               0.00%               0.00%                 0.00%                0.00%                0.00%
-----------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%             100.00%               100.00%              100.00%              100.00%
-----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $65,520,228         $49,278,159           $39,226,832          $33,009,406          $26,412,882
% Initial Pool Balance             7.35%               5.53%                 4.40%                3.70%                2.96%
-----------------------------------------------------------------------------------------------------------------------------


Notes:
(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance.
(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE        CMSA            CMSA        MORTGAGE
  LOAN NO.      LOAN NO.      PROPERTY NO.    LOAN SELLER(1)     PROPERTY NAME(2)
------------------------------------------------------------------------------------------------------------------------------------
       1            1            1-001        MSMC / WFB         Grace Building
                    2                         MSMC               GIC Office Portfolio Rollup
       2                         2-001        MSMC               GIC Office Portfolio - AT&T Corporate Center (I)
       3                         2-002        MSMC               GIC Office Portfolio - USG Building (I)
       4                         2-003        MSMC               GIC Office Portfolio - One Bush Plaza (I)
       5                         2-004        MSMC               GIC Office Portfolio - Greenwich American Center (I)
       6                         2-005        MSMC               GIC Office Portfolio - Cityspire Center (I)
       7                         2-006        MSMC               GIC Office Portfolio - 520 Pike Tower (I)
       8                         2-007        MSMC               GIC Office Portfolio - 595 Market Street (I)
       9                         2-008        MSMC               GIC Office Portfolio - Three Bala Plaza (I)
      10                         2-009        MSMC               GIC Office Portfolio - Plaza East (I)
      11                         2-010        MSMC               GIC Office Portfolio - One Bala Plaza (I)
      12                         2-011        MSMC               GIC Office Portfolio - 40 Broad Street (I)
      13                         2-012        MSMC               GIC Office Portfolio - Two Bala Plaza (I)
      14            3            3-001        BSCMI              Village at Newtown
                    4                         MSMC               Eastlake Terraces Portfolio Rollup
      15                         4-001        MSMC               Eastlake Terraces Portfolio - Eastlake Terraces (II)
      16                         4-002        MSMC               Eastlake Terraces Portfolio - Village Center East (II)
                    5                         BSCMI              Inland Midwest Portfolio Rollup
      17                         5-001        BSCMI              Inland Midwest Portfolio - CarMax Shaumburg (III)
      18                         5-002        BSCMI              Inland Midwest Portfolio - Baytowne Shoppes & Square (III)
      19                         5-003        BSCMI              Inland Midwest Portfolio - Riverplace Center (III)
                    6                         BSCMI              1707 H Street & The Walker Building Rollup
      20                         6-001        BSCMI              1707 H Street & The Walker Building - The Walker Building (IV)
      21                         6-002        BSCMI              1707 H Street & The Walker Building - 1707 H Street (IV)
      22            7            7-001        BSCMI              Pavilions Apartments
      23            8            8-001        MSMC               Port Sacramento Industrial
                    9                         MSMC               Third & Main Portfolio Rollup
      24                         9-001        MSMC               Third & Main Portfolio - Third Street Promenade (V)
      25                         9-002        MSMC               Third & Main Portfolio - Main Street (V)
      26           10            10-001       PCF                Freeport Crossings
      27           11            11-001       PCF                Evergreen Building
      28           12            12-001       PCF                Dobbin Station
      29           13            13-001       MSMC               Laguna Hills Plaza
      30           14            14-001       MSMC               International Plaza I Office Building
      31           15            15-001       BSCMI              Bluebonnet Parc
      32           16            16-001       BSCMI              Plainfield Marketplace
      33           17            17-001       WFB                Franklin Business Center
      34           18            18-001       BSCMI              Chesterbrook Village SC
                   19                         BSCMI              Inland Southeast Portfolio Rollup
      35                         19-001       BSCMI              Inland Southeast Portfolio - Bloomingdale Hills (VI)
      36                         19-002       BSCMI              Inland Southeast Portfolio - Pointe at Tampa Palms (VI)
      37                         19-003       BSCMI              Inland Southeast Portfolio - Bi-Lo Greenwood (VI)
      38                         19-004       BSCMI              Inland Southeast Portfolio - Squirewood Village (VI)
      39           20            20-001       BSCMI              Columbia Parking Garage
      40           21            21-001       MSMC               80 Grumman Road West
      41           22            22-001       PCF                Clifton III
      42           23            23-001       MSMC               Sunset Park
      43           24            24-001       WFB                Balfour Retail Center
      44           25            25-001       BSCMI              Oak Summit
                   26                         BSCMI              Paradise Place & Sycamore Commons II Rollup
      45                         26-001       BSCMI              Paradise Place & Sycamore Commons II - Paradise Place (VII)
      46                         26-002       BSCMI              Paradise Place & Sycamore Commons II - Sycamore Commons (VII)
      47           27            27-001       BSCMI              Potomac Woods Plaza
      48           28            28-001       BSCMI              Hotel St. Marie
      49           29            29-001       PCF                9625 55th Street
      50           30            30-001       BSCMI              St. John Marketplace
      51           31            31-001       BSCMI              Aiken Exchange
      52           32            32-001       PCF                Ross Plaza
      53           33            33-001       BSCMI              2010 & 2050 West Chester Pike
      54           34            34-001       MSMC               Palm Bay Center
      55           35            35-001       WFB                Union Square Shopping Center
      56           36            36-001       WFB                Craycroft Park Office Complex
      57           37            37-001       BSCMI              824 Francisco Street
      58           38            38-001       PCF                Jefferson Ridge Apartments
      59           39            39-001       MSMC               University Avenue Retail - Palo Alto
      60           40            40-001       PCF                Sun Center II
      61           41            41-001       BSCMI              Tops Brighton Plaza
      62           42            42-001       WFB                Elkhorn Plaza Shopping Center
      63           43            43-001       WFB                Bellevue Target Shopping Ctr
      64           44            44-001       PCF                Landing Lane Apartments
      65           45            45-001       PCF                Gateway Courtyard
      66           46            46-001       MSMC               Fall River Medical Office Building
      67           47            47-001       WFB                Meadowood Apartments
      68           48            48-001       BSCMI              Green Oaks Plaza
      69           49            49-001       WFB                Braeswood Shopping Center
      70           50            50-001       MSMC               Thiele's Square
      71           51            51-001       WFB                Remington Place Retirement Inn
      72           52            52-001       MSMC               Winco Plaza
      73           53            53-001       MSMC               Hampton Inn Jacksonville
      74           54            54-001       BSCMI              Plymouth Center
      75           55            55-001       WFB                Del Monte Plaza
      76           56            56-001       MSMC               Georgian Medical Office Building
      77           57            57-001       WFB                Columbus Parkway Self Storage, LLC
      78           58            58-001       MSMC               Alpharetta Crossing
      79           59            59-001       MSMC               West Orange Professional Center
      80           60            60-001       MSMC               Woodwind Commerce Park
      81           61            61-001       PCF                San Leandro Distribution Center
      82           62            62-001       BSCMI              Lexington Park Hampton Inn
      83           63            63-001       PCF                499 University Avenue
      84           64            64-001       WFB                Crossroads Shopping Center
      85           65            65-001       PCF                Virginia Square Plaza
      86           66            66-001       WFB                McLaren Auto Center
      87           67            67-001       WFB                1025 Northern Blvd
      88           68            68-001       PCF                Lakeville Crossing
      89           69            69-001       WFB                Maryland Farms Shopping Center
      90           70            70-001       PCF                The Shops of Toledo Commons
      91           71            71-001       PCF                LR Crossing Shopping Center
      92           72            72-001       WFB                A-American Palmdale
      93           73            73-001       WFB                Comp USA Center
      94           74            74-001       BSCMI              962 Madison Avenue
      95           75            75-001       WFB                West Oaks Business Park
      96           76            76-001       BSCMI              Walk at Highwoods Preserve Phase II
      97           77            77-001       PCF                Centre Court
      98           78            78-001       BSCMI              Willoughby Park Apartments
      99           79            79-001       WFB                Beach Boulevard
     100           80            80-001       WFB                Lakewood Mall
     101           81            81-001       WFB                Diablo Oaks Apartments
     102           82            82-001       WFB                Manassas Corner
     103           83            83-001       PCF                Curlew Lakes
     104           84            84-001       WFB                South Lake Avenue Stores
     105           85            85-001       WFB                Southgate Retail Center
     106           86            86-001       WFB                Cook Street Marketplace
     107           87            87-001       BSCMI              Woodbourne Square Shopping Center
     108           88            88-001       WFB                Interstate Business Park
     109           89            89-001       PCF                Lakewood
     110           90            90-001       PCF                7496 East Tierra Buena Lane
     111           91            91-001       MSMC               StorQuest-Rancho Cucamonga
     112           92            92-001       WFB                Elk Grove Village
     113           93            93-001       PCF                Lantern Plaza
     114           94            94-001       WFB                Steeplechase Landing
     115           95            95-001       MSMC               Cranberry Center
     116           96            96-001       WFB                Gianulias Office Building
     117           97            97-001       BSCMI              Nottingham Country Office Building
     118           98            98-001       WFB                Signature Office Building
     119           99            99-001       MSMC               Bohemia Premier Self-Storage
     120          100           100-001       WFB                Oildale Shopping Center
     121          101           101-001       MSMC               Katonah Medical Office
     122          102           102-001       PCF                107 Wade Avenue
     123          103           103-001       WFB                Sunset Plaza
     124          104           104-001       PCF                200 & 220 South Vincent Avenue
     125          105           105-001       WFB                Mountain View Plaza
     126          106           106-001       BSCMI              Staples Freeport
     127          107           107-001       PCF                2 Ingersoll Road
     128          108           108-001       WFB                Federal Express Maple Grove
     129          109           109-001       WFB                Montgomery Crossing II S.C.
     130          110           110-001       WFB                Sea Breeze MHP
     131          111           111-001       WFB                Healthcare Partners Administrative Building
     132          112           112-001       PCF                330 Franklin Turnpike
     133          113           113-001       WFB                Hearst Industrial Building
     134          114           114-001       PCF                Polynesian Isles
     135          115           115-001       WFB                Sierra Court
     136          116           116-001       WFB                Hampton Court
     137          117           117-001       PCF                Blue Ridge Apartments
     138          118           118-001       WFB                Staples Battle Creek
     139          119           119-001       WFB                5867 North Broadway

                                                                 TOTALS AND WEIGHTED AVERAGES:

---------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE
 LOAN NO.  STREET ADDRESS                                                    CITY                        STATE        ZIP CODE
---------------------------------------------------------------------------------------------------------------------------------
      1    1114 Avenue of the Americas                                       New York                    NY             10036

      2    227 West Monroe Street                                            Chicago                     IL             60606
      3    222 West Adams Street                                             Chicago                     IL             60606
      4    1 Bush Street                                                     San Francisco               CA             94104
      5    1 American Lane                                                   Greenwich                   CT             06831
      6    156 West 56th Street                                              New York                    NY             10019
      7    520 Pike Street                                                   Seattle                     WA             98101
      8    595 Market Street                                                 San Francisco               CA             94105
      9    251 St. Asaphs Road                                               Bala Cynwyd                 PA             19004
     10    330 E. Kilbourn Avenue                                            Milwaukee                   WI             53202
     11    231 St. Asaphs Road                                               Bala Cynwyd                 PA             19004
     12    40 Broad Street                                                   New York                    NY             10004
     13    333 East City Avenue                                              Bala Cynwyd                 PA             19004
     14    2829 South Eagle Road                                             Newtown Township            PA             18940

     15    1450 & 1480 Eastlake Parkway; 2127 Olympic Parkway                Chula Vista                 CA             91914
     16    2305 & 2315 Otay Lakes Road                                       Chula Vista                 CA             91914

     17    250 East Golf Drive                                               Schaumburg                  IL             60173
     18    907 West Marketview Drive & 2000 North Prospect Avenue            Champaign                   IL             61822
     19    152-180 West Logan Street                                         Noblesville                 IN             46060

     20    734 15th Street, NW                                               Washington                  DC             20006
     21    1707 H Street NW                                                  Washington                  DC             20006
     22    11600 Academy Boulevard Northeast                                 Albuquerque                 NM             87111
     23    3771 Channel Drive                                                West Sacramento             CA             95851

     24    1319-23 & 1446-50 Third Street                                    Santa Monica                CA             90401
     25    2710, 2714-2718 Main Street                                       Santa Monica                CA             90405
     26    200 Lower Main St.                                                Freeport                    ME             04032
     27    4111 West Alameda Avenue                                          Burbank                     CA             91505
     28    6181, 6191 and 6201 Old Dobbin Lane                               Columbia                    MD             21045
     29    24801-24901 Alicia Parkway                                        Laguna Hills                CA             92653
     30    13775 McLearen Road                                               Herndon                     VA             20171
     31    5909-5919 Bluebonnet Boulevard                                    Baton Rouge                 LA             70836
     32    11840 South Route 59                                              Plainfield                  IL             60544
     33    7000 Franklin Boulevard                                           Sacramento                  CA             95823
     34    500 Chesterbrook Boulevard                                        Wayne                       PA             19087

     35    10863 Bloomingdale Avenue                                         Riverview                   FL             33569
     36    Northwest Quadrant of Bruce B. Downs Boulevard (C.R.581)
             and Tampa Palms Boulevard West                                  Tampa                       FL             33647
     37    2010 Montague Avenue                                              Greenwood                   SC             29649
     38    123 West Highway 25-70                                            Dandridge                   TN             37725
     39    501 C Street                                                      San Diego                   CA             92101
     40    80 Grumman Road West                                              Bethpage                    NY             11714
     41    287 River Road                                                    Clifton                     NJ             07014
     42    2205, 2209, 2217, 2221 Sunset Boulevard                           Rocklin                     CA             95765
     43    3100-3130 Balfour Road                                            Brentwood                   CA             94513
     44    344-430 East Hanes Mill Road                                      Winston-Salem               NC             27105

     45    4065-4085 Haverhill Road                                          West Palm Beach             FL             33417
     46    2325 Matthews Township Parkway                                    Matthews                    NC             28105
     47    Seven Locks Road and Fortune Terrace                              Rockville                   MD             20852
     48    827 Toulouse Street                                               New Orleans                 LA             70112
     49    9625 55th Street                                                  Kenosha                     WI             53144
     50    4A Estate Enighed                                                 Cruz Bay Quarter            VI             00830
     51    2547-2567 Whiskey Road & 105-109 Tamil Drive                      Aiken                       SC             29803
     52    14327 N.E. 20th Street                                            Bellevue                    WA             98007
     53    2010 & 2050 West Chester Pike                                     Havertown                   PA             19083
     54    4711 Babcock Street NE                                            Palm Bay                    FL             32905
     55    500 State Route 35                                                Middletown                  NJ             07748
     56    6425 - 6495 N. Palm & 1060 & 1080 W. Sierra Avenues               Fresno                      CA             93711
     57    824 Francisco Street                                              Los Angeles                 CA             90017
     58    One Gerhardt Road                                                 Jefferson Township          NJ             07849
     59    300 - 314 University Ave                                          Palo Alto                   CA             94301
     60    3622-3636 W. Dublin-Granville Road                                Columbus                    OH             43235
     61    1900 Clinton Avenue                                               Brighton                    NY             14618
     62    5363 Elkhorn Blvd                                                 Sacramento                  CA             95842
     63    2064 Lime Kiln Rd.                                                Bellevue                    WI             54311
     64    10 Landing Lane                                                   New Brunswick               NJ             08901
     65    1574 and 1630 Gateway Boulevard                                   Fairfield                   CA             94533
     66    289 Pleasant Street                                               Fall River                  MA             02722
     67    701 Redwood Boulevard                                             Redding                     CA             96003
     68    5721,5727,5745,5801,5817,5835 West Interstate Highway 20 &
             4401 & 4407 Little Road                                         Arlington                   TX             76017
     69    2236-2294 West Holcombe Boulevard                                 Houston                     TX             77030
     70    2321 Northwest Westover Road                                      Portland                    OR             97210
     71    3025 NE 137th Street                                              Seattle                     WA             98125
     72    251 Barnett Road                                                  Medford                     OR             97501
     73    4690 Salisbury Road                                               Jacksonville                FL             32256
     74    4130 Berkshire Lane                                               Plymouth                    MN             55446
     75    6001, 6015, 6135 & 6137 South Virginia Street                     Reno                        NV             89511
     76    730 SOM Center Road                                               Mayfield Village            OH             44143
     77    3480 Tennessee Street                                             Vallejo                     CA             94591
     78    11770 Haynes Bride Road                                           Alpharetta                  GA             30004
     79    10125, 10131 West Colonial Drive                                  Ocoee                       Fl             34761
     80    7612, 7622, 7642 Woodwind Drive                                   Huntington Beach            CA             92647
     81    2505-2529 Grant Avenue                                            San Leandro                 CA             94579
     82    22211 Three Notch Road                                            Lexington Park              MD             20653
     83    499 University Avenue                                             Palo Alto                   CA             94301
     84    11317 - 11329, 11357, & 11359 - 11391 Deerfield Lane              Truckee                     CA             96161
     85    3801 North Fairfax Drive                                          Arlington                   VA             22203
     86    14, 16, 18, & 20 McLaren Drive                                    Irvine                      CA             92618
     87    1025 Northern Boulevard                                           Roslyn                      NY             11576
     88    7662-7704 160th Street West                                       Lakeville                   MN             55044
     89    11428-72 Cherry Hill Road                                         Beltsville                  MD             20705
     90    2831 Glendale Avenue                                              Toledo                      OH             43614
     91    9011 Garners Ferry Road                                           Hopkins                     SC             29061
     92    38963 Sierra Highway                                              Palmdale                    CA             93550
     93    6405, 6419 - 6431, 6451 - 6485 South Virginia Street              Reno                        NV             89511
     94    962 Madison Avenue                                                New York                    NY             10021
     95    30941 & 30961 Agoura Road                                         Westlake Village            CA             91361
     96    17502-20 & 17503-09 Preserve Walk Lane                            Tampa                       FL             33647
     97    3755 & 3763 Old Court Road                                        Pikesville                  MD             21208
     98    8328 Willoughby Boulevard                                         Dallas                      TX             75232
     99    5300 Beach Blvd.                                                  Buena Park                  CA             90621
    100    1320 West Lockeford Street                                        Lodi                        CA             95242
    101    255 Coggins Drive                                                 Pleasant Hill               CA             94523
    102    9221-9271 Sudley Road                                             Manassas                    VA             20110
    103    30901-31077 U.S. Highway 19                                       Palm Harbor                 FL             33755
    104    100-102 & 123 South Lake Avenue                                   Pasadena                    CA             91101
    105    12221 SE 82nd Avenue                                              Portland (Unincorp. Area)   OR             97266
    106    42150-42210 Cook Street                                           Palm Desert                 CA             92260
    107    2016 Lincoln Highway                                              Langhorne                   PA             19047
    108    1611, 1631, 1651 Pomona Road                                      Corona                      CA             92880
    109    5741 General Washington Drive                                     Alexandria                  VA             22312
    110    7496 East Tierra Buena Lane                                       Scottsdale                  AZ             85260
    111    9419 Hampshire Street                                             Rancho Cucamonga            CA             91730
    112    8511-8517, 8523-8531, 8547-8563, and 8591 Elk Grove Boulevard     Elk Grove                   CA             95624
    113    28940-28950 Golden Lantern                                        Laguna Niguel               CA             92677
    114    9606 - 9638 Jones Road                                            Houston                     TX             77065
    115    20001 Route 19                                                    Cranberry Township          PA             16066
    116    2264 Fair Oaks Boulevard                                          Sacramento                  CA             95825
    117    20501 Katy Freeway Road                                           Houston                     TX             77450
    118    745 West 4th Avenue                                               Anchorage                   AK             99501
    119    510 Johnson Avenue                                                Bohemia                     NY             11716
    120    701-731 Airport Drive                                             Bakersfield                 CA             93308
    121    111 Bedford Road                                                  Katonah                     NY             10536
    122    107 Wade Avenue                                                   South Plainfield            NJ             07080
    123    3262 E. Thousand Oaks Boulevard                                   Thousand Oaks               CA             91362
    124    200 & 220 South Vincent Avenue                                    West Covina                 CA             91790
    125    2385 US Highway 93 N                                              Kalispell                   MT             59901
    126    1722-1724 South West Avenue                                       Freeport                    IL             61032
    127    2 Ingersoll Road                                                  South Plainfield            NJ             07080
    128    7555 Meridian Circle North                                        Maple Grove                 MN             55369
    129    8510 & 8520 Montgomery Blvd                                       Albuquerque                 NM             87111
    130    4400 Carpinteria Avenue                                           Carpinteria                 CA             93013
    131    19601 Mariner Avenue                                              Torrance                    CA             90503
    132    330 Franklin Turnpike                                             Mahwah                      NJ             07430
    133    6270 Houston Place                                                Dublin                      CA             94568
    134    5341 W. Irlo Bronson Memorial Highway                             Kissimmee                   FL             34746
    135    325 East Sierra Avenue                                            Fresno                      CA             93710
    136    2013 New Hampshire Avenue, NW                                     Washington                  DC             20009
    137    9600 9th Avenue NW                                                Seattle                     WA             98117
    138    6128 Beckley Drive North                                          Battle Creek                MI             49014
    139    5867-5869 North Broadway                                          Denver                      CO             80216

------------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE                                                                                                                 PERCENT
 LOAN NO.  PROPERTY TYPE         PROPERTY SUB-TYPE       UNITS/SF(3)       YEAR BUILT             YEAR RENOVATED          LEASED(4)
------------------------------------------------------------------------------------------------------------------------------------
      1    Office                Urban                    1,518,210           1971                 2001 / 2002              98.1%

      2    Office                Urban                    1,547,337           1989                     NAP                  97.7%
      3    Office                Urban                      928,141           1992                     NAP                 100.0%
      4    Office                Urban                      327,254           1959                 1988 - 1990              96.5%
      5    Office                Suburban                   595,648           1970                     NAP                  80.6%
      6    Office                Urban                      342,811           1987                     NAP                  93.9%
      7    Office                Urban                      376,295           1983                     NAP                  77.6%
      8    Office                Urban                      416,909           1979                     NAP                  81.1%
      9    Office                Suburban                   373,745           1982                     NAP                  93.6%
     10    Office                Urban                      473,597        1982 / 1984                 NAP                  79.1%
     11    Office                Suburban                   365,282           1967                     NAP                  99.4%
     12    Office                Urban                      284,183           1984                     NAP                  79.4%
     13    Office                Suburban                   358,669           1969                     NAP                  88.5%
     14    Retail                Anchored                   177,032           1988                     NAP                  91.6%

     15    Retail                Shadow Anchored             61,012           2004                     NAP                 100.0%
     16    Retail                Shadow Anchored             16,800           2004                     NAP                 100.0%

     17    Retail                Anchored                    93,333           1998                     2003                100.0%
     18    Retail                Anchored                   118,842        1992 - 1995             2003 - 2004              89.3%
     19    Retail                Anchored                    74,414           1992                     NAP                  93.0%

     20    Office                Urban                       77,260           1936                     1983                 98.4%
     21    Office                Urban                       55,098           1957                     1999                 96.8%
     22    Multifamily           Garden                         240           1990                     NAP                  97.1%
     23    Industrial            Warehouse                  609,577           1981                     1995                100.0%

     24    Retail                Unanchored                  15,253 1923 / 1925 / 1936 / 1947   1988 / 2000 - 2001         100.0%
     25    Retail                Unanchored                   6,030    1927 / 1929 / 1965              NAP                 100.0%
     26    Retail                Anchored                    94,941    1988 - 1992 / 2004              NAP                  90.5%
     27    Office                Suburban                    96,094           1981                 2002 - 2004              91.7%
     28    Retail                Anchored                    74,212           2004                     NAP                 100.0%
     29    Retail                Anchored                   107,575           1975                     2003                100.0%
     30    Office                Suburban                   125,293           1984                     1999                100.0%
     31    Retail                Anchored                   135,289           2002                     NAP                  94.8%
     32    Retail                Anchored                   125,057        2002 / 2003                 NAP                 100.0%
     33    Industrial            Flex Industrial            198,255           1974                 1990 - 2003              91.4%
     34    Retail                Anchored                   122,316           1981                     NAP                  90.3%

     35    Retail                Anchored                    78,686           2002                     NAP                  96.9%
     36    Retail                Unanchored                  20,318           2003                     NAP                 100.0%
     37    Retail                Anchored                    41,581           1998                     NAP                 100.0%
     38    Retail                Anchored                    46,155           2003                     NAP                  86.4%
     39    Other                 Parking Garage             206,826           2004                     NAP                 100.0%
     40    Industrial            Flex Industrial            157,510           2001                     NAP                 100.0%
     41    Industrial            Warehouse                  214,768        2003 / 2004                 NAP                 100.0%
     42    Retail                Unanchored                  45,367           2001                     NAP                 100.0%
     43    Retail                Anchored                    84,724           2003                     NAP                  98.5%
     44    Retail                Anchored                   113,432           2001                     NAP                  92.1%

     45    Retail                Anchored                    69,620           2003                     NAP                  96.2%
     46    Retail                Anchored                     9,010           2002                     NAP                 100.0%
     47    Retail                Anchored                    58,111        1970 - 1977             2000 - 2001              77.5%
     48    Hospitality           Full Service                   103    1910 / 1970 / 1990          1989 / 1991              94.0%
     49    Industrial            Light Industrial           175,052        1997 - 1999                 NAP                 100.0%
     50    Mixed Use             Retail/Office               48,345        2000 - 2003                 NAP                  97.3%
     51    Retail                Anchored                   101,558        2000 - 2003                 NAP                 100.0%
     52    Retail                Anchored                    68,165           1984                     2004                 95.2%
     53    Office                Medical                     60,575        1957 / 1997                 1997                 94.3%
     54    Retail                Anchored                   135,049           1979                     1995                100.0%
     55    Retail                Unanchored                  90,259           1989                     NAP                  87.9%
     56    Office                Suburban                    79,710        1988 - 1991                 NAP                  94.1%
     57    Other                 Parking Garage             155,304           1969                     NAP                 100.0%
     58    Multifamily           Garden                          72           2004                     NAP                 100.0%
     59    Mixed Use             Retail/Office               26,160           1912                     1993                100.0%
     60    Retail                Anchored                   101,111           1997                     NAP                 100.0%
     61    Retail                Anchored                   140,284           1986                     NAP                  96.0%
     62    Retail                Shadow Anchored             50,901           1976                     1998                 95.5%
     63    Retail                Anchored                    74,800           2003                     NAP                  94.4%
     64    Multifamily           High-Rise                      143           1964                     NAP                  93.7%
     65    Retail                Anchored                    32,162        2002 - 2003                 NAP                  93.5%
     66    Office                Medical                     58,315           1859                     2003                 84.7%
     67    Multifamily           Townhouse                       84           2003                     NAP                  95.2%
     68    Retail                Anchored                    95,528           1984                     NAP                  94.9%
     69    Retail                Anchored                    60,167           1952                     2003                 83.5%
     70    Retail                Anchored                    32,982           1995                     NAP                 100.0%
     71    Multifamily           Mid-Rise                        60           1982                     1989                 96.7%
     72    Retail                Anchored                   145,559           1978                     2000                 83.5%
     73    Hospitality           Limited Service                128           1988                     NAP                  79.0%
     74    Retail                Anchored                    45,915           1998                     NAP                 100.0%
     75    Retail                Shadow Anchored             36,627           1987                     NAP                 100.0%
     76    Office                Medical                     49,742           1975                     2002                 91.3%
     77    Self Storage          Self Storage                74,650        2001 - 2002                 NAP                  94.3%
     78    Retail                Anchored                    95,504           1989                     NAP                  98.2%
     79    Office                Medical                     36,882        1999 / 2001                 NAP                  98.1%
     80    Industrial            Flex Industrial             62,377           2001                     NAP                 100.0%
     81    Industrial            Warehouse                  189,750           1974                     NAP                 100.0%
     82    Hospitality           Limited Service                111           1999                     NAP                  71.5%
     83    Office                Urban                       19,404           1997                     NAP                 100.0%
     84    Retail                Shadow Anchored             26,553           1981                     NAP                 100.0%
     85    Office                Medical                     40,789           1967                     1996                 85.6%
     86    Industrial            Light Industrial            38,450           1999                     NAP                 100.0%
     87    Office                Suburban                    31,682           1966                     NAP                 100.0%
     88    Retail                Unanchored                  30,580           2002                     NAP                  91.0%
     89    Retail                Unanchored                  42,822           1974                     2002                 90.0%
     90    Retail                Shadow Anchored             40,554           2003                     NAP                 100.0%
     91    Retail                Anchored                    49,146           2003                     NAP                 100.0%
     92    Self Storage          Self Storage                69,096    1988 / 2002 / 2003              NAP                  96.9%
     93    Retail                Shadow Anchored             31,711    1971 / 1973 / 1988              NAP                  92.2%
     94    Retail                Unanchored                   9,137           1910                     1960                100.0%
     95    Industrial            Flex Industrial             64,257        1973 / 1974                 2003                100.0%
     96    Retail                Unanchored                  28,452        2002 - 2003                 NAP                 100.0%
     97    Retail                Shadow Anchored             18,679           2003                     NAP                  93.0%
     98    Multifamily           Low-Rise                       148           1968                     2001                 86.5%
     99    Retail                Unanchored                  19,463           1989                     NAP                 100.0%
    100    Retail                Shadow Anchored             70,931           1964                     1998                100.0%
    101    Multifamily           Garden                          96           1979                     NAP                  92.7%
    102    Retail                Unanchored                  33,947           1965                 1997 / 2003             100.0%
    103    Retail                Unanchored                  43,446           1986                     NAP                  93.9%
    104    Mixed Use             Retail/Office               11,234        1960 / 2003                 2003                100.0%
    105    Retail                Shadow Anchored             23,500           2003                     NAP                 100.0%
    106    Retail                Unanchored                  26,869           2003                     NAP                 100.0%
    107    Retail                Shadow Anchored             29,876           1984                     NAP                  99.9%
    108    Industrial            Flex Industrial             80,627        1983 / 1986                 NAP                 100.0%
    109    Industrial            Warehouse                   42,423           1980                     2003                100.0%
    110    Office                Suburban                    26,264           1999                     NAP                 100.0%
    111    Self Storage          Self Storage                62,354           1987                     NAP                  92.5%
    112    Retail                Shadow Anchored             30,130           1986                     NAP                  94.6%
    113    Retail                Unanchored                  12,993           1986                     NAP                 100.0%
    114    Retail                Unanchored                  25,013        2000 / 2003                 NAP                  86.0%
    115    Retail                Unanchored                  20,900           1994                     NAP                 100.0%
    116    Office                Suburban                    13,918           1984                     1999                100.0%
    117    Office                Suburban                    41,097           1980                     NAP                  87.1%
    118    Office                Urban                       31,587           1986                 2002 - 2003             100.0%
    119    Self Storage          Self Storage                31,680           2001                     NAP                  78.8%
    120    Retail                Unanchored                  57,514        1966 / 1999                 2000                100.0%
    121    Office                Medical                     22,500           1967                     1990                100.0%
    122    Industrial            Light Industrial            55,650           1980                     NAP                 100.0%
    123    Mixed Use             Retail/Office               18,654           1985                     2002                100.0%
    124    Other                 Leased Fee                  11,524        1972 / 2003                 2003                100.0%
    125    Retail                Shadow Anchored             15,500           2003                     NAP                 100.0%
    126    Retail                Anchored                    24,049           1998                     NAP                 100.0%
    127    Industrial            Light Industrial            49,040           1978                     NAP                 100.0%
    128    Industrial            Warehouse                   37,680           1993                     NAP                 100.0%
    129    Retail                Shadow Anchored             22,013           1987                     NAP                 100.0%
    130    Manufactured          Manufactured
             Housing Community     Housing Community             71           1960                     NAP                 100.0%
    131    Office                Urban                       22,728           1986                     NAP                 100.0%
    132    Mixed Use             Office/Industrial           29,050           1982                     NAP                  89.1%
    133    Industrial            Flex Industrial             34,560           1987                     2003                100.0%
    134    Retail                Unanchored                  16,875           1991                     NAP                  93.2%
    135    Office                Suburban                    15,444           1995                     NAP                 100.0%
    136    Multifamily           Mid-Rise                       118           1926                     NAP                  97.5%
    137    Multifamily           Garden                          31           1986                     NAP                  93.5%
    138    Retail                Big Box                     20,000           1995                     NAP                 100.0%
    139    Industrial            Light Industrial            36,283           1969                     NAP                 100.0%

------------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE  PERCENT LEASED  SECURITY                                              RELATED                                  ORIGINAL
 LOAN NO.   AS OF DATE(3)  TYPE(5)       LIEN POSITION                        BORROWER LIST                                BALANCE
------------------------------------------------------------------------------------------------------------------------------------
      1      05/01/2004    Fee               First                                 NAP                                  $117,000,000

      2      12/01/2003    Fee               First                                 NAP                                   $22,137,143
      3      12/01/2003    Fee               First                                 NAP                                   $11,830,000
      4      12/01/2003    Fee               First                                 NAP                                    $4,577,857
      5      12/01/2003    Fee               First                                 NAP                                    $4,401,429
      6      12/01/2003    Fee               First                                 NAP                                    $4,364,286
      7      12/01/2003    Fee               First                                 NAP                                    $4,178,571
      8      12/01/2003    Fee               First                                 NAP                                    $3,630,714
      9      12/01/2003    Fee               First                                 NAP                                    $2,841,429
     10      12/01/2003    Fee               First                                 NAP                                    $2,340,000
     11      12/01/2003    Fee               First                                 NAP                                    $1,755,000
     12      12/01/2003    Fee               First                                 NAP                                    $1,504,286
     13      12/01/2003    Fee               First                                 NAP                                    $1,439,286
     14      03/04/2004    Fee               First                             14, 34, 107                               $26,000,000

     15      04/29/2004    Fee               First                                 NAP                                   $19,344,000
     16      05/17/2004    Fee               First                                 NAP                                    $6,656,000

     17      03/25/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126  $11,730,000
     18      03/25/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $8,720,000
     19      03/25/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $3,290,000

     20      04/20/2004    Fee               First                                 NAP                                   $12,731,915
     21      04/20/2004    Fee               First                                 NAP                                    $9,268,085
     22      03/09/2004    Fee               First                                 NAP                                   $20,500,000
     23      05/01/2004    Fee               First                                 NAP                                   $20,000,000

     24      04/13/2004    Fee               First                                 NAP                                   $13,732,283
     25      04/13/2004    Fee               First                                 NAP                                    $2,267,717
     26      05/27/2004    Fee               First                                 NAP                                   $15,700,000
     27      05/20/2004    Fee               First                                 NAP                                   $15,000,000
     28      04/01/2004    Fee               First                                 NAP                                   $14,000,000
     29      02/24/2004    Fee               First                                 NAP                                   $13,800,000
     30      05/17/2004    Fee               First                                 NAP                                   $12,450,000
     31      03/12/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126  $12,100,000
     32      05/01/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126  $11,925,000
     33      05/17/2004    Fee               First                                 NAP                                   $11,000,000
     34      03/01/2004    Fee               First                             14, 34, 107                               $10,500,000

     35      05/25/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $3,175,000
     36      05/25/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $2,890,000
     37      06/01/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $2,200,000
     38      05/25/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $1,900,000
     39      06/01/2004    Leasehold         First                               39, 57                                  $10,000,000
     40      05/14/2004    Fee               First                                 NAP                                   $10,000,000
     41      01/21/2004    Fee               First                                 NAP                                    $9,500,000
     42      05/19/2004    Fee               First                                 NAP                                    $8,300,000
     43      03/31/2004    Fee               First                                 NAP                                    $8,200,000
     44      05/07/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $8,200,000

     45      05/27/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $6,555,000
     46      06/25/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $1,475,000
     47      05/21/2004    Fee               First                                 NAP                                    $8,000,000
     48      12/31/2003    Fee               First                                 NAP                                    $7,900,000
     49      05/14/2004    Fee               First                                 NAP                                    $7,700,000
     50      05/01/2004    Fee/Leasehold     First                                 NAP                                    $7,500,000
     51      02/26/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $7,350,000
     52      05/06/2004    Fee               First                                 NAP                                    $7,150,000
     53      06/08/2004    Fee               First                                 NAP                                    $7,071,882
     54      04/04/2004    Fee               First                                 NAP                                    $7,100,000
     55      05/14/2004    Fee               First                                 NAP                                    $7,000,000
     56      05/25/2004    Fee               First                                 NAP                                    $7,000,000
     57      05/01/2004    Fee               First                               39, 57                                   $6,550,000
     58      06/09/2004    Fee               First                                 NAP                                    $6,500,000
     59      04/22/2004    Fee               First                                 NAP                                    $6,500,000
     60      05/26/2004    Fee               First                                 NAP                                    $6,300,000
     61      05/01/2004    Fee               First                                 NAP                                    $6,250,000
     62      04/15/2004    Fee               First                                 NAP                                    $6,000,000
     63      05/24/2004    Fee               First                                 NAP                                    $6,000,000
     64      02/26/2004    Fee               First                                 NAP                                    $5,850,000
     65      04/30/2004    Fee               First                                 NAP                                    $5,800,000
     66      04/13/2004    Fee               First                                 NAP                                    $5,800,000
     67      04/30/2004    Fee               First                                 NAP                                    $5,765,000
     68      05/14/2004    Fee               First                                 NAP                                    $5,750,000
     69      05/10/2004    Fee               First                                 NAP                                    $5,700,000
     70      05/05/2004    Fee               First                                 NAP                                    $5,400,000
     71      05/01/2004    Fee               First                                 NAP                                    $5,300,000
     72      06/15/2004    Fee               First                                 NAP                                    $5,250,000
     73      04/01/2004    Fee               First                                 NAP                                    $5,200,000
     74      03/17/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $5,180,000
     75      12/31/2003    Fee               First                           75, 84, 93, 112                              $5,110,000
     76      06/22/2004    Fee               First                                 NAP                                    $5,100,000
     77      05/04/2004    Fee               First                                 NAP                                    $5,000,000
     78      05/12/2004    Fee               First                                 NAP                                    $5,000,000
     79      05/10/2004    Fee               First                                 NAP                                    $5,000,000
     80      03/31/2004    Fee               First                                 NAP                                    $5,000,000
     81      05/04/2004    Fee               First                                 NAP                                    $5,000,000
     82      03/31/2004    Fee               First                                 NAP                                    $4,800,000
     83      04/06/2004    Fee               First                                 NAP                                    $4,750,000
     84      06/03/2004    Fee               First                           75, 84, 93, 112                              $4,600,000
     85      05/14/2004    Fee               First                                 NAP                                    $4,500,000
     86      04/26/2004    Fee               First                                 NAP                                    $4,300,000
     87      03/11/2004    Fee               First                                 NAP                                    $4,300,000
     88      05/05/2004    Fee               First                                 NAP                                    $4,250,000
     89      02/01/2004    Fee               First                                 NAP                                    $4,000,000
     90      05/04/2004    Fee               First                                 NAP                                    $4,000,000
     91      05/06/2004    Fee               First                                 NAP                                    $4,000,000
     92      05/13/2004    Fee               First                                 NAP                                    $3,985,000
     93      02/06/2004    Fee               First                           75, 84, 93, 112                              $3,875,000
     94      01/01/2004    Leasehold         First                                 NAP                                    $3,750,000
     95      03/20/2004    Fee               First                                 NAP                                    $3,750,000
     96      03/11/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $3,700,000
     97      06/01/2004    Fee               First                                 NAP                                    $3,600,000
     98      05/18/2004    Fee               First                                 NAP                                    $3,600,000
     99      04/23/2004    Fee               First                                 NAP                                    $3,550,000
    100      03/29/2004    Fee               First                                 NAP                                    $3,400,000
    101      05/03/2004    Fee               First                                 NAP                                    $3,200,000
    102      03/18/2004    Fee               First                                 NAP                                    $3,200,000
    103      05/14/2004    Fee               First                                 NAP                                    $3,000,000
    104      03/11/2004    Fee               First                                 NAP                                    $3,000,000
    105      03/26/2004    Fee               First                                 NAP                                    $2,950,000
    106      04/16/2004    Fee               First                                 NAP                                    $2,750,000
    107      02/20/2004    Fee               First                             14, 34, 107                                $2,700,000
    108      04/23/2004    Fee               First                                 NAP                                    $2,700,000
    109      05/28/2004    Fee               First                                 NAP                                    $2,600,000
    110      03/22/2004    Fee               First                                 NAP                                    $2,600,000
    111      04/22/2004    Fee               First                                 NAP                                    $2,550,000
    112      03/15/2004    Fee               First                           75, 84, 93, 112                              $2,500,000
    113      02/15/2004    Fee               First                                 NAP                                    $2,300,000
    114      06/03/2004    Fee               First                                 NAP                                    $2,200,000
    115      04/30/2004    Fee               First                                 NAP                                    $2,100,000
    116      04/19/2004    Fee               First                                 NAP                                    $2,000,000
    117      04/19/2004    Fee               First                                 NAP                                    $2,000,000
    118      05/07/2004    Fee               First                                 NAP                                    $1,900,000
    119      04/02/2004    Fee               First                                 NAP                                    $1,900,000
    120      05/27/2004    Fee               First                                 NAP                                    $1,850,000
    121      03/03/2004    Fee               First                                 NAP                                    $1,850,000
    122      04/16/2004    Fee               First                              122, 127                                  $1,845,000
    123      04/15/2004    Fee               First                                 NAP                                    $1,800,000
    124      03/20/2004    Fee               First                                 NAP                                    $1,800,000
    125      03/30/2004    Fee               First                                 NAP                                    $1,765,000
    126      03/25/2004    Fee               First      17, 18, 19, 31, 32, 35, 36, 37, 38, 44, 45, 46, 51, 74, 96, 126   $1,730,000
    127      04/16/2004    Fee               First                              122, 127                                  $1,655,000
    128      04/19/2004    Fee               First                                 NAP                                    $1,500,000
    129      03/30/2004    Fee               First                                 NAP                                    $1,500,000
    130      04/30/2004    Fee               First                                 NAP                                    $1,470,000
    131      01/16/2004    Fee               First                                 NAP                                    $1,400,000
    132      04/30/2004    Fee               First                                 NAP                                    $1,400,000
    133      02/11/2004    Fee               First                                 NAP                                    $1,350,000
    134      03/31/2004    Fee               First                                 NAP                                    $1,300,000
    135      11/14/2003    Fee               First                                 NAP                                    $1,100,000
    136      02/26/2004    Fee               First                                 NAP                                    $1,000,000
    137      03/30/2004    Fee               First                                 NAP                                    $1,000,000
    138      02/15/2004    Fee               First                                 NAP                                    $1,000,000
    139      03/28/2004    Fee               First                                 NAP                                      $900,000

                                                                                                                        $893,261,882

------------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE   CUT-OFF DATE   CUT-OFF DATE BALANCE                FIRST PAYMENT    FIRST PAYMENT                     GRACE
 LOAN NO.      BALANCE(6)        PER UNIT OR SF    NOTE DATE     DATE (P&I)       DATE (IO)     MATURITY DATE   PERIOD(7)  ARD LOAN
------------------------------------------------------------------------------------------------------------------------------------
      1     $117,000,000                   $231   06/18/2004     08/10/2007       08/10/2004     07/10/2014         0         No

      2      $22,137,143                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
      3      $11,830,000                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
      4       $4,577,857                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
      5       $4,401,429                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
      6       $4,364,286                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
      7       $4,178,571                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
      8       $3,630,714                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
      9       $2,841,429                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
     10       $2,340,000                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
     11       $1,755,000                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
     12       $1,504,286                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
     13       $1,439,286                   $110   12/10/2003     02/08/2009       02/08/2004     01/08/2014         0         No
     14      $26,000,000                   $147   05/17/2004     07/01/2009       07/01/2004     06/01/2014         5         No

     15      $19,321,604                   $334   05/21/2004     07/01/2004          NAP         06/01/2014         0         No
     16       $6,648,294                   $334   05/21/2004     07/01/2004          NAP         06/01/2014         0         No

     17      $11,730,000                    $83   05/26/2004         NAP          07/01/2004     06/01/2011         5         No
     18       $8,720,000                    $83   05/26/2004         NAP          07/01/2004     06/01/2011         5         No
     19       $3,290,000                    $83   05/26/2004         NAP          07/01/2004     06/01/2011         5         No

     20      $12,731,915                   $166   01/29/2004         NAP          03/01/2004     02/01/2009         5         No
     21       $9,268,085                   $166   01/29/2004         NAP          03/01/2004     02/01/2009         5         No
     22      $20,500,000                $85,417   06/10/2004     08/01/2006       08/01/2004     07/01/2011         5         No
     23      $19,603,627                    $32   06/28/2002     08/01/2002          NAP         07/01/2012         0         No

     24      $13,732,283                   $752   06/08/2004     08/01/2004          NAP         07/01/2014         5         No
     25       $2,267,717                   $752   06/08/2004     08/01/2004          NAP         07/01/2014         5         No
     26      $15,683,421                   $165   05/27/2004     07/01/2004          NAP         06/01/2014         0         No
     27      $14,971,074                   $156   04/13/2004     06/04/2004          NAP         05/04/2014         0         No
     28      $13,938,888                   $188   04/01/2004     06/01/2004          NAP         05/01/2024         0         No
     29      $13,768,693                   $128   04/27/2004     06/01/2004          NAP         05/01/2014         5         No
     30      $12,450,000                    $99   06/16/2004     08/01/2004          NAP         04/01/2015         5         No
     31      $12,100,000                    $89   05/07/2004         NAP          07/01/2004     06/01/2009         5         No
     32      $11,925,000                    $95   12/16/2003         NAP          02/01/2004     01/01/2011         0         No
     33      $10,934,763                    $55   11/17/2003     02/01/2004          NAP         01/01/2014         5         No
     34      $10,500,000                    $86   05/17/2004     07/01/2009       07/01/2004     06/01/2014         5         No

     35       $3,175,000                    $54   03/11/2004         NAP          05/01/2004     04/01/2009         5         No
     36       $2,890,000                    $54   03/11/2004         NAP          05/01/2004     04/01/2009         5         No
     37       $2,200,000                    $54   03/11/2004         NAP          05/01/2004     04/01/2009         5         No
     38       $1,900,000                    $54   03/11/2004         NAP          05/01/2004     04/01/2009         5         No
     39      $10,000,000                    $48   06/23/2004     08/01/2006       08/01/2004     07/01/2014         5         No
     40       $9,952,636                    $63   04/19/2004     06/01/2004          NAP         05/01/2014         5         No
     41       $9,453,535                    $44   01/21/2004     03/01/2004          NAP         02/01/2014         0         No
     42       $8,235,265                   $182   09/17/2003     11/01/2003          NAP         10/01/2013         5         No
     43       $8,200,000                    $97   05/28/2004     08/01/2004          NAP         07/01/2014         5         No
     44       $8,200,000                    $72   05/07/2004         NAP          07/01/2004     06/01/2009         5         No

     45       $6,555,000                   $102   01/20/2004         NAP          03/01/2004     02/01/2009         5         No
     46       $1,475,000                   $102   01/20/2004         NAP          03/01/2004     02/01/2009         5         No
     47       $8,000,000                   $138   04/20/2004         NAP          06/01/2004     05/01/2014         5         No
     48       $7,819,623                $75,919   03/25/2004     05/01/2004          NAP         04/01/2019         5         No
     49       $7,688,418                    $44   05/14/2004     07/01/2004          NAP         06/01/2013         0         No
     50       $7,489,719                   $155   05/26/2004     07/01/2004          NAP         06/01/2014         5         No
     51       $7,350,000                    $72   04/28/2004         NAP          06/01/2004     05/01/2009         5         No
     52       $7,142,203                   $105   05/05/2004     07/01/2004          NAP         06/01/2014         0         No
     53       $7,041,064                   $116   03/15/2004     05/01/2004          NAP         01/01/2014         5         No
     54       $7,039,279                    $52   09/19/2003     11/01/2003          NAP         10/01/2013         5         No
     55       $7,000,000                    $78   05/14/2004     06/01/2006       07/01/2004     06/01/2014         5         No
     56       $6,947,053                    $87   01/20/2004     03/01/2004          NAP         02/01/2014         5         No
     57       $6,550,000                    $42   06/07/2004     08/01/2006       08/01/2004     07/01/2014         5         No
     58       $6,490,149                $90,141   05/03/2004     07/01/2004          NAP         06/01/2014         0         No
     59       $6,485,007                   $248   04/29/2004     06/01/2004          NAP         05/01/2014         5         No
     60       $6,293,000                    $62   05/26/2004     07/01/2004          NAP         05/01/2011         0         No
     61       $6,177,073                    $44   03/30/2004     05/01/2004          NAP         04/01/2011         5         No
     62       $5,986,983                   $118   04/09/2004     07/01/2004          NAP         06/01/2024         5         No
     63       $5,978,836                    $80   04/15/2004     07/01/2004          NAP         06/01/2019         5         No
     64       $5,823,344                $40,723   03/01/2004     04/01/2004          NAP         03/01/2014         0         No
     65       $5,793,747                   $180   05/07/2004     07/03/2004          NAP         06/03/2014         0         No
     66       $5,784,191                    $99   04/15/2004     06/01/2004          NAP         05/01/2009         5         No
     67       $5,748,257                $68,432   04/05/2004     06/01/2004          NAP         05/01/2016         5         No
     68       $5,722,934                    $60   04/16/2004     06/01/2004          NAP         05/01/2014         5         No
     69       $5,687,472                    $95   05/04/2004     07/01/2004          NAP         06/01/2024         5         No
     70       $5,400,000                   $164   11/05/2003         NAP          01/01/2004     12/01/2010         5         No
     71       $5,294,275                $88,238   04/26/2004     07/01/2004          NAP         06/01/2014         5         No
     72       $5,243,989                    $36   05/11/2004     07/01/2004          NAP         06/01/2014         5         No
     73       $5,200,000                $40,625   06/17/2004     08/01/2004          NAP         07/01/2009         5         No
     74       $5,180,000                   $113   05/26/2004         NAP          07/01/2004     06/01/2011         5         No
     75       $5,064,956                   $138   02/02/2004     04/01/2004          NAP         03/01/2024         5         No
     76       $5,063,736                   $102   01/30/2004     03/01/2004          NAP         02/01/2014         5         No
     77       $4,995,060                    $67   05/10/2004     07/01/2004          NAP         06/01/2014         5         No
     78       $4,994,037                    $52   06/01/2004     07/01/2004          NAP         06/01/2011         5         No
     79       $4,985,159                   $135   03/31/2004     05/01/2004          NAP         04/01/2014         5         No
     80       $4,983,717                    $80   03/18/2004     05/01/2004          NAP         04/01/2014         5         No
     81       $4,967,437                    $26   05/04/2004     07/01/2004          NAP         06/01/2014         0         No
     82       $4,800,000                $43,243   06/07/2004     08/01/2004          NAP         07/01/2009         5         No
     83       $4,739,623                   $244   04/06/2004     06/01/2004          NAP         05/01/2014         0         No
     84       $4,559,452                   $172   02/02/2004     04/01/2004          NAP         03/01/2024         5         No
     85       $4,492,261                   $110   05/18/2004     07/01/2004          NAP         06/01/2014         0         No
     86       $4,270,655                   $111   03/15/2004     06/01/2004          NAP         05/01/2019         5         No
     87       $4,254,206                   $134   03/30/2004     05/01/2004          NAP         04/01/2019         5         No
     88       $4,240,025                   $139   05/05/2004     07/01/2004          NAP         06/01/2014         0         No
     89       $3,995,752                    $93   05/06/2004     07/01/2004          NAP         06/01/2014         5         No
     90       $3,994,395                    $99   04/30/2004     07/01/2004          NAP         06/01/2014         0         No
     91       $3,991,136                    $81   05/06/2004     07/03/2004          NAP         06/03/2024         0         No
     92       $3,978,003                    $58   05/10/2004     07/01/2004          NAP         06/01/2009         5         No
     93       $3,840,843                   $121   02/02/2004     04/01/2004          NAP         03/01/2024         5         No
     94       $3,741,785                   $410   04/08/2004     06/01/2004          NAP         05/01/2014         5         No
     95       $3,738,485                    $58   04/02/2004     06/01/2004          NAP         05/01/2014         5         No
     96       $3,700,000                   $130   04/14/2004         NAP          06/01/2004     05/01/2009         5         No
     97       $3,600,000                   $193   06/01/2004     08/01/2004          NAP         07/01/2024         0         No
     98       $3,583,254                $24,211   02/13/2004     04/01/2004          NAP         03/01/2009         5         No
     99       $3,539,282                   $182   04/09/2004     06/01/2004          NAP         05/01/2014         5         No
    100       $3,377,615                    $48   03/05/2004     05/01/2004          NAP         04/01/2024         5         No
    101       $3,195,732                $33,289   04/12/2004     07/01/2004          NAP         06/01/2011         5         No
    102       $3,194,586                    $94   05/19/2004     07/01/2004          NAP         06/01/2014         5         No
    103       $3,000,000                    $69   05/14/2004         NAP          07/01/2004     06/01/2014         0         No
    104       $2,990,927                   $266   02/05/2004     05/01/2004          NAP         04/01/2014         5         No
    105       $2,950,000                   $126   05/17/2004     08/01/2004          NAP         07/01/2014         5         No
    106       $2,722,638                   $101   03/05/2004     05/01/2004          NAP         04/01/2019         5         No
    107       $2,700,000                    $90   03/24/2004         NAP          05/01/2004     04/01/2014         5         No
    108       $2,694,218                    $33   05/03/2004     07/01/2004          NAP         06/01/2014         5         No
    109       $2,594,218                    $61   05/28/2004     07/01/2004          NAP         06/01/2014         0         No
    110       $2,588,117                    $99   03/22/2004     05/01/2004          NAP         04/01/2014         0         No
    111       $2,539,745                    $41   02/17/2004     04/01/2004          NAP         03/01/2014         5         No
    112       $2,483,667                    $82   03/01/2004     05/01/2004          NAP         04/01/2024         5         No
    113       $2,292,971                   $176   03/08/2004     05/01/2004          NAP         04/01/2014         0         No
    114       $2,170,090                    $87   01/21/2004     04/01/2004          NAP         03/01/2019         5         No
    115       $2,075,029                    $99   08/20/2003     10/01/2003          NAP         09/01/2013         5         No
    116       $2,000,000                   $144   05/20/2004     08/01/2004          NAP         07/01/2014         5         No
    117       $1,993,940                    $49   04/21/2004     06/01/2004          NAP         05/01/2009         5         No
    118       $1,895,936                    $60   05/03/2004     07/01/2004          NAP         06/01/2024         5         No
    119       $1,894,350                    $60   04/05/2004     06/01/2004          NAP         05/01/2014         5         No
    120       $1,843,447                    $32   05/14/2004     07/01/2004          NAP         06/01/2019         5         No
    121       $1,842,627                    $82   03/05/2004     05/01/2004          NAP         04/01/2014         5         No
    122       $1,841,619                    $33   04/16/2004     06/01/2004          NAP         05/01/2014         0         No
    123       $1,787,172                    $96   04/13/2004     06/01/2004          NAP         05/01/2019         5         No
    124       $1,781,279                   $155   03/20/2004     05/01/2004          NAP         04/01/2019         0         No
    125       $1,761,521                   $114   04/05/2004     06/01/2004          NAP         05/01/2014         5         No
    126       $1,730,000                    $72   05/26/2004         NAP          07/01/2004     06/01/2011         5         No
    127       $1,651,967                    $34   04/16/2004     06/01/2004          NAP         05/01/2014         0         No
    128       $1,500,000                    $40   04/09/2004         NAP          06/01/2004     12/01/2013         5         No
    129       $1,495,869                    $68   03/02/2004     06/01/2004          NAP         05/01/2014         5         No
    130       $1,468,511                $20,683   05/05/2004     07/01/2004          NAP         06/01/2014         5         No
    131       $1,397,872                    $62   04/28/2004     07/01/2004          NAP         06/01/2011         5         No
    132       $1,394,965                    $48   04/30/2004     07/03/2004          NAP         06/03/2019         0         No
    133       $1,331,547                    $39   02/09/2004     04/01/2004          NAP         03/01/2019         5         No
    134       $1,291,038                    $77   04/02/2004     06/01/2004          NAP         05/01/2019         0         No
    135       $1,096,980                    $71   03/16/2004     05/01/2004          NAP         04/01/2014         5         No
    136         $998,503                 $8,462   04/30/2004     07/01/2004          NAP         06/01/2014         5         No
    137         $998,050                $32,195   03/29/2004     06/01/2004          NAP         05/01/2014         0         No
    138         $995,801                    $50   03/29/2004     06/01/2004          NAP         05/01/2014         5         No
    139         $897,152                    $25   03/15/2004     05/01/2004          NAP         04/01/2014         5         No

            $891,251,375

----------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE   LOCKBOX     LOCKBOX    ORIGINAL TERM   REMAINING TERM      ORIGINAL       REMAINING     MORTGAGE              MONTHLY
 LOAN NO.    STATUS       TYPE       TO MATURITY     TO MATURITY    AMORT. TERM(8)   AMORT. TERM        RATE         PAYMENT (P&I)
----------------------------------------------------------------------------------------------------------------------------------
      1     In-Place      Hard          120              120              360            360          5.508%             $664,195

      2     In-Place      Hard          120              114              360            360          5.247%             $119,570
      3     In-Place      Hard          120              114              360            360          5.247%              $63,898
      4     In-Place      Hard          120              114              360            360          5.247%              $24,727
      5     In-Place      Hard          120              114              360            360          5.247%              $23,774
      6     In-Place      Hard          120              114              360            360          5.247%              $23,573
      7     In-Place      Hard          120              114              360            360          5.247%              $22,570
      8     In-Place      Hard          120              114              360            360          5.247%              $19,611
      9     In-Place      Hard          120              114              360            360          5.247%              $15,347
     10     In-Place      Hard          120              114              360            360          5.247%              $12,639
     11     In-Place      Hard          120              114              360            360          5.247%               $9,479
     12     In-Place      Hard          120              114              360            360          5.247%               $8,125
     13     In-Place      Hard          120              114              360            360          5.247%               $7,774
     14     In-Place   Soft/Hard        120              119              360            360          5.246%             $143,509

     15     In-Place      Soft          120              119              360            359          5.200%             $106,220
     16     In-Place      Soft          120              119              360            359          5.200%              $36,549

     17       NAP         NAP            84              83               IO             IO           4.111%                  NAP
     18       NAP         NAP            84              83               IO             IO           4.111%                  NAP
     19       NAP         NAP            84              83               IO             IO           4.111%                  NAP

     20     In-Place      Soft           60              55               IO             IO           4.393%                  NAP
     21     In-Place      Soft           60              55               IO             IO           4.393%                  NAP
     22     In-Place   Soft/Hard         84              84               360            360          4.896%             $108,749
     23     In-Place      Soft          120              96               360            336          6.760%             $129,853

     24       NAP         NAP           120              120              360            360          5.570%              $78,575
     25       NAP         NAP           120              120              360            360          5.570%              $12,976
     26       NAP         NAP           120              119              360            359          5.690%              $91,023
     27       NAP         NAP           120              118              360            358          5.760%              $87,631
     28       NAP         NAP           240              238              240            238          5.950%              $99,897
     29    Springing      Hard          120              118              360            358          5.000%              $74,081
     30     In-Place      Soft          129              129              360            360          5.920%              $74,005
     31       NAP         NAP            60              59               IO             IO           4.372%                  NAP
     32       NAP         NAP            84              78               IO             IO           4.965%                  NAP
     33       NAP         NAP           120              114              360            354          5.820%              $64,683
     34       NAP         NAP           120              119              360            360          5.246%              $57,955

     35       NAP         NAP            60              57               IO             IO           4.472%                  NAP
     36       NAP         NAP            60              57               IO             IO           4.472%                  NAP
     37    Springing      Hard           60              57               IO             IO           4.472%                  NAP
     38       NAP         NAP            60              57               IO             IO           4.472%                  NAP
     39       NAP         NAP           120              120              360            360          5.582%              $57,294
     40    Springing      Hard          120              118              240            238          5.000%              $65,996
     41       NAP         NAP           120              115              360            355          5.970%              $56,774
     42       NAP         NAP           120              111              360            351          6.370%              $51,754
     43       NAP         NAP           120              120              360            360          5.210%              $45,078
     44       NAP         NAP            60              59               IO             IO           4.272%                  NAP

     45       NAP         NAP            60              55               IO             IO           4.550%                  NAP
     46       NAP         NAP            60              55               IO             IO           4.550%                  NAP
     47       NAP         NAP           120              118              IO             IO           5.040%                  NAP
     48     In-Place   Soft/Hard        180              177              180            177          6.029%              $66,789
     49       NAP         NAP           108              107              312            311          5.260%              $45,333
     50       NAP         NAP           120              119              300            299          6.332%              $49,856
     51       NAP         NAP            60              58               IO             IO           4.372%                  NAP
     52       NAP         NAP           120              119              360            359          5.520%              $40,687
     53       NAP         NAP           117              114              297            294          5.873%              $45,217
     54    Springing      Hard          120              111              360            351          5.950%              $42,340
     55       NAP         NAP           120              119              336            336          5.870%              $42,487
     56       NAP         NAP           120              115              300            295          5.620%              $43,489
     57       NAP         NAP           120              120              360            360          5.582%              $37,528
     58       NAP         NAP           120              119              300            299          5.680%              $40,617
     59       NAP         NAP           120              118              360            358          4.920%              $34,576
     60       NAP         NAP            83              82               360            359          5.420%              $35,455
     61       NAP         NAP            84              81               180            177          4.450%              $47,653
     62       NAP         NAP           240              239              240            239          5.980%              $42,917
     63    Springing      Hard          180              179              180            179          5.700%              $49,664
     64       NAP         NAP           120              116              360            356          5.000%              $31,404
     65       NAP         NAP           120              119              360            359          5.580%              $33,223
     66       NAP         NAP            60              58               300            298          6.000%              $37,369
     67       NAP         NAP           144              142              300            298          5.630%              $35,851
     68       NAP         NAP           120              118              240            238          5.050%              $38,106
     69       NAP         NAP           240              239              240            239          5.870%              $40,410
     70       NAP         NAP            84              77               IO             IO           5.180%                  NAP
     71       NAP         NAP           120              119              360            359          5.570%              $30,326
     72     In-Place      Soft          120              119              360            359          5.260%              $29,023
     73       NAP         NAP            60              60               300            300          6.770%              $35,993
     74       NAP         NAP            84              83               IO             IO           4.111%                  NAP
     75       NAP         NAP           240              236              240            236          5.910%              $36,345
     76       NAP         NAP           120              115              300            295          6.010%              $32,891
     77       NAP         NAP           120              119              360            359          6.040%              $30,106
     78       NAP         NAP            84              83               360            359          5.040%              $26,963
     79       NAP         NAP           120              117              360            357          5.780%              $29,274
     80       NAP         NAP           120              117              360            357          5.330%              $27,858
     81       NAP         NAP           120              119              120            119          4.790%              $52,521
     82       NAP         NAP            60              60               300            300          5.379%              $29,130
     83       NAP         NAP           120              118              360            358          5.180%              $26,024
     84       NAP         NAP           240              236              240            236          5.910%              $32,717
     85       NAP         NAP           120              119              300            299          4.840%              $25,889
     86       NAP         NAP           180              178              180            178          6.120%              $36,565
     87       NAP         NAP           180              177              180            177          5.510%              $35,157
     88       NAP         NAP           120              119              240            239          5.310%              $28,781
     89       NAP         NAP           120              119              360            359          5.660%              $23,115
     90       NAP         NAP           120              119              300            299          6.190%              $26,239
     91       NAP         NAP           240              239              240            239          5.800%              $28,198
     92       NAP         NAP            60              59               300            299          4.700%              $22,605
     93       NAP         NAP           240              236              240            236          5.910%              $27,561
     94       NAP         NAP           120              118              360            358          5.167%              $20,515
     95       NAP         NAP           120              118              300            298          5.610%              $23,275
     96       NAP         NAP            60              58               IO             IO           4.372%                  NAP
     97       NAP         NAP           240              240              240            240          6.320%              $26,461
     98       NAP         NAP            60              56               360            356          4.900%              $19,106
     99       NAP         NAP           120              118              300            298          5.400%              $21,589
    100       NAP         NAP           240              237              240            237          5.720%              $23,813
    101       NAP         NAP            84              83               360            359          4.430%              $16,081
    102       NAP         NAP           120              119              300            299          4.950%              $18,614
    103       NAP         NAP           120              119              IO             IO           5.270%                  NAP
    104       NAP         NAP           120              117              360            357          5.690%              $17,393
    105       NAP         NAP           120              120              240            240          5.760%              $20,728
    106       NAP         NAP           180              177              180            177          6.280%              $23,624
    107       NAP         NAP           120              117              IO             IO           5.392%                  NAP
    108     In-Place      Hard          120              119              240            239          6.090%              $19,484
    109       NAP         NAP           120              119              240            239          5.770%              $18,284
    110       NAP         NAP           120              117              300            297          5.460%              $15,904
    111       NAP         NAP           120              116              360            356          5.590%              $14,623
    112       NAP         NAP           240              237              240            237          5.990%              $17,896
    113       NAP         NAP           120              117              360            357          5.640%              $13,262
    114       NAP         NAP           180              176              180            176          5.940%              $18,494
    115       NAP         NAP           120              110              360            350          4.910%              $11,158
    116       NAP         NAP           120              120              300            300          5.280%              $12,020
    117       NAP         NAP            60              58               300            298          5.378%              $12,136
    118       NAP         NAP           240              239              240            239          6.100%              $13,722
    119       NAP         NAP           120              118              300            298          5.490%              $11,656
    120       NAP         NAP           180              179              180            179          5.650%              $15,264
    121       NAP         NAP           120              117              300            297          6.290%              $12,250
    122       NAP         NAP           120              118              360            358          5.990%              $11,050
    123       NAP         NAP           180              178              180            178          5.360%              $14,574
    124       NAP         NAP           180              177              180            177          5.780%              $14,976
    125       NAP         NAP           120              118              360            358          5.660%              $10,199
    126       NAP         NAP            84              83               IO             IO           4.111%                  NAP
    127       NAP         NAP           120              118              360            358          5.990%               $9,912
    128     In-Place      Hard          115              113              IO             IO           5.540%                  NAP
    129       NAP         NAP           120              118              300            298          5.940%               $9,610
    130       NAP         NAP           120              119              360            359          5.910%               $8,729
    131    Springing      Hard           84              83               300            299          5.660%               $8,732
    132       NAP         NAP           180              179              180            179          5.470%              $11,417
    133       NAP         NAP           180              176              180            176          5.880%              $11,305
    134       NAP         NAP           180              178              180            178          5.730%              $10,781
    135       NAP         NAP           120              117              360            357          6.150%               $6,702
    136       NAP         NAP           120              119              300            299          5.760%               $6,297
    137       NAP         NAP           120              118              360            358          5.710%               $5,810
    138       NAP         NAP           120              118              240            238          5.950%               $7,136
    139       NAP         NAP           120              117              360            357          5.470%               $5,093

                                        120              117              327            325          5.389%

-----------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE        MONTHLY      UNDERWRITABLE       UNDERWRITABLE     NOI         NCF        CUT-OFF DATE     BALLOON        BALLOON
 LOAN NO.    PAYMENT (IO)               NOI           CASH FLOW   DSCR(9)      DSCR(9)              LTV         LTV        BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
      1         $544,509        $46,922,483         $44,450,133    2.39         2.27              55.3%       49.6%   $104,967,960

      2          $98,135        $41,669,158         $38,670,017    3.20         2.92              48.8%       45.6%    $20,697,264
      3          $52,443        $18,246,495         $16,558,056    3.20         2.92              48.8%       45.6%    $11,060,535
      4          $20,294         $7,239,383          $6,684,149    3.20         2.92              48.8%       45.6%     $4,280,097
      5          $19,512         $9,343,418          $8,784,620    3.20         2.92              48.8%       45.6%     $4,115,144
      6          $19,347         $8,332,841          $7,582,838    3.20         2.92              48.8%       45.6%     $4,080,417
      7          $18,524         $6,326,079          $5,790,139    3.20         2.92              48.8%       45.6%     $3,906,782
      8          $16,095         $4,757,431          $4,098,630    3.20         2.92              48.8%       45.6%     $3,394,560
      9          $12,596         $6,983,793          $6,289,374    3.20         2.92              48.8%       45.6%     $2,656,612
     10          $10,373         $5,102,375          $4,569,776    3.20         2.92              48.8%       45.6%     $2,187,798
     11           $7,780         $4,794,908          $4,169,458    3.20         2.92              48.8%       45.6%     $1,640,849
     12           $6,669         $2,693,619          $2,328,600    3.20         2.92              48.8%       45.6%     $1,406,442
     13           $6,380         $3,669,868          $3,287,163    3.20         2.92              48.8%       45.6%     $1,345,669
     14         $115,242         $3,320,357          $3,155,641    2.40         2.28              64.8%       60.1%    $24,101,132

     15              NAP         $1,986,981          $1,932,227    1.55         1.50              71.5%       59.4%    $16,040,130
     16              NAP           $662,736            $631,152    1.55         1.50              71.5%       59.4%     $5,519,185

     17          $40,185         $1,846,045          $1,805,983    3.58         3.45              48.1%       48.1%    $11,730,000
     18          $29,873         $1,169,126          $1,120,864    3.58         3.45              48.1%       48.1%     $8,720,000
     19          $11,271           $480,542            $444,581    3.58         3.45              48.1%       48.1%     $3,290,000

     20          $47,257         $1,405,512          $1,322,977    2.51         2.35              64.5%       64.5%    $12,731,915
     21          $34,400         $1,058,464            $976,003    2.51         2.35              64.5%       64.5%     $9,268,085
     22          $84,802         $1,806,203          $1,746,203    1.77         1.72              74.5%       68.8%    $18,908,442
     23              NAP         $2,535,975          $2,317,888    1.63         1.49              63.2%       56.0%    $17,367,434

     24              NAP         $1,433,939          $1,373,995    1.52         1.46              63.0%       52.8%    $11,521,124
     25              NAP           $237,681            $225,560    1.52         1.46              63.0%       52.8%     $1,902,570
     26              NAP         $1,568,955          $1,531,096    1.44         1.40              75.0%       63.2%    $13,216,942
     27              NAP         $1,640,211          $1,457,921    1.56         1.39              71.3%       60.3%    $12,657,472
     28              NAP         $1,919,590          $1,849,821    1.60         1.54              55.8%        0.4%        $99,405
     29              NAP         $1,511,275          $1,457,292    1.70         1.64              67.2%       55.5%    $11,372,502
     30              NAP         $1,578,602          $1,421,986    1.78         1.60              58.5%       48.6%    $10,359,483
     31          $44,084         $1,618,201          $1,573,208    3.06         2.97              54.3%       54.3%    $12,100,000
     32          $49,340         $1,551,520          $1,510,207    2.62         2.55              54.7%       54.7%    $11,925,000
     33              NAP         $1,413,460          $1,290,542    1.82         1.66              74.4%       63.2%     $9,297,508
     34          $46,540         $1,429,825          $1,355,900    2.56         2.43              64.4%       59.7%     $9,733,149

     35          $11,832           $449,070            $419,417    3.38         3.15              50.9%       50.9%     $3,175,000
     36          $10,770           $461,691            $437,025    3.38         3.15              50.9%       50.9%     $2,890,000
     37           $8,199           $305,371            $280,826    3.38         3.15              50.9%       50.9%     $2,200,000
     38           $7,081           $318,305            $292,866    3.38         3.15              50.9%       50.9%     $1,900,000
     39          $47,163         $1,222,200          $1,199,700    2.16         2.12              63.5%       55.8%     $8,794,342
     40              NAP         $1,316,970          $1,250,640    1.66         1.58              67.5%       43.0%     $6,341,895
     41              NAP         $1,192,108          $1,101,279    1.75         1.62              58.7%       50.1%     $8,064,370
     42              NAP           $902,681            $850,509    1.45         1.37              67.9%       58.8%     $7,129,901
     43              NAP         $1,062,212          $1,035,103    1.96         1.91              66.9%       55.5%     $6,803,053
     44          $29,192         $1,137,855          $1,082,811    3.25         3.09              54.7%       54.7%     $8,200,000

     45          $24,854           $903,466            $882,495    3.05         2.95              54.0%       54.0%     $6,555,000
     46           $5,593           $209,509            $196,774    3.05         2.95              54.0%       54.0%     $1,475,000
     47          $34,067           $994,068            $940,749    2.43         2.30              53.3%       53.3%     $8,000,000
     48              NAP         $1,604,895          $1,444,793    2.00         1.80              47.1%        1.1%       $176,395
     49              NAP           $897,425            $843,290    1.65         1.55              71.2%       56.7%     $6,123,158
     50              NAP           $912,266            $871,353    1.52         1.46              66.9%       52.6%     $5,889,647
     51          $26,779         $1,035,697            $976,178    3.22         3.04              56.2%       56.2%     $7,350,000
     52              NAP           $854,510            $792,534    1.75         1.62              59.5%       49.3%     $5,918,491
     53              NAP           $883,808            $816,623    1.63         1.50              76.5%       59.7%     $5,492,697
     54              NAP           $742,155            $684,084    1.46         1.35              73.3%       62.8%     $6,025,938
     55          $34,717           $885,153            $816,403    2.12         1.96              64.8%       56.0%     $6,051,189
     56              NAP           $990,918            $847,976    1.90         1.62              52.8%       40.8%     $5,367,718
     57          $30,892           $654,750            $639,220    1.77         1.72              39.6%       34.8%     $5,760,295
     58              NAP           $698,574            $684,174    1.43         1.40              68.0%       52.3%     $4,994,557
     59              NAP           $600,735            $582,007    1.45         1.40              59.5%       49.0%     $5,342,697
     60              NAP           $917,246            $844,627    2.16         1.99              62.3%       55.9%     $5,645,569
     61              NAP         $1,141,838            $960,930    2.00         1.68              49.4%       31.2%     $3,903,033
     62              NAP           $797,548            $729,213    1.55         1.42              58.7%        1.8%       $182,287
     63              NAP           $717,250            $657,630    1.20         1.10              65.0%        1.4%       $124,996
     64              NAP           $848,586            $783,664    2.25         2.08              51.1%       42.3%     $4,822,374
     65              NAP           $590,981            $562,939    1.48         1.41              75.2%       63.2%     $4,866,465
     66              NAP           $665,766            $594,039    1.48         1.32              65.0%       59.0%     $5,255,405
     67              NAP           $629,929            $613,129    1.46         1.43              68.4%       48.2%     $4,048,526
     68              NAP           $968,926            $878,197    2.12         1.92              64.3%       41.1%     $3,653,924
     69              NAP           $911,407            $860,866    1.88         1.78              49.2%        0.3%        $40,213
     70          $23,634           $755,981            $703,539    2.67         2.48              59.3%       59.3%     $5,400,000
     71              NAP           $680,485            $657,925    1.87         1.81              64.4%       54.0%     $4,445,588
     72              NAP           $673,306            $582,018    1.93         1.67              60.3%       50.1%     $4,361,577
     73              NAP           $806,636            $709,999    1.87         1.64              63.4%       58.1%     $4,764,649
     74          $17,746           $744,831            $719,779    3.50         3.38              60.2%       60.2%     $5,180,000
     75              NAP           $620,741            $574,449    1.42         1.32              69.1%        0.5%        $36,169
     76              NAP           $756,368            $638,480    1.92         1.62              69.4%       54.3%     $3,962,720
     77              NAP           $565,456            $561,723    1.57         1.55              72.4%       61.6%     $4,252,966
     78              NAP           $810,537            $729,816    2.51         2.26              58.1%       51.6%     $4,437,264
     79              NAP           $559,021            $498,900    1.59         1.42              76.7%       64.9%     $4,220,676
     80              NAP           $507,829            $470,402    1.52         1.41              73.8%       61.7%     $4,163,093
     81              NAP           $835,858            $778,933    1.33         1.24              54.6%        0.9%        $78,274
     82              NAP           $809,009            $706,109    2.31         2.02              60.0%       53.8%     $4,307,446
     83              NAP           $662,481            $635,554    2.12         2.04              51.0%       42.3%     $3,937,120
     84              NAP           $573,989            $534,751    1.46         1.36              66.1%        0.5%        $32,555
     85              NAP           $694,465            $627,484    2.24         2.02              49.9%       37.3%     $3,356,562
     86              NAP           $532,715            $504,047    1.21         1.15              59.5%        0.5%        $36,379
     87              NAP           $552,106            $500,438    1.31         1.19              66.5%        1.3%        $86,348
     88              NAP           $494,161            $474,284    1.43         1.37              71.9%       45.6%     $2,692,002
     89              NAP           $654,705            $603,569    2.36         2.18              48.7%       41.0%     $3,364,331
     90              NAP           $508,689            $481,115    1.62         1.53              71.3%       55.8%     $3,126,599
     91              NAP           $450,128            $435,386    1.33         1.29              75.3%        0.5%        $28,061
     92              NAP           $494,804            $484,440    1.82         1.79              73.7%       65.5%     $3,535,527
     93              NAP           $482,897            $442,341    1.46         1.34              67.4%        0.5%        $27,428
     94              NAP           $676,266            $644,847    2.75         2.62              41.6%       34.5%     $3,106,967
     95              NAP           $576,915            $478,334    2.07         1.71              52.9%       40.1%     $2,838,340
     96          $13,480           $630,514            $618,773    3.90         3.83              51.7%       51.7%     $3,700,000
     97              NAP           $607,802            $584,492    1.91         1.84              51.4%        0.4%        $26,323
     98              NAP           $421,232            $376,832    1.84         1.64              73.6%       68.2%     $3,321,584
     99              NAP           $459,422            $433,226    1.77         1.67              60.5%       46.2%     $2,702,193
    100              NAP           $687,962            $611,548    2.41         2.14              46.9%        1.3%        $96,457
    101              NAP           $609,607            $582,403    3.16         3.02              29.1%       25.5%     $2,801,701
    102              NAP           $430,178            $391,352    1.93         1.75              61.4%       46.1%     $2,396,458
    103          $13,358           $496,966            $456,912    3.10         2.85              50.2%       50.2%     $3,000,000
    104              NAP           $420,625            $405,478    2.02         1.94              56.4%       47.7%     $2,525,587
    105              NAP           $352,951            $331,126    1.42         1.33              66.7%       43.6%     $1,927,711
    106              NAP           $365,541            $337,911    1.29         1.19              68.1%        1.6%        $64,598
    107          $12,301           $370,761            $339,378    2.51         2.30              66.7%       66.7%     $2,700,000
    108              NAP           $425,146            $378,214    1.82         1.62              51.3%       34.0%     $1,786,244
    109              NAP           $343,839            $314,700    1.57         1.43              59.0%       38.6%     $1,699,179
    110              NAP           $389,528            $347,623    2.04         1.82              50.3%       38.5%     $1,982,759
    111              NAP           $291,906            $277,594    1.66         1.58              70.5%       59.5%     $2,141,462
    112              NAP           $570,696            $529,462    2.66         2.47              35.5%        0.3%        $17,806
    113              NAP           $287,869            $267,528    1.81         1.68              55.9%       47.2%     $1,933,364
    114              NAP           $317,897            $295,545    1.43         1.33              59.1%        1.3%        $48,765
    115              NAP           $351,965            $331,274    2.63         2.47              54.6%       45.4%     $1,725,418
    116              NAP           $242,808            $220,810    1.68         1.53              70.2%       53.2%     $1,515,909
    117              NAP           $294,231            $245,304    2.02         1.68              65.4%       58.8%     $1,794,757
    118              NAP           $313,215            $263,002    1.90         1.60              52.7%        0.4%        $13,652
    119              NAP           $234,027            $229,275    1.67         1.64              60.7%       46.5%     $1,450,796
    120              NAP           $343,314            $256,836    1.87         1.40              45.0%        0.9%        $38,149
    121              NAP           $238,349            $209,999    1.62         1.43              63.5%       50.0%     $1,450,839
    122              NAP           $262,126            $238,916    1.98         1.80              63.5%       54.1%     $1,567,493
    123              NAP           $327,394            $301,863    1.87         1.73              51.1%        1.0%        $35,308
    124              NAP           $213,483            $208,644    1.19         1.16              62.5%        1.3%        $38,206
    125              NAP           $244,594            $227,669    2.00         1.86              59.9%       50.5%     $1,484,889
    126           $5,927           $250,685            $247,078    3.52         3.47              51.2%       51.2%     $1,730,000
    127              NAP           $241,577            $216,077    2.03         1.82              61.2%       52.1%     $1,406,072
    128           $7,021           $212,888            $199,552    2.53         2.37              65.2%       65.2%     $1,500,000
    129              NAP           $238,475            $208,630    2.07         1.81              59.4%       46.2%     $1,163,122
    130              NAP           $218,850            $215,300    2.09         2.06              42.7%       36.2%     $1,245,635
    131              NAP           $260,170            $228,924    2.48         2.18              41.1%       35.1%     $1,193,288
    132              NAP           $211,202            $189,415    1.54         1.38              54.7%        1.1%        $27,821
    133              NAP           $261,221            $247,665    1.93         1.83              36.0%        0.8%        $29,559
    134              NAP           $236,514            $224,753    1.83         1.74              41.6%        0.9%        $27,530
    135              NAP           $199,711            $184,022    2.48         2.29              43.1%       36.9%       $938,649
    136              NAP           $539,103            $491,433    7.13         6.50              14.9%       11.5%       $770,493
    137              NAP           $124,009            $115,577    1.78         1.66              39.8%       33.6%       $842,567
    138              NAP           $155,559            $144,259    1.82         1.68              58.6%       38.7%       $658,275
    139              NAP           $139,134            $121,277    2.28         1.98              56.1%       47.0%       $752,619

                                                                   2.17         2.03              59.9%       47.1%

------------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE         APPRAISED     VALUATION                                                                  LEASE
 LOAN NO.             VALUE      DATE(10)          LARGEST TENANT(11)                                 EXPIRATION DATE         % NSF
------------------------------------------------------------------------------------------------------------------------------------
      1        $635,000,000     06/01/2004         Time Warner Entertainment                            12/31/2018            18.4%

      2        $487,500,000     12/31/2003         AT&T Corp.                                           03/31/2009            46.0%
      3        $260,400,000     12/31/2003         William Blair                                        07/31/2011            30.6%
      4        $100,750,000     12/31/2003         JP Morgan Chase                                      12/31/2005            39.6%
      5        $101,000,000     12/31/2003         Crompton Corp.                                       11/30/2014            24.2%
      6         $96,000,000     12/31/2003         The Carson Group                                     04/30/2007            14.2%
      7         $92,000,000     12/31/2003         Acordia Northwest                                    12/31/2009            13.6%
      8         $80,000,000     12/31/2003         Mellon Capital Management                            11/30/2007            11.6%
      9         $62,800,000     12/31/2003         Primavera Systems                                    07/31/2007            23.5%
     10         $51,500,000     12/31/2003         GSA / FBI                                            11/22/2012            17.0%
     11         $38,700,000     12/31/2003         Philadelphia Insurance                               02/28/2008            18.7%
     12         $33,200,000     12/31/2003         Frank Crystal & Company                              03/31/2006            16.9%
     13         $31,600,000     12/31/2003         Judge, Inc.                                          10/31/2004            10.0%
     14         $40,100,000     03/22/2004         Genuardi's Family Markets Inc.                       09/30/2008            24.0%

     15         $27,000,000     11/01/2004         Walgreens                                            11/30/2079            23.9%
     16          $9,300,000     07/01/2004         McMillin Realty                                      06/30/2009            29.2%

     17         $26,500,000     04/09/2004         Car Max                                              01/31/2021           100.0%
     18         $16,100,000     04/04/2004         Staples, Inc.                                        09/30/2010            17.1%
     19          $6,800,000     03/29/2004         The Kroger Co.                                       01/31/2012            67.2%

     20         $19,100,000     12/22/2003         Covington & Burling                                  05/31/2016            34.5%
     21         $15,000,000     12/22/2003         Union of Concerned Scientists                        01/31/2010            16.9%
     22         $27,500,000     02/11/2004         NAP                                                      NAP                 NAP
     23         $31,000,000     07/01/2002         C&S Logistics of Sacramento/Tracy LLC                06/30/2017           100.0%

     24         $21,800,000     04/15/2004         Bernini, Inc.                                        01/31/2011            29.5%
     25          $3,600,000     04/15/2004         Casa Allegra                                         04/30/2006            32.8%
     26         $20,900,000     06/01/2004         Shaws Supermarkets, Inc.                             02/28/2024            67.0%
     27         $21,000,000     03/01/2004         Keep Me Posted, Incorporated                         10/31/2008            15.7%
     28         $25,000,000     08/01/2004         LZB Furniture Galleries of Washington DC, Inc.       02/28/2019            26.4%
     29         $20,500,000     02/25/2004         Chick's Sporting Goods                               07/15/2022            46.6%
     30         $21,300,000     05/01/2004         Equant                                               04/30/2015           100.0%
     31         $22,300,000     03/23/2004         Best Buy                                             01/31/2017            33.6%
     32         $21,800,000     11/13/2003         Kohl's                                               01/31/2023            72.2%
     33         $14,700,000     09/19/2003         State of CA EDD                                      09/30/2010            25.2%
     34         $16,300,000     03/22/2004         Genuardi's Family Markets Inc.                       08/31/2010            31.5%

     35          $6,300,000     03/15/2004         Albertson's                                          04/30/2027            77.9%
     36          $5,500,000     03/05/2004         Salon Avalon                                         05/31/2008            21.4%
     37          $4,070,000     03/11/2004         Bi-Lo (Ahold)                                        02/28/2019           100.0%
     38          $4,100,000     03/01/2004         Food City                                            01/01/2023            78.8%
     39         $15,750,000     06/16/2004         Five Star - San Diego/L and R Auto Parks, Inc.       06/10/2024           100.0%
     40         $14,750,000     03/29/2004         CSC Holding, Inc.                                    12/31/2016            88.9%
     41         $16,100,000     06/01/2004         EK Success                                           05/31/2009           100.0%
     42         $12,130,000     05/16/2003         Rocklin Physical Therapy                             01/31/2007            13.2%
     43         $12,250,000     02/17/2004         Safeway                                              03/27/2029            76.8%
     44         $15,000,000     05/06/2004         Goody's                                              10/31/2016            30.9%

     45         $12,100,000     12/22/2003         Publix Supermarket                                   06/30/2023            73.9%
     46          $2,775,000     01/16/2004         Mens Wearhouse                                       10/01/2012            66.6%
     47         $15,000,000     12/23/2003         Giant Foods                                          01/31/2020            28.7%
     48         $16,600,000     11/18/2003         NAP                                                      NAP                 NAP
     49         $10,800,000     04/01/2004         Pure-Flo MPC, LLC                                    12/31/2012           100.0%
     50         $11,200,000     02/12/2004         Starfish Market                                      06/30/2020            21.2%
     51         $13,080,000     01/06/2004         Goody's                                              11/30/2015            24.6%
     52         $12,000,000     03/16/2004         Ross Store                                           01/31/2005            41.2%
     53          $9,200,000     03/06/2004         Surgery Center of PA                                 02/28/2013            21.7%
     54          $9,600,000     07/01/2003         Publix Supermarket                                   04/30/2015            36.6%
     55         $10,800,000     04/01/2004         Middletown Sports                                    11/30/2005            15.6%
     56         $13,160,000     12/23/2003         Bank of America, N. A.                               10/31/2007            13.4%
     57         $16,540,000     04/14/2004         L&R Auto Parks, Inc.                                 04/30/2024           100.0%
     58          $9,550,000     06/15/2004         NAP                                                      NAP                 NAP
     59         $10,900,000     03/22/2004         Walgreens                                            10/31/2015            65.9%
     60         $10,100,000     03/13/2004         Rhodes, Inc.                                         05/31/2012            39.6%
     61         $12,500,000     02/09/2004         Tops Supermarket                                     01/25/2011            39.4%
     62         $10,200,000     03/19/2004         Conoco Phillips Company                              12/31/2008             9.8%
     63          $9,200,000     03/01/2004         Jondex Corp./Copps (Roundy's Guarantor)              10/31/2023            86.9%
     64         $11,400,000     02/11/2004         NAP                                                      NAP                 NAP
     65          $7,700,000     01/14/2004         Cost Plus                                            01/31/2014            56.0%
     66          $8,900,000     10/21/2003         PC Gastroenterology Division                         09/30/2013            12.4%
     67          $8,400,000     03/09/2004         NAP                                                      NAP                 NAP
     68          $8,900,000     12/15/2003         Movie Tavern                                         07/31/2007            28.2%
     69         $11,560,000     01/26/2004         CVS                                                  01/31/2026            20.8%
     70          $9,100,000     08/20/2003         Cost Plus                                            01/31/2008            57.5%
     71          $8,225,000     03/01/2004         NAP                                                      NAP                 NAP
     72          $8,700,000     03/17/2004         Winco Food Inc.                                      06/30/2025            64.9%
     73          $8,200,000     05/17/2004         NAP                                                      NAP                 NAP
     74          $8,600,000     04/01/2004         Golf Galaxy                                          07/31/2013            38.7%
     75          $7,325,000     11/29/2003         Team Sports, Inc.                                    01/31/2014            28.8%
     76          $7,300,000     12/23/2003         Drs. Moyal and Petroff, M.D.'s, Inc.                 01/31/2017            30.2%
     77          $6,900,000     03/30/2004         NAP                                                      NAP                 NAP
     78          $8,600,000     03/27/2004         Perfect Living                                       05/31/2009            46.8%
     79          $6,500,000     01/02/2004         Florida Center for Orthopaedics, Inc.                12/31/2009            23.5%
     80          $6,750,000     01/30/2004         Oakwood Corporate Housing, I                         03/19/2012            36.4%
     81          $9,100,000     03/18/2004         Hill's Imports, Inc.                                 07/01/2014            71.6%
     82          $8,000,000     04/26/2004         NAP                                                      NAP                 NAP
     83          $9,300,000     02/17/2004         Steelcase Inc.                                       01/31/2012            81.7%
     84          $6,900,000     11/28/2003         Porter's Ski & Sport                                 06/30/2006            17.6%
     85          $9,000,000     07/01/2004         Louis Carl Floyd, D.D.S. & C. Rod Murchie, D.D.S.    03/31/2007             6.7%
     86          $7,180,000     01/14/2004         Spectrum Collison                                    02/28/2019            70.8%
     87          $6,400,000     02/03/2004         John Sheehan, DMD                                    10/01/2008             8.8%
     88          $5,900,000     04/01/2004         Carbone's Pizzeria                                   12/31/2012            19.2%
     89          $8,200,000     04/20/2004         MD Farms Liquor Store (Strauss)                      07/31/2011            16.9%
     90          $5,600,000     01/01/2004         Aldi, Inc.                                           01/31/2014            37.0%
     91          $5,300,000     03/17/2004         Food Lion, LLC                                       04/20/2024            68.7%
     92          $5,400,000     04/02/2004         NAP                                                      NAP                 NAP
     93          $5,700,000     11/29/2003         Kinko's Inc.                                         02/28/2009            15.0%
     94          $9,000,000     01/07/2004         Florian Papp, Inc.                                   12/31/2005            54.7%
     95          $7,070,000     03/01/2004         Western Media Systems, Inc.                          03/31/2005            19.3%
     96          $7,150,000     12/30/2003         Kinko's Inc.                                         12/31/2007            14.1%
     97          $7,000,000     07/01/2004         Standard Carpet, Inc.                                07/31/2011            18.5%
     98          $4,870,000     11/26/2003         NAP                                                      NAP                 NAP
     99          $5,850,000     03/16/2004         California Center Bank                               01/31/2013            27.2%
    100          $7,200,000     01/08/2004         Apple Marketplace (Centro Mart)                      12/18/2019            42.2%
    101         $11,000,000     03/24/2004         NAP                                                      NAP                 NAP
    102          $5,200,000     04/27/2004         J.H. Willey's Furniture                              05/31/2007            31.2%
    103          $5,980,000     03/18/2004         Sofa Express, Inc.                                   07/31/2008            36.4%
    104          $5,300,000     12/27/2003         Fidelity Brokerage Services, LLC                     11/04/2013            54.5%
    105          $4,420,000     04/06/2004         David's Bridal Shop                                  06/30/2013            51.1%
    106          $4,000,000     01/15/2004         Francis & Wane                                       10/31/2008            22.8%
    107          $4,050,000     10/15/2003         Rehab Place at Oxford Valley                         12/31/2004            27.9%
    108          $5,250,000     03/16/2004         Aftershock Carrera Boats                             06/30/2008            33.7%
    109          $4,400,000     04/21/2004         United States of America                             01/31/2008           100.0%
    110          $5,150,000     02/26/2004         AT&T Corp.                                           08/31/2007           100.0%
    111          $3,600,000     01/07/2004         NAP                                                      NAP                 NAP
    112          $7,000,000     01/24/2004         Plaza De Sol Restaurant/Garnica                      07/31/2008            12.3%
    113          $4,100,000     02/11/2004         Craig Stutzman                                       08/31/2006             9.6%
    114          $3,675,000     12/09/2003         Slick Willie's (Phase II space)                      06/30/2013            40.3%
    115          $3,800,000     08/11/2003         Kinko's Inc.                                         12/31/2009            40.7%
    116          $2,850,000     04/12/2004         US Bank                                              04/09/2010            28.4%
    117          $3,050,000     01/05/2004         Levin & Atwood                                       11/30/2007            13.5%
    118          $3,600,000     03/03/2004         Alaska Club                                          09/30/2006            29.3%
    119          $3,120,000     01/22/2004         NAP                                                      NAP                 NAP
    120          $4,100,000     04/05/2004         Dollar Tree                                          08/31/2007            36.5%
    121          $2,900,000     02/12/2004         Katonah Medical Group, P.C.                          03/31/2019           100.0%
    122          $2,900,000     03/24/2004         Sensient Colors Inc.                                 09/30/2007           100.0%
    123          $3,500,000     03/15/2004         Manfredi, Levine, Eccues, and Miller                 12/31/2008            17.5%
    124          $2,850,000     03/02/2004         S.B. Restaurant Co.                                  03/01/2024            65.9%
    125          $2,940,000     03/11/2004         Famous Footwear                                      03/31/2009            42.8%
    126          $3,380,000     04/07/2004         Staples, Inc.                                        11/30/2013           100.0%
    127          $2,700,000     03/24/2004         R Tape Corporation                                   05/31/2007            62.4%
    128          $2,300,000     02/11/2004         Fed Ex Corporation                                   11/30/2013           100.0%
    129          $2,520,000     01/20/2004         Moses at Home                                        09/30/2004            20.1%
    130          $3,440,000     03/26/2004         NAP                                                      NAP                 NAP
    131          $3,400,000     03/23/2004         HealthCare Partners, Ltd.                            08/31/2011           100.0%
    132          $2,550,000     03/12/2004         Faciltiy Services, Inc.                              09/30/2008            25.1%
    133          $3,700,000     01/20/2004         Hearst Communications, Inc.                          08/31/2013           100.0%
    134          $3,100,000     04/30/2004         Shabir, LLC                                          06/30/2009            32.0%
    135          $2,545,000     02/05/2004         Moore, Grider & Co.                                  09/30/2010            73.9%
    136          $6,700,000     04/05/2004         NAP                                                      NAP                 NAP
    137          $2,510,000     02/23/2004         NAP                                                      NAP                 NAP
    138          $1,700,000     02/19/2004         Staples, Inc.                                        09/30/2010           100.0%
    139          $1,600,000     02/13/2004         Ponderosa Window & Door Manuf., Inc.                 10/31/2008            50.0%

-----------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE                                                   LEASE
 LOAN NO.  SECOND LARGEST TENANT(11)                   EXPIRATION DATE   % NSF   THIRD LARGEST TENANT(11)
-----------------------------------------------------------------------------------------------------------------------------------
      1    Coudert Brothers                              05/31/2013      17.0%   Interpublic Group

      2    McDermott, Will & Emery                       04/30/2017      15.3%   C.S. First Boston
      3    USG                                           06/30/2007      28.4%   AT Kearney
      4    Hellmuth, Obata, & Kassabaum                  11/30/2012      10.7%   McMorgan & Company
      5    Amaranth                                      12/31/2015      20.7%   Paloma Partners
      6    Windels, Marx, Dav                            09/30/2007      12.6%   Intershoe, Inc.
      7    Amazon.com                                    10/31/2007       9.1%   American International Group
      8    SelectQuote Insurance Services                03/31/2005       8.6%   CA Dept. of Transportation
      9    Promissor, Inc.                               04/30/2011      17.8%   United National Insurance Co.
     10    Aon                                           05/20/2005       5.2%   EMC Corporation
     11    Healthcare Business Resources                 09/30/2008      10.5%   Keystone Shipping
     12    The Davidsohn Group, Inc.                     12/31/2009      10.0%   Northern Trust Co. of New York
     13    Primavera Systems                             07/31/2007       5.3%   Dr. Herbert Nevyas, M.D.
     14    Eckerd Drug                                   09/30/2008       4.8%   Dolce Carini Italian Restaurant

     15    Navy Federal Credit Union                     07/31/2014      10.7%   Washington Mutual
     16    Wanna Taco                                    08/31/2009      16.2%   Noodles

     17    NAP                                               NAP           NAP   NAP
     18    Petsmart                                      01/31/2012      16.8%   Berean Christian Bookstore
     19    Fashion Bug                                   01/01/2005      14.5%   Danger Room

     20    Elias, Matz, Tiernan, & Herrick, LLP          09/30/2008      14.8%   American Forests
     21    Corcoran College of Arts & Design             08/31/2004      15.6%   GSA/HUD - Lease # GS-11B-70309
     22    NAP                                               NAP           NAP   NAP
     23    NAP                                               NAP           NAP   NAP

     24    Atlantic Streamline                           10/31/2004      19.7%   Aldo US, Inc.
     25    Cooking Buddies, Inc.                         06/30/2007      30.7%   OmWorld
     26    Purington Enterprises                         12/31/2010      11.4%   The William Carter Company
     27    PCH Health Systems, Incorporated              02/28/2008      14.5%   TVN Entertainment Corporation
     28    Petco Animal Supplies, Inc.                   05/31/2016      18.7%   Party City of Columbia
     29    Big Lots                                      09/30/2005      23.8%   Natraj Cuisine of India
     30    NAP                                               NAP           NAP   NAP
     31    Linens N' Things                              01/31/2014      24.0%   Cost Plus
     32    Factory Card Outlet                           01/31/2014       9.0%   CVS
     33    Visions Unlimited                             05/31/2006       6.6%   SETA
     34    Rite Aid                                      01/31/2005       6.9%   Stefano's Trattoria

     35    St. Joseph's Hospital                         09/30/2007       7.6%   Party Dollar
     36    Casa Fina Realty                              12/31/2008      14.3%   Kitchen & Bath
     37    NAP                                               NAP           NAP   NAP
     38    Grand Slam Pizza                              12/01/2007       4.5%   Dandridge Eye Care
     39    NAP                                               NAP           NAP   NAP
     40    New York Telephone Company                    03/31/2016      11.1%   NAP
     41    NAP                                               NAP           NAP   NAP
     42    Bank of America                               11/30/2012      11.0%   Susan Peterson
     43    Washington Mutual                             06/14/2014       5.9%   Balfour Family Dental
     44    Staples                                       11/30/2016      21.1%   Fashion Bug

     45    Wachovia Bank                                 10/31/2013       5.0%   Womens Workout World
     46    Harmony Salon                                 12/01/2007      17.1%   Modern Nails
     47    The Richmond Corporation                      06/30/2011       6.9%   Old Hickory Grille
     48    NAP                                               NAP           NAP   NAP
     49    NAP                                               NAP           NAP   NAP
     50    St. John Hardware                             06/30/2020       6.9%   St. John Hardware Lumberyard
     51    PetsMart                                      01/31/2019      21.6%   Michael's
     52    Video Only                                    06/19/2005      13.6%   Computer Stop
     53    Dr. Braccia                                   02/28/2007      10.6%   Monty Grossman, M.D.
     54    TJ Maxx                                       11/01/2008      22.2%   Eckerd Drug (Subleased to Dollar General)
     55    Tuesday Morning                               01/15/2009      11.1%   Crib Outlet
     56    A. G. Edwards & Sons, Inc.                    09/30/2007       7.1%   Harris & Associates
     57    NAP                                               NAP           NAP   NAP
     58    NAP                                               NAP           NAP   NAP
     59    San Jose Mercury News                         04/30/2007      16.5%   Lu Lu Teng
     60    Stein Mart, Inc.                              03/31/2007      33.8%   Old Navy, LLC
     61    Lifespan                                      04/30/2010      10.7%   CVS
     62    Blockbuster, Inc. # 06637                     08/31/2006       7.8%   Golden 1 Credit Union
     63    Panda Restaurant                              01/12/2014       1.9%   Go Wireless (US Cellular)
     64    NAP                                               NAP           NAP   NAP
     65    Jos A Banks Clothiers, Inc.                   08/01/2013      12.9%   Sprint PCS
     66    PC Cardiology Division                        09/30/2013      12.3%   PC Diagnostic Imaging Division
     67    NAP                                               NAP           NAP   NAP
     68    Khaki's Fresh Food                            10/31/2008       6.6%   Tai-Pan Restaurant
     69    Ernest & Co                                   06/30/2013      17.2%   Diagnostic MRI Central
     70    Gap                                           01/31/2010      16.7%   Levi's Only
     71    NAP                                               NAP           NAP   NAP
     72    Payless Shoe Source                           12/31/2004       2.7%   Medford Music
     73    NAP                                               NAP           NAP   NAP
     74    Paper Warehouse                               02/28/2008      20.1%   TGI Friday's
     75    Blockbuster Video                             07/31/2007      16.4%   Carpenter's Music World
     76    Meridia Health                                08/31/2004      17.6%   Georgian Surgical Center LLC
     77    NAP                                               NAP           NAP   NAP
     78    Sound & Cinema                                05/23/2009       9.0%   Loco's Deli & Pub
     79    Central FL Ctr. for Diagnostic Imaging        12/31/2006       9.9%   Access Healthcare of Ocoee, Inc.
     80    Axis Automotive, Inc                          03/04/2009      33.6%   Titan Industries, Inc.
     81    Graphics Sciences, Inc.                       09/14/2008       9.1%   Western Metal Lath, Inc.
     82    NAP                                               NAP           NAP   NAP
     83    Sprint Spectrum Realty Company, LP            05/31/2007      18.3%   NAP
     84    Truckee Paint Mart/Becker                     04/30/2005      11.3%   China Garden/Hoang & Sich
     85    H. Tucker Dalton M.D.                         07/31/2008       5.8%   Arjang Raoufina, D.D.S. and Kevin Truong, D.D.S.
     86    Motorcars Direct                              04/30/2008      16.5%   Auto Recon USA
     87    Steven Cooper, DMD                            11/01/2006       7.4%   Joanna Telacka
     88    Countrywide Home Loans, Inc.                  09/30/2006      11.5%   Gymboree
     89    Maurya Indian Restaurant                      08/31/2006      10.0%   Corner Pocket Bar & Grill
     90    Deals - Nothing Over a Dollar, LLC            12/31/2008      22.2%   Dots, LLC
     91    Dolgencorp, Inc.                              12/31/2014      16.5%   M. G. Midwest, Inc.
     92    NAP                                               NAP           NAP   NAP
     93    Key Small Animal Hospital                     09/30/2008      11.7%   Save-On-Cleaners
     94    Ariadne Gallery, Inc.                         01/31/2005      14.5%   F.M. Allen LLC, Inc.
     95    Transamerican Consultant Engineers, Inc.      10/31/2005       6.1%   CI Systems, Inc.
     96    Boston Market                                 11/30/2012      10.7%   Moe's Southwestern Grill
     97    Groves Fitness LLC                            01/31/2009      16.5%   Noodles & Company
     98    NAP                                               NAP           NAP   NAP
     99    Living Art                                    06/14/2006      24.5%   Curves for Women
    100    Lakewood Drug & Gifts                         05/31/2012      17.1%   Rick's Pizza
    101    NAP                                               NAP           NAP   NAP
    102    Electronics Plus (includes mezz)              08/31/2012      22.8%   Hollywood Video
    103    Dan Leonard (Strokers)                        06/30/2006      16.6%   Clearwater Mattress, Inc.
    104    California National Bank                      06/30/2013      27.3%   Wells Fargo Financial California, Inc.
    105    Globe Lighting                                10/13/2023      48.9%   NAP
    106    Art in Nature by Beatrice, Inc.               03/31/2009      15.7%   Paper Doll Interiors, Inc.
    107    Ameri-Kick Karate                             04/30/2006      11.7%   Sandy's Beef & Ale
    108    Interstate Design Industries                  01/31/2014      27.0%   Interstate Cabinet Inc.
    109    NAP                                               NAP           NAP   NAP
    110    NAP                                               NAP           NAP   NAP
    111    NAP                                               NAP           NAP   NAP
    112    Pizza Bell, Inc./Bell                         11/30/2011      11.9%   Cornerstone Restaurant/Jang and Leung
    113    GSM Wireless, Inc.                            01/19/2005       9.6%   Moo Kwon Kim
    114    Darque Tan                                    02/28/2009      13.6%   Steeplechase Optical
    115    Bravo Development                             09/30/2009      27.3%   Mattress Discounters
    116    LandAmerica (Commonwealth Title)              08/15/2006      21.1%   Gianulias Investments
    117    Travers & Travers                             01/31/2005       9.3%   Learning Center
    118    Oles Morrison Rinker                          01/31/2005      12.6%   Holland America (Westours Motor)
    119    NAP                                               NAP           NAP   NAP
    120    Rite Aid                                      07/31/2019      29.1%   Aaron's Rentals
    121    NAP                                               NAP           NAP   NAP
    122    NAP                                               NAP           NAP   NAP
    123    All Valley Escrow                             04/30/2009      15.3%   CFC Mortgage
    124    Pacific Western National Bank                 06/30/2023      34.1%   NAP
    125    Arizona Bread Company                         03/31/2009      15.5%   Verizon Communications
    126    NAP                                               NAP           NAP   NAP
    127    R Tape Corporation                            03/31/2008      37.6%   NAP
    128    NAP                                               NAP           NAP   NAP
    129    Form Cove Mfg. Co.                            09/30/2007      11.7%   Articles
    130    NAP                                               NAP           NAP   NAP
    131    NAP                                               NAP           NAP   NAP
    132    Indosoft, Inc.                                02/29/2008      18.5%   Lesco, Inc.
    133    NAP                                               NAP           NAP   NAP
    134    Ana Spirits & Grocery, Inc.                   12/31/2010      30.5%   J & R Donuts, Inc.
    135    San Joaquin Valley College                    08/31/2010      26.1%   NAP
    136    NAP                                               NAP           NAP   NAP
    137    NAP                                               NAP           NAP   NAP
    138    NAP                                               NAP           NAP   NAP
    139    Windsor Republic Door, Inc.                   12/31/2006      25.2%   Noble Logistic Services, Inc.

-----------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE        LEASE                     INSURANCE                 TAX              CAPITAL EXPENDITURE              TI/LC
 LOAN NO.   EXPIRATION DATE    % NSF    ESCROW IN PLACE        ESCROW IN PLACE        ESCROW IN PLACE(12)       ESCROW IN PLACE(13)
-----------------------------------------------------------------------------------------------------------------------------------
      1       11/30/2009       10.3%           No                     No                      No                         No

      2       09/30/2013       10.0%          Yes                    Yes                      No                        Yes
      3       08/31/2007       17.0%          Yes                    Yes                      No                         No
      4       06/30/2008       10.5%          Yes                    Yes                      No                        Yes
      5       04/01/2014       17.6%          Yes                    Yes                      No                        Yes
      6       05/31/2013        7.6%          Yes                    Yes                      No                         No
      7       03/31/2007        4.7%          Yes                    Yes                      No                         No
      8       07/31/2008        4.7%          Yes                    Yes                      No                         No
      9       12/31/2008       16.6%          Yes                    Yes                      No                         No
     10       04/30/2006        4.0%          Yes                    Yes                      No                         No
     11       04/30/2010       10.0%          Yes                    Yes                      No                         No
     12       05/31/2009        9.4%          Yes                    Yes                      No                         No
     13       01/31/2007        3.8%          Yes                    Yes                      No                         No
     14       01/31/2006        4.3%           No                     No                      No                         No

     15       08/30/2019        7.9%           No                    Yes                      Yes                       Yes
     16       08/31/2009       14.3%           No                    Yes                      Yes                       Yes

     17           NAP            NAP           No                     No                      No                         No
     18       03/31/2008       10.0%           No                     No                      No                         No
     19       01/31/2006        4.2%           No                     No                      No                         No

     20       11/30/2013        7.8%           No                    Yes                      Yes                       Yes
     21       01/27/2008       13.7%           No                    Yes                      Yes                       Yes
     22           NAP            NAP          Yes                    Yes                      Yes                        No
     23           NAP            NAP           No                     No                      No                         No

     24       12/31/2009       17.0%          Yes                    Yes                      Yes                       Yes
     25       08/31/2007       18.2%          Yes                    Yes                      Yes                       Yes
     26       09/30/2008        5.7%           No                    Yes                      No                         No
     27       04/30/2008       14.3%          Yes                    Yes                      No                         No
     28       03/31/2014       14.7%           No                    Yes                      No                        Yes
     29       01/31/2008        3.5%          Yes                    Yes                      Yes                       Yes
     30           NAP            NAP           No                     No                      No                         No
     31       01/31/2013       13.5%           No                     No                      No                         No
     32       01/31/2025        8.7%           No                     No                      No                         No
     33       09/30/2004        4.7%           No                    Yes                      Yes                        No
     34       01/31/2005        4.2%           No                     No                      No                         No

     35       04/30/2007        1.9%           No                     No                      No                         No
     36       12/31/2008       11.8%           No                     No                      No                         No
     37           NAP            NAP           No                     No                      No                         No
     38       01/01/2006        3.0%           No                     No                      No                         No
     39           NAP            NAP           No                     No                      No                         No
     40           NAP            NAP           No                    Yes                      Yes                        No
     41           NAP            NAP           No                    Yes                      No                         No
     42       12/31/2006        5.9%          Yes                    Yes                      No                        Yes
     43       06/30/2011        2.6%           No                     No                      No                         No
     44       10/31/2011        8.0%           No                     No                      No                         No

     45       05/30/2009        2.5%           No                     No                      No                         No
     46       12/01/2012       16.3%           No                     No                      No                         No
     47       02/28/2013        6.3%           No                     No                      No                         No
     48           NAP            NAP          Yes                    Yes                      Yes                        No
     49           NAP            NAP           No                     No                      No                         No
     50       04/30/2008        5.0%           No                    Yes                      Yes                       Yes
     51       02/29/2012       17.6%           No                     No                      No                         No
     52       05/14/2005        8.2%           No                    Yes                      No                        Yes
     53       04/30/2009        7.2%          Yes                    Yes                      Yes                       Yes
     54       11/11/2004        8.0%          Yes                    Yes                      Yes                       Yes
     55       09/30/2006        8.9%          Yes                    Yes                      No                        Yes
     56       12/31/2006        6.7%          Yes                    Yes                      Yes                       Yes
     57           NAP            NAP           No                     No                      No                         No
     58           NAP            NAP           No                    Yes                      No                         No
     59       03/31/2006       10.1%          Yes                    Yes                      Yes                       Yes
     60       03/31/2009       14.8%           No                    Yes                      No                         No
     61       01/31/2007        6.0%           No                     No                      No                         No
     62       04/27/2009        7.7%          Yes                    Yes                      Yes                        No
     63       11/28/2008        1.9%           No                     No                      No                         No
     64           NAP            NAP           No                    Yes                      No                         No
     65       03/31/2007        9.3%          Yes                    Yes                      No                        Yes
     66       09/30/2013       11.3%          Yes                    Yes                      Yes                       Yes
     67           NAP            NAP           No                     No                      No                         No
     68       02/28/2005        4.2%          Yes                    Yes                      Yes                        No
     69       05/31/2014       10.2%           No                     No                      No                         No
     70       01/31/2013       16.7%           No                     No                      No                         No
     71           NAP            NAP           No                    Yes                      Yes                        No
     72       10/31/2006        2.7%           No                    Yes                      No                         No
     73           NAP            NAP          Yes                    Yes                      Yes                        No
     74       01/31/2008       11.1%           No                     No                      No                         No
     75       12/31/2007       11.5%           No                    Yes                      No                        Yes
     76       01/31/2017        5.6%          Yes                    Yes                      Yes                       Yes
     77           NAP            NAP          Yes                    Yes                      Yes                        No
     78       11/30/2010        6.7%          Yes                    Yes                      Yes                       Yes
     79       12/31/2006        9.9%          Yes                    Yes                      Yes                       Yes
     80       10/31/2008       30.0%          Yes                    Yes                      Yes                       Yes
     81       07/31/2005        8.6%           No                     No                      No                         No
     82           NAP            NAP          Yes                    Yes                      Yes                        No
     83           NAP            NAP           No                    Yes                      No                         No
     84       11/30/2008        7.8%           No                    Yes                      No                         No
     85       06/30/2009        5.4%           No                     No                      No                         No
     86       12/31/2005       12.7%          Yes                    Yes                      No                         No
     87       02/01/2009        6.3%          Yes                    Yes                      Yes                       Yes
     88       01/31/2014        7.4%           No                     No                      No                         No
     89       08/31/2007        7.5%           No                     No                      No                         No
     90       08/31/2009       10.3%          Yes                    Yes                      No                        Yes
     91       04/22/2009        7.4%          Yes                    Yes                      Yes                        No
     92           NAP            NAP          Yes                    Yes                      No                         No
     93       03/31/2013        9.4%           No                    Yes                      No                         No
     94       04/30/2013        8.6%          Yes                    Yes                      Yes                        No
     95       08/31/2004        5.2%          Yes                    Yes                      No                         No
     96       01/31/2013        7.8%           No                     No                      No                         No
     97       11/30/2013       14.1%           No                    Yes                      No                         No
     98           NAP            NAP          Yes                    Yes                      Yes                        No
     99       12/31/2006       11.3%           No                     No                      No                        Yes
    100       06/30/2018        3.3%          Yes                    Yes                      Yes                       Yes
    101           NAP            NAP           No                     No                      No                         No
    102       10/03/2006       21.2%          Yes                    Yes                      No                         No
    103       04/30/2006       12.9%           No                     No                      No                         No
    104       02/23/2009       18.2%           No                     No                      No                         No
    105           NAP            NAP           No                     No                      No                        Yes
    106       10/31/2008       15.2%           No                     No                      No                        Yes
    107       08/31/2010        9.9%           No                     No                      No                         No
    108       01/31/2014       19.7%          Yes                    Yes                      Yes                        No
    109           NAP            NAP           No                    Yes                      No                         No
    110           NAP            NAP           No                     No                      No                         No
    111           NAP            NAP          Yes                    Yes                      Yes                        No
    112       05/31/2009        9.7%           No                    Yes                      No                         No
    113       04/30/2007        9.3%           No                    Yes                      Yes                        No
    114       04/30/2007        8.5%           No                    Yes                      No                         No
    115       03/31/2005       22.5%          Yes                    Yes                      Yes                        No
    116       08/31/2019       17.2%           No                     No                      No                         No
    117       07/31/2004        6.9%          Yes                    Yes                      Yes                       Yes
    118       12/31/2006        9.9%           No                     No                      No                         No
    119           NAP            NAP          Yes                    Yes                      Yes                        No
    120       04/30/2013       19.8%           No                     No                      No                         No
    121           NAP            NAP           No                     No                      Yes                        No
    122           NAP            NAP           No                     No                      No                         No
    123       11/30/2008       15.3%           No                     No                      No                         No
    124           NAP            NAP           No                    Yes                      No                        Yes
    125       02/28/2009       14.3%          Yes                    Yes                      No                         No
    126           NAP            NAP           No                     No                      No                         No
    127           NAP            NAP           No                     No                      No                         No
    128           NAP            NAP           No                     No                      Yes                       Yes
    129       05/31/2006       11.0%           No                     No                      No                         No
    130           NAP            NAP           No                     No                      No                         No
    131           NAP            NAP           No                     No                      No                         No
    132       12/31/2005       17.8%           No                    Yes                      No                         No
    133           NAP            NAP           No                     No                      No                        Yes
    134       07/31/2011       11.9%           No                    Yes                      No                         No
    135           NAP            NAP          Yes                    Yes                      No                         No
    136           NAP            NAP           No                     No                      No                         No
    137           NAP            NAP           No                    Yes                      No                         No
    138           NAP            NAP          Yes                    Yes                      Yes                       Yes
    139       09/11/2004       24.8%           No                     No                      No                        Yes

                                             32.8%                  53.9%                    28.8%                     31.0%

----------------------------------------------------------------------------------------------------------------------
 MORTGAGE                OTHER                               SPRINGING                   INITIAL CAPITAL EXPENDITURE
 LOAN NO.        ESCROW DESCRIPTION(14)                ESCROW DESCRIPTION(15)                  ESCROW REQUIREMENT(16)
----------------------------------------------------------------------------------------------------------------------
      1                   NAP                     RE Tax, Insurance, CapEx, TI/LC                                 $0

      2                   NAP                               TI/LC, Other                                          $0
      3                   NAP                               TI/LC, Other                                          $0
      4                   NAP                               TI/LC, Other                                          $0
      5                   NAP                                  Other                                              $0
      6                   NAP                                  Other                                              $0
      7                   NAP                               TI/LC, Other                                          $0
      8                   NAP                                  Other                                              $0
      9                   NAP                                  Other                                              $0
     10                   NAP                                  Other                                              $0
     11                   NAP                                  Other                                              $0
     12                   NAP                                  Other                                              $0
     13                   NAP                                  Other                                              $0
     14                   NAP                         RE Tax, Insurance, CapEx                                    $0

     15         Tenant Holdback Reserve                      Insurance                                            $0
     16         Tenant Holdback Reserve                      Insurance                                            $0

     17                   NAP                         RE Tax, Insurance, CapEx                                    $0
     18                   NAP                         RE Tax, Insurance, CapEx                                    $0
     19                   NAP                         RE Tax, Insurance, CapEx                                    $0

     20                   NAP                                   NAP                                             $707
     21                   NAP                                   NAP                                           $1,056
     22                   NAP                                   NAP                                           $5,000
     23            Shortfall Reserve                     RE Tax, Insurance                                        $0

     24                   NAP                                   NAP                                               $0
     25                   NAP                                   NAP                                               $0
     26          Construction Allowance                         NAP                                               $0
     27                   NAP                                  Other                                              $0
     28                   NAP                                  TI/LC                                              $0
     29                   NAP                                   NAP                                               $0
     30                   NAP                     RE Tax, Insurance, CapEx, TI/LC                                 $0
     31              Lease Holdback                   RE Tax, Insurance, CapEx                                    $0
     32                   NAP                         RE Tax, Insurance, CapEx                                    $0
     33                   NAP                                Insurance                                      $193,265
     34                   NAP                         RE Tax, Insurance, CapEx                                    $0

     35                   NAP                         RE Tax, Insurance, CapEx                                    $0
     36                   NAP                         RE Tax, Insurance, CapEx                                    $0
     37                   NAP                         RE Tax, Insurance, CapEx                                    $0
     38                   NAP                         RE Tax, Insurance, CapEx                                    $0
     39               Ground Rent                 RE Tax, Insurance, CapEx, Other                                 $0
     40                   NAP                                   NAP                                               $0
     41            Occupancy Reserve                           TI/LC                                              $0
     42                   NAP                                   NAP                                               $0
     43                   NAP                                   NAP                                               $0
     44                   NAP                         RE Tax, Insurance, CapEx                                    $0

     45                   NAP                         RE Tax, Insurance, CapEx                                    $0
     46                   NAP                         RE Tax, Insurance, CapEx                                    $0
     47           New Tenant Holdback                 RE Tax, Insurance, CapEx                                    $0
     48                   NAP                                   NAP                                          $13,073
     49                   NAP                                  TI/LC                                              $0
     50                   NAP                                Insurance                                          $604
     51                   NAP                         RE Tax, Insurance, CapEx                                    $0
     52                   NAP                                   NAP                                               $0
     53        Rent Holdbacks - 5 Tenants                       NAP                                             $991
     54                   NAP                                   NAP                                               $0
     55                   NAP                                   NAP                                               $0
     56             Exchange Impound                            NAP                                          $49,991
     57                   NAP                         RE Tax, Insurance, CapEx                                    $0
     58                   NAP                                   NAP                                               $0
     59              Seismic Escrow                             NAP                                               $0
     60                   NAP                                   NAP                                               $0
     61                   NAP                         RE Tax, Insurance, CapEx                                    $0
     62                   NAP                                  TI/LC                                              $0
     63                   NAP                     RE Tax, Insurance, CapEx, TI/LC                                 $0
     64                   NAP                                   NAP                                               $0
     65                   NAP                                   NAP                                               $0
     66                   NAP                                   NAP                                               $0
     67                   NAP                                   NAP                                               $0
     68                   NAP                                   NAP                                           $1,990
     69                   NAP                     RE Tax, Insurance, CapEx, TI/LC                                 $0
     70           Retenanting Reserve          RE Tax, Insurance, CapEx, TI/LC, Other                             $0
     71                   NAP                                Insurance                                      $100,000
     72             Holdback Reserve                         Insurance                                            $0
     73                   NAP                                   NAP                                               $0
     74                   NAP                         RE Tax, Insurance, CapEx                                    $0
     75                   NAP                                   NAP                                               $0
     76         Tenant Holdback Reserve                         NAP                                               $0
     77                   NAP                                   NAP                                               $0
     78                   NAP                                  TI/LC                                              $0
     79                   NAP                                   NAP                                               $0
     80         Tenant Holdback Reserve                         NAP                                               $0
     81                   NAP                                  Other                                              $0
     82                   NAP                                   NAP                                           $8,575
     83                   NAP                                  TI/LC                                              $0
     84                   NAP                                   NAP                                               $0
     85                   NAP                                   NAP                                               $0
     86                Tenant LOC                              TI/LC                                              $0
     87                   NAP                                   NAP                                          $50,000
     88                   NAP                                   NAP                                               $0
     89                   NAP                                   NAP                                               $0
     90                   NAP                                   NAP                                               $0
     91                   NAP                                  TI/LC                                         $59,603
     92                   NAP                                   NAP                                               $0
     93                   NAP                                   NAP                                               $0
     94                   NAP                                   NAP                                             $175
     95                   NAP                                   NAP                                               $0
     96                   NAP                         RE Tax, Insurance, CapEx                                    $0
     97                   NAP                                   NAP                                               $0
     98                   NAP                                   NAP                                           $3,700
     99                   NAP                                   NAP                                               $0
    100                   NAP                                   NAP                                               $0
    101                   NAP                                   NAP                                               $0
    102                   NAP                                   NAP                                               $0
    103                   NAP                                   NAP                                               $0
    104                   NAP                                  TI/LC                                              $0
    105                   NAP                                   NAP                                               $0
    106                   NAP                                   NAP                                               $0
    107                   NAP                         RE Tax, Insurance, CapEx                                    $0
    108           Debt Service Reserve                          NAP                                               $0
    109                   NAP                                  TI/LC                                              $0
    110                   NAP                                  TI/LC                                              $0
    111                   NAP                                   NAP                                               $0
    112                   NAP                                Insurance                                            $0
    113                   NAP                                   NAP                                               $0
    114                   NAP                               CapEx, TI/LC                                          $0
    115                   NAP                                   NAP                                               $0
    116                   NAP                                  TI/LC                                              $0
    117                   NAP                                   NAP                                             $685
    118                   NAP                                  TI/LC                                              $0
    119       Excess Advance Rent Reserve                       NAP                                               $0
    120                   NAP                                  TI/LC                                              $0
    121                   NAP                            RE Tax, Insurance                                        $0
    122                   NAP                                   NAP                                               $0
    123                   NAP                                   NAP                                               $0
    124                   NAP                                   NAP                                               $0
    125                   NAP                                  TI/LC                                              $0
    126                   NAP                         RE Tax, Insurance, CapEx                                    $0
    127                   NAP                                   NAP                                               $0
    128    Springing Fed Ex Debt Rtg Impound                   TI/LC                                              $0
    129                   NAP                                   NAP                                               $0
    130                   NAP                                   NAP                                               $0
    131                   NAP                                  TI/LC                                              $0
    132                   NAP                                   NAP                                               $0
    133                   NAP                                   NAP                                               $0
    134                   NAP                                   NAP                                               $0
    135                   NAP                                  TI/LC                                              $0
    136                   NAP                                   NAP                                               $0
    137                   NAP                                   NAP                                               $0
    138                   NAP                                   NAP                                               $0
    139                   NAP                                   NAP                                               $0

                                                                                                            $489,414

------------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE                                       MONTHLY CAPITAL EXPENDITURE     CURRENT CAPITAL EXPENDITURE           INITIAL TI/LC
 LOAN NO.                                             ESCROW REQUIREMENT(17)              ESCROW BALANCE(18)  ESCROW REQUIREMENT(19)
------------------------------------------------------------------------------------------------------------------------------------
      1                                                                  $0                              $0                      $0

      2                                                                  $0                              $0              $1,005,930
      3                                                                  $0                              $0                      $0
      4                                                                  $0                              $0              $1,602,136
      5                                                                  $0                              $0              $3,692,220
      6                                                                  $0                              $0                      $0
      7                                                                  $0                              $0                      $0
      8                                                                  $0                              $0                      $0
      9                                                                  $0                              $0                      $0
     10                                                                  $0                              $0                      $0
     11                                                                  $0                              $0                      $0
     12                                                                  $0                              $0                      $0
     13                                                                  $0                              $0                      $0
     14                                                                  $0                              $0                      $0

     15                                                                $524                              $0                $666,760
     16                                                                $143                              $0                $289,012

     17                                                                  $0                              $0                      $0
     18                                                                  $0                              $0                      $0
     19                                                                  $0                              $0                      $0

     20                                                                $707                          $4,498                  $6,105
     21                                                              $1,056                          $4,316                  $5,904
     22                                                              $5,000                              $0                      $0
     23                                                                  $0                              $0                      $0

     24                                                                $191                              $0           $257,480 (LOC)
     25                                                                 $75                              $0            $42,520 (LOC)
     26                                                                  $0                              $0                      $0
     27                                                                  $0                              $0                      $0
     28                                                                  $0                              $0       $2,636,324.69 LOC
     29                                                              $1,363                          $1,363                      $0
     30                                                                  $0                              $0                      $0
     31                                                                  $0                              $0                      $0
     32                                                                  $0                              $0                      $0
     33                                                                  $0                        $193,614                      $0
     34                                                                  $0                              $0                      $0

     35                                                                  $0                              $0                      $0
     36                                                                  $0                              $0                      $0
     37                                                                  $0                              $0                      $0
     38                                                                  $0                              $0                      $0
     39                                                                  $0                              $0                      $0
     40                                                                $788                            $788                      $0
     41                                                                  $0                              $0                      $0
     42                                                                  $0                              $0                      $0
     43                                                                  $0                              $0                      $0
     44                                                                  $0                              $0                      $0

     45                                                                  $0                              $0                      $0
     46                                                                  $0                              $0                      $0
     47                                                                  $0                              $0                      $0
     48                                                             $13,073                         $39,218                      $0
     49                                                                  $0                              $0                      $0
     50                                                                $604                            $604                  $3,750
     51                                                                  $0                              $0                      $0
     52                                                                  $0                              $0                $345,000
     53                                                                $991                          $5,944                  $4,167
     54                                                              $2,138                         $17,141                      $0
     55                                                                  $0                              $0                  $7,708
     56                                                                  $0                         $49,991                 $10,584
     57                                                                  $0                              $0                      $0
     58                                                                  $0                              $0                      $0
     59                                                                $327                            $327                      $0
     60                                                                  $0                              $0                      $0
     61                                                                  $0                              $0                      $0
     62                                                                $636                              $0                      $0
     63                                                                  $0                              $0                      $0
     64                                                                  $0                              $0                      $0
     65                                                                  $0                              $0                      $0
     66                                                                $972                            $972                      $0
     67                                                                  $0                              $0                      $0
     68                                                              $1,990                          $3,980                      $0
     69                                                                  $0                              $0                      $0
     70                                                                  $0                              $0                      $0
     71                                                                  $0                        $100,000                      $0
     72                                                                  $0                              $0                      $0
     73    $8,070 first year; 1/12 of 4% of annual Gross Revenue thereafter                              $0                      $0
     74                                                                  $0                              $0                      $0
     75                                                                  $0                              $0                 $90,730
     76                                                                $830                          $3,318                      $0
     77                                                                $293                              $0                      $0
     78                                                              $1,910                              $0                      $0
     79                                                                $308                            $615                      $0
     80                                                                $520                          $1,040                      $0
     81                                                                  $0                              $0                      $0
     82                                                              $8,575                          $8,575                      $0
     83                                                                  $0                              $0                      $0
     84                                                                  $0                              $0                      $0
     85                                                                  $0                              $0                      $0
     86                                                                  $0                              $0                      $0
     87                                                                $252                         $50,252                      $0
     88                                                                  $0                              $0                      $0
     89                                                                  $0                              $0                      $0
     90                                                                  $0                              $0                      $0
     91                                                                  $0                         $59,603                      $0
     92                                                                  $0                              $0                      $0
     93                                                                  $0                              $0                      $0
     94                                                                $175                            $350                      $0
     95                                                                  $0                              $0                      $0
     96                                                                  $0                              $0                      $0
     97                                                                  $0                              $0                      $0
     98                                                              $3,700                         $14,800                      $0
     99                                                                  $0                              $0                      $0
    100                                                              $1,360                          $1,360                      $0
    101                                                                  $0                              $0                      $0
    102                                                                  $0                              $0                      $0
    103                                                                  $0                              $0                      $0
    104                                                                  $0                              $0                      $0
    105                                                                  $0                              $0                      $0
    106                                                                  $0                              $0                      $0
    107                                                                  $0                              $0                      $0
    108                                                              $1,404                              $0                      $0
    109                                                                  $0                              $0                      $0
    110                                                                  $0                              $0                      $0
    111                                                              $1,197                          $3,593                      $0
    112                                                                  $0                              $0                      $0
    113                                                                $500                          $1,000                      $0
    114                                                                  $0                              $0                      $0
    115                                                                $261                          $2,355                      $0
    116                                                                  $0                              $0                      $0
    117                                                                $685                          $2,055                 $53,425
    118                                                                  $0                              $0                      $0
    119                                                                $396                            $396                      $0
    120                                                                  $0                              $0                      $0
    121                                                                $581                          $1,163                      $0
    122                                                                  $0                              $0                      $0
    123                                                                  $0                              $0                      $0
    124                                                                  $0                              $0                $200,000
    125                                                                  $0                              $0                      $0
    126                                                                  $0                              $0                      $0
    127                                                                  $0                              $0                      $0
    128                                                                $619                              $0                      $0
    129                                                                  $0                              $0                      $0
    130                                                                  $0                              $0                      $0
    131                                                                  $0                              $0                      $0
    132                                                                  $0                              $0                      $0
    133                                                                  $0                              $0                $300,000
    134                                                                  $0                              $0                      $0
    135                                                                  $0                              $0                      $0
    136                                                                  $0                              $0                      $0
    137                                                                  $0                              $0                      $0
    138                                                                $330                              $0                      $0
    139                                                                  $0                              $0                      $0

                                                                    $62,543                        $573,229              $8,583,431

-----------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE                     MONTHLY TI/LC            CURRENT TI/LC    ENVIRONMENTAL            INTEREST
 LOAN NO.             ESCROW REQUIREMENT(20)       ESCROW BALANCE(21)     INSURANCE           ACCRUAL METHOD          SEASONING(22)
-----------------------------------------------------------------------------------------------------------------------------------
      1                                  $0                       $0          No                Actual/360                       0

      2                                  $0               $1,006,712          No                Actual/360                       6
      3                                  $0                       $0          No                Actual/360                       6
      4                                  $0                 $291,508          No                Actual/360                       6
      5                                  $0               $3,695,091          No                Actual/360                       6
      6                                  $0                       $0          No                Actual/360                       6
      7                                  $0               $1,648,531          No                Actual/360                       6
      8                                  $0                       $0          No                Actual/360                       6
      9                                  $0                       $0          No                Actual/360                       6
     10                                  $0                       $0          No                Actual/360                       6
     11                                  $0                       $0          No                Actual/360                       6
     12                                  $0                       $0          No                Actual/360                       6
     13                                  $0                       $0          No                Actual/360                       6
     14                                  $0                       $0   Yes - Individual         Actual/360                       1

     15                              $4,030                 $666,875          No                Actual/360                       1
     16                              $1,100                 $289,063          No                Actual/360                       1

     17                                  $0                       $0          No                  30/360                         1
     18                                  $0                       $0          No                  30/360                         1
     19                                  $0                       $0          No                  30/360                         1

     20                              $6,105                  $33,224          No                Actual/360                       5
     21                              $5,904                  $26,823          No                Actual/360                       5
     22                                  $0                       $0          No                Actual/360                       0
     23                                  $0                       $0          No                Actual/360                      24

     24                              $7,167                 $257,480          No                Actual/360                       0
     25                              $1,183                  $42,520          No                Actual/360                       0
     26                                  $0                       $0   Yes - Individual         Actual/360                       1
     27                                  $0                       $0          No                Actual/360                       2
     28                                  $0               $1,136,325          No                  30/360                         2
     29                              $4,167                   $4,167          No                Actual/360                       2
     30                                  $0                       $0          No                Actual/360                       0
     31                                  $0                       $0          No                  30/360                         1
     32                                  $0                       $0          No                  30/360                         6
     33                                  $0                       $0          No                Actual/360                       6
     34                                  $0                       $0   Yes - Individual         Actual/360                       1

     35                                  $0                       $0          No                  30/360                         3
     36                                  $0                       $0          No                  30/360                         3
     37                                  $0                       $0          No                  30/360                         3
     38                                  $0                       $0          No                  30/360                         3
     39                                  $0                       $0          No                Actual/360                       0
     40                                  $0                       $0          No                Actual/360                       2
     41                                  $0                       $0   Yes - Individual         Actual/360                       5
     42                              $4,083                  $32,667          No                Actual/360                       9
     43                                  $0                       $0          No                Actual/360                       0
     44                                  $0                       $0          No                  30/360                         1

     45                                  $0                       $0          No                  30/360                         5
     46                                  $0                       $0          No                  30/360                         5
     47                                  $0               $1,250,582          No                Actual/360                       2
     48                                  $0                       $0          No                Actual/360                       3
     49                                  $0                       $0          No                  30/360                         1
     50                              $3,750                   $3,750          No                Actual/360                       1
     51                                  $0                       $0          No                  30/360                         2
     52                                  $0                 $345,000          No                  30/360                         1
     53                              $4,167                  $25,022          No                Actual/360                       3
     54                              $4,167                  $33,401          No                Actual/360                       9
     55                              $7,708                   $7,708   Yes - Individual         Actual/360                       1
     56                                  $0                  $10,584          No                Actual/360                       5
     57                                  $0                       $0          No                Actual/360                       0
     58                                  $0                       $0          No                Actual/360                       1
     59                                $708                     $708          No                Actual/360                       2
     60                                  $0                       $0          No                Actual/360                       1
     61                                  $0                       $0   Yes - Individual         Actual/360                       3
     62                                  $0                       $0          No                Actual/360                       1
     63                                  $0                       $0          No                Actual/360                       1
     64                                  $0                       $0          No                Actual/360                       4
     65                              $1,250                       $0          No                Actual/360                       1
     66                              $2,430                   $2,430          No                Actual/360                       2
     67                                  $0                       $0          No                Actual/360                       2
     68                                  $0                       $0          No                Actual/360                       2
     69                                  $0                       $0          No                  30/360                         1
     70                                  $0                       $0          No                Actual/360                       7
     71                                  $0                       $0          No                Actual/360                       1
     72                                  $0                       $0          No                Actual/360                       1
     73                                  $0                       $0          No                Actual/360                       0
     74                                  $0                       $0          No                  30/360                         1
     75                                  $0                  $90,730          No                  30/360                         4
     76                              $4,145                  $16,581          No                Actual/360                       5
     77                                  $0                       $0          No                Actual/360                       1
     78                              $4,167                       $0          No                Actual/360                       1
     79                              $2,083                   $4,167          No                Actual/360                       3
     80                              $2,083                   $4,167          No                Actual/360                       3
     81                                  $0                       $0          No                Actual/360                       1
     82                                  $0                       $0          No                Actual/360                       0
     83                                  $0                       $0          No                Actual/360                       2
     84                                  $0                       $0          No                  30/360                         4
     85                                  $0                       $0          No                Actual/360                       1
     86                                  $0                       $0          No                  30/360                         2
     87                              $4,167                   $4,167          No                Actual/360                       3
     88                                  $0                       $0          No                  30/360                         1
     89                                  $0                       $0     Yes - Group            Actual/360                       1
     90                              $3,380                       $0          No                Actual/360                       1
     91                                  $0                       $0          No                  30/360                         1
     92                                  $0                       $0     Yes - Group            Actual/360                       1
     93                                  $0                       $0          No                  30/360                         4
     94                                  $0                       $0          No                Actual/360                       2
     95                                  $0                       $0     Yes - Group              30/360                         2
     96                                  $0                       $0          No                  30/360                         2
     97                                  $0                       $0          No                  30/360                         0
     98                                  $0                       $0          No                Actual/360                       4
     99                              $1,650                       $0     Yes - Group            Actual/360                       2
    100                              $5,025                   $5,025          No                Actual/360                       3
    101                                  $0                       $0     Yes - Group            Actual/360                       1
    102                                  $0                       $0     Yes - Group            Actual/360                       1
    103                                  $0                       $0          No                Actual/360                       1
    104                                  $0                       $0     Yes - Group            Actual/360                       3
    105                              $1,525                       $0     Yes - Group            Actual/360                       0
    106                              $1,750                   $1,750     Yes - Group            Actual/360                       3
    107                                  $0                       $0          No                Actual/360                       3
    108                                  $0                       $0     Yes - Group            Actual/360                       1
    109                                  $0                       $0          No                Actual/360                       1
    110                                  $0                       $0          No                Actual/360                       3
    111                                  $0                       $0          No                Actual/360                       4
    112                                  $0                       $0          No                  30/360                         3
    113                                  $0                       $0          No                Actual/360                       3
    114                                  $0                       $0     Yes - Group            Actual/360                       4
    115                                  $0                       $0          No                Actual/360                      10
    116                                  $0                       $0     Yes - Group            Actual/360                       0
    117                              $3,425                  $60,275          No                Actual/360                       2
    118                                  $0                       $0          No                  30/360                         1
    119                                  $0                       $0          No                Actual/360                       2
    120                                  $0                       $0     Yes - Group            Actual/360                       1
    121                                  $0                       $0   Yes - Individual         Actual/360                       3
    122                                  $0                       $0          No                Actual/360                       2
    123                                  $0                       $0     Yes - Group            Actual/360                       2
    124                                  $0                 $200,000          No                Actual/360                       3
    125                                  $0                       $0     Yes - Group            Actual/360                       2
    126                                  $0                       $0          No                  30/360                         1
    127                                  $0                       $0          No                Actual/360                       2
    128                                $733                       $0     Yes - Group            Actual/360                       2
    129                                  $0                       $0     Yes - Group            Actual/360                       2
    130                                  $0                       $0     Yes - Group            Actual/360                       1
    131                                  $0                       $0     Yes - Group            Actual/360                       1
    132                                  $0                       $0          No                Actual/360                       1
    133                                  $0                       $0     Yes - Group            Actual/360                       4
    134                                  $0                       $0          No                Actual/360                       2
    135                                  $0                       $0     Yes - Group            Actual/360                       3
    136                                  $0                       $0     Yes - Group            Actual/360                       1
    137                                  $0                       $0          No                Actual/360                       2
    138                                $608                       $0     Yes - Group            Actual/360                       2
    139                                $550                     $550     Yes - Group            Actual/360                       3

                                    $93,210              $11,197,581                                                             3

----------------------------------------------------------------------------------------------------------------
                                 PREPAYMENT CODE(23)
 MORTGAGE  -----------------------------------------------------------------     YM              ADMINISTRATIVE
 LOAN NO.      LO     DEF        DEF/YM1.00      YM3.00     YM1.00     OPEN  FORMULA(24)           COST RATE(25)
----------------------------------------------------------------------------------------------------------------
      1        30      86                                                 4                                2.29

      2        30      83                                                 7                                1.79
      3        30      83                                                 7                                1.79
      4        30      83                                                 7                                1.79
      5        30      83                                                 7                                1.79
      6        30      83                                                 7                                1.79
      7        30      83                                                 7                                1.79
      8        30      83                                                 7                                1.79
      9        30      83                                                 7                                1.79
     10        30      83                                                 7                                1.79
     11        30      83                                                 7                                1.79
     12        30      83                                                 7                                1.79
     13        30      83                                                 7                                1.79
     14        25      94                                                 1                               15.29

     15        25      91                                                 4                                3.29
     16        25      91                                                 4                                3.29

     17        35                                               47        2       A                        5.29
     18        35                                               47        2       A                        5.29
     19        35                                               47        2       A                        5.29

     20        36      22                                                 2                                5.29
     21        36      22                                                 2                                5.29
     22        24      57                                                 3                                9.29
     23        48      68                                                 4                                3.29

     24        24      92                                                 4                                3.29
     25        24      92                                                 4                                3.29
     26        25      91                                                 4                                3.29
     27        26      90                                                 4                                3.29
     28        26                                              210        4       B                        3.29
     29        26      90                                                 4                                3.29
     30        24     101                                                 4                                3.29
     31        35                                               23        2       A                        5.29
     32        35                                               47        2       A                        5.29
     33        35      81                                                 4                                3.29
     34        25      94                                                 1                               15.29

     35        35                                               23        2       A                        5.29
     36        35                                               23        2       A                        5.29
     37        35                                               23        2       A                        5.29
     38        35                                               23        2       A                        5.29
     39        24      95                                                 1                                5.29
     40        26      90                                                 4                                3.29
     41        29                                               87        4       B                        3.29
     42        33      83                                                 4                               13.29
     43        35      82                                                 3                                3.29
     44        35                                               23        2       A                        5.29

     45        35                                               23        2       A                        5.29
     46        35                                               23        2       A                        5.29
     47        47      71                                                 2                                5.29
     48        39     140                                                 1                                5.29
     49        25                                               79        4       B                        3.29
     50        47                                               70        3       C                        9.29
     51        35                                               23        2       A                        5.29
     52        25                                               91        4       B                        3.29
     53        44      72                                                 1                                9.29
     54        33      83                                                 4                                3.29
     55        35      81                                                 4                                3.29
     56        35      83                                                 2                                8.29
     57        24      95                                                 1                                5.29
     58        25      91                                                 4                                3.29
     59        26      90                                                 4                                3.29
     60        25      51                                                 7                                3.29
     61        47      36                                                 1                                5.29
     62        35     201                                                 4                                3.29
     63        35     141                                                 4                                3.29
     64        28                                               88        4       B                        3.29
     65        25      91                                                 4                                3.29
     66        26      30                                                 4                                3.29
     67        35                       105                               4       D                        3.29
     68        47      72                                                 1                                5.29
     69        35                       201                               4       D                        8.29
     70        31      49                                                 4                                3.29
     71        35                        81                               4       D                        3.29
     72        25      91                                                 4                                3.29
     73        24      32                                                 4                                3.29
     74        35                                               47        2       A                        5.29
     75        28     208                                                 4                                3.29
     76        29      87                                                 4                                3.29
     77        35      83                                                 2                                3.29
     78        25      46                                                13                                3.29
     79        27      89                                                 4                                3.29
     80        27      89                                                 4                                3.29
     81        25      91                                                 4                                3.29
     82        47      12                                                 1                                9.29
     83        26      90                                                 4                                3.29
     84        28     208                                                 4                                3.29
     85        25      91                                                 4                                3.29
     86        35     141                                                 4                                8.29
     87        35     143                                                 2                                3.29
     88        25                                               91        4       B                        3.29
     89        35      81                                                 4                                3.29
     90        25      91                                                 4                                3.29
     91        60                                              176        4       B                        3.29
     92        35                        21                               4       D                        3.29
     93        28     208                                                 4                                3.29
     94        47                                    71                   2       E                        5.29
     95        35                        81                               4       D                        8.29
     96        35                                               23        2       A                        5.29
     97        24                                              212        4       B                        3.29
     98        28      31                                                 1                                5.29
     99        35                        81                               4       D                        3.29
    100        35     201                                                 4                                3.29
    101        35                        45                               4       D                        5.29
    102        35      81                                                 4                                5.29
    103        25      91                                                 4                                3.29
    104        35                        81                               4       D                        5.29
    105        35      81                                                 4                                5.29
    106        35                       141                               4       D                        7.29
    107        27      92                                                 1                               15.29
    108        35                        81                               4       D                        7.29
    109        60                                               56        4       B                        3.29
    110        27      89                                                 4                                3.29
    111        28      88                                                 4                                3.29
    112        27     209                                                 4                                7.29
    113        27      89                                                 4                                3.29
    114        35     141                                                 4                                7.29
    115        34      82                                                 4                                3.29
    116        35      81                                                 4                               10.29
    117        47       9                                                 4                                5.29
    118        35     201                                                 4                               15.29
    119        26      90                                                 4                                3.29
    120        35                       141                               4       D                       20.29
    121        27      89                                                 4                                3.29
    122        26      90                                                 4                                3.29
    123        35                       141                               4       D                       15.29
    124        27     149                                                 4                                3.29
    125        35                        81                               4       D                       15.29
    126        35                                               47        2       A                        5.29
    127        26      90                                                 4                                3.29
    128        35                        76                               4       D                       15.29
    129        35                        81                               4       D                       20.29
    130        35      81                                                 4                                5.29
    131        35      45                                                 4                               15.29
    132        25     151                                                 4                                3.29
    133        35                       141                               4       D                       20.29
    134        26     150                                                 4                                3.29
    135        35      83                                                 2                               25.29
    136        35      81                                                 4                               20.29
    137        26                                               90        4       B                        3.29
    138        35      81                                                 4                               20.29
    139        35                        81                               4       D                       20.29

                                                                                                          4.491

FOOTNOTES TO APPENDIX II

1 "MSMC," "BSCMI," "WFB," and "PCF" denote Morgan Stanley Mortgage Capital Inc., Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association, and Principal Commercial Funding, LLC, respectively, as Sellers.

     With respect to Mortgage Loan No. 1, the Grace Building, Notes A-3 and A-4 comprise the Grace Building Pari Passu Loan and were originated by Morgan Stanley Mortgage Capital Inc. Note A-4 was sold by Morgan Stanley Mortgage Capital Inc. to Wells Fargo Bank, National Association.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan Nos. 2-13, 15-16, 17-19, 20-21, 24-25, 35-38, and 45-46. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritable Cash Flows. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3 Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

5 With respect to Mortgage Loan No. 120, Oildale Shopping Center, the entirety of the property is subject to a ground lease. However, the ground lessor (Airport Properties LLC) is a borrower related entity and has encumbered/subordinated its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the ground lease is extinguished. As such, the loan is disclosed as a fee loan.

6 The Cut-off Date is July 1, 2004 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in July 2004 were due on July 1, 2004, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 65, Gateway Courtyard, Mortgage Loan No. 91, LR Crossing Shopping Center and Mortgage Loan No. 132, 330 Franklin Turnpike, which are due on the 3rd of the month, Mortgage Loan No. 27, Evergreen Building, which is due on the 4th of the month, Mortgage Loan Nos. 2-13, GIC Office Portfolio, which is due on the 8th of the month, and Mortgage Loan No. 1, Grace Building, which is due on the 10th of the month.

     With respect to Mortgage Loan No. 1 (referred to herein as the "Grace Building Pari Passu Loan"), the loan is comprised of two A Notes (Notes A-3 and A-4 described below) that are secured by the mortgaged property on a pari passu basis with other notes (Notes A-1 and A-2 described below, together the "Grace Building Companion Loan") that are not included in the Trust. The Grace Building A Notes had original principal balances as follows: Note A-1 $117,000,000; Note A-2, $117,000,000; Note A-3,
     $59,670,000; and Note A-4, $57,330,000. Note A-1 has been included in a REMIC trust known as J.P. Morgan Chase Commercial Mortgage Securities Corp. Trust 2004-CIBC9. Note A-2 is currently being held by Lehman Brothers Bank, FSB. Note A-3 and Note A-4 are included in the Trust. The Grace Building Companion Loan has the same interest rate, maturity date and amortization term as the Grace Building Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Grace Building Pari Passu Loan, the Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the Grace Building Pari Passu Loan and the Grace Building Companion Loan.

     With respect to Mortgage Loan Nos. 2-13 (referred to herein as the "GIC Office Portfolio Loan" and the "GIC Office Portfolio Pari Passu Loan"), the loan is comprised of one A Note (Note A-2D described below) that is secured by the mortgaged properties on a pari passu basis with other notes (Notes A-1A, A-1B, A-2A, A-2B, and A-2C described below, together the "GIC Office Portfolio Companion Loan") that are not included in the Trust. The GIC Office Portfolio A Notes had principal balances as of the cut-off date as follows: Note A-1A, $200,000,000; Note A-1B, $150,000,000; Note A-2A,
     $90,000,000; Note A-2B, $110,000,000; Note A-2C, $85,000,000; and Note
     A-2D, $65,000,000. Note A-1A has
     been included in a REMIC trust known as LB-UBS Commercial Mortgage Trust 2004-C1. Note A-1B has been included in a REMIC trust known as LB-UBS Commercial Mortgage Trust 2004-C2. Note A-2A has been included in a REMIC trust known as Morgan Stanley Capital I Trust 2004-TOP13. Note A-2B has been included in a REMIC trust known as Morgan Stanley Capital I Trust 2004-HQ3. Note A-2C has been included in a REMIC trust known as Bear Stearns Commercial Mortgage Trust 2004-PWR4. Note A-2D is included in the Trust. The GIC Office Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the GIC Office Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the GIC Office Portfolio Loan, the Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loan.

     With respect to Mortgage Loan No. 1, the Grace Building, the property also secures four subordinated B Notes in an original principal amount totaling $30,000,000. The Grace Building B Notes had original principal balances and ownership as follows: Note B-1 $10,000,000, held by J.P. Morgan Chase; Note B-2, $10,000,000, held by Lehman Brothers Bank, FSB; Note B-3, $5,100,000, held by MSMC; and Note B-4, $4,900,000, held by MSMC. The B Notes are not assets of the Trust.

     With respect to Mortgage Loan Nos. 2-13, the GIC Office Portfolio Loan, the GIC Office Portfolio Properties also secure a subordinated B Note, in an original principal amount totaling $125,000,000. The B Note is owned by a third party unaffiliated with the mortgage loan seller and is not an asset of the Trust. In addition, 100% of the equity interests in the GIC Office Portfolio borrower have been pledged as collateral for a $75,000,000 mezzanine loan.

     With respect to Mortgage Loan Nos. 20-21, 1707 H Street & Walker Building, the borrower has incurred subordinate mezzanine debt from Rubicon Mezzanine Loan Fund I, LLC in the amount of $7,500,000 which is secured by pledges of equity in borrower and is subject to an intercreditor agreement.

     With respect to Mortgage Loan No. 94, 962 Madison Ave, the borrower has incurred additional debt in the amount of $2,425,500 which is unsecured and is subject to a subordination and standstill agreement.

     With respect to Mortgage Loan No. 69, Braeswood Shopping Center, future unsecured subordinate debt is permitted to an affiliated party in an amount up to $250,000. Such debt shall be expressly subordinate pursuant to an enforceable subordination and standstill agreement satisfactory to Lender in its sole discretion.

     With respect to Mortgage Loan No. 73, Hampton Inn Jacksonville, within first two years of loan term, the borrower may obtain mezzanine financing from a third-party mezzanine lender acceptable to lender. Such mezzanine loan shall not exceed $800,000 and must be subordinate in all respects to the lender's mortgage. In no event shall the first mortgage loan and mezzanine loan, on a combined basis, exceed a 75% LTV as determined by lender, nor shall the DSCR be less than 1.58x.

     With respect to Mortgage Loan No. 75, Del Monte Plaza, the borrower may enter into additional subordinate financing with certain affiliated parties that is neither secured by the mortgaged property nor transferable, provided that any such request for financing include subordination/standstill agreements by the unsecured lender.

     With respect to Mortgage Loan No. 80, Woodwind Commerce Park, the borrower is permitted to incur unsecured subordinate debt in an amount up to $737,500, provided that (i) borrower provides at least 15 days prior written notice of such debt, (ii) such debt is at all times unsecured and evidenced by a subordinate note, and (iii) the proceeds of such debt are used exclusively for the benefit of the subject property.

     With respect to Mortgage Loan No. 84, Crossroads Shopping Center, the borrower may enter into additional subordinate financing with certain affiliated parties that is neither secured by the mortgaged property nor transferable, provided that any such request for financing include subordination/standstill agreements by the unsecured lender.

     With respect to Mortgage Loan No. 93, Comp USA Center, the borrower may enter into additional subordinate financing with certain affiliated parties that is neither secured by the mortgaged property nor transferable, provided that any such request for financing include subordination/standstill agreements by the unsecured lender.

     With respect to Mortgage Loan No. 112, Elk Grove Village, the borrower may enter into additional subordinate financing in an aggregate amount of $50,000 with certain affiliated parties that is neither secured by the mortgaged property nor transferable, provided that any such request for financing include subordination/standstill agreements by the unsecured lender.

     With respect to Mortgage Loan Nos. 2-13, GIC Office Portfolio, the borrower may release any property, except the AT&T Corporate Center Property and the USG Building Property, through a partial defeasance of the GIC Office Portfolio Loan, based on 125% of the allocated loan amount of the GIC Office Portfolio Property to be released. The GIC Office Portfolio borrower must obtain a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities at the time of any partial defeasance.

     With respect to Mortgage Loan Nos. 15-16, Eastlake Terraces Portfolio, the borrower may release either property from through partial defeasance of the Eastlake Terraces Portfolio Loan, provided that, among other conditions,
     (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (ii) the DSCR of the remaining property is no less than 1.35x, (iii) the LTV of the remaining mortgaged property is no greater than 80%, and (iv) the lender receives rating agency confirmation of no downgrade, withdrawal, or qualification of the ratings of the certificates.

     With respect to Mortgage Loan Nos. 20-21, 1707 H Street & Walker Building, after the initial lockout period borrower may cause the release of either of the two mortgaged properties, both of which are currently cross-collateralized and cross-defaulted, provided that a minimum DSCR of 1.25x and a loan to value of 75% is maintained on the remaining mortgaged properties after release, and Borrower pays yield maintenance on an amount equal to 125% of the allocated loan amount.

     With respect to Mortgage Loan Nos. 35-38, Inland Southeast Portfolio, after the initial lockout period borrower may cause the release of one or more of the mortgaged properties, all of which are currently cross-collateralized and cross-defaulted, provided that a minimum DSCR of 3.07x and a loan to value of 50% is maintained on the remaining mortgaged properties after release, and borrower pays yield maintenance on an amount equal to 115% of the allocated loan amount.

     With respect to Mortgage Loan Nos. 45-46, Paradise Place & Sycamore Commons II, after the initial lockout period borrower may cause the release of either of the two mortgaged properties, provided that a minimum DSCR of 2.65x and a loan to value of 60% is maintained on the remaining mortgaged properties after release, and borrower pays yield maintenance on an amount equal to 115% of the allocated loan amount.

     With respect to Mortgage Loan No. 104, South Lake Avenue Stores, after the initial lockout period, borrower may cause the release of either parcel from the Loan security subject to complying with certain conditions of the loan documents including but not limited to, (i) a prepayment based upon a release price of 125% of the allocated Loan amount to the parcel being released in addition to the applicable prepayment charge, (ii) a minimum DSCR of 1.80x is maintained on the remaining mortgaged property. The allocated loan amounts are $1,312,500 for the 100-102 South Lake Avenue parcel and $2,437,500 for the 123 South Lake Avenue parcel.

     With respect to Mortgage Loan Nos. 2-13, GIC Office Portfolio, the borrower may substitute one or more of the mortgaged properties, that in aggregate, represent up to 30% of the principal amount of the GIC Office Portfolio, with substantially similar office propert(y)(ies), provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the related certificates, (ii) the debt service coverage ratio after substitution is not less than the debt service coverage ratio at closing or as of the date immediately preceding the substitution, (iii) the appraised value of the replacement property may be no less than the value of the released property as of the closing date, (iv) in no event may either the AT&T Corporate Center Property or the USG Building Property be substituted out of the portfolio, nor may the GIC Office Portfolio Loan be secured by fewer than eight individual properties and (v) certain location restrictions apply to the replacement properties.

     With respect to Mortgage Loan Nos 17-19, Inland Midwest Portfolio, borrower may substitute one or more of the mortgaged properties with substantially similar propert(y)(ies), provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the related securities, (ii) the debt service coverage ratio after substitution is not less than the debt service coverage ratio at closing or as of the date immediately preceding the substitution, and (iii) the fair market value of the substitute property is not less than (a) the fair market value of the released property at closing, (b) the fair market value as of the date immediately preceding the substitution.

     With respect to Mortgage Loan No. 32, Plainfield Marketplace, upon compliance with certain conditions in the loan documents, the borrower is entitled to have the Lender release a certain outparcel of land to which no value was attributed in the underwriting of the loan.

7    The "Grace Period" shown is grace period to charge late interest.

8 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan No. 1, The Grace Building, the annual P&I debt service amount reflects the average annual debt service of $7,970,346 over the 7 years of P&I payments following the IO period.

     With respect to Mortgage Loan Nos. 2-13, GIC Office Portfolio, the annual P&I debt service amount reflects the average annual debt service of $4,213,035 over the 5 years of P&I payments following the IO period.

9 The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10 "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

11 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

12 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

13 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

14 "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

     With respect to Mortgage Loan Nos. 15-16, Eastlake Terraces Portfolio, the borrower deposited $2,940,750 with respect to the Eastlake Terraces Property and $798,882 with respect to the Village Center East Property in escrow with Citizens Business Bank for the payment of any sums due under any construction contract. Both the borrower and Citizens Business Bank executed a Reserve, Escrow and Security Agreement giving the lender (i) a security interest in the escrow account and (ii) approval rights prior to any disbursement. All other Initial Escrows are held by lender.

15 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

16 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

17 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

18 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the May, 2004 due dates for the WFB- originated mortgage loans, as of the June, 2004 due dates for the BSCMI, PCF, and MSMC- originated loans.

19 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow or in certain cases the letter of credit that was deposited at loan closing.

20 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the May, 2004 due dates for the WFB-originated mortgage loans, as of the June, 2004 due dates for the BSCMI, PCF, and MSMC- originated loans.

22 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

23 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM3.00" represents the greater of yield maintenance and 3.00%. "YM1.00" represents the greater of yield maintenance and 1.00%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 24 and 26 for additional prepayment information.

     With respect to Mortgage Loan No. 1, Grace Building, for the purpose of calculating the initial lockout period, this pari passu loan has an assumed last securitization date in January 2005.

24 Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 5 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", and "E". Any exceptions to these formulas are shown below such formulas. Summaries of the 5 formulas are listed beginning on page II-7.

25 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

     With respect to Mortgage Loan Nos. 2-13, GIC Office Portfolio Pari Passu Loan, the Pari Passu Loan Servicing Fee Rate applicable in any month will be determined on a 30/360 basis. All calculations relating to the GIC Office Portfolio Pari Passu Loan will be adjusted accordingly.

26 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-5, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                     Escrowed Holdback or
  Mtg.                                            Escrow or LOC        Letter of Credit      Outside Date    Prepayment Premium
Loan No.    Property Name                       Release Conditions      Initial Amount        for Release        Provisions
---------- ------------------------------------ ------------------- ----------------------- ---------------- ------------------
   28      Dobbin Station                               1              $1,500,000 LOC          1/1/2005      Yield Maintenance

                                                        2                    $659,087          1/1/2005      Yield Maintenance

   41      Clifton III                                  3                    $350,000          10/1/2004     Yield Maintenance

   64      Landing Lane Apartments                      4                      $6,500          10/1/2004     Yield Maintenance

   103     Curlew Lakes                                 4                     $45,587          9/2/2004      Yield Maintenance

   109     Lakewood                                     5                     $21,812         2/1/2005 &     Yield Maintenance
                                                                                               5/31/2005

   137     Blue Ridge Apartments                        5                     $18,470          8/31/2004     Yield Maintenance

     All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS


1. Borrower furnishes to Lender written disbursement request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) in form and substance acceptable to Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments; a certificate of occupancy; and an updated survey. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

2. Borrower furnishes to Lender written disbursement request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) in form and substance acceptable to Lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

3. Borrower furnishes to Lender evidence that EK Success, Ltd. is in occupancy, paying full rent on the their entire premises and broker fees in connection with this tenant have been paid in full; lessee's estoppel certificate, including among other things, the lessee's occupancy and unconditional acceptance of the improvements; and evidence of insurance.

4. Borrower furnishes to Lender written disbursement request; lien waivers; and evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law. In addition, the lender has inspected or waived right to inspection.

5. Borrower furnishes to Lender written disbursement request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

YIELD MAINTENANCE FORMULAS


A         Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan(1) in whole or in part prior to the Permitted Prepayment Date.(2) After the Permitted Prepayment Date, Borrower may, provided(3) it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan(4) in whole, but(5) not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan(6) being prepaid(7) to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the Note, the Mortgage(8) and the other Loan Documents, and (iv) if (9)prepayment occurs prior to the Payment Date(10) which is one month prior to the Maturity Date(11) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan(12) being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the(13) outstanding principal amount of the Loan(14). Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

          "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

          "Prepayment Rate Determination Date" shall mean the date which is five
     (5) Business Days prior to the prepayment date.

Notes:

(1) With respect to Mortgage Loan No. 32, Plainfield Marketplace, delete "the Loan" and insert "Note A".

(2) With respect to Mortgage Loan No. 32, Plainfield Marketplace, insert "Unless and until Note B is subjected to an intercreditor agreement pursuant to Section
9.8 below, which agreement prohibits prepayments of Note B, Borrower may prepay Note B in whole or in part at any time without payment of any prepayment premium or other consideration other than Breakage Costs."

(3) With respect to Mortgage Loan No. 32, Plainfield Marketplace, insert "Note B has been repaid in full, and further provided".

(4) With respect to Mortgage Loan No. 32, Plainfield Marketplace, delete "the Loan" and insert "Note A".

(5) With respect to Mortgage Loan Nos. 35-38 and 45-46, Inland Southeast Portfolio and Paradise Place & Sycamore Commons II, respectively, insert "(subject to Section 2.3.1(b) below)"

(6) With respect to Mortgage Loan No. 32, Plainfield Marketplace, delete "the Loan" and insert "Note A".

(7) With respect to Mortgage Loan No. 17-19, Inland Midwest Portfolio, delete "being prepaid".

(8) With respect to Mortgage Loan Nos. 17-19, 35-38 and 45-46, Inland Midwest Portfolio, Inland Southeast Portfolio and Paradise Place & Sycamore Commons II, respectively, delete "the Note, the Mortgage" and insert "the Notes, the Mortgages".

(9) With respect to Mortgage Loan Nos. 17-19, Inland Midwest Portfolio, insert "the".

(10) With respect to Mortgage Loan No. 45-46, Paradise Place & Sycamore Commons II, delete "Payment Date" and insert "date".

(11) With respect to Mortgage Loan No. 32, Plainfield Marketplace, delete "if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date,".

(12) With respect to Mortgage Loan No. 32, Plainfield Marketplace, delete "the Loan" and insert "Note A".

(13) With respect to Mortgage Loan Nos. 17-19, 35-38 and 45-46, Inland Midwest Portfolio, Inland Southeast Portfolio and Paradise Place & Sycamore Commons II, respectively, insert "aggregate".

(14) With respect to Mortgage Loan Nos. 17-19, 35-38 and 45-46, Inland Midwest Portfolio, Inland Southeast Portfolio and Paradise Place & Sycamore Commons II, delete "Loan" and insert "Notes". With respect to Mortgage Loan No. 32, Plainfield Marketplace, delete "the Loan" and insert "Note A".

B

     Loan Prepayment

     The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1) Determine the "Reinvestment Yield." The reinvestment Yield will be equal to the yield on the *U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (I.E. rate, remaining time to maturity, yield).

          *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

     (2) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (3) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium (1).

     Notwithstanding anything in the above to the contrary, during the last 90 days prior to the Maturity Date (2), (3) the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.(4)

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until (5) the date which is three (3) months prior to the Maturity Date. (6)From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30(7) days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

NOTES:

(1) With respect to Mortgage Loan No. 41, Clifton III, insert "used to determine if the same shall be greater than the one percent (1%)".

(2) With respect to Mortgage Loan No. 64, Landing Lane Apartments, insert "in connection with an Event of Default and acceleration".

(3) With respect to Mortgage Loan No. 52, Ross Plaza, delete "the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above", and insert the following:
"no Make Whole Premium shall be due and payable."

(4) With respect to Mortgage Loan No. 64, Landing Lane Apartments, insert "Lender will notify Borrower in writing of the amount of Make Whole Premium due and payable."

(5) With respect to Mortgage Loan No. 49, 9625 55th Street, insert "after the Lockout Date. From and after the Lockout Date and prior to the date which is three (3) months prior to the Maturity Date, provided there is no Event of Default, the Principal balance of the Note may be prepaid, in whole but not in part upon payment of the Make Whole Premium. From and after..."

(6) With respect to Mortgage Loan Nos. 49, 9625 55th Street, delete ". From and after such date".

(7) With respect to Mortgage Loan Nos. 49,9625 55th Street, delete "30", and insert "15".

C         Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the fourth anniversary of the Month-End Date.

          After the fourth anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid,
     (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest payable on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

          Notwithstanding anything to the contrary herein, during the two (2) months immediately preceding the Maturity Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums, if any, then due under this Note, the Security Instrument and the Other Security Documents. No Prepayment Consideration or other prepayment penalty shall be required in connection with a prepayment during the two
     (2) months immediately preceding the Maturity Date.

          The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (as hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

          Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release
     H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

D         Basic Charge. Except as provided below, if this Note is prepaid prior to the last 3(1) months of the term, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by lender following a Default, Borrower shall pay to lender on the prepayment date (in addition to all other sums then due and owing to lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if scheduled payment dates are monthly, or 4, if scheduled payment dates are quarterly

E         Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until after the fourth anniversary of the Month-End Date.

          After the fourth anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid,
     (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) three percent (3%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

          The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (as hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

          Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release
     H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - GRACE BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):           $117,000,000

CUT-OFF DATE BALANCE(1):       $117,000,000

SHADOW RATING (MOODY'S/S&P):   A2 / A-

FIRST PAYMENT DATE:            August 10, 2004

INTEREST RATE:                 5.508%

AMORTIZATION:                  Interest only until July 10, 2007;
                               thereafter monthly principal and
                               interest payments in the amount of
                               $664,195 beginning August 10, 2007.

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 July 10, 2014

EXPECTED MATURITY BALANCE:     $104,967,960

SPONSORS:                      Trizec Properties, Inc. and The
                               Swig Investment Company

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout through the earlier of June
                               18, 2007 or 2 years after the REMIC
                               "start-up" date with respect to the
                               final securitization of any note
                               secured by the Grace Building, with
                               U.S. Treasury defeasance thereafter.
                               Prepayable without penalty from and
                               after April 10, 2014.

LOAN PER SF(1):                $231.19

UP-FRONT RESERVES(2):          None

ONGOING RESERVES(2):           RE Tax:                Springing

                               Insurance:             Springing

                               Cap Ex:                Springing

                               TI/LC:                 Springing

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO: Single Asset

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban

LOCATION:               New York, NY

YEAR BUILT/RENOVATED:   1971 / 2001 & 2002

OCCUPANCY(3):           98.1%



SQUARE FOOTAGE:         1,518,210

THE COLLATERAL:         49-story class A office tower

OWNERSHIP INTEREST(4):  Fee

MAJOR TENANTS             % NRSF      RENT PSF   LEASE EXPIRATION
-------------             ------      --------   ----------------
Time Warner                18.4%       $45.09      12/31/2018
Entertainment

Coudert Brothers           17.0%       $32.86       5/31/2013

Interpublic Group          10.3%       $35.47      11/30/2009







PROPERTY MANAGEMENT:    Trizec Holdings, Inc.

U/W NET OP. INCOME:     $46,922,483

U/W NET CASH FLOW:      $44,450,133

APPRAISED VALUE:        $635,000,000

CUT-OFF DATE LTV(1):    55.3%

MATURITY DATE LTV(1):   49.6%

DSCR(1):                2.27x
--------------------------------------------------------------------------------

(1) The subject $117,000,000 loan represents a 33.33% pari passu interest in the $351,000,000 senior portion of a $381,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $351,000,000 senior financing. The DSCR after the interest only period is 1.86x.

(2) Upon the occurrence and continuance of a Cash Sweep Period (defined as (a) the occurrence and continuance of a loan default; or (b) such time as underwritten net cash flow is less than $32,226,000), the Borrower is required to deposit (i) monthly into a reserve account 1/12 of the total estimated annual real estate taxes and insurance premiums; (ii) $8,682 monthly into a capital expenditures reserve and (iii) $189,776 monthly into a tenant improvement and leasing commission reserve. The Cash Sweep Period shall end when no loan default exists and underwritten net cash flow is at least $32,226,000 for two consecutive quarters. All funds deposited on account of the Cash Sweep Period will be released to the Borrower at that time.

     Commencing on June 10, 2012, and for the next twelve months, the Borrower is required to deposit monthly into the tenant improvement and leasing commission reserve the amount of 1/12th of $20 times the rentable square footage of space leased to Coudert Brothers LLP, if that tenant has not renewed or entered into a new lease by May 31, 2012, although such deposit will not be required if as of May 31, 2012, such lease has been reduced to cover less than 50,000 square feet and the remainder of the space previously demised has been recaptured or surrendered.

(3)  Occupancy is based on the rent roll dated May 1, 2004.

(4) The Grace Building is subject to a ground lease; the ground lessor, which is an affiliate of the Borrower, has joined in the mortgage encumbering the Grace Building Property, and the property is therefore listed as "Fee".


                                     III-1

THE GRACE BUILDING LOAN

         THE LOAN. The largest loan (the "Grace Building Loan") as evidenced by the Promissory Note (the "Grace Building Note") is secured by a first priority fee Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Grace Building Mortgage") encumbering the 1,518,210 square foot office tower known as the Grace Building, located in New York, New York (the "Grace Building Property"). The Grace Building Loan was originated on June 18, 2004 by or on behalf of Morgan Stanley Mortgage Capital Inc. Notes A-3 and A-4 comprise the Grace Building Pari Passu Loan and were originated by Morgan Stanley Mortgage Capital Inc. Note A-4 was sold by Morgan Stanley Mortgage Capital Inc. to Wells Fargo Bank, National Association. Both Note A-3 and Note A-4 are included in the trust.

         THE BORROWER. The borrower is 1114 TrizecHahn-Swig, L.L.C., a Delaware limited liability company (the "Grace Building Borrower") that owns no material asset other than the Grace Building Property and related interests. The Grace Building Borrower is an indirect subsidiary of Trizec Properties, Inc. and The Swig Investment Company, the sponsors of the Grace Building Loan. Trizec Properties, Inc. is a publicly traded office REIT that has ownership interests in and manages a portfolio of 64 U.S. office properties containing approximately 43,000,000 square feet. The Swig Investment Company is a private real estate investment company with more than sixty years of operating history that owns more than 7,000,000 square feet of office space, 650,000 square feet of industrial space and 1,500 full-service hotel rooms.

         THE PROPERTY. The Grace Building Property is located in the Midtown Manhattan business district of New York, New York, at 1114 Avenue of the Americas (at 43rd Street), overlooking Bryant Park. The Grace Building Property was originally constructed in 1971 (designed by the architectural firm Skidmore, Owings & Merrill) and was subsequently renovated in 2001/2002. It consists of a 1,518,210 square foot, 49-story Class A office tower, anchored by Time Warner Entertainment. Property amenities include a newly renovated lobby and elevator cabs, a public plaza on 43rd Street, on site Trizec management and a 185-space parking garage located in the basement of the building. Average year-end occupancy since 1997 is 99.0%.

------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE


                             # OF        AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING      ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
         Vacant                5            $0.00              2%             2%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2004                 2            $52.29             0%             2%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                 8            $50.36             5%             7%               6%                  6%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 5            $53.68             1%             8%               1%                  8%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 2            $44.41             1%             9%               1%                  9%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 6            $37.47             4%             13%              4%                 12%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 9            $36.08            14%             27%              13%                25%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                12            $46.07            10%             36%              11%                37%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 5            $41.05             5%             42%              5%                 42%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 1            $54.20             0%             42%              0%                 42%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                14            $35.34            30%             71%              27%                69%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2014 & Beyond            14            $43.29            29%            100%              31%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         PROPERTY MANAGEMENT. The Grace Building Property is managed by Trizec Holdings, Inc., an affiliate of Trizec Properties, Inc. The management agreement is subject and subordinate to the Grace Building Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed, except for financing for building equipment and other personal property so long as such indebtedness, when taken together with trade debts, in the aggregate does not exceed 3% of the outstanding amount of the Grace Building Loan.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Grace Building Loan and the Grace Building Property is set forth on Appendix II hereto.


                                     III-2

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - GRACE BUILDING
--------------------------------------------------------------------------------










                                [GRAPHIC OMITTED]






























                                     III-3

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - GRACE BUILDING
--------------------------------------------------------------------------------





















                                [GRAPHIC OMITTED]
























                                     III-4

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 2-13 - GIC OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):           $65,000,000

CUT-OFF DATE BALANCE:          $65,000,000

SHADOW RATING (MOODY'S/S&P):   A2 / AA-

FIRST PAYMENT DATE:            February 8, 2004

INTEREST RATE:                 5.247%

AMORTIZATION:                  Interest only until January 8,
                               2009; thereafter monthly principal
                               and interest payments in the
                               amount of $351,086 beginning
                               February 8, 2009.

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 January 8, 2014

EXPECTED MATURITY BALANCE:     $60,772,169

SPONSOR:                       Prime Plus Investments, Inc.

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout through the earlier of
                               December 10, 2006 or 2 years after
                               the REMIC "start-up" date with
                               respect to the final securitization
                               of any note secured by the GIC
                               Office Portfolio Loan, with U.S.
                               Treasury defeasance thereafter.
                               Prepayable without penalty from
                               and after July 8, 2013.

LOAN PER SF(1):                $109.55

UP-FRONT RESERVES(2):          RE Tax:              $17,100,000

                               Insurance:           $6,580,000

                               TI/LC:               $6,300,286

                               Deferred             $528,125
                               Maintenance:

ONGOING RESERVES(2):           RE Tax:              $3,130,743 /
                                                    month

                               Insurance:           $578,299 /
                                                    month

                               Deferred             See footnote 2
                               Maintenance:

                               Ground Lease:        Springing

                               Operating Expenses:  Springing

LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Portfolio of 12 assets
ASSET/PORTFOLIO:

PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban and Suburban

LOCATION:               See table

YEAR BUILT/RENOVATED:   See table

OCCUPANCY(3):           91.0%

SQUARE FOOTAGE:         6,389,871

THE COLLATERAL:         See individual property descriptions

OWNERSHIP INTEREST(4):  Fee

MAJOR TENANTS(5)          % NRSF      RENT PSF   LEASE EXPIRATION
-------------             ------      --------   ----------------

AT&T Corp                  13.2%       $20.09       3/31/2009

William Blair              5.6%        $23.05       7/31/2011

McDermott, Will &          3.7%        $28.52       4/30/2017
Emery

USG                        4.1%        $22.50       6/30/2007

JP Morgan Chase            3.4%        $35.67      12/31/2005



PROPERTY MANAGEMENT:    Tower Realty Management Corporation


U/W NET OP. INCOME:     $119,159,369

U/W NET CASH FLOW:      $108,812,820

APPRAISED VALUE:        $1,435,450,000

CUT-OFF DATE LTV(1):    48.8%

MATURITY DATE LTV(1):   45.6%

DSCR(1):                2.92x

-------------------------------------------------------------------------------


(1) The subject $65,000,000 loan represents a 9.286% pari passu interest in the $700,000,000 senior portion of an $825,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $700,000,000 senior financing, and on a combined-property basis. The DSCR after the interest only period is 2.40x.

(2) A capital expenditure reserve in the amount of $528,125 was funded at the closing, which reserve will be released to fund the cost to obtain a "no further action" letter from the Pennsylvania Department of Environmental Protection or a professional's opinion of no required action with respect to contamination from a former leaking underground storage tank located at the property known as One Bala Plaza, Bala Cynwyd, PA.

     A CitySpire reserve in the amount of $210,347 was funded at the closing. Such reserve was released to the Borrower in accordance with the terms of the loan agreement when the Borrower delivered evidence that it had resolved certain disputed expenses owed to the condominium board with respect to the property known as CitySpire Tower, New York, NY.

     Ongoing RE Tax monthly reserves are based on the 2003 budget. The ongoing Insurance monthly reserves are based on the 2004 budget.

     The Borrower funded or is required to fund reserves for tenant improvement and leasing costs for the space leased by the following tenants:

     (i) USG Corporation ("USG") at the USG Building, Chicago, IL: At the closing, the Borrower deposited $11,850,000 to be held in a reserve account for the USG lease. This reserve was released to the Borrower in accordance with the terms of the loan agreement when USG affirmed its lease pursuant to the bankruptcy code.

     (ii) AT&T Corp at the USG Building, Chicago, IL: If AT&T does not renew its lease at least six months prior to its expiration, then the Borrower shall deposit $867,135 over six months into a reserve for such tenant's space.

                                     III-5

    (iii) MCI Telecommunications ("MCI") at Three Bala Plaza, Bala Cynwyd, PA:
          The Borrower deposited the sum of $1,491,120 into a reserve for leasing costs associated with the releasing of all or any portion of MCI's space. This reserve was released to the Borrower in accordance with the terms of the loan agreement when MCI affirmed its lease.

     (iv)J.P. Morgan Securities, Inc. ("JP Morgan") at One Bush Plaza, San Francisco, CA: If JPMorgan does not renew its lease at least six months prior to its expiration, then the Borrower shall deposit $875,000 per month over six months into a reserve for such tenant's space.

     (v) Amazon.com at 520 Pike, Seattle, WA: Upon the earlier to occur of (i) notification from Amazon that it is not renewing its lease or (ii) upon the expiration of its lease, the Borrower shall deposit $2,261,115 into a reserve for such space. Amazon has given the Borrower notice of its intention to vacate 50,247 sf at the property upon lease expiration. A new tenant has executed a lease for 17,302 sf of Amazon's 50,247 sf. The Borrower has deposited $1,647,250 in accordance with the terms of the loan agreement for the amount of $50 psf times the residual vacant square footage left after Amazon vacates such space (50,247 sf less 17,302 sf ).

     In each case, portions of the relevant reserve may be used to fund leasing costs in connection with re-leasing the space. The remaining reserve will be released when a satisfactory replacement tenant (within the parameters described in the loan agreement) is in occupancy with no unfunded tenant costs.

     At the closing, the Borrower also deposited $6,300,286 into a tenant improvement and leasing cost reserve with respect to certain specified tenant space. Of this amount, $1,310,855 has been released in accordance with the terms of the loan agreement. The Borrower must deposit an additional $2,156,320 in the event that the Borrower becomes obligated to pay leasing costs with respect to certain space leased to Credit Suisse First Boston.

     The Borrower may deliver a letter of credit in substitution of any of the foregoing tenant improvement and leasing cost reserve amounts.

     A ground lease rent reserve will be required in the event that any substitute mortgaged property is ground leased.

     An operating expense reserve funded from cash flow will be required if an event of default occurs that is not a monetary default or a material default. Such funds will be released to the borrower monthly in accordance with the annual budget. In addition, if an event of default exists, an excess cash reserve will be established with respect to funds that would otherwise be released to the borrower pursuant to the terms of the waterfall under the lockbox.

(3)  Occupancy is based on rent rolls dated December 1, 2003.

(4) Certain of the GIC Office Portfolio Loan Properties are subject to ground leases, as described below. The ground lessor in each case has subordinated the ground leases to the lien of the GIC Office Portfolio Mortgages, and the properties are therefore listed as "Fee".

(5) AT&T Corp: 710,580 square feet expires in March 2009, 120,654 square feet expires in December 2005, 12,623 square feet expires in October 2004 and 1,887 square feet expires in June 2007. With the exception of 12,623 square feet that is leased to TCG, a New York general partnership and a subsidiary of AT&T Corp, the space identified as AT&T Corp is leased to the parent company, AT&T Corp.

     William Blair: 253,461 square feet expires in July 2011, 35,728 square feet expires in March 2009, 33,439 square feet expires in December 2005, 25,758 square feet expires in April 2006 and 6,824 square feet is month-to-month.

     McDermott, Will & Emery: 235,471 square feet expires in April 2017 and 1,850 square feet expires in May 2004.

     JP Morgan Chase: 124,386 square feet expires in December 2005, 85,900 square feet expires in October 2012, 4,573 square feet expires in August 2008 and 671 square feet is month-to-month.


THE GIC OFFICE PORTFOLIO LOAN

         THE LOAN. The second largest loan (the "GIC Office Portfolio Loan") as evidenced by the Promissory Note (the "GIC Office Portfolio Note") is secured by a first priority Mortgage and Security Agreement or Deed of Trust and Security Agreement (collectively, the "GIC Office Portfolio Mortgage") encumbering each of the twelve office properties identified below, located in Bala Cynwyd, Pennsylvania (three properties); San Francisco, California (two properties); Chicago, Illinois (two properties); New York, New York (two properties); Greenwich, Connecticut; Seattle, Washington; and Milwaukee, Wisconsin (collectively, the "GIC Office Portfolio Property"). The GIC Office Portfolio Loan was originated on December 10, 2003 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrowers are 40 Broad Street, Inc.; Bala Plaza Property, Inc.; 595 Market Street, Inc.; 227 Monroe Street, Inc.; 520 Pike Street, Inc.; Plaza East, Inc.; One Bush, Inc.; Greenwich American, Inc.; and Cityspire, Inc., each a Delaware corporation (collectively, the "GIC Office Portfolio Borrower") that owns no material asset other than its particular GIC Office Portfolio Property and related interests. Each GIC Office Portfolio Borrower is a wholly-owned subsidiary of Prime Plus Investments, Inc., a private real estate investment trust that is a wholly-owned subsidiary of the Government of Singapore Investment Corporation, which is in turn wholly owned by the government of the Republic of Singapore. The GIC Office Portfolio Borrowers have entered into the loan on a joint and several basis.

         THE PROPERTIES.

         The AT&T Corporate Center Property is located in Chicago, IL, bounded by Monroe Street and Franklin Street. This property was originally constructed in 1989 and consists of a 1,547,337 square foot, 60-story Class A office tower that is connected to the USG Building Property by a 16-story atrium. The AT&T Corporate Center Property is anchored by AT&T Corp, which subleases its space to ten tenants. The property includes a 2-level, 320-space, below grade parking garage that is shared with the connecting USG Building Property and is situated on approximately 1.07 acres.



                                     III-6

         The USG Building Property is located in Chicago, IL, bounded by Franklin Street and Adams Street. This property was originally constructed in 1992 and consists of a 928,141 square foot, 35-story Class A office building. The property's largest tenant is William Blair. The USG Building Property shares a 15,984-square foot cafeteria and 2-level, 320-space, below grade parking garage with the connected AT&T Corporate Center Property. It is situated on approximately 0.90 acres.

         The One Bush Plaza Property is located in San Francisco, CA at the intersection of Bush Street and Market Street. This property consists of a 327,254 square foot, 19-story Class A office building that includes a stand-alone 6,700 square foot retail pavilion. The building was originally constructed in 1959 and was renovated in 1988 and 1990. The property contains a 280-space underground parking facility and a new fitness center and is anchored by JP Morgan Chase. It is situated on approximately 1.33 acres.

         The Greenwich American Center Property is located in Greenwich, CT on American Lane, 2 miles north of Interstate 684 and adjacent to King Street. This property, which was originally built in 1970, consists of a 595,648 square foot Class A office campus, which includes a main building, an executive building, a historic guesthouse, and a 1,900 space underground garage. The guesthouse is currently being renovated by its tenant, Citigroup. The Greenwich American Center Property's largest tenant is Crompton Corp. The Greenwich American Center Property is situated on approximately 154.50 acres.

         The CitySpire Tower Property is located in New York, NY on West 56th Street between 6th and 7th Avenues. This property was originally built in 1987 and consists of a 324,811 square foot Class A office condominium within a 75-story mixed-use office and condominium development. The office condominium is located on the first 24 floors of the development. The property's largest tenant is The Carson Group. It is located on approximately 0.55 acres.

         The 520 Pike Tower Property is located in Seattle, WA on the northwest corner of Sixth Avenue and Pike Street. This property was originally constructed in 1983 and consists of a 376,295 square foot, 29-story Class A office building and includes a 6-level, 264-space above-ground parking garage. The property's largest tenant is Acordia Northwest. The property is situated on approximately
0.3 acres.

         The 595 Market Street Property is located in San Francisco, CA, bounded by Market Street and Second Street. This property consists of a 416,909 square foot, 30-story Class A office building that was originally built in 1979. The lobby of the building is currently being renovated. The property is anchored by Mellon Capital Management. It is situated on approximately 0.5 acres.

         The Three Bala Plaza Property is located in Bala Cynwyd, PA on the north side of East City Avenue and St. Asaphs Road. This property consists of two 7-story Class A office buildings with a total of 373,745 square feet that were originally constructed in 1982. The property is part of the Bala Plaza Complex. The property's two office buildings share a common outdoor courtyard and 1,281 surface parking spaces. The Three Bala Plaza Property is anchored by Primavera Systems. It is situated on approximately 31.33 acres.

         The Plaza East Property is located in Milwaukee, WI, bounded by Kilbourn Street, Broadway, State Street and Milwaukee Street. This property encompasses an entire city block and consists of 2 thirteen-story Class B office buildings that total 473,597 square feet. The buildings were originally constructed in 1982 and 1984 and include 479 on-site underground parking spaces and 749 off-site parking spaces that are located one block south of the office buildings. The property won Milwaukee's Toby Award for the Best Office Building of the Year for 2002-2003. The property's largest tenant is GSA/FBI. It is situated on approximately 2.90 acres.

         The One Bala Plaza Property is located in Bala Cynwyd, PA on the north side of East City Avenue and St. Asaphs Road. This property was originally constructed in 1967 and consists of a 365,282 square foot, 6-story Class B office building. The property is part of the Bala Plaza Complex. The property includes 1,100 surface parking spaces, which are located along the front and sides of the building. The property is anchored by Philadelphia Insurance. It is situated on approximately 18.74 acres.

         The 40 Broad Street Property is located in New York, NY, in the Downtown financial district, on Broad Street between Exchange Place and Beaver Street. This property consists of a 284,183 square foot, 24-story Class A office building that was originally built in 1984. The 40 Broad Street Property is anchored by Frank Crystal & Company. It is situated on approximately 0.36 acres.

                                     III-7

         The Two Bala Plaza Property is located in Bala Cynwyd, PA on the north side of East City Avenue and St. Asaphs Road. This property is part of the Bala Plaza Complex, was built in 1969 and consists of a 358,669 square foot, 9-story Class A office building and a 100,500 square foot, free-standing Saks Fifth Avenue department store. The Two Bala Plaza Property contains 426 uncovered and 850 underground parking spaces. The largest tenant of the property, not including the Saks Fifth Avenue department store, is Judge, Inc. The property is situated on approximately 11.39 acres.

---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
                                               ALLOCATED LOAN              OWNERSHIP    YEAR BUILT/
         PROPERTY               LOCATION       AMT / EXPECTED   PROPERTY    INTEREST     RENOVATED     OCCUPANCY     SQUARE
                                              MATURITY BALANCE    TYPE                                               FOOTAGE
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
AT&T Corporate Center        Chicago, IL       $22,137,143 /    Office      Fee         1989 / NAP          98%    1,547,337
                                                $20,697,264
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
USG Building                 Chicago, IL       $11,830,000 /    Office      Fee         1992 / NAP         100%      928,141
                                                $11,060,535
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
One Bush Plaza               San Francisco,     $4,577,857 /    Office      Fee         1959 / 1988         96%      327,254
                             CA                  $4,280,097                             and 1990
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
Greenwich American Center    Greenwich, CT      $4,401,429 /    Office      Fee         1970 / NAP          81%      595,648
                                                 $4,115,144
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
Cityspire Tower              New York, NY       $4,364,286 /    Office      Fee         1987 / NAP          94%      342,811
                                                 $4,080,417
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
520 Pike Tower               Seattle, WA        $4,178,571/     Office      Fee         1983 / NAP          78%      376,295
                                                 $3,906,782
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
595 Market Street            San Francisco,     $3,630,714 /    Office      Fee         1979 / NAP          81%      416,909
                             CA                  $3,394,560
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
Three Bala Plaza             Bala Cynwyd, PA    $2,841,429 /    Office      Fee         1982 / NAP          94%      373,745
                                                 $2,656,612
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
Plaza East                   Milwaukee, WI      $2,340,000 /    Office      Fee         1982 and            79%      473,597
                                                 $2,187,798                             1984 / NAP
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
One Bala Plaza               Bala Cynwyd, PA    $1,755,000 /    Office      Fee         1967 / NAP          99%      365,282
                                                 $1,640,849
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
40 Broad Street              New York, NY       $1,504,286 /    Office      Fee         1984 / NAP          79%      284,183
                                                 $1,406,442
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------
Two Bala Plaza               Bala Cynwyd, PA    $1,439,286 /    Office      Fee         1969 / NAP          88%      358,669
                                                 $1,345,669
---------------------------- ---------------- ----------------- --------- ------------- ------------- ------------ ------------

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE

                             # OF       AVERAGE TOTAL      % OF TOTAL                     % OF TOTAL       CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
         YEAR               ROLLING        ROLLING          ROLLING      OF SF ROLLING      ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
         Vacant              100            $0.00               9%             9%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
       2003 & MTM             97            $5.67               1%            10%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2004                90            $32.44              6%            16%               6%                  6%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005               121            $35.25             11%            27%              12%                 18%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                62            $33.39              6%            33%               6%                 24%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                98            $39.04             16%            48%              19%                 44%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                87            $28.56              8%            56%               7%                 51%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                53            $35.82             15%            71%              17%                 68%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                20            $38.12              2%            73%               2%                 70%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                26            $40.01              6%            79%               8%                 78%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                18            $27.41              6%            84%               5%                 83%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                27            $41.34              5%            90%               7%                 90%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2014 & Beyond            16            $31.56             10%           100%              10%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         PROPERTY MANAGEMENT. The GIC Office Portfolio Property is managed by Tower Realty Management Corporation. The management agreement is subject and subordinate to the GIC Office Portfolio Loan.







         B-NOTES, MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The GIC Office Portfolio Property also secures a subordinate B-Note, in the original principal amount of $125,000,000, that matures on January 8, 2014. The B-Note will not be included in the trust. In addition, the parent company of the GIC Office Portfolio Borrower has entered into a mezzanine loan



                                     III-8
in the amount of $75,000,000. Intercreditor agreements are in effect between the holder of the B-Note and the holders of the A-Notes and between the holders of the A-Notes and the mezzanine loan lender.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed, except for certain permitted equipment financing. Also see the discussion of mezzanine indebtedness, above.

         RELEASE OF PARCELS. From and after December 11, 2005, the GIC Office Portfolio Borrower may substitute one or more office properties for one or more of the current GIC Office Portfolio Properties that, in the aggregate, represent up to 30% of the principal amount of the GIC Office Portfolio Loan. The GIC Office Portfolio Borrower must satisfy certain conditions to substitution, including but not limited to:

         (i) Rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the substitution;

         (ii) The appraised value of the replacement property may be no less than the value of the released property as of the loan closing date;

         (iii) The substitution will result in a debt service coverage ratio not less than the greater of the debt service coverage ratio for the twelve months prior to the loan closing date and the then current debt service coverage ratio for the twelve months prior to the date of substitution;

         (iv) In no event may either the AT&T Corporate Center Property or the USG Building Property be substituted out of the portfolio, nor may the GIC Office Portfolio Loan be secured by fewer than eight individual properties; and

         (v) certain location restrictions apply to the replacement properties.

Any property (except the AT&T Corporate Center Property and the USG Building Property) may also be released through a partial defeasance of the GIC Office Portfolio Loan, based on 125% of the allocated loan amount of the GIC Office Portfolio Property to be released. The GIC Office Portfolio Borrower must obtain a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities at the time of any partial defeasance.

         Certain additional information regarding the GIC Office Portfolio Loan and the GIC Office Portfolio Property is set forth on Appendix II hereto.








                                     III-9

--------------------------------------------------------------------------------
                MORTGAGE LOAN NOS. 2 - 13 - GIC OFFICE PORTFOLIO
--------------------------------------------------------------------------------



















                                [GRAPHIC OMITTED]

























                                     III-10

--------------------------------------------------------------------------------
                MORTGAGE LOAN NOS. 2 - 13 - GIC OFFICE PORTFOLIO
--------------------------------------------------------------------------------

















                                [GRAPHIC OMITTED]




























                                     III-11

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 14 - VILLAGE AT NEWTOWN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):            $26,000,000

CUT-OFF DATE BALANCE:           $26,000,000

SHADOW RATING (MOODY'S/S&P):    NAP

FIRST PAYMENT DATE:             July 1, 2004

INTEREST RATE:                  5.246%

AMORTIZATION:                   Interest only through June 1,
                                2009, thereafter principal and
                                interest payments in the amount
                                of $143,509 beginning July 1,
                                2009.

ARD:                            NAP

HYPERAMORTIZATION:              NAP


MATURITY DATE:                  June 1, 2014

EXPECTED MATURITY BALANCE:      $24,101,132

SPONSOR:                        Kramont Realty Trust

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout until the earlier of
                                May 31, 2008 or 2 years after
                                the REMIC "start-up" day, with
                                U.S. Treasury defeasance thereafter.
                                Prepayable without penalty from and
                                after June 1, 2014.

LOAN PER SF:                    $146.87

UP-FRONT RESERVES:              None

ONGOING RESERVES(1):            RE Tax:           Springing

                                Insurance:        Springing

                                Cap Ex:           Springing

LOCKBOX(2):                     Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Single Asset

PROPERTY TYPE:             Retail

PROPERTY SUB-TYPE:         Anchored

LOCATION:                  Newtown Township, PA

YEAR BUILT/RENOVATED:      1988 / NAP

OCCUPANCY(3):              91.6%



SQUARE FOOTAGE:            177,032

THE COLLATERAL:            Multi-tenant, grocery-anchored retail
                           center

OWNERSHIP INTEREST:        Fee


MAJOR TENANTS                % NRSF      RENT PSF   LEASE EXPIRATION
-------------                ------      --------   ----------------
Genuardi's Family             24.0%       $14.50       9/30/2008
Market, Inc.

Eckerd Drug                   4.8%        $16.53       9/30/2008

Dolce Carini Italian          4.3%        $18.50       1/31/2006
Restaurant

PROPERTY MANAGEMENT:       Kramont Operating Partnership, L.P.

U/W NET OP. INCOME:        $3,320,357

U/W NET CASH FLOW:         $3,155,641

APPRAISED VALUE:           $40,100,000

CUT-OFF DATE LTV:          64.8%

MATURITY DATE LTV:         60.1%
DSCR:                      2.28x

--------------------------------------------------------------------------------

(1) Tax and insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if the borrower fails to provide evidence of property maintenance.

(2) A Hard Lockbox trigger event is defined as (a) an event of default, (b) bankruptcy of the property manager or Geunardis Grocer tenant, or (c) the lender's determination that the debt service coverage ratio is less than 1.10x based on the preceding 6 months NOI annualized.

(3)  Occupancy is based on the rent roll dated March 4, 2004.

THE VILLAGE AT NEWTOWN LOAN

     THE LOAN. The third largest loan (the "Village at Newtown Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Village at Newtown retail property located in Newtown Township, Pennsylvania (the "Village at Newtown Property"). The Village at Newtown Loan was originated on May 17, 2004 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is Newtown Village Plaza Associates, LP, a Delaware limited partnership (the "Village at Newtown Borrower") that owns no material assets other than the Village at Newtown Property. The beneficial interest of the Village at Newtown Borrower is wholly owned by Kramont Realty Trust (NYSE: KRT) which is a publicly traded, self-administered, self-managed umbrella partnership real estate investment trust (UPREIT). The trust operates and manages neighborhood and community centers with tenants that include a grocery, health and beauty products, family apparel, and financial and personal services. Kramont owns, operates, manages and has under development 95 properties encompassing



                                     III-12
approximately 12 million square feet of leaseable space in 15 states, including 36 other retail centers in Pennsylvania. As of June 29, 2004, the estimated market capitalization for KRT was $387.9 million.

         THE PROPERTY. The Village at Newtown Property is a 177,032 square foot, 43 tenant, anchored shopping center located in Newtown Township, Bucks County, Pennsylvania, approximately 32 miles northeast of Philadelphia. The Village at Newton Property is situated on South Eagle Road less than 1 mile from State Route 413, and approximately 3 miles from Interstate 95. Anchor tenants at the property consist of a 42,487 SF Genuardi's Family Market, Inc. grocer (Safeway parent credit rated BBB/Baa2/BBB by S&P/Moody's/Fitch) and an Eckerd Drug store. Other nationally recognized tenants include West Coast Video, Wachovia Bank, and Radio Shack. The Village at Newton Property also contains a mix of professional offices and neighborhood service tenants. Approximately 29% of the GLA is occupied by investment grade rated tenants or their subsidiaries. Current overall occupancy of the Village at Newton Property is approximately 92%. The property has historically operated at occupancy levels in excess of 95%, but is currently slightly lower due to the 10,846 sf vacancy of Zainy Brainy which was attributable to corporate credit conditions.

------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE


                             # OF        AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
         Vacant                3            $0.00              8%             8%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          MTM                  1            $13.70             4%             12%              3%                  3%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2004                 3            $25.70             3%             15%              4%                  7%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                 4            $19.73             5%             20%              5%                 12%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 8            $21.36            17%             37%              20%                32%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 5            $22.19             7%             44%              9%                 41%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                11            $17.06            39%             83%              36%                77%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 8            $22.98            11%             94%              14%                91%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 1            $19.33             3%             97%              4%                 95%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 0            $0.00              0%             97%              0%                 95%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 1            $35.59             2%             99%              4%                 99%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                 1            $26.00             1%            100%              1%                 100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2014 & Beyond             0            $0.00              0%            100%              0%                 100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------


     PROPERTY MANAGEMENT. The Village at Newtown Property is managed by Kramont Operating Partnership, L.P., which is affiliated with the Village at Newtown Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Village at Newtown Loan and the Village at Newtown Property is set forth on Appendix II hereto.



                                     III-13

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 14 - VILLAGE AT NEWTOWN
--------------------------------------------------------------------------------



















                                [GRAPHIC OMITTED]





















                                     III-14

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 14 - VILLAGE AT NEWTOWN
--------------------------------------------------------------------------------

























                                [GRAPHIC OMITTED]














                                     III-15

--------------------------------------------------------------------------------
             MORTGAGE LOAN NOS. 15-16 - EASTLAKE TERRACES PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $26,000,000

CUT-OFF DATE BALANCE:          $25,969,898

SHADOW RATING (MOODY'S/S&P):   NAP

FIRST PAYMENT DATE:            July 1, 2004

INTEREST RATE:                 5.200%

AMORTIZATION:                  360 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 June 1, 2014

EXPECTED MATURITY BALANCE:     $21,559,315

SPONSOR:                       Frank C. Gatlin, III

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of May
                               21, 2009 or 2 years after the
                               REMIC "start-up" date, with U.S.
                               Treasury defeasance thereafter.
                               Prepayable without penalty from
                               and after March 1, 2014.

LOAN PER SF(1):                $333.75

UP-FRONT RESERVES(2):          TI/LC:                $955,772

                               RE Tax:               $56,259

                               Debt Service:         $560,247

                               Walgreens:            $4,500,000

                               Washington Mutual:    $600,000

                               Other:                $3,748,632

ONGOING RESERVES(3):           Cap Ex:               $667 / month

                               RE Tax:               $28,130 / month

                               TI/LC:                $5,130 / month

LOCKBOX(4):                    Springing
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Portfolio of 2
ASSET/PORTFOLIO:        assets

PROPERTY TYPE:          Retail

PROPERTY SUB-TYPE:      Shadow Anchored

LOCATION:               Chula Vista, CA

YEAR BUILT/RENOVATED:   2004 / NAP

OCCUPANCY(5):           100.0%

SQUARE FOOTAGE:         77,812

THE COLLATERAL:         2 retail strip centers

OWNERSHIP INTEREST:     Fee


MAJOR TENANTS:            % NRSF      RENT PSF    LEASE EXPIRATION
--------------            ------      --------    ----------------

EASTLAKE TERRACES
-----------------
Walgreens                  23.9%       $27.88     11/30/2029(6)
Navy Federal Credit        10.7%       $37.21       7/31/2014
Union                      7.9%        $42.00       8/30/2019
Washington Mutual


VILLAGE CENTER EAST
------------------
McMillan Realty            29.2%       $48.00       6/30/2009
Wanna Taco                 16.2%       $43.80       8/31/2009
Noodles                    14.3%       $39.00       8/31/2009


PROPERTY MANAGEMENT:    Gatlin Development Co, Inc.

U/W NET OP. INCOME(1):  $2,649,717

U/W NET CASH FLOW(1):   $2,563,379

APPRAISED VALUE(1):     $36,300,000

CUT-OFF DATE LTV(1):    71.5%

MATURITY DATE LTV(1):   59.4%

DSCR(1):                1.50x


--------------------------------------------------------------------------------

(1) All Loan per SF, Occupancy, U/W Net Op. Income, U/W Net Cash Flow, Appraised Value, LTV and DSCR and numbers in this table are determined on a combined-property basis for both properties.

(2) A debt service reserve in the amount of $560,247 was funded at closing, which reserve may be withdrawn by lender on each monthly payment date and applied toward the monthly debt service until the reserve is exhausted. This reserve was funded to cover rent abatement allowances provided in various tenant leases.

     A reserve in the amount of $4,500,000 was funded at closing, which reserve will be released to the Borrower when it has delivered evidence that (i) construction of the Walgreens space has been completed, (ii) possession of the space has been delivered to Walgreens and (iii) no further rent abatement credits are owing under the Walgreens lease.

     A reserve in the amount of $600,000 was funded at closing, which reserve will be used by the Borrower to purchase the Washington Mutual building built pursuant to a reverse build-to-suit arrangement between Washington Mutual and the Borrower. The reserve will be released to the Borrower when it has delivered evidence to the lender that construction of the Washington Mutual space has been completed.

     A reserve account in the amount of $3,739,632 was funded at closing, which reserve will be used by the Borrower to pay obligations owing under various construction contracts. These amounts are deposited in a separate account in the name of the Borrower, but may not be released without the consent of lender.



                                     III-16

(3) A TI/LC reserve in the amount of $955,772 was funded at closing, which reserve will be released to pay leasing commissions and tenant improvements as tenants take occupancy.

     The Borrower is required to escrow 1/12 of annual real estate and personal property taxes monthly, and at the option of lender, which option has not been exercised, 1/12 of annual insurance premiums monthly. The amount shown is the current monthly collections for real estate taxes. The Borrower is required to escrow $667 monthly as Capital Expenditure Funds, up to a maximum of $16,000. The Borrower is required to escrow $5,130 monthly as Monthly Rollover Funds to cover tenant improvement and leasing commission costs, up to a maximum of $500,000.

(4) The Borrower and Property Manager are required to cause all rents and accounts receivables to be deposited directly into a restricted account. The servicing bank to an account designated by the Borrower then distributes such funds weekly. During an event of default, lender may cause all funds deposited in the restricted account to be distributed daily to an account in its name to be applied in accordance with the cash management agreement.

(5)  Occupancy is based on the rent roll dated April 29, 2004.

(6) The Walgreens lease expiration represents the first termination date available to the tenant.


THE EASTLAKE TERRACES PORTFOLIO LOAN

         THE LOAN. The fourth largest loan (the "Eastlake Terraces Portfolio Loan") as evidenced by the Promissory Note (the "Eastlake Terraces Portfolio Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "Eastlake Terraces Portfolio Mortgage") encumbering two retail strip centers known as the Eastlake Terraces Property and the Village Center East Property with a combined total square footage of 77,812 square feet, located in Chula Vista, California (collectively the "Eastlake Terraces Portfolio Properties"). The Eastlake Terraces Portfolio Loan was originated on May 21, 2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is E-Lake Holding, L.P., a California limited partnership (the "Eastlake Terraces Portfolio Borrower") that owns no material asset other than the Eastlake Terraces Properties and related interests. Frank C. Gatlin, III, the sponsor of the Eastlake Terrace Portfolio Loan, is the sole owner of the general partner of the Eastlake Terraces Portfolio Borrower and owns a majority of the limited partnership interests in the Eastlake Terraces Portfolio Borrower. Frank C. Gatlin III reports ownership of 448,545 square feet of retail space, has approximately 2 million square feet under management, and has developed fourteen Wal-Mart centers in Southern California.

         THE PROPERTIES.

         The Eastlake Terraces Property is located at 1450 and 1480 Eastlake Parkway and 2127 Olympic Parkway in the City of Chula Vista, San Diego County, California. Construction of Eastlake Terraces Property was completed in March 2004 (with the exception of the Walgreens store) and tenants were delivered their space on April 12, 2004. Eastlake Terraces is a retail center located on
8.0 acres and is part of a larger 42.0 acre development containing a Wal-Mart and a Home Depot (not included in the Eastlake Terraces Portfolio Loan collateral). Eastlake Terraces consists of five one-story buildings containing 61,012 square feet and includes 343 parking spaces. Eastlake Terraces has eighteen in-line tenants and two pad tenants.

         Village Center East is located at 2305 and 2315 Otay Lakes Road in the City of Chula Vista, San Diego County, California. The Eastlake Terraces Portfolio Borrower completed construction of Village Center East Property in late March 2004, and delivered space to tenants during the week of April 5, 2004. Village Center East Property is a retail strip center consisting of two one-story buildings containing 16,800 square feet. Village Center East Property is situated on approximately 1.8 acres and includes 86 parking spaces. Village Center East Property shares a parking lot with Kohl's and an access road with Target and Lowe's; all three shadow-anchoring the property.




                                     III-17

-------------------------- ---------------- ------------------- ------------- ------------- -------------- ----------- ---------
                                              ALLOCATED LOAN                   OWNERSHIP     YEAR BUILT/
        PROPERTY              LOCATION      AMOUNT / EXPECTED     PROPERTY      INTEREST      RENOVATED    OCCUPANCY    SQUARE
                                             MATURITY BALANCE       TYPE                                               FOOTAGE
-------------------------- ---------------- ------------------- ------------- ------------- -------------- ----------- ---------
Eastlake Terraces           Chula Vista, CA   $19,344,000 /      Retail           Fee         2004 / NAP       100%     61,012
                                               $16,040,130
-------------------------- ---------------- ------------------- ------------- ------------- -------------- ----------- ---------
Village Center East         Chula Vista, CA    $6,656,000 /      Retail           Fee         2004 / NAP       100%     16,800
                                                $5,519,185
-------------------------- ---------------- ------------------- ------------- ------------- -------------- ----------- ---------


------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                             # OF        AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                             LEASES      RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
          YEAR              ROLLING         ROLLING          ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
         Vacant                0            $0.00               0%             0%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2004                 0            $0.00               0%             0%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                 0            $0.00               0%             0%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 0            $0.00               0%             0%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 0            $0.00               0%             0%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 0            $0.00               0%             0%               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                15            $41.63             36%            36%              40%                 40%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 1            $39.00              2%            38%               2%                 42%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 0            $0.00               0%            38%               0%                 42%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 1            $42.00              3%            40%               3%                 45%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                 0            $0.00               0%            40%               0%                 45%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2014 & Beyond            11            $34.50             60%           100%              55%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         PROPERTY MANAGEMENT. The Eastlake Terraces Portfolio Properties are managed by Gatlin Development Co, Inc., which is controlled by the Eastlake Terraces Portfolio Loan's sponsor. The management agreement is subordinate to the Eastlake Terraces Portfolio Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed. However, the lender has the right to divide the Eastlake Terraces Portfolio Loan into a mortgage loan and a mezzanine loan, provided that the total aggregate loan amounts and the weighted average interest rate of such loans equals that of the Eastlake Terraces Portfolio Loan immediately prior to the division.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. The Eastlake Borrower may release any one of the Eastlake Terraces Portfolio Properties through a partial defeasance of the Eastlake Terraces Portfolio Loan, provided that, after giving effect to the release of any property, (i) the LTV Ratio with respect to the remaining Eastlake Terraces Portfolio Property is not greater than the lesser of 80% or the LTV with respect to all Eastlake Terraces Portfolio Properties immediately prior to the partial defeasance, and (ii) the DSCR for the remaining Eastlake Terraces Portfolio Property is not less than the greater of the DSCR of the Eastlake Terraces Portfolio Properties prior to the partial defeasance and 1.35x.

         Certain additional information regarding the Eastlake Terraces Portfolio Loan and the Eastlake Terraces Portfolio Properties is set forth on Appendix II hereto.



                                     III-18

--------------------------------------------------------------------------------
             MORTGAGE LOAN NOS. 15-16 - EASTLAKE TERRACES PORTFOLIO
--------------------------------------------------------------------------------















                                [GRAPHIC OMITTED]

























                                     III-19

--------------------------------------------------------------------------------
             MORTGAGE LOAN NOS. 15-16 - EASTLAKE TERRACES PORTFOLIO
--------------------------------------------------------------------------------














                                [GRAPHIC OMITTED]


















                                     III-20

--------------------------------------------------------------------------------
               MORTGAGE LOAN NOS. 17-19 - INLAND MIDWEST PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:               $23,740,000

CUT-OFF DATE BALANCE:           $23,740,000

SHADOW RATING (MOODY'S/S&P):    Baa1 / BBB

FIRST PAYMENT DATE:             July 1, 2004

INTEREST RATE:                  4.111%

AMORTIZATION:                   Interest Only

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  June 1, 2011

EXPECTED MATURITY BALANCE:      $23,740,000

SPONSOR:                        Inland Real Estate Corporation

INTEREST CALCULATION:           30/360

CALL PROTECTION:                Lockout until May 31, 2007. In
                                connection with any voluntary
                                prepayment, the borrower must
                                pay a premium equal to the
                                greater of a yield maintenance
                                premium and 1% of the principal
                                balance if prepayment occurs
                                prior to May 1, 2011.

LOAN PER SF(1):                 $82.84

UP-FRONT RESERVES:              None

ONGOING RESERVES(2):            RE Tax:        Springing

                                Insurance:     Springing

ONGOING RESERVES(2):            Cap Ex:        Springing

LOCKBOX:                        None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Portfolio of 3 assets

PROPERTY TYPE:             Retail

PROPERTY SUB-TYPE:         Anchored

LOCATIONS:                 Schaumburg, IL; Champaign, IL;
                           Noblesville, IN

YEARS BUILT/RENOVATED:     See table

OCCUPANCY(1) (3):          93.7%

SQUARE FOOTAGE:            286,589

THE COLLATERAL:            A portfolio of three anchored retail
                           properties

OWNERSHIP INTEREST:        Fee


MAJOR TENANTS(4):           % NRSF    RENT PSF  LEASE EXPIRATION
----------------            ------    --------  ----------------

Schaumburg, IL: Car Max      32.6%     $22.47       1/31/2021

Noblesville, IN: The         17.4%     $7.25        1/31/2012
Kroger Co.

Champaign, IL: Staples,      7.1%      $11.08       9/30/2010
Inc.



PROPERTY MANAGEMENT:       Inland Commercial Property Management, Inc.

U/W NET OP. INCOME(1):     $3,495,713

U/W NET CASH FLOW(1):      $3,371,428

APPRAISED VALUE(1):        $49,400,000

CUT-OFF DATE LTV(1):       48.1%

MATURITY DATE(1):          48.1%

DSCR(1):                   3.45x
--------------------------------------------------------------------------------

(1) Loan balance per SF, Occupancy, U/W Net Operating Income, U/W Net Cash Flow, Appraised Value, Cut-off Date LTV, Maturity Date LTV and DSCR are all calculated on a combined basis for the three properties.

(2) Tax and insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if any required repairs are not completed within six months of closing or if the borrower fails to provide evidence of property maintenance.

(3) Occupancy is based on rent rolls dated March 25, 2004 for all three properties.

(4) Major tenants and percentages of NRSF are based upon the total square footage for all three retail properties.

THE INLAND MIDWEST PORTFOLIO LOAN

           THE LOAN. The fifth largest loan (the "Inland Midwest Portfolio Loan") is evidenced by three promissory notes and is secured by cross collateralized and cross defaulted first priority mortgages and assignments of leases on three anchored retail properties located in Schaumburg, IL ("CarMax Schaumburg Property"), Champaign, IL ("Baytowne Shoppes & Square Property"), and Noblesville, IN ("Riverplace Center Property") (collectively, the "Inland Midwest Portfolio Properties"). The Inland Midwest Portfolio Loan was originated on May 26, 2004 by Bear Stearns Commercial Mortgage, Inc.

           THE BORROWER. The Inland Midwest Portfolio Loan was made to three borrowers (collectively, the "Inland Midwest Portfolio Borrowers"), Inland Schaumburg CarMax, L.L.C (Schaumburg, IL); Inland Baytowne Square, L.L.C. (Champaign, IL); and Inland Riverplace Centre, L.L.C. (Noblesville, IN). Each of the Inland Midwest Portfolio Borrowers is a Delaware limited liability company. No borrower owns any material assets other than its respective Property. All Inland Midwest Portfolio Properties are cross collateralized and cross defaulted. Each Inland Midwest Portfolio Loan borrower is wholly owned, directly or indirectly, by Inland Real Estate Corporation, a self-administered real estate investment trust (REIT), formed in 1994. The stock, owned by more than 20,000 stockholders across the nation, is publicly registered with the Securities and Exchange


                                     III-21

Commission, and trades on the NYSE (IRC). Inland is one of the Midwest's largest owner/operators of community and neighborhood shopping centers, with $1.3 billion in assets. Their portfolio includes interests in 136 properties totaling more than 11.5 million square feet of retail space. As of 12/31/03, Inland reported stockholders equity in excess of $415 million with liquid assets of over $70 million.

           THE PROPERTIES.

               The CarMax Schaumburg Property, located in Schaumburg, IL, is a 93,333 square foot freestanding auto superstore located approximately 31 miles northwest of the Chicago central business district. The property, which was built in 1998 and renovated in 2003, has been 100% occupied by CarMax since construction on a lease expiring in 2021. The property consists of two buildings: the main showroom and service building and the smaller car wash, body shop, and paint building. CarMax has retail operations consisting of the purchase, reconditioning and sale of used vehicles and the sale of new vehicles under franchise agreements with multiple domestic and foreign automotive companies. The property is located off East Golf Drive, within one mile of the primary commercial corridor of Schaumburg, which includes the Woodfield Mall located one mile to the east. The property is situated on approximately 22 acres less than two miles west of Interstates 90 and 290 and includes 1,375 parking spaces.

               Baytowne Shoppes and Square consists of two adjacent retail properties containing a total of 118,842 square feet, located in Champaign, IL, 130 miles south of Chicago's central business district. Baytowne Square is a 95,122 square foot community center built in 1995 and located on North Prospect Avenue, a heavily developed thoroughfare with a concentration of national retailers that includes the 1,100,000 square foot Market Place Mall. Baytowne Square is anchored by Staples, Inc. (currently rated 'Baa2' by Moody's, 'BBB' by Fitch and 'BBB-' by S&P), Petsmart, and Pier 1 Imports (currently rated 'Baa3' by Moody's and 'BBB-' by S&P) and includes a Wendy's restaurant on a ground leased outparcel. Baytowne Shoppes is a 23,720 square foot strip center situated on West Marketview Drive that was built in 1992 and contains twelve in-line spaces. The largest tenant, Buffalo Wild Wings, occupies 6,020 square feet. The combined property is situated on approximately 13 acres approximately 1/8 of one mile to the north of Interstate 74 and includes 679 parking spaces.

               Riverplace is a grocery anchored neighborhood shopping center located on the northeast corner of Logan Street and Nixon Street in Noblesville, IN, approximately 20 miles northeast of the Indianapolis central business district. The property, which was developed in 1992 and acquired by the borrower in 1998, is anchored by a 50,000 square foot Kroger (The Kroger Company is currently rated 'BBB' by S&P and Fitch, "Baa2" by Moody's) on a lease expiring in 2012 with six five-year renewal options. The property also has a 10,800 square foot Fashion Bug and approximately 24,000 square feet of in-line space divided into nine units. An outparcel leased to Bank One and an additional vacant outparcel are not part of the collateral. The property is located one block north of State Routes 38 and 32, and less than one-half mile west of downtown Noblesville. The Kroger store reported sales of $363 per square foot (3.1% occupancy cost) for 2003. The property is situated on approximately 14 acres and includes 337 parking spaces.








                                     III-22

----------------------------------------------------------------------------------------------------------------------------------
                                         ALLOCATED LOAN AMT /
                                          EXPECTED MATURITY    PROPERTY     OWNERSHIP   YEAR BUILT /                 SQUARE
PROPERTY                                       BALANCE            TYPE       INTEREST    RENOVATED     OCCUPANCY     FOOTAGE
----------------------------------------------------------------------------------------------------------------------------------
CarMax Schaumburg - Schaumburg, IL           $11,730,000 /        Retail         Fee      1998 /          100%        93,333
                                             $11,730,000                                  2003
---------------------------------------- ---------------------- ------------ ------------ ------------ ------------ --------------
Baytowne Shoppes & Square - Champaign,       $8,720,000 /         Retail         Fee      1992-1995 /     89%        118,842
IL                                           $8,720,000                                   2003-2004
---------------------------------------- ---------------------- ------------ ------------ ------------ ------------ --------------
Riverplace Center - Noblesville, IN          $3,290,000 /         Retail         Fee      1992 / NAP       93%        74,414
                                             $3,290,000
---------------------------------------- ---------------------- ------------ ------------ ------------ ------------ --------------


----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                      WEIGHTED AVERAGE     % OF TOTAL                       % OF TOTAL BASE     CUMULATIVE % OF
                      # OF LEASES     BASE RENT PER SF    SQUARE FEET    CUMULATIVE % OF     RENTAL REVENUE    TOTAL BASE RENTAL
       YEAR             ROLLING           ROLLING           ROLLING         SF ROLLING          ROLLING         REVENUES ROLLING
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
      Vacant               7                 $0.00             6%               6%                 0%                  0%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
    2004 & MTM             5                $14.44             3%               9%                 3%                  3%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2005                3                 $8.86             5%              14%                 3%                  6%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2006                8                $12.51            13%              27%                12%                 18%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2007                0                 $0.00             0%              27%                 0%                 18%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2008                3                $11.90             6%              33%                 5%                 23%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2009                2                $13.75             1%              34%                 1%                 24%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2010                2                $11.29             9%              43%                 7%                 31%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2011                0                 $0.00             0%              43%                 0%                 31%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2012                2                 $8.32            24%              67%                15%                 46%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
       2013                0                 $0.00             0%              67%                 0%                 46%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------
   2014 & Beyond           2                $23.06            33%              100%               54%                 100%
-------------------- --------------- ------------------- --------------- ----------------- ------------------- -------------------

         PROPERTY MANAGEMENT. The Inland Midwest Portfolio Properties are managed by Inland Commercial Property Management, Inc. which is affiliated with the Inland Midwest Portfolio Borrowers.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. Not allowed.

         PROPERTY SUBSTITUTION. Subject to the satisfaction of certain conditions in the mortgage loan documents, the Inland Midwest Portfolio borrowers can substitute a replacement property for an Inland Midwest Portfolio Property as collateral for the Inland Midwest Portfolio Loan.

         Certain additional information regarding the Inland Midwest Portfolio Loan and the Inland Midwest Portfolio Properties is set forth on Appendix II hereto.



                                     III-23

--------------------------------------------------------------------------------
               MORTGAGE LOAN NOS. 17-19 - INLAND MIDWEST PORTFOLIO
--------------------------------------------------------------------------------









                                [GRAPHIC OMITTED]
















                                [GRAPHIC OMITTED]















                                     III-24

--------------------------------------------------------------------------------
               MORTGAGE LOAN NOS. 17-19 - INLAND MIDWEST PORTFOLIO
--------------------------------------------------------------------------------












                                [GRAPHIC OMITTED]

















                                     III-25

--------------------------------------------------------------------------------
   MORTGAGE LOAN NOS. 20-21 - 1707 H STREET & WALKER BUILDING OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $22,000,000

CUT-OFF DATE BALANCE:            $22,000,000

SHADOW RATING (MOODY'S/S&P):     NAP

FIRST PAYMENT DATE:              March 1, 2004

INTEREST RATE:                   4.39302%

AMORTIZATION:                    Interest Only

ARD:                             NAP

HYPERAMORTIZATION:               NAP


MATURITY DATE:                   February 1,
                                 2009

EXPECTED MATURITY BALANCE:       $22,000,000

SPONSORS:                        Charles A. Gravely & Shelton
                                 Zuckerman

INTEREST CALCULATION:            Actual/360



CALL PROTECTION:                 Lockout until February 1,
                                 2007 with U.S. Treasury
                                 defeasance thereafter.
                                 Prepayable without penalty
                                 from and after January 1, 2009.


LOAN PER SF:                     $166.22


UP-FRONT RESERVES:               RE Tax:         $211,358

                                 Deferred        $350,000
                                 Maintenance:

                                 Cap Ex:         $1,763

                                 TI/LC:          $12,009

ONGOING RESERVES:                RE Tax:         $35,226 /
                                                 month

                                 Cap Ex:         $1,763 /
                                                 month

                                 TI/LC:          $12,009 /
                                                 month

LOCKBOX(1):                      Soft springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio of 2 assets

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Urban

LOCATION:                      Washington, DC

YEAR BUILT/RENOVATED:          See table

OCCUPANCY(2):                  97.7%

SQUARE FOOTAGE:                132,358

THE COLLATERAL:                A portfolio of two urban office
                               properties

OWNERSHIP INTEREST:            Fee



MAJOR TENANTS(3)                % NRSF   RENT PSF   LEASE EXPIRATION
-------------                   ------   --------   ----------------

Covington & Burling - Walker    20.1%     $27.25       5/31/2016
Building




Elias, Matz, Tiernan, &          8.7%     $31.37       9/30/2008
Herrick, LLP - Walker
Building

Union of Concerned               7.0%     $32.17       1/31/2010
Scientists - 1707 H Street



PROPERTY MANAGEMENT:           Zukerman Gravely Management, Inc.

U/W NET OP. INCOME:            $2,463,976

U/W NET CASH FLOW:             $2,298,980


APPRAISED VALUE:               $34,100,000

CUT-OFF DATE LTV:              64.5%

MATURITY DATE LTV:             64.5%


DSCR:                          2.35x

--------------------------------------------------------------------------------

(1)  In-place soft lockbox becomes hard lockbox upon (a) an event of default,
     (b) bankruptcy of the borrower or property manager, or (c) the lender's determination that the debt service coverage ratio for the combined mortgage and mezzanine loan is less than 1.00x based on the preceding 6 months NOI annualized.

(2)  Occupancy is based on the rent rolls dated April 20, 2004.

(3) Major tenants and percentage of NRSF are based upon the total square footage for both office properties.


THE 1707 H STREET & WALKER BUILDING OFFICE PORTFOLIO LOAN

         THE LOAN. The sixth largest loan (the "1707 H Street & Walker Building Office Portfolio Loan"), is evidenced by one promissory note and is secured by cross collateralized and cross defaulted first priority deeds of trust and assignments of leases on two office buildings totaling 132,358 square feet located in Washington, District of Columbia known as the 1707 H Street Property, and the Walker Building Property, (collectively, the "1707 H Street & Walker Building Office Portfolio Properties"). The 1707 H Street & Walker Building Office Portfolio Loan was originated on January 29, 2004 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The 1707 H Street & Walker Building Office Portfolio Loan was made to two borrowers (collectively, the "The 1707 H Street & Walker Building Office Portfolio Borrowers"), 1707 H Street, LLC. (1707 H Street Property); and 734 Fifteenth Street, LLC (Walker Building Property). Each of the borrowers is a Delaware limited liability company and is a single



                                     III-26
purpose entity with an independent director. No borrower owns any material assets other than its respective Property. All of the Properties are cross collateralized and cross defaulted. The sponsors are Charles Gravely and Shelton Zuckerman. Their company, Zuckerman Gravely Development, Inc. is a full service real estate company with experience in property management, development, leasing, finance and construction. Currently, the Company owns approximately 1.2 million square feet of commercial office and retail space along with approximately 1,700 apartment units in the Washington Metropolitan Area.

         THE PROPERTIES. The 1707 H Street & Walker Building Office Portfolio Properties consist of two multi-tenant office buildings with a combined total of 132,358 square feet located in the Washington, DC central business district. Both buildings are within two blocks of the White House and one block of a Metro station. The 17 H Street Property is an 11-story building originally constructed in 1957 with renovations completed in 1999 consisting of a lobby remodeling, new roof, HVAC upgrades, and restroom remodeling. The Walker Building Property is a 12-story property located at 734 15th Street, NW. The building was constructed in 1936, renovated in 1983, and features an art deco lobby with an ornamental cast iron design above the main entrance. The largest tenant in the portfolio is the law firm of Covington & Burling which occupies four floors in the Walker Building, 26,655 square feet, on a lease expiring in 2016 with one five-year renewal option. The second largest tenant is the law firm of Elias, Matz, Tiernan & Herrick, LLP, which occupies 11,459 square feet in the Walker Building Property on a lease expiring in 2008. The two buildings have an overall occupancy of 97.7%.

----------------------------------------------------------------------------------------------------------------------------------
                                ALLOCATED LOAN AMT /      PROPERTY    OWNERSHIP    YEAR BUILT /
PROPERTY                     EXPECTED MATURITY BALANCE      TYPE       INTEREST      RENOVATED   OCCUPANCY      SQUARE FOOTAGE
----------------------------------------------------------------------------------------------------------------------------------
Walker Building              $13,600,000 / $13,600,000     Office         Fee      1936 / 1983      98%             77,260
---------------------------- --------------------------- ------------ ------------ ------------ ------------ ---------------------
 1707 H Street                $9,900,000 / $9,900,000      Office         Fee      1957 / 1999      97%             55,098
---------------------------- --------------------------- ------------ ------------ ------------ ------------ ---------------------

--------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE

                                     AVERAGE BASE       % OF TOTAL    CUMULATIVE %    % OF TOTAL BASE    CUMULATIVE % OF
                     # OF LEASES      RENT PER SF      SQUARE FEET    OF SF ROLLING   RENTAL REVENUES      TOTAL BASE
       YEAR            ROLLING          ROLLING          ROLLING                          ROLLING        RENTAL REVENUES ROLLING
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
      Vacant               3             $0.00               2%             2%               0%                 0%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
    2004 & MTM             3            $27.33              10%            12%               9%                 9%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
       2005                0             $0.00               0%            12%               0%                 9%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
       2006                2            $30.76               8%            20%               9%                18%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
       2007                0             $0.00               0%            20%               0%                18%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
       2008                3            $27.61              16%            36%              15%                33%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
       2009                8            $32.15              25%            61%              28%                61%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
       2010                2            $32.70              11%            71%              12%                72%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
       2011                0             $0.00               0%            71%               0%                72%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
       2012                1            $29.75               4%            75%               4%                76%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
       2013                1            $27.56               5%            80%               4%                81%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------
  2014 & Beyond            1            $27.79              20%           100%              19%               100%
------------------- -------------- ------------------ --------------- -------------- ------------------ ------------------


     PROPERTY MANAGEMENT. The 1707 H Street & Walker Building Office Portfolio Properties are managed by Zuckerman Gravely Management, Inc., an affiliate of the sponsors of the 1707 H Street & Walker Building Office Portfolio Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. There is a mezzanine loan of approximately $7.5 million held by an unaffiliated third party and is subject to an intercreditor agreement and standstill agreement. The mezzanine loan has an interest rate of 12% and matures on February 1, 2009. No future debt is permitted.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Borrower can obtain a release of either of the 1707 H Street & Walker Building Office Portfolio Properties by defeasing 125% of the allocated loan amount and satisfaction of certain conditions as defined in the mortgage loan agreement including a debt service coverage ratio of at least 1.25x and a loan to value ratio not to exceed 75% on the remaining property.

     Certain additional information regarding the 1707 H Street & Walker Building Office Portfolio Loan and the 1707 H Street & Walker Building Office Portfolio Properties is set forth on Appendix II hereto.


                                     III-27

--------------------------------------------------------------------------------
   MORTGAGE LOAN NOS. 20-21 - 1707 H STREET & WALKER BUILDING OFFICE PORTFOLIO
--------------------------------------------------------------------------------














         [GRAPHIC OMITTED]                    [GRAPHIC OMITTED]























                                     III-28

--------------------------------------------------------------------------------
   MORTGAGE LOAN NOS. 20-21 - 1707 H STREET & WALKER BUILDING OFFICE PORTFOLIO
--------------------------------------------------------------------------------



















                                [GRAPHIC OMITTED]



















                                     III-29

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 22 - PAVILION APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):            $20,500,000

CUT-OFF DATE BALANCE:           $20,500,000

SHADOW RATING (MOODY'S/S&P):    NAP

FIRST PAYMENT DATE:             August 1, 2004

INTEREST RATE:                  4.896%

AMORTIZATION:                   Interest only through July 1,
                                2006 payment; thereafter
                                principal and interest payments
                                in the amount of $108,749
                                beginning August 1, 2006.

ARD:                            NAP

HYPERAMORTIZATION:              NAP

MATURITY DATE:                  July 1, 2011

EXPECTED MATURITY BALANCE:      $18,908,442

SPONSOR:                        Luke McCarthy and Michael
                                Palmer (Evergreen Realty)

INTEREST CALCULATION:           Actual/360

CALL PROTECTION:                Lockout until the earlier of
                                August 1, 2007 or 2 years after the
                                REMIC "start-up" date, with U.S.
                                Treasury defeasance thereafter.
                                Prepayable without penalty from and
                                after May 1, 2011.

LOAN PER UNIT:                  $85,416.67

UP-FRONT RESERVES:              RE Tax:           $11,295

                                Insurance:        $27,434

                                Cap Ex:           $5,000

ONGOING RESERVES:               RE Tax:           $11,295

                                Insurance:        $4,572

                                Cap Ex:          $5,000

LOCKBOX(1):                     Soft springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Multifamily

PROPERTY SUB-TYPE:       Garden

LOCATION:                Albuquerque, NM

YEAR BUILT/RENOVATED:    1990 / NAP

OCCUPANCY(2):            97.1%

UNITS:                   240

THE COLLATERAL:          Forty-eight 2-story garden style
                         multifamily buildings.

OWNERSHIP INTEREST:      Fee

PROPERTY MANAGEMENT:     Real Property Systems, Inc.



U/W NET OP. INCOME:      $1,806,203

U/W NET CASH FLOW:       $1,746,203

APPRAISED VALUE:         $27,500,000

CUT-OFF DATE LTV:        74.5%

MATURITY DATE LTV:       68.8%

DSCR:                    1.72x

-------------------------------------------------------------------------------

(1) Lockbox becomes hard lockbox and 100% of cashflow sweep commences upon (i) an event of default, (ii) bankruptcy of the borrower or property manager, or (iii) DSCR as defined in the loan agreement, equals 1.10x or less.

(2)  Occupancy is based on the rent roll dated March 9, 2004.

THE PAVILION APARTMENTS LOAN

     THE LOAN. The seventh largest loan (the "Pavilion Apartments Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Pavilion Apartments multifamily property located in Albuquerque, New Mexico (the "Pavilion Apartments Property"). The Pavilion Apartments Loan was originated on June 10, 2004 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The initial borrower was Pavilions Acquisitions, LLC, a single purpose entity, Delaware limited liability company ("Initial Borrower"). Simultaneously with the closing, Initial Borrower transferred undivided interests in the Pavilion Apartments Property, subject to the Pavilion Apartments Loan, to multiple tenants-in-common, each of which is a single purpose entity, single member Delaware limited liability company (collectively, together with the Initial Borrower, the "Pavilion Apartments Borrower"). The Pavilion Apartments Borrower owns no material assets other than the Pavilion Apartments Property. The sponsors, each of which is an experienced real estate professional with more than 25 years of real estate experience, are principals of Evergreen Development Co. which currently maintains nearly 4.5 million SF of real estate holdings under management. Evergreen Development Co. specializes in three basic areas of commercial real estate: multi-tenant industrial complexes, self-storage facilities and residential income properties.



                                     III-30

     THE PROPERTY. The Pavilion Apartments Property is a 240 unit garden style multifamily complex situated on 17 acres in the city of Albuquerque, New Mexico. The total net rentable area for the project is 239,208 square feet, with an average unit size of approximately 997 square feet. The buildings are attractively designed in a Mediterranean style featuring terra cotta tile roofs and arched windows, and the property is landscaped with a variety of mature trees and plantings. Amenities associated with the complex include an Olympic-style heated swimming pool, one and two-car attached or direct access garages, a resident clubhouse, a separate fitness center, and gas barbecues. The Property has maintained occupancy levels at nearly 95% for the past three years and has a current overall occupancy of approximately 97%.

     PROPERTY MANAGEMENT. The Pavilion Apartments Property is managed by Real Property Systems, Inc. which is affiliated with the sponsor.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS.  Not allowed.

     Certain additional information regarding the Pavilion Apartments Loan and the Pavilion Apartments Property is set forth on Appendix II hereto.









                                     III-31

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 22 - PAVILION APARTMENTS
--------------------------------------------------------------------------------
















                                [GRAPHIC OMITTED]























                                     III-32

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 22 - PAVILION APARTMENTS
--------------------------------------------------------------------------------














                                [GRAPHIC OMITTED]

























                                     III-33

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 23 - PORT SACRAMENTO INDUSTRIAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $20,000,000

CUT-OFF DATE BALANCE:          $19,603,627

SHADOW RATING (MOODY'S/S&P):   NAP

FIRST PAYMENT DATE:            August 1, 2002

INTEREST RATE:                 6.760%

AMORTIZATION:                  360 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 July 1, 2012

EXPECTED MATURITY BALANCE:     $17,367,434

SPONSOR:                       Shurl Curci

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of August
                               31, 2006 or 2 years after the REMIC
                               "start-up" date, with U.S. Treasury
                               defeasance thereafter. Prepayable
                               without penalty from and after
                               April 1, 2012.

LOAN PER SF:                   $32.16

UP-FRONT RESERVES(1):          Debt Service           $750,000
                               Reserve:

ONGOING RESERVES(2):           RE Tax:                Springing

                               Insurance:             Springing

LOCKBOX(3):                    Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Single
ASSET/PORTFOLIO:        Asset

PROPERTY TYPE:          Industrial

PROPERTY SUB-TYPE:      Warehouse

LOCATION:               West Sacramento, CA

YEAR                    1981 / 1995
BUILT/RENOVATED(4):

OCCUPANCY(5):           100.0%

SQUARE FOOTAGE:         609,577

THE COLLATERAL:         Warehouse distribution facility

OWNERSHIP INTEREST:     Fee

MAJOR TENANT              % NRSF      RENT PSF  LEASE EXPIRATION
------------              ------      --------  ----------------
C&S Logistics of          100.0%       $4.53        6/30/2017
Sacramento/Tracy LLC



PROPERTY MANAGEMENT:     Tenant managed


U/W NET OP. INCOME:     $2,535,975

U/W NET CASH FLOW:      $2,317,888

APPRAISED VALUE:        $31,000,000

CUT-OFF DATE LTV:       63.2%

MATURITY DATE LTV:      56.0%

DSCR:                   1.49x
--------------------------------------------------------------------------------

(1) A debt service shortfall reserve in the amount of $750,000 was funded at closing, which reserve will be released to the Borrower upon the earlier of
     (i) the master tenant obtaining an investment grade rating from two of the national rating agencies, and (ii) payment in full of the loan.

(2) Borrower shall be required to escrow 1/12 of annual real estate taxes and insurance premiums monthly in the event that (i) a Cash Sweep Period (as defined below) has occurred, (ii) either the Borrower or the tenant under the master lease fails to deliver evidence satisfactory to lender that the required insurance premiums and taxes have been paid, or (iii) the master lease is no longer in full force and effect or the master tenant is no longer obligated to pay for taxes and insurance premiums pursuant thereto.

(3) The Borrower is required to cause all rents and accounts receivables to be deposited directly into a restricted account. The servicing bank then distributes such funds daily to an account designated by the Borrower. During a Cash Sweep Period, lender shall cause all funds deposited in the restricted account to be distributed daily to an account in its name to be applied in accordance with the cash management agreement. A "Cash Sweep Period" is any period during which (i) there is a continuing event of default under the loan documents, (ii) there is a continuing default by the Borrower under the master lease, beyond any applicable grace periods or
     (iii) the DSCR falls below 1.15x (and continuing until the DSCR is greater than or equal to 1.15x for three consecutive months).

(4)  The warehouse facility was expanded in 1994.

(5)  Occupancy is based on the lease summary dated May 1, 2004.


THE PORT SACRAMENTO INDUSTRIAL LOAN

         THE LOAN. The eighth largest loan (the "Port Sacramento Industrial Loan") as evidenced by the Promissory Note (the "Port Sacramento Industrial Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Port Sacramento Industrial Mortgage") encumbering the 609,577 square foot warehouse distribution facility located in West Sacramento, California (the "Port Sacramento Industrial Property"). The Port Sacramento Industrial Loan was originated on June 28, 2002 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is Sacramento Foodco Investors, LLC, a Delaware limited liability company (the "Port Sacramento Borrower") that owns no material asset other than the Port Sacramento Industrial Property and related interests. The Port Sacramento Industrial Borrower is controlled by Shurl Curci, the sponsor of the Port Sacramento Industrial Loan. Shurl Curci is the founder of Transpacific Development Company, a real estate development firm.

                                     III-34

         THE PROPERTY. The Port Sacramento Industrial Property is located in the West Sacramento, California, at 3771 Channel Drive. The Port Sacramento Industrial Property is located within the Port Sacramento Industrial Park, which is adjacent to the Port of Sacramento, a deep-water port approximately 83 miles east of San Francisco. The Port Sacramento Industrial Property was originally constructed in 1981 and expanded in 1994. It consists of a 609,577 square foot one story warehouse distribution facility, most of which is contained in a one story warehouse building comprising 594,649 square feet (97.6%). The building features 177,826 square feet (29.2%) of cold storage space, of which 85,037 square feet (14%) is refrigerated space and 92,789 square feet (15.2%) is freezer space. The remainder is dry warehouse space; there is 45,000 square feet (7.4%) of finished office space. The building is 100% occupied by C&S Logistics of Sacramento/Tracy LLC, a subsidiary of C&S Wholesale Grocers. C&S Logistics of Sacramento/Tracy LLC assumed a lease between the Port Sacramento Borrower and Fleming Companies, Inc., on June 19, 2004.

         PROPERTY MANAGEMENT. The Port Sacramento Industrial Property is managed by the sole tenant of the Port Sacramento Industrial Property.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Port Sacramento Industrial Loan and the Port Sacramento Industrial Property is set forth on Appendix II hereto.




                                     III-35

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 23 - PORT SACRAMENTO INDUSTRIAL
--------------------------------------------------------------------------------




[GRAPHIC OMITTED]









                                                               [GRAPHIC OMITTED]











[GRAPHIC OMITTED]















                                     III-36

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 23 - PORT SACRAMENTO INDUSTRIAL
--------------------------------------------------------------------------------














                                [GRAPHIC OMITTED]

























                                     III-37

--------------------------------------------------------------------------------
               MORTGAGE LOAN NOS. 24-25 - THIRD AND MAIN PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $16,000,000

CUT-OFF DATE BALANCE:          $16,000,000

SHADOW RATING (MOODY'S/S&P):   NAP

FIRST PAYMENT DATE:            August 1, 2004

INTEREST RATE:                 5.570%

AMORTIZATION:                  360 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 July 1, 2014

EXPECTED MATURITY BALANCE:     $13,423,694

SPONSOR:                       James Argyropolous

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of July
                               1, 2009 or 2 years after the REMIC
                               "start-up" date, with U.S. Treasury
                               defeasance thereafter. Prepayable
                               without penalty from and after
                               April 1, 2014.


LOAN PER SF(1):                $751.77


UP-FRONT RESERVES(2):          TI/LC:                 $300,000

                               RE Tax:                $21,551

                               Insurance:             8,478

ONGOING RESERVES(2):           TI/LC:                 See footnote 2

                               Cap Ex:                $266 / month

                               RE Tax:                $7,184 / month

                               Insurance:             $1,211 / month

LOCKBOX:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                  Portfolio of 2 assets (3 buildings)
ASSET/PORTFOLIO:

PROPERTY TYPE:          Retail

PROPERTY SUB-TYPE:      Unanchored

LOCATION:               Santa Monica, CA

YEAR BUILT/RENOVATED:   1923 - 1965 / 1988, 2000 - 2001

OCCUPANCY(1)(3):        100.0%

SQUARE FOOTAGE:         21,283

THE COLLATERAL:         Three retail shopping buildings

OWNERSHIP INTEREST:     Fee



MAJOR TENANTS             % NRSF      RENT PSF   LEASE EXPIRATION
-------------             ------      --------   ----------------

THIRD STREET PROMENADE
----------------------

Bernini, Inc.              29.5%      $117.00       1/31/2011

Atlantic Streamline        19.7%       $35.00       10/31/2004(4)

Aldo US, Inc.              17.0%      $136.24       12/31/2009

MAIN STREET
-----------

Casa Allegra               32.8%       $40.80       4/30/2006

Cooking Buddies, Inc.      30.7%       $42.00       6/30/2007

OmWorld                    18.2%       $42.02       8/31/2007


PROPERTY MANAGEMENT:    James P. Argyropoulos as Trustee of The
                        James P. Argyropoulos Trust dated
                        August 8, 1991 doing business as West
                        Coast Investors

U/W NET OP. INCOME(1):  $1,671,620

U/W NET CASH FLOW(1):   $1,599,555

APPRAISED VALUE(1):     $25,400,000

CUT-OFF DATE LTV(1):    63.0%

MATURITY DATE LTV(1):   52.8%

DSCR(1):                1.46x

--------------------------------------------------------------------------------

(1) All Loan per SF, Occupancy, U/W Net Op. Income, U/W Net Cash Flow, Appraised Value, LTV, and DSCR and numbers in this table are determined on a combined-property basis for both properties.

(2) The Borrower was required to deposit $300,000 into an initial tenant improvement and leasing cost reserve. After any disbursements from the account, the Borrower will then deposit $8,350 monthly into the account until the balance reaches $300,000. The Borrower is required to deposit $266 monthly in a replacement reserve to cover the costs of capital repairs and improvements, up to a cap of $8,500 at any time. The Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections.

(3)  Occupancy is based on rent rolls dated April 13, 2004.

(4) It is the borrower's current intention to convert the Atlantic Streamline space from office to retail use at its lease expiration and expand the existing retail tenants into this additional space.


THE THIRD AND MAIN PORTFOLIO LOAN

         THE LOAN. The ninth largest loan (the "Third and Main Portfolio Loan") as evidenced by the Promissory Note (the "Third and Main Portfolio Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Third and Main Portfolio Mortgage") encumbering three separate buildings totaling 21,283 square feet of retail space. The three properties are divided into two pools known as Third Street Promenade and Third and Main Street, located in Santa Monica, California (the "Third and Main Portfolio Property"). There are no partial release



                                     III-38
provisions in the loan documents. The Third and Main Portfolio Loan was originated on June 8, 2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is Westside Properties-2, LLC, a Delaware limited liability company (the "Third and Main Portfolio Borrower") that owns no material asset other than the Third and Main Portfolio Property and related interests. The Third and Main Portfolio Borrower is a two-tier, bankruptcy-remote subsidiary of West Coast Investor, which is owned by James Argyropolous, the sponsor of the Third and Main Portfolio Loan. Mr. Argyropolous holds a commercial real estate portfolio of approximately 600,000 square feet.

         THE PROPERTY. The Third and Main Portfolio Property is made up the three buildings, which are located at (i) 1319-1323 Third Street Promenade, (ii) 1446-1450 Third Street Promenade, (iii) 2710 Main Street and (iv) 2714-2718 Main Street, all in Santa Monica, California, on or near the Third Street Promenade shopping and entertainment pedestrian corridor. The properties are located near the Santa Monica Place Mall. The Third and Main Portfolio Properties were originally constructed in 1923 through 1965, and renovated in 1988 and 2000-2001. It consists of three buildings, totaling 21,283 square feet, including certain outdoor retail space. The Third and Main Portfolio Properties are situated on approximately 0.3 acres and does not include any parking spaces.

------------------------------------------------------------------------------------------------------------------------------
                                              ALLOCATED LOAN                    OWNERSHIP    YEAR BUILT/
        PROPERTY              LOCATION       AMOUNT/ EXPECTED      PROPERTY      INTEREST     RENOVATED    OCCUPANCY   UNITS/
                                             MATURITY BALANCE        TYPE                                                SF
------------------------- ----------------- -------------------- ------------- ------------- ------------- ----------- -------
 Third Street Promenade    Santa Monica, CA    $13,732,283 /       Retail         Fee        1923-1945/1998    100%    15,253
                                                $11,521,124                                  and 2000-2001
------------------------- ----------------- -------------------- ------------- ------------- ------------- ----------- -------
      Main Street          Santa Monica, CA    $2,267,717 /        Retail         Fee        1927,             100%     6,030
                                                $1,902,570                                   1929 and
                                                                                             1965/NAP
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                             # OF        AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant                0             $0.00              0%              0               0%                  0%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2004                 2            $64.03             21%            21%              16%                 16%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2005                 0             $0.00              0%            21%               0%                 16%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2006                 2            $41.24             15%            36%               7%                 23%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2007                 2            $42.67             14%            50%               7%                 30%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2008                 1           $117.44              7%            57%              10%                 39%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2009                 3           $122.06             22%            79%              32%                 71%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2010                 0             $0.00              0%            79%               0%                 71%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2011                 1           $117.00             21%           100%              29%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2012                 0             $0.00              0%           100%               0%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
          2013                 0             $0.00              0%           100%               0%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------
     2014 & Beyond             0             $0.00              0%           100%               0%                100%
------------------------- ------------ ----------------- --------------- -------------- ------------------ -------------------

         PROPERTY MANAGEMENT. The Third and Main Portfolio Property is managed by James P. Argyropoulos as Trustee of The James P. Argyropoulos Trust, dated August 8, 1991 doing business as West Coast Investors, which is an affiliate of the Third and Main Portfolio Borrower and the Third and Main Portfolio Loan's sponsor.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

         Certain additional information regarding the Third and Main Portfolio Loan and the Third and Main Portfolio Property is set forth on Appendix II hereto.


                                     III-39

--------------------------------------------------------------------------------
               MORTGAGE LOAN NOS. 24-25 - THIRD AND MAIN PORTFOLIO
--------------------------------------------------------------------------------



[GRAPHIC OMITTED]






















                                                               [GRAPHIC OMITTED]













                                     III-40

--------------------------------------------------------------------------------
               MORTGAGE LOAN NOS. 24-25 - THIRD AND MAIN PORTFOLIO
--------------------------------------------------------------------------------














                                [GRAPHIC OMITTED]

























                                     III-41

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 26 - FREEPORT CROSSINGS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:              $15,700,000


CUT-OFF DATE BALANCE:          $15,683,421

SHADOW RATING (MOODY'S/S&P):   NAP

FIRST PAYMENT DATE:            July 1, 2004

INTEREST RATE:                 5.690%

AMORTIZATION:                  360 months

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 June 1, 2014

EXPECTED MATURITY BALANCE:     $13,216,942

SPONSOR(S):                    Stephen Weiner and Jeremy Sclar

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Lockout until the earlier of July
                               1, 2008 or 2 years after the REMIC
                               "start-up" date with U.S. Treasury
                               defeasance permitted thereafter.
                               Prepayable without penalty from and
                               after March 1, 2014.

LOAN PER SF:                   $165.19

UP-FRONT RESERVES(1):          RE Tax:                 $8,099

UP-FRONT RESERVES(1):          Other:                  $4,135,560

ONGOING RESERVES:              RE Tax:                 $4,050 / month

LOCKBOX:                       None

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
SINGLE                  Single
ASSET/PORTFOLIO:        Asset

PROPERTY TYPE:          Retail

PROPERTY SUB-TYPE:      Anchored

LOCATION:               Freeport, ME

YEAR BUILT/RENOVATED:   1988-1992, 2004 / NAP

OCCUPANCY(2):           90.5%

SQUARE FOOTAGE:         94,941

THE COLLATERAL:         A grocery anchored neighborhood retail
                        shopping center

OWNERSHIP INTEREST:     Fee Simple

MAJOR TENANTS             % NRSF      RENT PSF   LEASE EXPIRATION
-------------             ------      --------   -----------------

Shaws Supermarkets,        67.0%       $21.00       2/28/2024
Inc.

Purington Enterprises      11.4%       $10.37      12/31/2010

The William Carter         5.7%        $22.50       9/30/2008
Company


PROPERTY MANAGEMENT:    S.R. Weiner & Associates, Inc.

U/W NET OP. INCOME:     $1,568,955

U/W NET CASH FLOW:      $1,531,096

APPRAISED VALUE:        $20,900,000

CUT-OFF DATE LTV:       75.0%

MATURITY DATE LTV:      63.2%

DSCR:                   1.40x
-------------------------------------------------------------------------------

(1) Lender will hold back at closing a total of $4,135,560.00 ($65/sf) to ensure payment for the newly constructed Shaw's Supermarket which the Borrower will be purchasing from Shaw's for $65/sf.

(2)  Occupancy is based on the rent roll dated May 27, 2004.


FREEPORT CROSSINGS LOAN

         THE LOAN. The tenth largest loan (the "Freeport Crossings Loan") as evidenced by a Secured Promissory Note (the "Freeport Crossings Note is secured by a first priority Mortgage and Security Agreement (the "Freeport Crossings Agreement") encumbering a 94,941 square foot anchored shopping center located in Freeport, Cumberland County, Maine. The Freeport Crossings Loan was originated May 27, 2004 by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company ("PCF").

         THE BORROWER. The borrower is W/S Freeport Properties, LLC, a Massachusetts limited liability company, qualified to do business in Maine (the "Freeport Crossings Borrower"). The Freeport Crossings Borrower is a single purpose entity. The Freeport Crossings Borrower's ownership interest is comprised of the following: 40.375% - Sclar 2000 Irrevocable Marital Trust (Jeremy M. Sclar); 26.125% - Stephen R. Weiner; 14.25% - Thomas J. DeSimone; 7.125% - Trust A f/b/o Adam Weiner under Stephen R. Weiner - 1988 Children's Trust; 7.125% - Trust A f/b/o Melissa Weiner under Stephen R. Weiner - 1988 /Children's Trust; and 5.000% - Richard A. Marks.



                                     III-42

         THE PROPERTY. The Freeport Crossings property located in Freeport, Maine, was originally constructed from 1988-1992 & in 2004. The Freeport Crossings property consists of one, single-story retail building and two, 2-story buildings constructed in 1988-1992 containing 31,317 square feet, and a newly constructed Shaw's Supermarket completed in April 2004 containing 63,642 square feet. The 11.74 acre site provides for 392 parking spaces.


       ---------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                                                                                      % OF TOTAL     CUMULATIVE % OF
                             # OF       AVERAGE BASE     % OF TOTAL    CUMULATIVE     BASE RENTAL       TOTAL BASE
                            LEASES      RENT PER SF     SQUARE FEET      % OF SF       REVENUES      RENTAL REVENUES
             YEAR           ROLLING       ROLLING         ROLLING        ROLLING        ROLLING          ROLLING
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
            Vacant              2           $0.00             9%             9%             0%                0%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
             2004              0            $0.00                            9%             0%                0%
                                                           0%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
             2005              0            $0.00                            9%             0%                0%
                                                           0%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
             2006              0            $0.00             0%             9%             0%                0%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
             2007              1           $19.76             5%            14%             5%                5%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
             2008              1           $22.50             6%            20%             7%               12%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
             2009              0            $0.00             0%            20%             0%               12%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
             2010              1           $10.37            11%            31%             7%               19%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
             2011              1           $15.00             2%            33%             2%               21%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
             2012              0            $0.00             0%            33%             0%               21%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
             2013              0            $0.00             0%            33%             0%               21%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------
         2014 & Beyond         1           $21.00            67%           100%            79%              100%
       ------------------ ------------ --------------- --------------- ------------ ---------------- -----------------

          PROPERTY MANAGEMENT. The Freeport Crossings property is managed by S.R. Weiner & Associates, Inc.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Freeport Crossings Loan and the Freeport Crossings Property is set forth on Appendix II hereto.



                                     III-43

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 26 - FREEPORT CROSSINGS
--------------------------------------------------------------------------------

















                                [GRAPHIC OMITTED]





















                                     III-44

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 26 - FREEPORT CROSSINGS
--------------------------------------------------------------------------------















                                [GRAPHIC OMITTED]

















                                     III-45

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------

[MORGAN STANLEY LOGO OMITTED]       July 9, 2004     [BEAR STEARNS LOGO OMITTED]

--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                   ------------------------------------------

                                  $846,688,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR


                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            AS MORTGAGE LOAN SELLERS


                   ------------------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15

                   ------------------------------------------


MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.
CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC
CO-MANAGER                                                            CO-MANAGER



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15

TRANSACTION FEATURES
--------------------

o    Sellers:

------------------------------------------------------------------------------------------------------------------
                                                                   NO. OF    NO. OF      CUT-OFF DATE    % OF
SELLERS                                                            LOANS     PROPS.      BALANCE ($)     POOL
------------------------------------------------------------------------------------------------------------------
 Bear Stearns Commercial Mortgage, Inc.                             27            34     246,739,393     27.7
 Morgan Stanley Mortgage Capital Inc.                               22            35     234,510,983     26.3
 Wells Fargo Bank, National Association                             42            42     150,264,118     16.9
 Principal Commercial Funding, LLC                                  27            27     142,736,881     16.0
 Morgan Stanley Mortgage Capital Inc. / Wells Fargo Bank,            1             1     117,000,000     13.1
 National Association
------------------------------------------------------------------------------------------------------------------
 TOTAL:                                                            119           139     891,251,375    100.0
------------------------------------------------------------------------------------------------------------------

o    Loan Pool:
     o   Average Cut-off Date Balance: $7,489,507
     o   Largest Mortgage Loan by Cut-off Date Balance: $117,000,000
     o Five largest and ten largest loans: 28.9% and 39.4% of pool, respectively
o    Credit Statistics:
     o   Weighted average debt service coverage ratio of 2.03x
     o Weighted average current loan-to-value ratio of 59.9%; weighted average balloon loan-to-value ratio of 47.1%
o        Property Types:

                              [PIE CHART OMITTED]

                             Office,         32.3%
                             Multifamily,     5.9%
                             Industrial,      9.9%
                             Mixed Use,       2.3%
                             Other*,          5.7%
                             Retail ,        44.0%

* "Other" includes Hospitality, Parking Garage, Self Storage, Leased Fee and Manufactured Housing Community property types

o    Call Protection:
     o 80 loans (76.1% of the pool) have a lockout period ranging from 24 to 48 payments from origination, then defeasance provisions
     o 21 loans (17.8% of the pool) have a lockout period ranging from 24 to 60 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%
     o 17 loans (5.6% of the pool) have a lockout period of 35 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance two years following securitization
     o 1 loan (0.4% of the pool) has a lockout period of 47 payments from origination, then permits prepayment with the greater of yield maintenance and a prepayment premium of 3.0%
o Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying Agent's website at www.ctslink.com.
o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.
o Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-2

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15


  OFFERED CERTIFICATES
  --------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        CERTIFICATE
                INITIAL                                                                  EXPECTED FINAL     INITIAL      PRINCIPAL
              CERTIFICATE      SUBORDINATION        RATINGS      AVERAGE     PRINCIPAL    DISTRIBUTION   PASS-THROUGH     TO VALUE
  CLASS       BALANCE(1)           LEVELS        (MOODY'S/S&P)  LIFE(2)(3)  WINDOW(2)(4)     DATE(2)        RATE(5)       RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
A-1          $103,000,000          10.750%         Aaa / AAA       3.50        1 - 58        5/13/09         [ ]%           53.5%
------------------------------------------------------------------------------------------------------------------------------------
A-2          $120,000,000          10.750%         Aaa / AAA       5.70       58 - 83        6/13/11         [ ]%           53.5%
------------------------------------------------------------------------------------------------------------------------------------
A-3          $122,000,000          10.750%         Aaa / AAA       7.76       83 - 111      10/13/13         [ ]%           53.5%
------------------------------------------------------------------------------------------------------------------------------------
A-4          $450,441,000          10.750%         Aaa / AAA       9.77      111 - 120       7/13/14         [ ]%           53.5%
------------------------------------------------------------------------------------------------------------------------------------
B             $22,282,000           8.250%          Aa2 / AA       9.96      120 - 120       7/13/14         [ ]%           55.0%
------------------------------------------------------------------------------------------------------------------------------------
C             $23,395,000           5.625%           A2 / A       10.39      120 - 131       6/13/15         [ ]%           56.5%
------------------------------------------------------------------------------------------------------------------------------------
D              $5,570,000           5.000%          A3 / A-       11.32      131 - 142       5/13/16         [ ]%           56.9%
------------------------------------------------------------------------------------------------------------------------------------


  PRIVATE CERTIFICATES (7)
  ------------------------


------------------------------------------------------------------------------------------------------------------------------------
                INITIAL                                                                                                 CERTIFICATE
              CERTIFICATE                                                              EXPECTED FINAL      INITIAL       PRINCIPAL
               BALANCE OR     SUBORDINATION      RATINGS       AVERAGE     PRINCIPAL    DISTRIBUTION     PASS-THROUGH     TO VALUE
  CLASS    NOTIONAL AMOUNT(1)     LEVELS      (MOODY'S/S&P)   LIFE(2)(3) WINDOW(2)(4)      DATE(2)         RATE(5)        RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
X-1(8)        $891,251,375         ----            ----          ----        ----           ----        Variable Rate       ----
------------------------------------------------------------------------------------------------------------------------------------
X-2(8)        $851,803,000         ----            ----          ----        ----           ----        Variable Rate       ----
------------------------------------------------------------------------------------------------------------------------------------
E               $8,913,000        4.000%       Baa1 / BBB+      12.00      142 - 151       2/13/17           [ ]%          57.5%
------------------------------------------------------------------------------------------------------------------------------------
F               $6,684,000        3.250%        Baa2 / BBB      13.10      151 - 164       3/13/18           [ ]%          58.0%
------------------------------------------------------------------------------------------------------------------------------------
G               $8,913,000        2.250%       Baa3 / BBB-      14.27      164 - 179       6/13/19           [ ]%          58.6%
------------------------------------------------------------------------------------------------------------------------------------
H - O          $20,053,375         ----            ----          ----        ----           ----             [ ]%           ----
------------------------------------------------------------------------------------------------------------------------------------

Notes:      (1)  As of July 1, 2004. In the case of each such Class, subject to a permitted variance of plus or minus 5%.
            (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
            (3)  Average life is expressed in terms of years.
            (4)  Principal window is the period (expressed in terms of months and commencing with the month of August 2004) during which distributions of principal are expected to be made to the holders of each designated Class.
            (5)  The Class A-1 and A-2 Certificates will accrue interest at a fixed rate. The Class A-3, A-4, B, C, D, E, F, and G
                 Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. The Class X-1 and X-2
                 Certificates will be collectively known as the "Class X
                 Certificates."
            (6)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
                 Class A-1, A-2, A-3 and A-4 Certificate Principal to Value
                 Ratio is calculated based upon the aggregate of the Class A-1, A-2, A-3 and A-4 Certificate Balances.
            (7)  Certificates to be offered privately pursuant to Rule 144A.
            (8)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-3

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15


I.  ISSUE CHARACTERISTICS
    ---------------------

ISSUE TYPE:                       Public: Classes A-1, A-2, A-3, A-4, B, C, and
                                  D (the "Offered Certificates")

                                  Private (Rule 144A): Classes X-1, X-2, E, F,
                                  G, H, J, K, L, M, N, and O

SECURITIES OFFERED:               $846,688,000 monthly pay, multi-class,
                                  sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, including seven principal and interest classes (Classes A-1, A-2, A-3, A-4, B, C, and D)

SELLERS: Morgan Stanley Mortgage Capital Inc., Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National Association, and Principal Commercial Funding, LLC.

CO-LEAD BOOKRUNNING MANAGERS:     Morgan Stanley & Co. Incorporated and Bear,
                                  Stearns & Co. Inc.

CO-MANAGERS:                      Goldman, Sachs & Co. and Wells Fargo Brokerage
                                  Services, LLC

MASTER SERVICER:                  Wells Fargo Bank, National Association

PRIMARY SERVICERS:                Principal Global Investors, LLC (with respect
                                  to the individual loans sold by Principal
                                  Commercial Funding, LLC); Wells Fargo Bank,
                                  National Association (with respect to the individual loans sold by it, Morgan Stanley
                                  Mortgage Capital Inc., and Bear Stearns
                                  Commercial Mortgage, Inc.).

SPECIAL SERVICER:                 ARCap Servicing, Inc.

TRUSTEE:                          LaSalle Bank National Association

PAYING AGENT AND REGISTRAR:       Wells Fargo Bank Minnesota, National
                                  Association

CUT-OFF DATE:                     July 1, 2004. For purposes of the information
                                  contained in this term sheet, scheduled
                                  payments due in July 2004 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on July 1, 2004, not the actual day on which such scheduled payments were due.

EXPECTED CLOSING DATE:            On or about July 29, 2004

DISTRIBUTION DATES:               The 13th of each month, commencing in August
                                  2004 (or if the 13th is not a
                                 business day, the next succeeding business day)

MINIMUM DENOMINATIONS:            $25,000 for the Class A Certificates and
                                  $100,000 for all other Offered Certificates and in multiples of $1 thereafter

SETTLEMENT TERMS:                 DTC, Euroclear and Clearstream, same day
                                  funds, with accrued interest

LEGAL/REGULATORY STATUS:          Classes A-1, A-2, A-3, A-4, B, C, and D are
                                  expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

RISK FACTORS:                     THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                  NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15


II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1 and A-2 Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class A-3, A-4, B, C, D, E, F, and G Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.



                                [CHART OMITTED]


Month     0    18   30   42   54   66   78   90   96   Maturity

Class A-1 AAA/Aaa        [%]                           $103.0MM
Class A-2 AAA/Aaa        [%]                           $120.0MM
Class A-3 AAA/Aaa        [%]                           $122.0MM
Class A-4 AAA/Aaa        [%]                           $450.4MM
Class B   AA/Aa2         [%]                            $22.3MM
Class C   A/A2           [%]                            $23.4MM
Class D   A-/A3          [%]                             $5.6MM
Class E   BBB+/Baa1      [%]                             $8.9MM
Class F   BBB/Baa2       [%]                             $6.7MM
Class G   BBB-/Baa3      [%]                             $8.9MM
Class H   BB+/Ba1        [%]                             $3.3MM
Class J   BB/Ba2         [%]                             $3.2MM
Class J   BB-/Ba3        [%]                             $2.2MM
Class L-O B+/B1 to NR    [%]                            $11.1MM



X-1 + X-2 IO Strip       X-1 Notional        X-2 Notional

                         NR=Not Rated




--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-5

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15


Class X-1 and X-2 Notional
Balances:                       The Notional Amount of the Class X-1
                                Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class
                                X-2, Class R-I, Class R-II and Class R-III
                                Certificates) outstanding from time to time. The
                                Notional amount of the Class X-2 Certificates will equal:

                                  o   during the period from the closing date
                                      through and including the distribution
                                      date occurring in January 2006, the sum of
                                      (a) the lesser of $74,693,000 and the
                                      certificate balance of the Class A-1
                                      Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates outstanding from time to time;

                                  o   during the period following the
                                      distribution date occurring in January
                                      2006 through and including the
                                      distribution date occurring in January
                                      2007, the sum of (a) the lesser of
                                      $31,561,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time and (c) the lesser of $2,972,000 and the certificate balance of the Class G Certificates outstanding from time to time;

                                  o   during the period following the
                                      distribution date occurring in January
                                      2007 through and including the
                                      distribution date occurring in January
                                      2008, the sum of (a) the lesser of
                                      $110,074,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-3, Class A-4, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $1,784,000 and the certificate balance of the Class E Certificates outstanding from time to time;

                                  o   during the period following the
                                      distribution date occurring in January
                                      2008 through and including the
                                      distribution date occurring in January
                                      2009, the sum of (a) the lesser of
                                      $70,284,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-3, Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $15,176,000 and the certificate balance of the Class C Certificates outstanding from time to time;


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-6

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15

                                  o   during the period following the
                                      distribution date occurring in January
                                      2009 through and including the
                                      distribution date occurring in January
                                      2010, the sum of (a) the lesser of
                                      $81,253,000 and the certificate balance of the Class A-3 Certificates outstanding from time to time, (b) the aggregate of the certificate balance of the Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $1,784,000 and the certificate balance of the Class C Certificates outstanding from time to time;

                                  o   during the period following the
                                      distribution date occurring in January
                                      2010 through and including the
                                      distribution date occurring in January
                                      2011, the sum of (a) the lesser of
                                      $28,617,000 and the certificate balance of the Class A-3 Certificates outstanding from time to time, (b) the certificate balance of the Class A-4 Certificates outstanding from time to time and (c) the lesser of $12,261,000 and the certificate balance of the Class B Certificates outstanding from time to time;

                                  o   during the period following the
                                      distribution date occurring in January
                                      2011 through and including the
                                      distribution date occurring in January
                                      2012, the sum of (a) the lesser of
                                      $409,729,000 and the certificate balance of the Class A-4 Certificates outstanding from time to time and (b) the lesser of $2,144,000 and the certificate balance of the Class B Certificates outstanding from time to time; and

                                  o   during the period following the
                                      distribution date occurring in January
                                      2012 through and including the
                                      distribution date occurring in July 2012, the lesser of $382,582,000 and the certificate balance of the Class A-4 Certificates outstanding from time to time

                                  o following the distribution date occurring in July 2012, $0.



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-7

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15

Class X-1 and X-2 Pass-Through
Rates: The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before July 2012, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                    o if such particular component consists of the entire certificate balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire certificate balance (or that designated portion) also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-8

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15

                                    o if such particular component consists of the entire certificate balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire certificate balance (or that designated portion) does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

                                For any Distribution Date occurring after July 2012, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-9

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15

                                    The Pass-Through Rate applicable to the
                              Class X-2 Certificates for the initial
                              Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in July 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before July 2012, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                 o   the lesser of (a) the rate per annum
                                     corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (b) the Weighted Average Net Mortgage Rate for such distribution date, over

                                 o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

                              Under no circumstances will any Class X-2 Strip Rate be less than zero.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-10

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15

Yield Maintenance/Prepayment  Any Prepayment Premium/Yield Maintenance Charges
Premium Allocation:           collected with respect to a Mortgage Loan during
                              any particular Collection Period will be distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution
                              Date in an amount equal to the lesser of (i) such Prepayment Premium/Yield Maintenance Charge and
                              (ii) the Prepayment Premium/Yield Maintenance
                              Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that Distribution Date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                              The portion, if any, of the Prepayment
                              Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an [_____] ratio through and including the Distribution Date in [_____]. After the Distribution Date in [______] all Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class H Certificates and below are the excluded classes.

                              The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                              Two Classes of Certificates: Class A-2 and X

                              The characteristics of the Mortgage Loan being prepaid are as follows:

                                  -  Loan Balance: $10,000,000

                                  -  Mortgage Rate: 5.50%

                                  -  Maturity Date: 5 years (July 1, 2009)

                              The Discount Rate is equal to 3.00%

                              The Class A-2 Pass-Through Rate is equal to 4.00%

                                                                      YIELD
                                                                   MAINTENANCE
            CLASS A CERTIFICATES                  FRACTION          ALLOCATION
 -------------------------------------------- -------------------- -------------
                    METHOD                        CLASS A-2         CLASS A-2
 -------------------------------------------- -------------------- -------------

(Class A-2 Pass Through Rate - Discount Rate)      (4.00%-3.00%)
---------------------------------------------      -------------      40.00%
       (Mortgage Rate - Discount Rate)             (5.50%-3.00%)


                                                                      YIELD
                                                                   MAINTENANCE
            CLASS X CERTIFICATES                  FRACTION          ALLOCATION
 -------------------------------------------- -------------------- -------------

                   METHOD
 --------------------------------------------

        (1 -Class A-2 YM Allocation)             (1-40.00% )          60.00%



THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-11

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15


III.  SELLERS       Bear Stearns Commercial Mortgage, Inc. ("BSCMI")
      -------       ------------------------------------------------

                    The Mortgage Pool includes 27 Mortgage Loans, representing 27.7% of the Initial Pool Balance that were originated by BSCMI and/or its affiliates.

                    BSCMI originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States. BSCMI and its affiliates originate and underwrite loans through four offices located throughout the United States. BSCMI loan origination and underwriting professionals are all full-time BSCMI employees.

                    Morgan Stanley Mortgage Capital Inc. ("MSMC")*
                    ----------------------------------------------

                    The Mortgage Pool includes 22 Mortgage Loans, representing 26.3% of the Initial Pool Balance that were originated by or on behalf of MSMC or purchased from a third party.

                    MSMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                    Wells Fargo Bank, National Association ("WF")*
                    ----------------------------------------------

                    The Mortgage Pool includes 42 Mortgage Loans, representing 16.9% of the Initial Pool Balance that were originated by WF.

                    WF is a national banking association and affiliate of Wells Fargo & Company that provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. The loans originated by WF were originated through its Capital Markets Group.

                    Principal Commercial Funding, LLC ("PCF")
                    -----------------------------------------

                    The Mortgage Pool includes 27 Mortgage Loans, representing 16.0% of the Initial Pool Balance that were originated by PCF and/or its affiliates.

                    PCF is a wholly owned subsidiary of Principal Global Investors, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multi-family real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates.

                    *With respect to Mortgage Loan No.1, The Grace Building, representing 13.1% of the Initial Pool Balance, Notes A-3 and A-4 comprise the Grace Building Pari Passu Loan and were originated by Morgan Stanley Mortgage Capital Inc. Note A-4 was sold by Morgan Stanley Mortgage Capital Inc. to Wells Fargo Bank, National Association. Both Note A-3 and Note A-4 will be included in the Trust.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-12

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15


IV.  COLLATERAL DESCRIPTION
     ----------------------

                                TEN LARGEST LOANS
                                -----------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    CUT-OFF
                                                                         CUT-OFF DATE    UNITS/    LOAN PER          DATE    BALLOON
  NO.       PROPERTY NAME            CITY       STATE   PROPERTY TYPE       BALANCE        SF      UNIT/SF   DSCR     LTV      LTV
------------------------------------------------------------------------------------------------------------------------------------
  1. Grace Building                 New York     NY       Office        $117,000,000   1,518,210     $231    2.27x   55.3%    49.6%
------------------------------------------------------------------------------------------------------------------------------------
  2. GIC Office Portfolio -         Chicago      IL       Office         $22,137,143   1,547,337     $110    2.92x   48.8%    45.6%
     AT&T Corporate Center
     GIC Office Portfolio - USG     Chicago      IL       Office         $11,830,000     928,141     $110    2.92x   48.8%    45.6%
     Building
     GIC Office Portfolio - One     San          CA       Office          $4,577,857     327,254     $110    2.92x   48.8%    45.6%
     Bush Plaza                     Francisco
     GIC Office Portfolio -         Greenwich    CT       Office          $4,401,429     595,648     $110    2.92x   48.8%    45.6%
     Greenwich American Center
     GIC Office Portfolio -         New York     NY       Office          $4,364,286     342,811     $110    2.92x   48.8%    45.6%
     Cityspire Center
     GIC Office Portfolio - 520     Seattle      WA       Office          $4,178,571     376,295     $110    2.92x   48.8%    45.6%
     Pike Tower
     GIC Office Portfolio - 595     San          CA       Office          $3,630,714     416,909     $110    2.92x   48.8%    45.6%
     Market Street                  Francisco
     GIC Office Portfolio -         Bala Cynwyd  PA       Office          $2,841,429     373,745     $110    2.92x   48.8%    45.6%
     Three Bala Plaza
     GIC Office Portfolio -         Milwaukee    WI       Office          $2,340,000     473,597     $110    2.92x   48.8%    45.6%
     Plaza East
     GIC Office Portfolio - One     Bala Cynwyd  PA       Office          $1,755,000     365,282     $110    2.92x   48.8%    45.6%
     Bala Plaza
     GIC Office Portfolio - 40      New York     NY       Office          $1,504,286     284,183     $110    2.92x   48.8%    45.6%
     Broad Street
     GIC Office Portfolio - Two     Bala Cynwyd  PA       Office          $1,439,286     358,669     $110    2.92x   48.8%    45.6%
     Bala Plaza
                                                                         -----------   ---------     ----    -----   -----    -----
                       SUBTOTAL:                                         $65,000,000   6,389,871     $110    2.92x   48.8%    45.6%
------------------------------------------------------------------------------------------------------------------------------------
  3. Village at Newtown             Newtown      PA       Retail         $26,000,000     177,032     $147    2.28x   64.8%    60.1%
                                    Township
------------------------------------------------------------------------------------------------------------------------------------
  4. Eastlake Terraces              Chula Vista  CA       Retail         $19,321,604      61,012     $334    1.50x   71.5%    59.4%
     Village Center East            Chula Vista  CA       Retail          $6,648,294      16,800     $334    1.50x   71.5%    59.4%
                                                                         -----------   ---------     ----    -----   -----    -----
                       SUBTOTAL:                                         $25,969,898      77,812     $334    1.50x   71.5%    59.4%
------------------------------------------------------------------------------------------------------------------------------------
  5. Inland Midwest Portfolio -     Schaumburg   IL       Retail         $11,730,000      93,333      $83    3.45x   48.1%    48.1%
     CarMax Schaumburg
     Inland Midwest Portfolio -     Champaign    IL       Retail          $8,720,000     118,842      $83    3.45x   48.1%    48.1%
     Baytowne Shoppes and Square
     Inland Midwest Portfolio -     Noblesville  IN       Retail          $3,290,000      74,414      $83    3.45x   48.1%    48.1%
     Riverplace Center
                                                                         -----------   ---------     ----    -----   -----    -----
                       SUBTOTAL:                                         $23,740,000     286,589      $83    3.45x   48.1%    48.1%
------------------------------------------------------------------------------------------------------------------------------------
  6. The Walker Building            Washington   DC       Office         $12,731,915      77,260     $166    2.35x   64.5%    64.5%
     1707 H Street                  Washington   DC       Office          $9,268,085      55,098     $166    2.35x   64.5%    64.5%
                                                                         -----------   ---------     ----    -----   -----    -----
                       SUBTOTAL:                                         $22,000,000     132,358     $166    2.35x   64.5%    64.5%
------------------------------------------------------------------------------------------------------------------------------------
  7. Pavilions Apartments           Albuquerque  NM       Multifamily    $20,500,000         240  $85,417    1.72x   74.5%    68.8%
------------------------------------------------------------------------------------------------------------------------------------
  8. Port Sacramento Industrial     West         CA       Industrial     $19,603,627     609,577      $32    1.49x   63.2%    56.0%
     Park Building                  Sacramento
------------------------------------------------------------------------------------------------------------------------------------
  9. Third & Main Portfolio -       Santa        CA       Retail         $13,732,283      15,253     $752    1.46x   63.0%    52.8%
     Third Street Promenade         Monica
     Third & Main Portfolio -       Santa Monica CA       Retail          $2,267,717       6,030     $752    1.46x   63.0%    52.8%
     Main Street
                                                                         -----------   ---------     ----    -----   -----    -----
                       SUBTOTAL:                                         $16,000,000      21,283     $752    1.46x   63.0%    52.8%
------------------------------------------------------------------------------------------------------------------------------------
 10. Freeport Crossings             Freeport     ME       Retail         $15,683,421      94,941     $165    1.40x   75.0%    63.2%
                                                                         -----------   ---------     ----    -----   -----    -----
     TOTALS/WEIGHTED AVERAGES                                           $351,496,946                         2.27x   58.9%    53.4%
----------------------------------------------------------------------------------------- ------------------------------------------


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-13

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15


                         PARI PASSU AND COMPANION LOANS
                         ------------------------------



----------------------------------------------------------------------------------------------------------------------------
   NO.         PROPERTY NAME     A-NOTE BALANCES           TRANSACTION                 SPECIAL SERVICER    B-NOTE BALANCE
----------------------------------------------------------------------------------------------------------------------------
  1.    Grace Building             $117,000,000               JPMCCMSC 2004-CIBC9   ARCap Servicing, Inc.*  $30,000,000

                                   $117,000,000                   MSCI 2004-TOP15    ARCap Servicing, Inc.

                                   $117,000,000   Lehman Brothers Bank, FSB / TBD                      TBD
----------------------------------------------------------------------------------------------------------------------------
  2.    GIC Office Portfolio       $200,000,000                    LB-UBS 2004-C1   Lennar Partners, Inc.*  $125,000,000

                                   $90,000,000                    MSCI 2004-TOP13    ARCap Servicing, Inc.

                                   $110,000,000                     MSCI 2004-HQ3       GMACCM Corporation

                                   $150,000,000                    LB-UBS 2004-C2             Midland Loan
                                                                                            Services, Inc.

                                   $85,000,000                   BSCMSI 2004-PWR3    ARCap Servicing, Inc.

                                   $65,000,000                    MSCI 2004-TOP15    ARCap Servicing, Inc.
----------------------------------------------------------------------------------------------------------------------------

* Denotes lead servicer


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------
                                      T-14

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15


CUT-OFF DATE BALANCE ($)
------------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGE  CUT-OFF DATE   % OF
                              LOANS     BALANCE ($)   POOL
------------------------------------------------------------
1 - 1,000,000                    4       3,889,506     0.4
1,000,001 -  2,000,000          20      33,000,639     3.7
2,000,001 -  3,000,000          13      33,801,621     3.8
3,000,001 -  4,000,000          14      51,470,868     5.8
4,000,001 -  5,000,000          12      56,281,632     6.3
5,000,001 -  6,000,000          15      82,972,721     9.3
6,000,001 -  7,000,000           7      45,942,282     5.2
7,000,001 -  8,000,000           8      59,570,307     6.7
8,000,001 -  9,000,000           4      32,665,265     3.7
9,000,001 -  10,000,000          3      29,406,170     3.3
10,000,001 - 15,000,000          9     110,753,418    12.4
15,000,001 - 20,000,000          3      51,287,048     5.8
20,000,001 - 30,000,000          5     118,209,898    13.3
30,000,001 (greater than or
  equal to)                      2     182,000,000    20.4
------------------------------------------------------------
TOTAL:                         119     891,251,375   100.0
------------------------------------------------------------
Min: 897,152      Max: 117,000,000       Average: 7,489,507
------------------------------------------------------------

STATE
------------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGED CUT-OFF DATE   % OF
                            PROPERTIES  BALANCE ($)   POOL
------------------------------------------------------------
California - Southern           23     129,288,587    14.5
California - Northern           21     118,890,386    13.3
New York                         9     150,731,248    16.9
Illinois                         6      68,072,143     7.6
Pennsylvania                     8      54,351,808     6.1
Florida                          9      37,835,476     4.2
Maryland                         5      34,334,640     3.9
New Jersey                       7      33,655,579     3.8
District of Columbia             3      22,998,503     2.6
Virginia                         4      22,731,065     2.6
New Mexico                       2      21,995,869     2.5
Other                           42     196,366,071    22.0
------------------------------------------------------------
TOTAL:                         139     891,251,375   100.0
------------------------------------------------------------

PROPERTY TYPE
------------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGED CUT-OFF DATE   % OF
                            PROPERTIES  BALANCE ($)   POOL
------------------------------------------------------------
Retail                          66     391,797,617    44.0
Office                          32     287,543,838    32.3
Industrial                      16      88,103,993     9.9
Multifamily                      9      52,631,565     5.9
Mixed Use                        5      20,147,789     2.3
Other                            3      18,331,279     2.1
Hospitality                      3      17,819,623     2.0
Self Storage                     4      13,407,158     1.5
Manufactured                     1       1,468,511     0.2
Housing
------------------------------------------------------------
TOTAL:                         139     891,251,375   100.0
------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGE  CUT-OFF DATE   % OF
                              LOANS     BALANCE ($)   POOL
------------------------------------------------------------
(Less than or equal to) 4.500   11     103,537,806    11.6
4.501 - 5.000                   13      98,775,251    11.1
5.001 - 5.500                   27     223,312,403    25.1
5.501 - 6.000                   53     385,101,435    43.2
6.001 - 6.500                   13      55,720,853     6.3
6.501 - 7.000                    2      24,803,627     2.8
------------------------------------------------------------
TOTAL:                         119     891,251,375   100.0
------------------------------------------------------------
Min: 4.111           Max: 6.770       Wtd Avg: 5.389
------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
------------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGE  CUT-OFF DATE   % OF
                              LOANS     BALANCE ($)   POOL
------------------------------------------------------------
1 - 60                          13      96,884,388    10.9
61 - 120                        81     685,096,286    76.9
121 - 180                       14      54,843,753     6.2
181 - 240                       11      54,426,949     6.1
------------------------------------------------------------
TOTAL:                         119     891,251,375   100.0
------------------------------------------------------------
Min: 60             Max: 240          Wtd Avg: 120
------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
------------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGE  CUT-OFF DATE   % OF
                              LOANS     BALANCE ($)   POOL
------------------------------------------------------------
1 - 60                          13      96,884,388    10.9
61 - 120                        81     685,096,286    76.9
121 - 180                       14      54,843,753     6.2
181 - 240                       11      54,426,949     6.1
------------------------------------------------------------
TOTAL:                         119     891,251,375   100.0
------------------------------------------------------------
Min: 55             Max: 240          Wtd Avg:     117
------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
------------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGE  CUT-OFF DATE   % OF
                              LOANS     BALANCE ($)   POOL
------------------------------------------------------------
Interest Only                   16     134,720,000    15.1
61 - 120                         1       4,967,437     0.6
121- 180                        13      42,822,569     4.8
181 - 240                       18      83,576,781     9.4
241 - 360                       71     625,164,587    70.1
------------------------------------------------------------
TOTAL:                         119     891,251,375   100.0
------------------------------------------------------------
Non Zero Min: 120       Max: 360     Non Zero Wtd Avg: 327
------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
------------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGE  CUT-OFF DATE   % OF
                              LOANS     BALANCE ($)   POOL
------------------------------------------------------------
Interest Only                   16     134,720,000    15.1
61 - 120                         1       4,967,437     0.6
121 - 180                       13      42,822,569     4.8
181 - 240                       18      83,576,781     9.4
241 - 360                       71     625,164,587    70.1
------------------------------------------------------------
TOTAL:                         119     891,251,375   100.0
------------------------------------------------------------
Non Zero Min: 119      Max: 360      Non Zero Wtd Avg: 325
------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGE  CUT-OFF DATE   % OF
                              LOANS     BALANCE ($)   POOL
------------------------------------------------------------
(Less than or equal to) 20.0     1         998,503     0.1
20.1 - 30.0                      1       3,195,732     0.4
30.1 - 40.0                      4      11,363,264     1.3
40.1 - 50.0                     14     131,129,430    14.7
50.1 - 60.0                     41     323,571,236    36.3
60.1 - 70.0                     39     266,081,052    29.9
70.1 - 80.0                     19     154,912,157    17.4
------------------------------------------------------------
TOTAL:                         119     891,251,375   100.0
------------------------------------------------------------
Min: 14.9              Max: 76.7          Wtd Avg:  59.9
------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
------------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGE  CUT-OFF DATE   % OF
                              LOANS     BALANCE ($)   POOL
------------------------------------------------------------
0.1 - 10.0                      24      96,039,882    10.8
10.1 - 20.0                      1         998,503     0.1
20.1 - 30.0                      1       3,195,732     0.4
30.1 - 40.0                     12      34,794,888     3.9
40.1 - 50.0                     25     305,898,112    34.3
50.1 - 60.0                     40     295,496,782    33.2
60.1 - 70.0                     16     154,827,477    17.4
------------------------------------------------------------
TOTAL:                         119     891,251,375   100.0
------------------------------------------------------------
Min: 0.3              Max: 68.8           Wtd Avg:  47.1
------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
------------------------------------------------------------
                              NO. OF     AGGREGATE
                             MORTGAGE  CUT-OFF DATE   % OF
                              LOANS     BALANCE ($)   POOL
------------------------------------------------------------
(Less than or equal to) 1.2      5      19,007,615     2.1
1.21 - 1.30                      2       8,958,573     1.0
1.31 - 1.40                     15      90,752,163    10.2
1.41 - 1.50                     12     108,039,015    12.1
1.51 - 1.60                      9      59,455,078     6.7
1.61 - 1.70                     17      87,922,912     9.9
1.71 - 1.80                     10      56,387,999     6.3
1.81 (greater than or equal to) 49     460,728,019    51.7
------------------------------------------------------------
TOTAL:                         119     891,251,375   100.0
------------------------------------------------------------
Min: 1.10              Max: 6.50          Wtd Avg: 2.03
------------------------------------------------------------

All numberical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

                           $846,688,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP15

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 JUL-04         JUL-05             JUL-06             JUL-07             JUL-08
----------------------------------------------------------------------------------------------------------------------
Locked Out                             100.00%        100.00%             94.18%             78.08%             76.79%
Greater of YM and 3.00%                  0.00%          0.00%              0.00%              0.00%              0.42%
Greater of YM and 1.00%                  0.00%          0.00%              5.82%             21.92%             22.79%
Yield Maintenance Total                  0.00%          0.00%              5.82%             21.92%             23.21%
Open                                     0.00%          0.00%              0.00%              0.00%              0.00%
----------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%            100.00%            100.00%            100.00%
----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $891,251,375   $881,512,854       $871,193,452       $859,693,863       $846,143,795
% Initial Pool Balance                 100.00%         98.91%             97.75%             96.46%             94.94%
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 JUL-09         JUL-10             JUL-11             JUL-12             JUL-13
----------------------------------------------------------------------------------------------------------------------
Locked Out                              80.19%         79.57%             84.82%             84.54%             72.11%
Greater of YM and 3.00%                  0.47%          0.47%              0.54%              0.55%              0.56%
Greater of YM and 1.00%                 19.34%         19.33%             14.64%             14.90%             13.79%
Yield Maintenance Total                 19.81%         19.80%             15.18%             15.46%             14.35%
Open                                     0.00%          0.63%              0.00%              0.00%             13.54%
----------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%            100.00%            100.00%            100.00%
----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $736,871,775   $720,920,607       $619,405,886       $585,412,502       $561,987,403
% Initial Pool Balance                  82.68%         80.89%             69.50%             65.68%             63.06%
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 JUL-14         JUL-15             JUL-16             JUL-17             JUL-18
----------------------------------------------------------------------------------------------------------------------
Locked Out                              61.64%         53.29%             57.24%             55.78%             53.48%
Greater of YM and 3.00%                  0.00%          0.00%              0.00%              0.00%              0.00%
Greater of YM and 1.00%                 38.36%         46.71%             42.76%             44.22%             46.52%
Yield Maintenance Total                 38.36%         46.71%             42.76%             44.22%             46.52%
Open                                     0.00%          0.00%              0.00%              0.00%              0.00%
----------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%            100.00%            100.00%            100.00%
----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $65,520,228    $49,278,159        $39,226,832        $33,009,406        $26,412,882
% Initial Pool Balance                   7.35%          5.53%              4.40%              3.70%              2.96%
----------------------------------------------------------------------------------------------------------------------


Notes:

(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance.

(3)  DEF/YM1 loans have been modeled as Yield Maintenance.



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY

--------------------------------------------------------------------------------

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS
================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation                                                 6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8 - 10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15 - 16
     Modified Loan Detail                                               17
     Liquidated Loan Detail                                             18

================================================================================

                                    DEPOSITOR
================================================================================

     Morgan Stanley Capital I Inc.
     1585 Broadway
     New York, NY 10036

     Contact:       General Information Number
     Phone Number:  (212) 761-4700

================================================================================

                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     investorreporting@wellsfargo.com
     San Francisco, CA 94105

     Contact:       Matilde Sanchez
     Phone Number:  (415) 222-2364

================================================================================

                                SPECIAL SERVICER
================================================================================

     ARCap Servicing, Inc.
     5605 N. MacArthur Blvd.
     Irving, TX 75038

     Contact:       Chris Crouch
     Phone Number:  (972) 580-1688 Ext 333

================================================================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

                        CERTIFICATE DISTRIBUTION DETAIL


====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                          Current
                 Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
 Class    CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------
  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
                         Beginning    Principal     Interest    Prepayment   Additional Trust   Ending
  Class        CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------
   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-4                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------
  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

                             RECONCILIATION DETAIL

                         ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Master Servicing Advances Outstanding                  0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Master Servicing        0.00
Advances paid from general collections

                  MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-3           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-4           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  P            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-III         0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
===================================================================================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

                   OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00


Aggregate Amount of Master Servicing Fee          0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Primary Servicing Fee                   0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00


Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00

Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------








 -----------------------------------------------------
 Total
 =====================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Non-Recoverability Determinations    0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER COLLECTED:                                                 0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Adminstration Fee                                   0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                            0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Rating Agency Expenses                                          0.00
        Attorney Fees & Expenses                                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Non-Recoverable Advances                                        0.00
        Other Expenses                                                  0.00
                                                                               -------
           TOTAL ADDITIONAL TRUST FUND EXPENSES                                  0.00

        INTEREST RESERVE DEPOSIT                                                 0.00

     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Prepayment Penalties/Yield Maintenance                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                         0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                          0.00
                                                                               =======

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------















--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------


                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                    AGE OF MOST RECENT FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                        % of
  Age of Most       # of    Scheduled    Agg.     WAM                 Weighted
  Recent NOI       loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new Financial Information figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

----------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number   ODCR      Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------










----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------










---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

-----------------------------------------------------------------------------------------------------------------------------

                                                  PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------------

                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------














-----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

----------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------















----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              Actual      Outstanding
             Foreclosure       Loan        Servicing    Bankruptcy    REO
Loan Number     Date         Balance       Advances        Date       Date
----------------------------------------------------------------------------------















----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

-----------------------------------------------------------------------------------------------------------------------------

                                            SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------










--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                         Offering      Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 18

WELLS FARGO [LOGO]

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951

                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-TOP15

-----------------------------------------
For Additional Information please contact
       CTSLink Customer Service
            (301) 815-6600
 Reports Available on the World Wide Web
         @ www.ctslink.com/cmbs
-----------------------------------------
PAYMENT DATE: 08/13/2004
RECORD DATE:  07/30/2004

-------------------------------------------------------------------------------------------------

                                      LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------














-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
         Aggregate        Net       Net Proceeds               Repurchased
 Loan   Liquidation   Liquidation    as a % of       Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
---------------------------------------------------------------------------














---------------------------------------------------------------------------
  Current Total
---------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 18

                                   SCHEDULE A
                                   ----------

            Rates Used in Determination of Class X Pass-Through Rates

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

     Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

     EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS OF:

     1)   multifamily or commercial mortgage loans;
     2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;
     3) direct obligations of the United States or other governmental agencies; or
     4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

     o provide for the accrual of interest based on fixed, variable or adjustable rates;
     o be senior or subordinate to one or more other classes in respect of distributions;
     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
     o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;
     o    provide for sequential distributions of principal;
     o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-31 OF THE RELATED PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------
                                 MORGAN STANLEY
                   The date of this Prospectus is July 9, 2004

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;
     o    applicable interest rates;
     o    information about the trust fund's assets;
     o    information about any credit support or cash flow agreement;
     o    the rating for each class of certificates;
     o    information regarding the nature of any subordination;
     o any circumstance in which the trust fund may be subject to early termination;
     o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;
     o    the aggregate principal amount of each class of certificates;
     o information regarding any master servicer, sub-servicer or special servicer; and
     o whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Important Notice About Information Presented In This Prospectus And
     The Accompanying Prospectus Supplement...................................ii
Summary Of Prospectus..........................................................1
Risk Factors...................................................................9
Description Of The Trust Funds................................................23
     Assets...................................................................23
     Mortgage Loans...........................................................23
     Mortgage Backed Securities...............................................28
     Government Securities....................................................29
     Accounts.................................................................29
     Credit Support...........................................................29
     Cash Flow Agreements.....................................................30
Use Of Proceeds...............................................................30
Yield Considerations..........................................................30
     General..................................................................30
     Pass-Through Rate........................................................30
     Timing of Payment of Interest............................................31
     Payments of Principal; Prepayments.......................................31
     Prepayments--Maturity and Weighted Average Life..........................32
     Other Factors Affecting Weighted Average Life............................33
The Depositor.................................................................33
Description Of The Certificates...............................................34
     General..................................................................34
     Distributions............................................................34
     Available Distribution Amount............................................35
     Distributions of Interest on the Certificates............................35
     Distributions of Principal of the Certificates...........................36
     Components...............................................................36
     Distributions on the Certificates of Prepayment Premiums or in
          Respect of Equity Participations....................................37
     Allocation of Losses and Shortfalls......................................37
     Advances in Respect of Delinquencies.....................................37
     Reports to Certificateholders............................................38
     Termination..............................................................40
     Book-Entry Registration and Definitive Certificates......................41
Description Of The Agreements.................................................42
     Assignment of Assets; Repurchases........................................42
     Representations and Warranties; Repurchases..............................44
     Certificate Account and Other Collection Accounts........................45
     Collection and Other Servicing Procedures................................48
     Subservicers.............................................................49
     Special Servicers........................................................50
     Realization Upon Defaulted Whole Loans...................................50
     Hazard Insurance Policies................................................52
     Rental Interruption Insurance Policy.....................................53
     Fidelity Bonds and Errors and Omissions Insurance........................54
     Due-on-Sale and Due-on-Encumbrance Provisions............................54
     Retained Interest; Servicing Compensation and Payment of Expenses........54
     Evidence as to Compliance................................................55
     Matters Regarding a Master Servicer and the Depositor....................55
     Events of Default........................................................56
     Rights Upon Event of Default.............................................57

     Amendment................................................................57
     The Trustee..............................................................58
     Duties of the Trustee....................................................58
     Matters Regarding the Trustee............................................58
     Resignation and Removal of the Trustee...................................59
Description Of Credit Support.................................................59
     General..................................................................59
     Subordinate Certificates.................................................60
     Cross-Support Provisions.................................................60
     Insurance or Guarantees for the Whole Loans..............................60
     Letter of Credit.........................................................61
     Insurance Policies and Surety Bonds......................................61
     Reserve Funds............................................................61
     Credit Support for MBS...................................................62
Legal Aspects Of The Mortgage Loans And The Leases............................62
     General..................................................................62
     Types of Mortgage Instruments............................................62
     Interest in Real Property................................................63
     Leases and Rents.........................................................63
     Personalty...............................................................64
     Foreclosure..............................................................64
     Bankruptcy Laws..........................................................68
     Junior Mortgages; Rights of Senior Lenders or Beneficiaries..............71
     Environmental Legislation................................................72
     Due-on-Sale and Due-on-Encumbrance.......................................74
     Subordinate Financing....................................................75
     Default Interest, Prepayment Premiums and Prepayments....................75
     Acceleration on Default..................................................75
     Applicability of Usury Laws..............................................75
     Laws and Regulations; Types of Mortgaged Properties......................76
     Americans With Disabilities Act..........................................76
     Soldiers' and Sailors' Civil Relief Act of 1940..........................77
     Forfeitures in Drug, RICO and Patriot Act Proceedings....................77
Federal Income Tax Consequences...............................................77
     General..................................................................77
     Grantor Trust Funds......................................................78
     REMICs...................................................................86
     Prohibited Transactions and Other Taxes.................................100
     Liquidation and Termination.............................................100
     Administrative Matters..................................................101
     Tax-Exempt Investors....................................................101
     Residual Certificate Payments--Non-U.S. Persons.........................101
     Tax Related Restrictions on Transfers of REMIC Residual Certificates....102
State Tax Considerations.....................................................104
ERISA Considerations.........................................................104
     General.................................................................104
     Prohibited Transactions.................................................105
     Review by Plan Fiduciaries..............................................107
Legal Investment.............................................................107
Plan Of Distribution.........................................................109
Legal Matters................................................................110
Financial Information........................................................110
Rating.......................................................................110
Incorporation Of Information By Reference....................................111
Glossary Of Terms............................................................112

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES...........  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL...................  Each trust fund will consist primarily of one or more segregated pools of:

                                  (1) multifamily or commercial mortgage loans;

                                  (2) mortgage participations, mortgage
                                      pass-through certificates or
                                      mortgage-backed securities;

                                  (3) direct obligations of the United States or
                                      other governmental agencies; or

                                  (4) any combination of 1-3 above, as well as
                                      other property as described in the
                                      accompanying prospectus supplement.

                                  as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                                  Each trust fund for a series of certificates may also include:

                                  o  letters of credit, insurance policies,
                                     guarantees, reserve funds or other types of credit support; and

                                  o  currency or interest rate exchange
                                     agreements and other financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER..........................  Morgan Stanley Capital I 200__-__ Trust.

DEPOSITOR.......................  Morgan Stanley Capital I Inc., a wholly-owned subsidiary of Morgan Stanley.

MASTER SERVICER.................  The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Capital I Inc.

SPECIAL SERVICER................  The special servicer, if any, for each series of certificates will be named, or the
                                  circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.........................  The trustee for each series of certificates will be named in the related prospectus
                                  supplement.

ORIGINATOR......................  The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS...........  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

    (A) MORTGAGE ASSETS.........  The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                  o multifamily or commercial mortgage loans or both;

                                  o  mortgage participations, mortgage
                                     pass-through certificates or other
                                     mortgage-backed securities evidencing
                                     interests in or secured by mortgage loans;
                                     or

                                  o  a combination of mortgage loans and
                                     mortgage backed securities.

                                  The mortgage loans will not be guaranteed or
                                  insured by:

                                  o Morgan Stanley Capital I Inc. or any of its affiliates; or

                                  o  unless the prospectus supplement so
                                     provides, any governmental agency or
                                     instrumentality or other person.

                                  The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                  o residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                                  o office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

                                  Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                  o will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

                                  o will have individual principal balances at origination of at least $25,000;

                                  o will have original terms to maturity of not more than 40 years; and

                                  o will be originated by persons other than Morgan Stanley Capital I Inc.

                                  Each mortgage loan may provide for the
                                  following payment terms:

                                  o  Each mortgage loan may provide for no
                                     accrual of interest or for accrual of
                                     interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                                  o  Each mortgage loan may provide for
                                     scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                  o Each mortgage loan may provide for negative amortization or accelerated amortization.

                                  o Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                                  o Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                                  o Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

    (B) GOVERNMENT SECURITIES...  If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

    (C) COLLECTION ACCOUNTS.....  Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

    (D) CREDIT SUPPORT..........  If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                  This protection may be provided by one or more of the following means:

                                  o subordination of one or more other classes of certificates,

                                  o  letter of credit,

                                  o  insurance policy,

                                  o  guarantee,

                                  o  reserve fund or

                                  o  another type of credit support, or a
                                     combination thereof.

                                  The related prospectus supplement will
                                  describe the amount and types of credit
                                  support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

    (E) CASH FLOW AGREEMENTS....  If the related prospectus supplement so provides, the trust fund may include
                                  guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                  Agreements of this sort may include:

                                  o  interest rate exchange agreements,

                                  o  interest rate cap or floor agreements,

                                  o  currency exchange agreements or similar
                                     agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United States currency.

                                  The related prospectus supplement will
                                  describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES...  Each series of certificates will have the following characteristics:

                                  o if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

                                  o if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

                                  o each series of certificates will include one or more classes of certificates;

                                  o each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                  o each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount;

                                  o each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.

                                  The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

                                  The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

    (A) INTEREST................  Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                                  Interest distributions:

                                  o on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                  o  may be reduced to the extent of certain
                                     delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

    (B) PRINCIPAL...............  The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                  Unless the prospectus supplement provides otherwise, distributions of principal:

                                  o will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                                  o will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                                  Stripped interest or interest-only
                                  certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES........................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Capital I Inc. nor any of its affiliates will have any responsibility to make those advances.

                                  The master servicer:

                                  o  will be reimbursed for advances from
                                     subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                                  o will be entitled to interest on advances, if specified in the related prospectus supplement.

                                  If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION.....................  The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                                  The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                  o optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                                  o  termination through the solicitation of
                                     bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES....  If the related prospectus supplement so provides, one or more classes of the
                                  certificates being offered to you will
                                  initially be represented by one or more
                                  certificates registered in the name of Cede & Co., as the nominee of Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE CERTIFICATES..  The certificates of each series will constitute either:

                                  o regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--under Sections 860A through 860G of the Internal Revenue Code; or

                                  o interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

    (A) REMIC...................  The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                  A portion or, in certain cases, all of the income from REMIC residual certificates:

                                  o may not be offset by any losses from other activities of the holder of those certificates;

                                  o  may be treated as unrelated business
                                     taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

                                  o  may be subject to U.S. withholding tax.

                                  To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                  o assets described in section 7701(a)(19)(C) of the Internal Revenue Code; and

                                  o  "real estate assets" within the meaning of
                                     section 856(c)(5)(B) of the Internal
                                     Revenue Code.

    (B) GRANTOR TRUST...........  If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                                  Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS............  If you are subject to Title I of the Employee
                                  Retirement Income Security Act of 1974, as amended--also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                  In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                  o the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                                  o the transfer will not cause the assets of the trust fund to be deemed "plan assets" for purposes of ERISA or the Internal Revenue Code; and

                                  o the transfer will not subject any of the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

LEGAL INVESTMENT................  The related prospectus supplement will specify whether any classes of the offered
                                  certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

RATING..........................  At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET
MAY MAKE IT DIFFICULT FOR YOU TO
RESELL YOUR CERTIFICATES          Secondary market considerations may make your
                                  certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                  o there may not be a secondary market for the certificates;

                                  o if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                                  o the market value of your certificates will fluctuate with changes in interest rates;

                                  o  the secondary market for certificates
                                     backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                                  o  certificateholders have no redemption
                                     rights; and

                                  o secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                  Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                      Unless the related prospectus supplement so
                                  specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan
                                  Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity.
                                  Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source.
                                  Exceptions include:

                                  o loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                  o advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                                  Because some of the representations and
                                  warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                  There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                  If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES MAY
REDUCE THE YIELD ON YOUR
CERTIFICATES                      The yield on your certificates may be reduced
                                  by prepayments on the mortgage loans or
                                  mortgage backed securities because prepayments affect the average life of the certificates.
                                  Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                  Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.

                                  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                  In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                  o  the terms of the mortgage loans;

                                  o  the length of any prepayment lockout
                                     period;

                                  o  the prevailing interest rates;

                                  o  the availability of mortgage credit;

                                  o the applicable yield maintenance charges or prepayment premiums;

                                  o  the servicer's ability to enforce those
                                     yield maintenance charges or prepayment
                                     premiums;

                                  o  the occurrence of casualties or natural
                                     disasters; and

                                  o economic, demographic, tax, legal or other factors.

                                  There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                  Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE NOT
ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED         The yield on your certificates may be less
                                  than anticipated because the prepayment
                                  premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                  o  Some courts may consider the prepayment
                                     premium to be usurious.

                                  o  Even if the prepayment premium is
                                     enforceable, we cannot assure you that
                                     foreclosure proceeds will be sufficient to pay the prepayment premium.

                                  o  Although the collateral substitution
                                     provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      As principal payments or prepayments are made
                                  on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                  o The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                  o The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                                  o The ratings do not assess the likelihood of early optional termination of the certificates.

                                  Each rating agency rating classes of a
                                  particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                  o We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                  o  We cannot assure you that the appraised
                                     value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                                  o We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE     If one or more rating agencies downgrade
                                  certificates of a series, your certificate will decrease in value. Because none of Morgan
                                  Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                 Repayment of a commercial or multifamily
                                  mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                  o economic conditions causing plant closings or industry slowdowns;

                                  o an oversupply of available retail space, office space or multifamily housing;

                                  o  changes in consumer tastes and preferences;

                                  o  decrease in consumer confidence;

                                  o  retroactive changes in building codes;

                                  o the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                                  o the age, design, construction quality and proximity of competing properties;

                                  o  increases in operating expenses due to
                                     external factors such as increases in
                                     heating or electricity costs;

                                  o  increases in operating expenses due to
                                     maintenance or improvements required at the property;

                                  o a decline in the financial condition of a major tenant;

                                  o  a decline in rental rates as leases are
                                     renewed or entered into with new tenants;

                                  o the concentration of a particular business type in a building;

                                  o  the length of tenant leases;

                                  o  the creditworthiness of tenants; and

                                  o  the property's "operating leverage."

                                  Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                  If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                  It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                  o changes in governmental regulations, fiscal policy, zoning or tax laws;

                                  o  potential environmental legislation or
                                     liabilities or other legal liabilities;

                                  o  the availability of refinancing; and

                                  o changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT             The successful operation of a real estate
                                  project depends upon the property manager's performance and viability. The property manager is responsible for:

                                  o  responding to changes in the local market;

                                  o  planning and implementing the rental
                                     structure;

                                  o  operating the property and providing
                                     building services;

                                  o  managing operating expenses; and

                                  o  assuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                  A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                  Morgan Stanley Capital I Inc. makes no
                                  representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
OF MORTGAGE LOANS IN THE POOL     Assuming pools of equal aggregate unpaid
                                  principal balances, the concentration
                                  of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED         Payments under the mortgage loans are
                                  generally not insured or guaranteed by any person or entity.

                                  In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO REPAY
THE REMAINING PRINCIPAL BALANCE
ON ITS MATURITY DATE WHICH WOULD
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES                      Some of the mortgage loans may not be fully
                                  amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                  o  interest rates;

                                  o  the borrower's equity in the property;

                                  o  the financial condition and operating
                                     history of the borrower and the property;

                                  o  tax laws;

                                  o  renewability of operating licenses;

                                  o  prevailing economic conditions and the
                                     availability of credit for commercial and multifamily properties;

                                  o  with respect to certain multifamily
                                     properties and mobile home parks, rent
                                     control laws; and

                                  o with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                    If the prospectus supplement so specifies,
                                  some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      If the related prospectus supplement so
                                  specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      The bankruptcy or insolvency of a major
                                  tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim.
                                  The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES                      Under the Bankruptcy Code, the filing of a
                                  petition in bankruptcy by or against a
                                  borrower will stay the sale of the real
                                  property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                  o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                  o  reduce monthly payments due under a
                                     mortgage loan;

                                  o  change the rate of interest due on a
                                     mortgage loan; or

                                  o  otherwise alter the mortgage loan's
                                     repayment schedule.

                                  Moreover, the filing of a petition in
                                  bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                  Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                  As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES              In general, the mortgage loans will be made to
                                  partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                 Although the prospectus supplement for a
                                  series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                  A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                  The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                                  Regardless of the form of any credit
                                  enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT
TO DELAYS IN PAYMENT AND MAY NOT
RECOVER THEIR INITIAL
INVESTMENTS                       To the extent described in this prospectus,
                                  the subordinate certificateholders' rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                  The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      The mortgage loans may contain due-on-sale
                                  clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                  If the related prospectus supplement so
                                  specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                 Real property pledged as security for a
                                  mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower.
                                  Liability may be imposed even if the
                                  environmental damage or threat was caused by a prior owner.

                                  Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                  o  the mortgaged property is in compliance
                                     with applicable environmental laws, and
                                     there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                  o  if the mortgaged property is not in
                                     compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                  See "Legal Aspects of the Mortgage Loans and
                                  Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA, YOU
MAY NOT BE ELIGIBLE TO PURCHASE
CERTIFICATES                      Generally, ERISA applies to investments made
                                  by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                       Except as provided in the prospectus
                                  supplement, REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                  Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES     Under certain circumstances, the consent or
                                  approval of the holders of a specified
                                  percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions.
                                  The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the
                                  Agreements--Events of Default," "--Rights Upon
                                  Event of Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                      There may be pending or threatened legal
                                  proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates.
                                  Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES                      Under the Americans with Disabilities Act of
                                  1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE  If the prospectus supplement so provides, one or more classes of the certificates
                                  offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                  o your certificate will not be registered in your name or the name of your nominee;

                                  o you will not be recognized by the trustee as a certificateholder; and

                                  o you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                                  You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the
                                  Certificates--Book-Entry Registration and
                                  Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 112.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

     o    multifamily mortgage loans, commercial mortgage loans or both;

     o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

     o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

     o a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

     o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

     o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o    non-cash items such as depreciation and amortization;

     o    capital expenditures; and

     o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

     o the recent resale value of comparable properties at the date of the appraisal;

     o    the cost of replacing the property;

     o a projection of value based upon the property's projected net cash flow; or

     o a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value;

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

     o more than one of the appraisal methods may be used and each may produce significantly different results; and

     o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

     o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

     o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

     o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

     o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o the state or states in which most of the mortgaged properties are located;

     o information with respect to the prepayment provisions, if any, of the mortgage loans;

     o    the weighted average Retained Interest, if any;

     o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

     o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

     o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o have individual principal balances at origination of not less than $25,000;

     o    have original terms to maturity of not more than 40 years; and

     o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

     o the original and remaining term to stated maturity of the MBS, if applicable;

     o whether the MBS is entitled only to interest payments, only to principal payments or to both;

     o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

     o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

     o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

     o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

     o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

     o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

     o    the servicing fees payable under the MBS Agreement;

     o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

     o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

     o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

     o the original and remaining terms to stated maturity of the government securities;

     o whether the government securities are entitled only to interest payments, only to principal payments or to both;

     o the interest rates of the government securities or the formula to determine the rates, if any;

     o    the applicable payment provisions for the government securities; and

     o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

     o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

     o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

     o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

     o will correspond to the rate of principal payments on the assets in the related trust fund;

     o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

     o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

     o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

     o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

     o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

     o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

     1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

          o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

          o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

          o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

     4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7) the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

          o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

          o the amount of any loss to certificateholders in respect of the related mortgage loan;

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

     o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

     o Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

     o Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

     o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

     o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

     o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

     o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

     o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

     o the existence of title insurance insuring the lien priority of the Whole Loan;

     o    the authority of the Warrantying Party to sell the Whole Loan;

     o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

     o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

     o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

     o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

     o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or

     o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

     o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

     o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

     o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

     o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

     A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

     (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

     A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1) to make distributions to the certificateholders on each Distribution Date;

     (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

     (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

     (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

     (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

         COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

     o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

     o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

     o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

     o    supervising foreclosures;

     o inspecting and managing mortgaged properties under certain circumstances; and

     o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

     o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

     o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

     o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

     o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

     o    monitor any Whole Loan which is in default,

     o    contact the borrower concerning the default,

     o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

     o initiate corrective action in cooperation with the borrower if cure is likely,

     o    inspect the mortgaged property, and

     o    take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

     o    institute foreclosure proceedings,

     o    exercise any power of sale contained in any mortgage,

     o    obtain a deed in lieu of foreclosure, or

     o    otherwise acquire title to a mortgaged property securing the Whole
          Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

     o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

     o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

     o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

     o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

     o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

     o the replacement cost of the improvements less physical depreciation and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

     o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

     o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

     o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

     o incurred in connection with any violation of any state or federal securities law; or

     o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

     (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

     o    exercise any of the powers vested in it by any Agreement;

     o    make any investigation of matters arising under any Agreement; or

     o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

     o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

     o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

     o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

     o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2) any conditions to payment thereunder not otherwise described in this prospectus;

     (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5) information regarding the obligor under any instrument of Credit Support, including:

          o    a brief description of its principal business activities;

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

     o    purport to be complete;

     o    purport to reflect the laws of any particular state; or

     o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

     o a borrower--the borrower and usually the owner of the subject property, and

     o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

     o    a trustor--the equivalent of a mortgagor or borrower,

     o    a trustee to whom the mortgaged property is conveyed, and

     o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

     o    a tenant's interest in a lease of land or improvements, or both, and

     o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

     o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

     o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

     o    the Internal Revenue Service grants an REO Extension, or

     o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

   RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

     (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

     (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

     o    assume the lease and retain it or assign it to a third party or

     o    reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

     o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

     o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

     o    to receive rents, hazard insurance and condemnation proceeds, and

     o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

     o    a diminution in value of property securing any mortgage loan;

     o    limitation on the ability to foreclose against the property; or

     o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

     o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

     o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

     o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

     o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

     o for the interest rate, discount points and charges as are permitted in that state, or

     o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

     o 3% of the excess of adjusted gross income over the applicable amount and

     o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

     o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is...residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

     o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

     o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

     o    the total remaining market discount and

     o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     o    the total remaining market discount and

     o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

     o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

     o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is...residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

     o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

     3.   Grantor Trust Certificates Representing Interests in Adjustable Rate
          Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

     o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

     o    the grantor trust certificate is part of a straddle;

     o the grantor trust certificate is marketed or sold as producing capital gain; or

     o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

D.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

     o    an owner that is not a U.S. Person or

     o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

     o    the broker determines that the seller is an exempt recipient or

     o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

     o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

     o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B); and

     o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

     o    "real estate assets" within the meaning of Code Section 856(c)(5)(B);

     o "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and

     o    whether the income on the certificates is interest described in Code
          Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

     o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

     o    the interest is unconditionally payable at least annually;

     o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

     o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

     o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in

          Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

     o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Holders that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

     o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

     o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

     o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

     o    the broker determines that the seller is an exempt recipient, or

     o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

     o the income from the mortgage loans or MBS and the REMIC's other assets and

     o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the

REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

     o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

     o 3% of the excess of the individual's adjusted gross income over the applicable amount or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

     o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

     o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

     o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
          Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan or MBS,

     o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

     o    the receipt of compensation for services, or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

     o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

     o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

     (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

     (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

     (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

     o a regulated investment company, real estate investment trust or common trust fund;

     o    a partnership, trust or estate; and

     o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

     o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

     o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

     o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2) the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and
          (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

          (i) the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

               o the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

               o the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

               o the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

          (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause

               (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS


GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

     o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

     o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

     (3) The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

     o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

     o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

     o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

     o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

     o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

     o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

     o that the certificates constitute "certificates" for purposes of the Exemption and

     o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

     o are rated in one of the two highest rating categories by one or more Rating Agencies and

     o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

     o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o    non-cash items such as depreciation and amortization;

     o    capital expenditures; and

     o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

     A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

     B.   applicable law; and

     C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

     o    Mortgage Loans

     o    MBS

     o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities,
          (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

     o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

     o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

     o    the sales price for that property; and

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]